Exhibit 10.38

CREDIT AGREEMENT

This Credit Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of October 16, 2015, among Sucampo Pharmaceuticals, Inc., a Delaware corporation, each financial institution from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Jefferies Finance LLC, as Administrative Agent and Collateral Agent.

The Lenders are willing to make the requested credit facilities hereunder available on the terms and conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01            Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.09(a)(ii)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.09(a)(ii)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit K-1.

“Acceptance Date” has the meaning specified in Section 2.09(a)(ii)(D)(2).

“Accession Agreement” means an Accession Agreement, substantially in the form of Exhibit I, executed and delivered by an Additional Subsidiary Guarantor on or after the Closing Date in accordance with Section 6.12.

“Acquired Business” means the Target and its Subsidiaries.

“Acquiror” means Sucampo Pharma, LLC, a limited liability company organized under the laws of Japan and a Wholly Owned Subsidiary of the Borrower.

“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition (but excluding any related acquisition fees, costs and expenses incurred in connection with any Permitted Acquisition) paid by the Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of properties (but excluding any consideration paid by the concurrent exchange of Equity Interests or Equity Equivalents of the Borrower or with the proceeds of concurrent any Equity Issuance by the Borrower which, in each case, are in respect of Qualified Capital Stock of the Borrower) and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of third party Indebtedness, “earn-outs” and other agreements to make any purchase consideration payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business (excluding, for purposes of clarity, payments representing compensation, benefits, retention or other bonuses or non-competes paid to employees, management, former employees, former management or shareholders (who are natural persons) of any Person acquired in a Permitted Acquisition); provided that Acquisition Consideration shall not include the portion of consideration or payment constituting salary payments pursuant to ordinary course employment agreements and salary bonuses payable thereunder to the extent relating to the applicable Permitted Acquisition.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Actions” means any claim, action, suit, order, subpoena, arbitration, audit, assessment, inquiry, proceeding or investigation by or before any Governmental Authority.

“Additional Collateral Documents” has the meaning specified in Section 6.12(b).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor selected by the Borrower that agrees to provide any portion of Credit Agreement Refinancing Indebtedness in accordance with Section 2.17; provided that each Additional Refinancing Lender that is not a Lender or an Approved Fund of a Lender at such time shall be subject to the approval of the Administrative Agent to the extent such approval would be required pursuant to Section 10.01.

“Additional Subsidiary Guarantor” means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of an Accession Agreement as provided in Section 6.12.

“Adjusted Base Rate” means, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the sum of (i) the Adjusted Eurodollar Rate for a Eurodollar Loan with a one-month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (ii) 1.00% and (d) 2.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted Eurodollar Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Adjusted Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Adjusted Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the then applicable Adjusted Eurodollar Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the then applicable Adjusted Eurodollar Rate, respectively.

“Adjusted Eurodollar Rate” means, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the greater of (a) (x) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to the Eurodollar Rate for such Borrowing of Eurodollar Loans in effect for such Interest Period divided by (y) 1 minus the Eurodollar Statutory Reserve (if any) for such Borrowing of Eurodollar Loans for such Interest Period and (b) 1.00% per annum.

“Administrative Agent” means Jefferies Finance LLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venture of such Person and any another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for purposes of this Agreement, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Agent” means the Administrative Agent or the Collateral Agent and any successors and assigns in such capacity, and “Agents” means any two or more of them.

“Agreement” has the meaning specified in the preamble.

“Anti-Terrorism Laws” has the meaning specified in Section 5.22.

“Applicable Discount” has the meaning specified in Section 2.09(a)(ii)(C)(2).

“Applicable ECF Percentage” has the meaning specified in Section 2.09(c)(ii).

“Applicable Margin” means for purposes of calculating the applicable interest rate for any day for any Loan, 7.25% per annum for Eurodollar Loans and 6.25% per annum for Base Rate Loans.

Notwithstanding the foregoing, (x) the Applicable Margin in respect of any Class of Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Offer, (y) the Applicable Margin in respect of any Class of Incremental Loans shall be the applicable percentages per annum set forth in the relevant Increase Amendment and (z) the Applicable Margin in respect of any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the applicable Refinancing Amendment.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the aggregate Term Commitments or, after termination of the Term Commitments, the outstanding Term Loans, represented by such Lender’s Term Commitment (or outstanding Term Loans, as the case may be) at such time and identified as its Applicable Percentage on Schedule 2.01, as such percentage may be (i) increased pursuant to Section 2.15 or reduced pursuant to Section 2.10 and (ii) modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Applicable Prepayment” has the meaning specified in Section 2.09(f).

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Lender” means any institution or fund that appears on the Approved Lender List and any Affiliate thereof.

“Approved Lender List” means the list of institutions and funds separately agreed by the Borrower and the Administrative Agent on or prior to the Closing Date.

“Asset Disposition” means any sale (including any Sale/Leaseback Transaction, whether or not involving a Capital Lease), lease (as lessor), assignment, transfer or other disposition of any asset by any Group Company (including any such transaction effected by way of merger or consolidation and including any issuance, sale, transfer or other disposition by any Group Company of Equity Interests of a Subsidiary (other than to the Borrower, any Subsidiary Guarantor or, pursuant to an Investment under Section 7.06(a) not constituting a disposition of assets under Section 7.05(xvii), any other Subsidiary)), excluding (i) any sale or other disposition by way of Casualty or Condemnation and (ii) any Equity Issuance by the Borrower.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or by Affiliated investment advisors.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Attributable Indebtedness” means, at any date, (i) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (ii) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capital Lease and (iii) in respect of any Sale/Leaseback Transaction, the present value, discounted in accordance with GAAP at the interest rate implicit in the related lease, of the obligations of the lessee for net rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.09(a)(ii); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Available Amount” means, as at any date, the sum of, without duplication:

(i) […***…] ; plus

(ii) the aggregate cumulative amount, not less than zero, of Excess Cash Flow for all fiscal years of the Borrower completed after the Closing Date for which Excess Cash Flow is calculated, beginning with the fiscal year of the Borrower ending December 31, 2016, and prior to the date of determination, minus (A) the portion of Excess Cash Flow that has been (or is required to be) applied after the Closing Date and prior to the date of determination to the prepayment of Term Loans in accordance with Section 2.09(c)(ii) (including that portion of any Rejected Amount of an Excess Cash Flow repayment that has been accepted by other Term Lenders pursuant to Section 2.09(f)) and (B) the amount by which each such prepayment (or required prepayment) is reduced by Section 2.09(c)(ii)(B) or Section 2.09(c)(vi); plus

(iii) […***…] of the aggregate amount of the Net Cash Proceeds received by the Borrower after the Closing Date and on or prior to such date from any Equity Issuance by, or capital contribution to, the Borrower (which, in any case, is not in respect of an Equity Issuance to, or contribution by, any Subsidiary of the Borrower and is not in respect of Disqualified Capital Stock or applied to an Investment pursuant to Section 7.06(a)(viii) or (xxi) or a Restricted Payment in reliance upon Section 7.07(iv)); minus, without duplication,

(iv) the aggregate cumulative amount of Investments made in reliance on Section 7.06(a)(xviii) or used to make a Permitted Acquisition in reliance on clause (v)(x) of the definition thereof during the period commencing on the Closing Date and ending on the date of determination, to the extent financed with the Available Amount.

“Bankruptcy Code” means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Base Rate” means, for any day, the “U.S. Prime Lending Rate” published in The Wall Street Journal for such day (the “Prime Rate”); provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Base Rate” means the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates); each change in the Base Rate shall be effective on the date such change is effective. The Prime Rate is not necessarily the lowest rate charged by any financial institution to its customers.

“Base Rate Loan” means a Loan that bears interest based on the Adjusted Base Rate.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or managing member of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Bookrunner” means Jefferies Finance LLC in its capacity as bookrunner.

“Borrower” means Sucampo Pharmaceuticals, Inc., a Delaware corporation.

“Borrower Audited Financial Statements” has the meaning specified in Section 4.01.

“Borrower Materials” has the meaning specified in Section 10.02(d).

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.09(a)(ii)(B).

“Borrower Quarterly Financial Statements” has the meaning specified in Section 4.01.

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.09(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.09(a)(ii)(D).

“Borrowing” has the meaning specified in Section 1.06.

“Business Acquisition” means the acquisition by the Borrower or one or more of its Subsidiaries of all of the Equity Interests (other than Nominal Shares) of, or all or substantially all of the assets or property of, another Person (or any division, unit or line of business of another Person), or the acquisition by the Borrower or one or more of its Subsidiaries of the product of another Person, whether by exclusive license or otherwise, but excluding the Tender Offer and the Stock Purchase.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, except that if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan, or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, such day shall also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Capital Asset” means, with respect to any Person, all equipment, fixed assets and Real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP (as in effect on the date hereof), have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.

“Capital Lease” of any Person means any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Equivalents” means:

(i) any evidence of debt, including marketable securities, maturing not more than one year from the date of issue, issued or guaranteed by the United States or agency or instrumentality thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(ii) commercial paper, maturing not more than one year from the date of issue, or demand notes issued by any domestic corporation not an Affiliate of the Borrower, in each case (unless issued by a Lender or its holding company) having one of the two highest ratings obtainable from S&P or P-1 by Moody’s;

(iii) any certificate of deposit (or time deposits represented by such certificate of deposit), eurodollar time deposit or bankers’ acceptance, maturing not more than one year after such time, or overnight Federal funds transactions with a member of the Federal Reserve System that are issued or sold by a (x) commercial banking institution that is organized under the Laws of the United States, any State thereof or the District of Columbia or (y) any foreign bank or its branches or agencies (fully protected against currency fluctuations) and, in each case having a combined capital and surplus and undivided profits of not less than $500,000,000 and are denominated in U.S. dollars;

(iv) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (iii) above) which (A) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (i) through (iii) above and (B) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder;

(v) obligations of any State of the United States or municipal subdivision or taxing authority thereof, maturing not more than one year from the date of issue and rated at least A-1 by S&P or P-1 by Moody’s; provided that the full faith and credit of such State is pledged in support thereof;

(vi) shares of any money market fund that (A) has 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (v) above, (B) has net assets in excess of $500,000,000 and (C) is rated at least A-1 by S&P or P-1 by Moody’s;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vii) demand deposit accounts maintained in the Ordinary Course of Business with any commercial banking institution of the stature referred to in clause (iii) above; and

(viii) in the case of any Foreign Subsidiary, instruments equivalent to those referred to in clauses (i) through (vii) above denominated in a foreign currency, which are substantially equivalent in credit quality and tenor to those referred to above and customarily used by businesses for short term cash management purposes in any jurisdiction outside of the United States.

“Cash Management Services” means cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, currency conversion, ACH and other electronic funds transfer services and other cash management arrangements in connection with the management or opening of deposit and securities accounts.

“Casualty” means any casualty, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Subsidiaries. “Casualty Event” shall include, but not be limited to, any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

“CFC” means a “controlled foreign corporation” within the meaning of section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, treaty, order or policy, (b) any change in any law, rule, regulation, treaty, order or policy or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the voting power represented by the issued and outstanding Equity Interests of the Borrower.

“Class” has the meaning specified in Section 1.06.

“Closing Date” means October 16, 2015.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Closing Date Material Adverse Effect” means any event, change, condition, occurrence or circumstance (any such item, an “Effect”) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the property, assets, business, operations or financial condition of the Borrower, the Target and their respective Subsidiaries taken as a whole; provided that no event, change, condition, occurrence or circumstance resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been or will be a Closing Date Material Adverse Effect: (i) any Effect affecting the economy of the United States or Japan generally, including changes in the credit, debt, capital or financial markets (including changes in interest or exchange rates) or the economy of any region or country in which the Borrower, the Target or their respective subsidiaries conduct business; (ii) any Effect affecting the industries in which the Borrower, the Target or their respective subsidiaries conduct business; (iii) any Effect arising in connection with global, national or regional political conditions, including hostilities, military actions, political instability, acts of terrorism or war or any escalation or material worsening of any such hostilities, military actions, political instability, acts of terrorism or war existing or underway as of the date hereof; (iv) any failure, in and of itself, by the Borrower, the Target or their respective subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period (it being understood that the facts or occurrences giving rise to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Closing Date Material Adverse Effect); (v) any change in the market price or volume of the Borrower’s or the Target’s stock (it being understood that the facts or occurrences giving rise to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Closing Date Material Adverse Effect); (vi) compliance with, or any action required to be taken by the Borrower, the Target or their respective subsidiaries under the terms of the Tender Offer Documents in connection with the Transactions; (vii) the announcement or the pendency of the Transactions; (viii) any change in law or generally accepted accounting principles in the United States or Japan or interpretation thereof; or (ix) the mere filing after the date hereof of any abbreviated new drug application in respect of lubiprostone soft gel capsules (marketed by the Borrower or its licensee in the United States under the trademark AMITIZA®) (and the commencement of any litigation in respect thereof) or the mere filing after the date hereof of any claim, action, suit or other proceeding seeking to challenge the validity of the patents underlying lubiprostone soft gel capsules, the formulation thereof or the method of use thereof (it being understood and agreed that any adverse determination (whether or not such determination is final or appealable) in respect of or relating to the foregoing or any similar filing made or action commenced prior to the date hereof may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Closing Date Material Adverse Effect), unless, in the cases of clause (i), (ii), (iii) or (viii) above, such changes would reasonably be expected to have a disproportionate impact on the property, assets, business, operations or financial condition of the Borrower, the Target and their respective subsidiaries, taken as a whole, relative to other affected participants in the industries in which the Borrower, the Target and their respective subsidiaries conducts business (in which case, only the incremental disproportionate impact shall be taken into account in determining whether there has been a Closing Date Material Adverse Effect).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the property, which includes Mortgaged Property and all other property of whatever kind and nature, which is subject or is purported to be subject to the Liens granted by any of the Collateral Documents.

“Collateral Agent” means Jefferies Finance LLC, in its capacity as collateral agent for the Finance Parties under the Collateral Documents, and its successors or permitted assigns in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each of the Mortgages, the Securities Account Control Agreement, any Additional Collateral Documents, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages or deeds of trust required to be delivered pursuant to the Loan Documents and any instruments of assignment, control agreements, or other instruments or agreements required to be executed pursuant to any of the Loan Documents.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Commitment” means, with respect to each Lender, its Term Commitment, Incremental Term Loan Commitment, Incremental Revolving Commitment or Refinancing Term Commitment, as and to the extent applicable, in each case as set forth on Schedule 2.01, in the applicable Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, or in the applicable Increase Amendment or Refinancing Amendment, in each case as its Commitment of the applicable Class, as any such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Letter” means that certain commitment letter dated August 26, 2015 between the Borrower and Jefferies Finance LLC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 10.02(d).

“Company Regulatory Permits” has the meaning specified in Section 5.15(b).

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer of the Borrower, appropriately completed and substantially in the form of Exhibit D.

“Condemnation” means any taking or expropriation by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” means for any period, without duplication, all expenditures made by the Borrower and its Consolidated Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), but excluding (i) expenditures made in connection with any replacement, substitution or restoration of property to the extent financed with the Net Cash Proceeds of Insurance Proceeds and/or cash Condemnation Awards, (ii) interest capitalized during such period, (iii) expenditures that are accounted for as capital expenditures of such Person and that are actually paid for or actually reimbursed by a Person that is not the Borrower or any of its Consolidated Subsidiaries and for which none of the Borrower or any of its Consolidated Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to any Person in respect thereof (it being understood that to the extent the Borrower or any Consolidated Subsidiary of the Borrower makes any improvements to any leased property for which such Person is actually reimbursed, such amount shall not constitute Consolidated Capital Expenditures) and (iv) the purchase price of assets (other than cash and Cash Equivalents) that is purchased substantially contemporaneously with the trade in or substantially contemporaneous sale of existing assets (other than cash and Cash Equivalents) to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets (other than cash and Cash Equivalents) for the assets (other than cash and Cash Equivalents) being traded in or substantially contemporaneously sold at such time.

“Consolidated Cash Interest Expense” means for any period Consolidated Interest Expense that has been paid or is payable in cash during such period (without duplication and to the extent, but only to the extent, included in the determination of Consolidated Interest Expense for such period in accordance with GAAP and paid in cash for such period).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Consolidated Cash Taxes” means for any period the aggregate amount of all Taxes of the Borrower and its Consolidated Subsidiaries for such period to the extent the same are paid in cash by the Borrower or any Consolidated Subsidiary of the Borrower with respect to such period.

“Consolidated Current Assets” means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined as of such date, in accordance with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred Taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees, derivative financial instruments, and any assets in respect of Swap Obligations.

“Consolidated Current Liabilities” means at any date, without duplication, the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries determined as of such date in accordance with GAAP, excluding (A) the current portion of any Consolidated Indebtedness and accrued interest thereon, (B) accruals for current or deferred Taxes based on income or profits, (C) any revolving loans, swing line loans and letter of credit obligations under any revolving credit facility, (D) the current portion of Capital Lease Obligations, (E) liabilities in respect of unpaid earn-outs and (F) the current portion of any other long-term liabilities.

“Consolidated EBITDA” means for any period the sum of, without duplication:

(i)                 Consolidated Net Income (or loss) for such period; plus

(ii)               the sum of the following, without duplication:

(A)              Consolidated Tax Expense to the extent deducted in the determination of Consolidated Net Income for such period; plus

(B)               Consolidated Interest Expense to the extent deducted in the determination of Consolidated Net Income for such period; plus

(C)               amortization and depreciation deducted in the determination of Consolidated Net Income for such period; plus

(D)              losses (less, even if it results in a negative number, gains) from Asset Dispositions outside of the Ordinary Course of Business included in the determination of Consolidated Net Income for such period; plus

(E)               non-cash charges, losses or expenses, including writeoffs and writedowns and stock compensation expenses and non-cash losses relating to the cancellation of Indebtedness, in each case, deducted in the determination of Consolidated Net Income for such period ; plus

(F)               expenses and fees (including expenses and fees paid to the Administrative Agent, Lenders and Swap Creditors) deducted in the determination of Consolidated Net Income and incurred during such period in connection with the Transactions and in connection with the consummation or administration of, or any amendment, amendment and restatement or waiver of, or other modification to, the Loan Documents after the Closing Date; plus

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(G)              extraordinary losses (less, even if it results in a negative number, extraordinary gains) deducted (or included) in the determination of Consolidated Net Income during such period, net of related Tax effects; plus

(H)              expenses deducted in the determination of Consolidated Net Income during such period and covered by indemnification or purchase price adjustments in connection with any Permitted Acquisition or Permitted Joint Venture, in each case to the extent actually received in cash during such period or which Borrower, in good faith, reasonably believes will be received in cash within 365 days after the end of such period (it being understood that to the extent not actually received in cash within such 365-day period, such amount shall be deducted in calculating Consolidated Net Income in such period); plus

(I)                 expenses and fees deducted in the determination of Consolidated Net Income during such period and paid to non-Affiliates and which are incurred in connection with the consummation (or attempted consummation) of any Specified Transaction; plus

(J)                losses deducted in the determination of Consolidated Net Income during such period, but for which insurance or indemnity recovery is actually received in cash during such period or which the Borrower, in good faith, reasonably believes will be received in cash within 365 days after the end of such period (it being understood that to the extent not actually received in cash within such 365-day period, such amount shall be deducted in calculating Consolidated Net Income in such period); plus

(K)              expenses deducted in the determination of Consolidated Net Income during such period and reimbursed by third parties to the extent such reimbursements are actually received in cash during such period or which Borrower, in good faith, reasonably believes will be received in cash within 365 days after the end of such period (it being understood that to the extent not actually received in cash within such 365-day period, such amount shall be deducted in calculating Consolidated Net Income in such period); plus

(L)               non-cash exchange or translation losses (less, even if it results in a negative number, non-cash exchange or translation gains) deducted (or included) in the determination of Consolidated Net Income during such period and arising from foreign currency hedging transactions or currency fluctuations; plus

(M)             non-cash deductions or charges (less, even if it results in a negative number, non-cash gains or positive adjustments) to Consolidated Net Income attributable to purchase accounting adjustments made in accordance with GAAP; plus

(N)              to the extent deducted in the determination of Consolidated Net Income during such period, any non-recurring or unusual charges, costs or expenses, in each case, which are reasonably identifiable and factually supported (and certified by the Chief Financial Officer of Borrower), including, without limitation, incurred in connection with integrating the business of the Borrower and the Target or any business acquired in any Business Acquisition permitted hereunder, facility closures, headcount reductions, severance costs, relocation costs, consummated mergers, acquisitions or investments or any disposition not in the Ordinary Course of Business permitted under the Loan Documents, restructuring and similar charges and new product development costs; provided that the aggregate amount that may be added pursuant to this clause (N) in any Test Period, when aggregated with the amounts added pursuant to clause (P) below in such Test Period, shall not exceed […***…]% of Consolidated EBITDA for such Test Period (calculated prior to giving effect to this clause (N) or clause (P) below); plus

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(O)              to the extent deducted in the determination of Consolidated Net Income during such period, board fees paid to members of the Loan Parties’ Boards of Directors that are independent (within the meaning of rule 5605(a)(2) of the Nasdaq Listing Rules) in an aggregate amount not to exceed $1,000,000 in any such period; plus

(P)               the amount of pro forma “run rate” cost savings, operating expense reductions, operating improvements and synergies resulting from the Transactions or any Business Acquisition and projected by the Borrower in good faith to be realized within 12 months after the Closing Date or the date of such Business Acquisition, as the case may be; provided that such changes shall be limited to those that are factually supportable, reasonably identifiable, attributable to the Stock Purchase or the Tender Offer or such Business Acquisition, as the case may be, consistent with Regulation S-X and supported by an officer’s certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period) relating to such transaction, net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount that may be added pursuant to this clause (P) in any Test Period, when aggregated with the amounts added pursuant to clause (N) above in such Test Period, shall not exceed […***…] of Consolidated EBITDA for such Test Period (calculated prior to giving effect to this clause (P) or clause (N) above); plus

(Q)              the amount of cash proceeds received by the Borrower or any of its Consolidated Subsidiaries from business interruption insurance and not already included in Consolidated Net Income; plus

(R)               unrealized non-cash hedging losses on financial derivatives recognized in accordance with Accounting Standards Codification 825 (formerly SFAS No. 133); plus

(S)               without duplication, the aggregate amount of cash received during such period in respect of any non-cash gains or income accounted for in a prior period which were subtracted from Consolidated Net Income to determine Consolidated EBITDA for such prior period and which do not otherwise increase Consolidated Net Income for the current period; minus

(iii)             without duplication, any amount which, in the determination of Consolidated Net Income for such period, has been added for (A) interest income and any cancellation of Indebtedness income and (B) unrealized non-cash hedging gains on financial derivatives recognized in accordance with Accounting Standards Codification 825 (formerly SFAS No. 133); minus

(iv)              without duplication, the aggregate amount of cash payments made during such period in respect of any non-cash accrual, reserve or other non-cash charge or expense accounted for in a prior period which were added to Consolidated Net Income to determine Consolidated EBITDA for such prior period and which do not otherwise reduce Consolidated Net Income for the current period; minus

(v)                without duplication, the aggregate amount of non-cash gains or non-cash income included in the determination of Consolidated Net Income for such period, including any cancellation of Indebtedness income.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Notwithstanding the foregoing, Consolidated EBITDA for the applicable quarter end as set forth in the table below shall be deemed to be as follows:

Quarter Ended	Consolidated EBITDA
September 30, 2014	[…***…]
December 31, 2014	[…***…]
March 31, 2015	[…***…]
June 30, 2015	[…***…]

For purposes of calculating Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each, a “Test Period”) pursuant to any determination of the Total Leverage Ratio or the First Lien Leverage Ratio, if during such Test Period (or in the case of pro forma calculations, during the period from the last day of such Test Period to and including the date as of which such calculation is made) any Group Company shall have made one or a series of related Asset Dispositions or a Business Acquisition, Permitted Acquisition or other Investment permitted by Section 7.06(a)(xviii), in each case, made outside of the Ordinary Course of Business, Consolidated EBITDA for such Test Period shall be calculated after giving effect thereto on a Pro Forma Basis.

“Consolidated First Lien Funded Indebtedness” means at any date, the aggregate outstanding principal amount of all Consolidated Funded Indebtedness that is secured by a Lien on any of the assets of the Borrower or any of its Consolidated Subsidiaries (other than a Lien that is subordinated to the Liens securing the Loans pursuant to a Customary Intercreditor Agreement).

“Consolidated Funded Indebtedness” means at any date, the aggregate outstanding principal amount, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) all Indebtedness of the Borrower and its Consolidated Subsidiaries of the types referred to in clauses (i) (but only in respect of the principal amount thereof), (ii) (but only in respect of the principal amount thereof), (v) and (vi) (but only in respect of the drawn amount thereof) of the definition of “Indebtedness” in this Section 1.01 (giving effect to the proviso to such definition) and (b) without duplication, all Indebtedness of the Borrower and its Consolidated Subsidiaries of the type referred to in clause (viii) of the definition of “Indebtedness” in this Section 1.01 to the extent that such Guaranty Obligations relate to liabilities under clauses (i), (ii) (but only in respect of the principal amount thereof), (v) and (vi) of the definition of “Indebtedness” (giving effect to the proviso to such definition) but, in each case, excluding, for the avoidance of doubt, any obligations in respect of Cash Management Services (other than any overdrafts incurred in respect of the foregoing) and Swap Obligations.

“Consolidated Indebtedness” means, as of the date of determination, the sum, determined on a consolidated basis without duplication in accordance with GAAP, of all outstanding Indebtedness of the Borrower and its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Borrower and its Consolidated Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, interest capitalized during construction, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases and the implied interest component of Synthetic Lease Obligations (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs (included in interest expense) in respect of Swap Obligations constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of the Borrower and its Consolidated Subsidiaries), in each case determined on a consolidated basis for such period; provided that any interest on Indebtedness of another Person that is guaranteed by the Borrower or any of its Consolidated Subsidiaries or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of the sale of or production from, assets of the Borrower or any of its Consolidated Subsidiaries (whether or not such guarantee or Lien is called upon) shall be included.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Consolidated Net Income” means, for any period, the net income (or net loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income for any period (i) the income (or loss) of any Person in which any other Person (other than the Borrower or any Consolidated Subsidiary of the Borrower) has an ownership interest, except to the extent that any such income is actually received in cash by the Borrower or such Consolidated Subsidiary of the Borrower in the form of Restricted Payments during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower or is merged with or into or consolidated with the Borrower or any of its Consolidated Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Consolidated Subsidiaries, except as provided in the definitions of “Consolidated EBITDA” and “Pro Forma Basis” herein and (iii) solely for purposes of determining the Available Amount, the income of any Consolidated Subsidiary of the Borrower (other than a Loan Party) to the extent that the declaration or payment of Restricted Payments or similar distributions by that Consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary.

“Consolidated Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Consolidated Tax Expense” means, for any period, the Tax expense (including federal, state, local and foreign Taxes measured on capital, income or profits) of the Borrower and its Consolidated Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“Consummation of the Tender Offer and Stock Repurchase” means all conditions precedent under the Tender Offer Registration Statement (other than the payment for the Equity Interests of the Target that are to be acquired pursuant to the Tender Offer), the Strategic Alliance Agreement and the Stock Purchase Agreement to the consummation of the Tender Offer and the Stock Purchase shall have been satisfied and (x) proceeds of the Initial Term Loans in the amount necessary to purchase the shares of the Target pursuant to the Tender Offer shall have been transferred to Nomura Securities Co., Ltd., as the tender offer agent in respect of the Tender Offer Registration Statement, to be used to purchase shares of the Target as described in the Tender Offer Registration Statement and (y) the consummation of the Stock Purchase, in each case, in accordance with the terms and conditions of the respective Tender Offer Documents without giving effect to any alteration, amendment, modification, supplement or express waiver or consent granted by the Borrower or any of its Subsidiaries in any manner if such amendment, alteration, modification, supplement or express waiver or consent (x) in the case of the Tender Offer Registration Statement, would have given the Borrower or any of its Subsidiaries the right to terminate the Tender Offer if such alteration, amendment, modification, supplement or express waiver or consent had not been granted or (y) in the case of any other Tender Offer Document, is materially adverse to the interests of the Lenders (in their capacities as such), without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that any alteration, amendment, modification, supplement or express waiver or consent granted by the Borrower or any of its Subsidiaries under the Tender Offer Documents (a) that results in a reduction in the purchase price under the Tender Offer Documents (the “Purchase Price”) by more than […***…] shall be deemed to be materially adverse to the interests of the Lenders, unless such reduction is applied to reduce the principal amount of the Term Loans, (b) that results in an increase in the Purchase Price shall be deemed not to be materially adverse to the interests of the Lenders so long as (x) any such increases shall not be funded with proceeds of any Indebtedness and (y) after giving effect to any such increase in the Purchase Price and any payment in respect thereof, the Borrower and its Subsidiaries shall have at least […***…] of Unrestricted Cash and Cash Equivalents on hand or (c) that results in an extension of the Tender Offer period shall not be deemed to be materially adverse to the interests of the Lenders; provided that the expiration date of such extended Tender Offer period shall be within sixty (60) Business Days (as defined in the Strategic Alliance Agreement) from the Original Tender Offer Commencement Date.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Accounts” has the meaning specified in the Security Agreement.

“Copyrights” means all United States and foreign copyrights (including community designs), including, but not limited to, copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. § 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Section II(B)(1) of any Loan Party’s Perfection Certificate (as such schedule may be amended, modified or supplemented from time to time by such Loan Party), (ii) all extensions and renewals thereof, (iii) all claims for, and rights to sue for, past, present or future infringements and other violations thereof; (iv) all Proceeds (as defined in the UCC) of the foregoing, including, without limitation, all income, license fees, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof; and (v) all other rights corresponding thereto throughout the world.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted Equal Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) to Refinance, in whole or in part, existing Term Loans or any then-existing Credit Agreement Refinancing Indebtedness (collectively, “Credit Agreement Refinanced Debt”); provided, further, that (i) the terms and conditions of such Credit Agreement Refinancing Indebtedness (except as otherwise provided in clause (ii) below and with respect to pricing, premiums and optional prepayment or redemption terms) shall be (as reasonably determined in good faith by the Borrower) on terms and conditions that are (taken as a whole) no more favorable to the lenders or holders providing such Indebtedness than those applicable to the Credit Agreement Refinanced Debt (other than covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness), (ii) such Credit Agreement Refinancing Indebtedness shall have a maturity date that is no earlier than the Maturity Date of the Credit Agreement Refinanced Debt at the time of incurrence and a Weighted Average Life to Maturity equal to or greater than that of the Credit Agreement Refinanced Debt (after giving effect to any amortization thereof, but not any prepayments thereof, prior to the time of such Refinancing) as of the date of determination, (iii) such Indebtedness shall not have a greater principal amount than the principal amount of the Credit Agreement Refinanced Debt plus accrued and unpaid interest, fees and premiums (including any tender premium and prepayment premiums) and penalties (if any) thereon and fees, expenses, original issue discount and upfront fees incurred in connection with such refinancing, (iv) such Credit Agreement Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained with the Net Cash Proceeds received from the incurrence or issuance of such Indebtedness and any corresponding commitments shall immediately terminate, (v) none of the Borrower’s Subsidiaries is a borrower or guarantor with respect to any such Indebtedness unless such Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently Guaranteed the Borrower’s Senior Credit Obligations hereunder, (vi) any such Credit Agreement Refinancing Indebtedness (to the extent secured) is not secured by any assets other than Collateral unless such assets substantially concurrently become Collateral, (vii) such Credit Agreement Refinancing Indebtedness shall not require any mandatory repayment, redemption, repurchase or defeasance (other than (x) in the case of bonds, notes or debentures, customary change of control, fundamental change, asset sale event or casualty or condemnation event offers and customary acceleration any time after an event of default, and, in the case of convertible notes, settlements upon conversion thereof and (y) in the case of any term loans, mandatory prepayments (including redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow) that are on terms not more favorable to the lenders or holders providing such Indebtedness than those applicable to the Credit Agreement Refinanced Debt or the Term Loans) prior to the Latest Maturity Date at the time of such incurrence, (viii) if such Credit Agreement Refinancing Indebtedness contains any financial maintenance covenants, such covenants shall not be tighter than (or in addition to) those contained in this Agreement and (ix) if the Credit Agreement Refinanced Debt is (A) contractually subordinated to the Term Loans in right of payment, such Credit Agreement Refinancing Indebtedness shall be contractually subordinated to the Term Loans on the same basis, (B) contractually subordinated to the Term Loans in right of security, such Credit Agreement Refinancing Indebtedness shall be contractually subordinated to the Term Loans on the same basis or be unsecured and (C) unsecured, such Credit Agreement Refinancing Indebtedness shall be unsecured.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Credit Exposure” means, as applied to each Lender and with respect to each Class of its Commitments and/or Loans:

(i) at any time prior to the termination of the Commitments of the Lenders, the sum of such Lender’s Loans and undrawn Commitments; and

(ii) at any time after the termination of the Commitments of the Lenders, the principal balance of the outstanding Loans of such Lender.

“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral intended to rank equal in priority to the Liens on the Collateral securing the Senior Credit Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall (i) provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Senior Credit Obligations and (ii) contain other customary secured creditor and bankruptcy-related provisions and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral intended to rank junior to the Liens on the Collateral securing the Senior Credit Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall (i) provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Lien on the Collateral securing the Senior Credit Obligations and (ii) contain other customary secured creditor and bankruptcy-related provisions.

“Debt Equivalents” of any Person means (i) any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control), (A) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock of the Borrower) or subject to any mandatory repurchase requirement (other than solely for Qualified Capital Stock of the Borrower), pursuant to a sinking fund or otherwise, (B) requires the payment of any dividend or other distribution (other than solely in the form of Qualified Capital Stock of the Borrower) or (C) is convertible into or exchangeable for Indebtedness or Equity Interests described in the foregoing clause (A) or (B), in each case in whole or in part, on or prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of incurrence or issuance thereof and (ii) if such Person is a Subsidiary of the Borrower but not a Subsidiary Guarantor, any Preferred Stock of such Person issued to a Person other than the Borrower or any of its Subsidiaries; provided, however, that (x) any Equity Interests that would not constitute Debt Equivalents but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change of control, fundamental change or an asset disposition occurring prior to the ninety-first (91st) day after the Latest Maturity Date at the time of incurrence or issuance thereof (other than solely for Qualified Capital Stock of the Borrower) shall not constitute Debt Equivalents if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to Discharge of Senior Finance Obligations, and (y) an Equity Interest in the Borrower that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute Debt Equivalents notwithstanding any obligation of the Borrower to repurchase such Equity Interest in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Debt Issuance” means the issuance by any Group Company of any Indebtedness other than a borrowing under a revolving credit facility.

“Default” means any condition or event that constitutes an Event of Default or that, with the giving of notice, the passage of applicable grace periods, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

Confidential and Proprietary

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“Designated US Account” means the Nomura Account (as defined in the Nomura Letter Agreement).

“Discharge of Senior Finance Obligations” means (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium and fees, if any, on all Indebtedness outstanding under the Loan Documents and termination of all commitments to lend or otherwise extend credit under the Loan Documents and (ii) payment in full in cash of all other Senior Credit Obligations under the Loan Documents that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, premium and fees are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding, but excluding any contingent indemnification obligations for which no claim has been made).

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.09(a)(ii)(B)(2).

“Discount Range” has the meaning specified in Section 2.09(a)(ii)(C)(1).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.09(a)(ii)(C)(1).

“Discount Range Prepayment Notice” means a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.09(a)(ii)(C) substantially in the form of Exhibit K-2.

“Discount Range Prepayment Offer” means the written offer by a Lender, substantially in the form of Exhibit K-3, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.09(a)(ii)(C)(1).

“Discount Range Proration” has the meaning specified in Section 2.09(a)(ii)(C)(3).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.09(a)(ii)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.09(a)(ii)(B), Section 2.09(a)(ii)(C) or Section 2.09(a)(ii)(D), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning specified in Section 2.09(a)(ii)(A).

“Disqualified Capital Stock” means any Equity Interest of any Person that is not Qualified Capital Stock.

“Dollars” and “$” means, lawful money of the United States.

“Domain Names” means all Internet domain names and associated uniform resource locator addresses.

“Domestic Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is organized under the laws of the United States, any state thereof or the District of Columbia, and “Domestic Subsidiaries” means any two or more of them.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Effect” has the meaning specified in the definition of “Closing Date Material Adverse Effect”.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, (iv) an Approved Lender and (v) any other Person (in each case, other than a natural person) approved by, (x) in the case of preceding clauses (i) through (v), inclusive, the Administrative Agent and (y) solely in the case of preceding clause (v), unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed and provided that, if the consent of the Borrower is required, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after the Borrower has received written notice thereof); provided, however, that any assignment in connection with the primary syndication of the Commitments and Loans made by Jefferies Finance LLC and its Affiliates to an Eligible Assignee shall not require the approval of the Borrower and shall be permitted to be made without otherwise complying with Section 10.06(b); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include (I) the Borrower or any of the Borrower’s Affiliates or (II) any natural person.

“Embargoed Person” has the meaning specified in Section 7.17.

“Employee Benefit Arrangements” means in any jurisdiction the benefit schemes or arrangements in respect of any employees or past employees operated, maintained or contributed to by any Group Company or in which any Group Company participates and which provide benefits on retirement, ill-health, injury, death or voluntary withdrawal from or termination of employment, including termination indemnity payments and life assurance and post-retirement medical benefits, other than any Plans and Multiemployer Plans.

“Environment” means ambient air, indoor air, surface water, groundwater, potable water, navigable water, wetlands, sediments, land, subsurface strata, any other environmental medium and natural resources including wetlands, flora and fauna.

“Environmental Laws” means the common law and any and all federal, state, provincial, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, Environmental Permits or governmental restrictions relating to pollution, human health, safety or the Environment, including those relating to the generation, use, transportation, distribution, storage, treatment, disposal, presence, Release or threat of Release of any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), related in any way to any Group Company resulting from, arising under or based on (i) any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (iii) exposure to any Hazardous Material, (iv) the Release presence or threatened Release of any Hazardous Material or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Equivalents” means, with respect to any Person, any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event, but excluding any debt securities convertible into, or exchangeable for, such Equity Interests.

Confidential and Proprietary

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“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any debt securities convertible into, or exchangeable for, such Equity Interests.

“Equity Issuance” means (i) any sale or issuance by the Borrower or any of its Subsidiaries to any Person other than the Borrower or a Subsidiary of the Borrower of any Equity Interests or any Equity Equivalents (other than any such Equity Equivalents that constitute Indebtedness other than, in each case, Debt Equivalents) and (ii) the receipt by the Borrower or any of its Subsidiaries of any cash capital contributions, whether or not paid in connection with any issuance of Equity Interests of the Borrower or any of its Subsidiaries, from any Person other than the Borrower or a Subsidiary of the Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulation promulgated thereunder.

“ERISA Affiliate” means each entity that is a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with a Group Company within the meaning of Section 414(b), (c) or (m) of the Code, or required to be aggregated with a Group Company under Section 414(o) of the Code or is under “common control” with a Group Company, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event” means:

(i) a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

(ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of any Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

(iii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan (whether or not waived in accordance with Section 412 of the Code), the application for a minimum funding waiver under Section 303 of ERISA with respect to any Plan (or, after the effective date of the Pension Protection Act of 2006 (the “PPA”), Section 302(c) of ERISA), the failure to make by its due date a required installment under Section 412(m) of the Code (or, after the effective date of the PPA, Section 430(j) of the Code) with respect to any Plan;

(iv) the incurrence of any material liability by a Group Company or an ERISA Affiliate pursuant to Title IV of ERISA or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such material liability or imposition of any lien on any of the rights, properties or assets of a Group Company or any ERISA Affiliate pursuant to Title IV of ERISA, Section 303(k) or ERISA or Section 430 of the Code;

(v) the provision by the administrator of any Plan of a notice pursuant to Section 4041(a)(2) of ERISA (or the reasonable expectation of such provision of notice) of intent to terminate such Plan in a distress termination described in Section 4041(c) of ERISA, the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of a Plan by the PBGC, or the appointment of a trustee by the PBGC to administer any Plan;

Confidential and Proprietary

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(vi) the withdrawal of a Group Company or ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefor, or the receipt by a Group Company or ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;

(vii) the imposition of material liability (or the reasonable expectation thereof) on a Group Company or ERISA Affiliate pursuant to Section 4062, 4063, 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; and

(viii) the assertion of a material claim (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or the assets thereof, or against a Group Company or, with respect to a Plan subject to Title IV of ERISA, an ERISA Affiliate, in connection with any Plan.

“Eurodollar Loan” means at any date a Loan which bears interest at a rate based on the Adjusted Eurodollar Rate.

“Eurodollar Rate” means, with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor,

(i) the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the rate determined by the Administrative Agent to be the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) that appears on the Reuters Screen LIBOR01 Page (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, in each case, the “LIBOR Screen Rate”) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or, if such LIBOR Screen Rate is not available for the Interest Period of that Loan, the Eurodollar Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period), determined as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period, provided that if such rate is below zero, the Eurodollar Rate will be deemed to be zero; or

(ii) if the rates referenced in the preceding clause (i) are not available, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery of the first day of such Interest Period. “Reuters Screen LIBOR01 Page” means the display designated on the Reuters 3000 Xtra Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

Confidential and Proprietary

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“Eurodollar Statutory Reserves” means, for any day during any Interest Period for any Borrowing of Eurodollar Loans, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under regulations issued from time to time (including “Regulation D,” issued by the Board of Governors of the Federal Reserve Bank of the United States (the “Reserve Regulations”) by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against Eurocurrency funding liabilities (currently referred to as “Eurocurrency liabilities” (as such term is used in Regulation D)). Borrowings of Eurodollar Loans shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under the Reserve Regulations.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means for any Excess Cash Flow Period, the sum, without duplication, of:

(a) the sum, without duplication, of:

(i) Consolidated EBITDA for such Excess Cash Flow Period;

(ii) cash items of income actually received by the Borrower or any of its Consolidated Subsidiaries during such Excess Cash Flow Period not included in calculating Consolidated EBITDA; and

(iii) the decrease, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period; minus

(b) the sum, without duplication, of:

(i)                 Consolidated Cash Taxes paid or payable by the Borrower and its Consolidated Subsidiaries with respect to such Excess Cash Flow Period;

(ii)               the sum of (A) Consolidated Cash Interest Expense paid or payable by the Borrower and its Consolidated Subsidiaries with respect to such Excess Cash Flow Period plus any premium paid by the Borrower and its Consolidated Subsidiaries in connection with any voluntary prepayments of Indebtedness during such Excess Cash Flow Period to the extent funded with amounts other than proceeds of any long term Debt Issuance (other than revolving Indebtedness), Equity Issuance, Asset Disposition or Casualty Event, and (B) scheduled principal amortization of all Indebtedness for such period (including, without limitation, the implied principal component of scheduled payments made in respect of permitted Capital Lease Obligations);

(iii)             amounts actually paid and applied to mandatory permanent repayments and prepayments of Indebtedness, other than the Loans, made by the Borrower and its Consolidated Subsidiaries during such Excess Cash Flow Period but only to the extent that (A) (i) such repayments and prepayments by their terms cannot be reborrowed or redrawn and (ii) such repayments and prepayments do not occur in connection with a refinancing of all or a portion of such Indebtedness, and (B) the amounts used to make such payments are not funded with proceeds of any Debt Issuance, Equity Issuance, Asset Disposition or Casualty Event;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)              the sum of (A) Consolidated Capital Expenditures made by the Borrower and its Consolidated Subsidiaries in cash during such Excess Cash Flow Period to the extent funded with amounts other than the proceeds of any long term Debt Issuance (other than with revolving Indebtedness), Equity Issuance, Asset Disposition or Casualty Event and (B) cash consideration, including cash Acquisition Consideration, paid during such Excess Cash Flow Period to make Permitted Acquisitions or other Investments permitted by Section 7.06(a)(v), (xvii) and (xxiv), in each case to the extent funded with amounts other than the proceeds of any long term Debt Issuance (other than with revolving Indebtedness), Equity Issuance, Asset Disposition, Casualty Event or in reliance on the Available Amount; provided, however, that, (x) the aggregate amount of cash consideration, including cash Acquisition Consideration, paid during such Excess Cash Flow Period in respect of Positive EBITDA Acquisitions applied to reduce Excess Cash Flow pursuant to this clause (iv), together with any cash consideration, including cash Acquisition Consideration, applied to reduce Excess Cash Flow pursuant to (xii) below, shall not exceed […***…] and (y) in no event shall any amount of cash consideration, including cash Acquisition Consideration, paid during such Excess Cash Flow Period in respect of […***…],[…***…] pursuant to this clause (iv);

(v)                the increase, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period;

(vi)              cash items of expense (including losses) during such Excess Cash Flow Period (A) not deducted in calculating Consolidated EBITDA or (B) added back to Consolidated Net Income in calculating Consolidated EBITDA, including, without limitation, the items described in clauses (D), (F), (G), (H), (I), (N) and (O) of the definition of Consolidated EBITDA;

(vii)            the amount of any non-cash gain included in Consolidated EBITDA for such Excess Cash Flow Period recognized as a result of any Asset Dispositions;

(viii)          cash payments by the Borrower and its Consolidated Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Borrower and its Consolidated Subsidiaries (other than obligations described in clause (iv)(B) above or Indebtedness) to the extent such payments are not expensed during any Excess Cash Flow Period or are not deducted in calculating Consolidated EBITDA;

(ix)              the amount of Restricted Payments paid in cash during such Excess Cash Flow Period pursuant to clause (iii) or (v) of Section 7.07 to the extent funded with amounts other than the proceeds of any Debt Issuance, Equity Issuance, Asset Disposition or Casualty Event;

(x)                the aggregate amount of expenditures actually made by the Borrower and its Consolidated Subsidiaries from internally generated cash flow of the Borrower and its Consolidated Subsidiaries during such Excess Cash Flow Period to the extent that such expenditures are not expensed during such Excess Cash Flow Period or are not deducted in calculating Consolidated EBITDA;

(xi)              the aggregate amounts added to Consolidated Net Income pursuant to clause (P) of the definition of Consolidated EBTIDA for such Excess Cash Flow Period; and

(xii)            without duplication of amounts deducted from Excess Cash Flow in prior periods, and at the option of the Borrower, the aggregate consideration required to be paid in cash by the Borrower or any of its Consolidated Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during the Excess Cash Flow Period relating to Business Acquisitions (including, in each case, earnouts, “milestone” payments or similar amounts), Permitted Joint Ventures or other Investments permitted by Sections 7.06(a)(v), (xvii) and (xxiv), Consolidated Capital Expenditures or acquisitions or licenses of intellectual property to be consummated or made during the period of four (4) consecutive fiscal quarters of the Borrower following such Excess Cash Flow Period, in each case, to the extent intended to be financed with internally generated cash flow, provided that, to the extent the aggregate amount of internally generated cash flow utilized to finance such Business Acquisitions, Permitted Joint Ventures or other Investments permitted by Sections 7.06(a)(v), (xvii) and (xxiv), Consolidated Capital Expenditures or acquisitions or licenses of intellectual property during such period of four (4) consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four (4) consecutive fiscal quarters; provided further however, that (x) the aggregate amount of cash consideration, including cash Acquisition Consideration, to be paid in respect of Positive EBITDA Acquisitions pursuant to this clause (xii), together with any cash consideration, including cash Acquisition Consideration, applied to reduce Excess Cash Flow pursuant to (iv) above, shall not exceed […***…] and (y) in no event shall any amount of cash consideration, including cash Acquisition Consideration, to be paid in respect of […***…] pursuant to this clause (xii).

Confidential and Proprietary

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“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with its fiscal year ending December 31, 2016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary, (b) any Foreign Subsidiary that is (i) a CFC, (ii) a CFC Holdco or (iii) a Subsidiary of a CFC, (c) any Domestic Subsidiary that is (i) a Subsidiary of a Foreign Subsidiary that is a CFC, or (ii) a Subsidiary that has no material assets other than Equity Interests of one or more CFCs (each such Subsidiary a “CFC Holdco”), (d) any Subsidiary that is prohibited or restricted by applicable Law or by Contractual Obligation existing on the Closing Date (or, with respect to any Subsidiary acquired by the Borrower or a Subsidiary after the Closing Date (and so long as such Contractual Obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a guaranty (in each case, only so long as such restriction remains in effect), or if such guaranty would require governmental (including regulatory) or third party consent, approval, license or authorization (but only so long as such consent, approval, license, or authorization is not received or same remains in effect), (e) any Foreign Subsidiary for which the providing of a guaranty could reasonably be expected to result in a violation, or breach of, or conflict with, fiduciary duties of the directors, officers and managers of such Foreign Subsidiary, (f) any Subsidiary acquired pursuant to a Permitted Acquisition or Investment that is subject to secured Indebtedness permitted to be assumed pursuant to the Loan Documents (and not incurred in contemplation of such Permitted Acquisition or Investment) and any Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent, and so long as, such Indebtedness prohibits such Subsidiary from becoming a Subsidiary Guarantor, (g) any not-for-profit Subsidiary, (h) any Subsidiary that is a captive insurance company, (i) each Immaterial Subsidiary, (j) in the case of any Excluded Swap Obligations, any Subsidiary that is not an “Eligible Contract Participant” as defined in the Commodity Exchange Act and (k) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, the Required Lenders and the Borrower, the burden or cost (including any material adverse tax consequences) of providing the guaranty shall outweigh the benefits to be obtained by the Lenders therefrom; provided that, notwithstanding the foregoing, Sucampo Pharma Americas, LLC shall be deemed not to be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation, if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act.

Confidential and Proprietary

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“Excluded Taxes” means, with respect to any Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its net income (however denominated), franchise Taxes imposed on it (in lieu of, as an alternative to, or in addition to net income Taxes) or branch profit Taxes, in each case, (A) imposed by the United States (or any jurisdiction thereof) or as a result of such recipient being organized under the Laws of or having its principal office in such jurisdiction or, in the case of any Lender, such Lender having its Lending Office in such jurisdiction or (B) that are Other Connection Taxes, (ii) other than with respect to an assignee pursuant to a request by the Borrower under Section 10.13, any U.S. federal withholding Tax that is imposed on amounts payable to any Person pursuant to any law in effect at the time such Person becomes a party hereto (or designates a new Lending Office), except to the extent that such Person (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Loan Party with respect to such withholding Tax pursuant to Section 3.01 but such Person shall only be entitled to such additional amount that such Person (or its assignor, if any) was entitled to under Section 3.01 immediately before such Person became a party to this Agreement or designated a new Lending Office, (iii) Taxes attributable to such recipient’s failure to comply with Section 3.01(e) and (iv) any U.S. federal withholding Tax imposed pursuant to FATCA.

“Executive Order” has the meaning specified in Section 5.22.

“Existing Indebtedness” has the meaning specified in Section 7.01(i).

“Existing Subordinated Notes” has the meaning specified in the definition of “Subordinated Notes Repayment”.

“Existing Subordinated Notes Amount” means (i) with respect to the scheduled amortization payment that is due on December 1, 2015, $4,641,801.19 and (ii) with respect to the remaining payments to be paid no later than after than February 1, 2016, no more than $17,676,291.60.

“Extended Term Loans” has the meaning specified in Section 2.16(a)(ii).

“Extending Term Loan Lender” has the meaning specified in Section 2.16(a)(ii).

“Extension” has the meaning specified in Section 2.16(a).

“Extension Offer” has the meaning specified in Section 2.16(a).

“Failed Loan” has the meaning specified in Section 2.03(c).

“FATCA” means current Sections 1471 through 1474 of the Code and any amended or successor version of such Sections that is substantially comparable to such Sections and is not materially more onerous to comply with, any regulations with respect thereto or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect to the implementation of the foregoing, and any official interpretations thereof.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§78dd-1 et seq.).

“FDA” means the Food and Drug Administration.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain fee letter dated August 26, 2015 between the Borrower and Jefferies Finance LLC.

“FIEA” means Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended).

“Finance Document” means (i) each Loan Document and (ii) each Swap Agreement between one or more Loan Parties and a Swap Creditor evidencing Swap Obligations permitted hereunder, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all Senior Credit Obligations and (ii) all Swap Obligations of a Loan Party permitted hereunder owed or owing to any Swap Creditor; provided that Finance Obligations consisting of obligations of any Loan Party arising under an Swap Agreement shall exclude all Excluded Swap Obligations.

“Finance Party” means each Lender, each Swap Creditor, each Agent and each Indemnitee and their respective successors and assigns, and “Finance Parties” means any two or more of them, collectively.

“Financial Instrument Exchange” means a licensed financial instruments exchange under the FIEA.

“Financial Services Agency” means the Financial Services Agency in Japan, or any Governmental Authority in Japan succeeding to any of its principal functions.

“First Lien Leverage Ratio” means on any date the ratio of (i) Consolidated First Lien Funded Indebtedness to (ii) Consolidated EBITDA for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such date for which financial statements have been delivered or are required to have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b).

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Founders Share Purchase Collateral Account” has the meaning specified in the Security Agreement.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds Certain Provisions” has the meaning specified in Section 4.01(h).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time and applied on a basis consistent with the Borrower Audited Financial Statements (but otherwise subject to Section 1.03).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Group” means at any time a group of Loans of the same Class consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Eurodollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article III, such Loan shall be included in the same Group or Group of Loans from time to time as it would have been had it not been so converted or made.

“Group Company” means any of the Borrower and the Borrower’s Subsidiaries (regardless of whether or not such Subsidiaries are consolidated with the Borrower for purposes of GAAP), and “Group Companies” means all of them, collectively.

“Guaranty” means the Guaranty, substantially in the form of Exhibit E, by the Subsidiary Guarantors in favor of the Administrative Agent.

“Guaranty Obligation” means, with respect to any Person, without duplication, any obligation (other than endorsements in the Ordinary Course of Business of negotiable instruments for deposit or collection) guarantying, intended to guaranty, or having the economic effect of guarantying, any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other credit support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, support agreements, comfort letters, take or pay arrangements, put agreements, performance guaranties or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (iv) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Materials” means all materials, chemicals, substances, wastes, including medical wastes, pollutants, contaminants, compounds, mixtures and constituents in any form regulated, designated or classified pursuant to, or which can give rise to liability under, any Environmental Law, including petroleum, petroleum products, petroleum breakdown products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radioactive materials, and radon gas.

“Health Care Laws” means all Laws primarily relating to any of the following: (i) the Federal Food Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (ii) the Public Health Service Act (42 U.S.C. § 201 et seq.); (iii) federal Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act) statutes and related state or local statutes; (iv) provincial formulary and drug pricing statutes; (v) any comparable foreign Laws for any of the foregoing applicable in jurisdictions in which material quantities of any of any Group Company products or Group Company product candidates are sold or intended by any Group Company to be sold; (vi) federal, state or provincial criminal or civil healthcare Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), criminal False Claims Act (42 U.S.C. §1320a-7b(a)), Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), all criminal laws relating to health care fraud and abuse, including 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d et seq) (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and any comparable federal, state, provincial or local healthcare Laws); (vii) all applicable foreign, federal, state, and provincial Laws pertaining to privacy, data protection, and information security, including, to the extent applicable, all HIPAA and HITECH provisions pertaining to privacy, information security, and breach notification; (viii) state or provincial licensing, disclosure and reporting requirements; (ix) federal or state Laws regarding the collection, reporting and processing of any applicable rebate, chargeback or adjustment under any state supplemental rebate program, the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs; and (x) the rules and regulations promulgated pursuant to all such applicable Laws, each as amended from time to time.

Confidential and Proprietary

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“Identified Participating Lenders” has the meaning specified in Section 2.09(a)(ii)(C)(3).

“Identified Qualifying Lenders” has the meaning specified in Section 2.09(a)(ii)(D)(3).

“Immaterial Subsidiary” means a Subsidiary that is not a Material Subsidiary.

“Increase Amendment” has the meaning set forth in Section 2.15(c).

“Increase Effective Date” has the meaning set forth in Section 2.15(a).

“Incremental Facility” means a facility consisting of loans or commitments under Section 2.15.

“Incremental Loans” has the meaning set forth in Section 2.15(a).

“Incremental Revolving Commitment” has the meaning set forth in Section 2.15(a).

“Incremental Revolving Commitment Percentage” means, for each Lender, the percentage of the aggregate Incremental Revolving Commitments represented by such Lender’s Incremental Revolving Commitment at such time and identified as its Incremental Revolving Commitment Percentage on Schedule 1.01 to any Increase Amendment, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Incremental Revolving Loans” has the meaning set forth in Section 2.15(a).

“Incremental Term Lender” means each Person which shall have acquired or shall acquire an Incremental Term Loan or Incremental Term Loan Commitment pursuant to Section 2.15.

“Incremental Term Loan” has the meaning specified in Section 2.15(a).

“Incremental Term Loan Commitment” has the meaning set forth in Section 2.15(a).

“Incremental Term Loan Commitment Percentage” means, for each Lender, the percentage of the aggregate Incremental Term Loan Commitments represented by such Lender’s Incremental Term Loan Commitment at such time and identified as its Incremental Term Loan Commitment Percentage on Schedule 1.01 to any Increase Amendment, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Incremental Total Cap” means […***…] less the […***…] of all […***…] incurred or issued pursuant to Section 2.15 and Section 2.16.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)                 all obligations of such Person for borrowed money;

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(ii)               all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii)             all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the Ordinary Course of Business);

(iv)              all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and accrued expenses arising in the Ordinary Course of Business and due within six (6) months of the incurrence thereof);

(v)                (x) the Attributable Indebtedness of such Person in respect of Capital Lease Obligations, Sale/Leaseback Transactions and Synthetic Lease Obligations and (y) Purchase Money Indebtedness (in each case, regardless of whether accounted for as indebtedness under GAAP);

(vi)              all obligations, contingent or otherwise, of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, letter of guaranty, bankers’ acceptance, surety bond, performance bond or similar instrument;

(vii)            all obligations of the types specified in clauses (i) through (vi) above of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not such obligation is assumed by such Person; provided that the amount of any Indebtedness of others that constitutes Indebtedness of such Person solely by reason of this clause (vii) shall not for purposes of this Agreement exceed the greater of the book value or the fair market value of the properties or assets subject to such Lien;

(viii)          all Guaranty Obligations of such Person;

(ix)              all Debt Equivalents of such Person; and

(x)                the Indebtedness of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable Law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person shall not be liable therefor;

provided that (i) Indebtedness shall not include (A) deferred compensation arrangements or any deferred obligations incurred under ERISA, (B) earn-out obligations until such obligation appears in the liabilities section of the balance sheet of such Person, (C) non-compete or consulting obligations incurred in connection with Permitted Acquisitions or other Business Acquisitions permitted under Section 7.06, (D) obligations under any Swap Agreement, (E) deemed Indebtedness pursuant to Accounting Standards Codification 825 or 480 (formerly SFAS Nos. 133 or 150, respectively), (F) installment payments or the deferred purchase price of property or services to the extent payable at the option of such Person in Qualified Capital Stock of the Borrower or (G) any obligations to pay any additional purchase price in the form of a working capital adjustment or similar adjustment in respect of any Permitted Acquisition, and (ii) the amount of any Limited Recourse Indebtedness of any Person shall be equal to the lesser of the balance thereof and the fair market value of any assets of such Person securing such Indebtedness or to which such Indebtedness is otherwise recourse.

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“Indemnified Taxes” means (a) any Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Term Commitment” means, with respect to any Lender, the commitment of such Lender to make an Initial Term Loan on the Closing Date in a principal amount equal to such Lender’s Applicable Percentage of the Initial Term Committed Amount.

“Initial Term Committed Amount” means $250,000.000.

“Initial Term Lender” means each Lender identified on Schedule 2.01 as having an Initial Term Commitment hereunder and each Eligible Assignee which shall have acquired or shall acquire an Initial Term Loan pursuant to Section 10.06(b).

“Initial Term Loan” means each term loan made by the Initial Term Lenders to the Borrower pursuant to Section 2.01.

“Insolvency Claim” has the meaning specified in Section 10.06(h).

“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to the Borrower or any Subsidiary of the Borrower, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or any Subsidiary of the Borrower or with respect to a material portion of their respective assets, (iii) any liquidation, dissolution, reorganization or winding up of the Borrower or any Subsidiary of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than transactions permitted by Section 7.04), or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower or any Subsidiary of the Borrower.

“Insurance Proceeds” means all property or casualty insurance proceeds (excluding, for the purposes of clarity, business interruption insurance proceeds and workers compensation insurance), damages and awards, in each case with respect to any Casualty.

“Intellectual Property” means all Copyrights, Patents and Trademarks, as well as any right, title and interest in or to Trade Secrets and Domain Names.

“Intercompany Note” means a promissory note contemplated by Section 7.06(a)(ix), substantially in the form of Exhibit H.

“Interest Payment Date” means (i) as to Base Rate Loans, the last Business Day of each March, June, September and December, commencing December 31, 2015, and the Maturity Date for Loans of the applicable Class and (ii) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date for Loans of the applicable Class, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three (3) months, then also the respective dates that fall every three (3) months after the beginning of such Interest Period.

“Interest Period” means with respect to each Eurodollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Extension/Conversion and ending one (1), two (2), three (3) or six (6) months (or, to the extent agreed to by all applicable Lenders, twelve (12) months or periods shorter than one (1) month) thereafter, as the Borrower may elect in the applicable notice; provided that:

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(i)                 any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (v) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)               any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii)             if so provided in a written notice to the Borrower by the Administrative Agent at the direction of the Required Lenders, no Interest Period in excess of one (1) month may be selected at any time when an Event of Default is then in existence; and

(iv)              no Interest Period may be selected which would end after the Maturity Date for Loans of the applicable Class.

“Investment” in any Person means (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of (x) all or substantially all of the assets or property (or a division, segment, line of business, product (whether by exclusive license or otherwise) or exclusive license) of such Person or (y) any Equity Interests, Equity Equivalents, Debt Equivalents, Indebtedness or other securities of such Person, (ii) any deposit with, or advance, loan or other extension of credit to or for the benefit of such Person (other than deposits or other extensions of credit made in the Ordinary Course of Business) or (iii) any other capital contribution to such Person, including by way of Guaranty Obligations of any obligation of such Person, any support for a letter of credit issued on behalf of such Person incurred for the benefit of such Person. For the purposes of Article VII, the outstanding amount of any Investment by any Person in another Person shall be calculated as (i) the initial amount of such Investment (including the fair market value of all property transferred by such Person as part of such Investment) minus (ii) the sum of (A) all returns of principal or capital thereof received by the investing Person on or prior to such time (including returns of principal or capital in the form of cash dividends, cash distributions and cash repayments of Indebtedness) and (B) all liabilities of the investing Person constituting all or a part of the initial amount of such Investment expressly transferred prior to such time in connection with the sale or disposition of such Investment, but only to the extent the investing Person is fully released of such liabilities by such transfer.

“Japanese GAAP” means generally accepted accounting principles in Japan as in effect from time to time and applied on a basis consistent with the Target Audited Financial Statements.

“Judgment Currency” has the meaning specified in Section 10.18(a).

“Judgment Currency Conversion Date” has the meaning specified in Section 10.18(a).

“Junior Financing” means (i) any Subordinated Indebtedness of any Group Company, (ii) any Indebtedness of any Group Company secured by a Lien junior to the Liens of the Collateral Documents, (iii) any Permitted Junior Priority Refinancing Debt and any Permitted Unsecured Refinancing Debt and (iv) any Indebtedness incurred by any Group Company pursuant to Sections 7.01(iv)(B) and 7.01(xvii).

“Kanto Local Finance Bureau” means Kanto Local Finance Bureau under the Ministry of Finance of Japan, or any Governmental Authority in Japan succeeding to any of its principal functions.

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“Latest Maturity Date” means, at any date of incurrence of any Indebtedness, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, any Incremental Loan, any Extended Term Loan, any Refinancing Term Loan or any applicable Commitment in respect thereof, in each case then outstanding and as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, licenses, authorizations and permits of any Governmental Authority.

“LCT Election” means the Borrower’s election to exercise its option to calculate compliance with either the Total Leverage Ratio or the First Lien Leverage Ratio in connection with a Limited Condition Transaction on an LCT Test Date.

“LCT Test Date” means the date of determination of whether any action being taken in connection with a Limited Condition Transaction is permitted hereunder, which shall be, unless otherwise set forth herein, deemed to be the date that the definitive binding agreement for such Limited Condition Transaction is entered into by the parties thereto.

“Lead Arranger” means Jefferies Finance LLC, in its capacity as lead arranger, or any successor lead arranger.

“Lender” means each Initial Term Lender and each other Person having a Commitment or holding a Loan hereunder, and each Eligible Assignee which shall have acquired or shall acquire a Loan or Commitment pursuant to Section 10.06(b).

“Lending Office” means with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing). Solely for the avoidance of doubt, the filing of a UCC financing statement that is a protective lease filing in respect of an operating lease does not constitute a Lien solely on account of being filed in a public office.

“Limited Condition Transaction” means any Permitted Acquisition or other similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Limited Recourse Indebtedness” means with respect to any Person, Indebtedness to the extent: (i) such Person (A) provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is not directly or indirectly liable as a guarantor or otherwise or (C) does not constitute the lender; and (ii) no default with respect thereto would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Loans or the Notes) of such Person to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

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“Loan” means an Initial Term Loan, an Incremental Loan, an Extended Term Loan or a Refinancing Term Loan (or a portion of any Initial Term Loan, Incremental Loan, Extended Term Loan or Refinancing Term Loan), individually or collectively as appropriate; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Extension/Conversion, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Loan Documents” means this Agreement, the Notes, the Guaranty, the Collateral Documents, the Nomura Letter Agreement, any Increase Amendment, any Refinancing Amendment and each Accession Agreement, collectively, in each case as the same may be amended, modified or supplemented from time to time, and all other related agreements and documents executed by a Loan Party in favor of, and delivered to, any Senior Credit Party pursuant to any of the foregoing, but for the avoidance of doubt, excluding any Swap Agreements.

“Loan Party” means the Borrower and each Subsidiary Guarantor, and “Loan Parties” means any combination of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, results of operations, liabilities or financial condition of the Borrower and its Subsidiaries, taken as a whole or (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent and the Lenders thereunder.

“Material Subsidiary” means any Subsidiary of the Borrower that, as of the last day of the most recently ended fiscal quarter of the Borrower, had assets or revenues (on a consolidated basis including its Subsidiaries) with a value in excess of […***…]% of the consolidated tangible assets of the Borrower and its Consolidated Subsidiaries or […***…]% of the consolidated revenues of the Borrower and its Consolidated Subsidiaries; provided that in the event Subsidiaries that would otherwise not be Material Subsidiaries shall in the aggregate account for a percentage in excess of […***…]% of the consolidated tangible assets of the Borrower and its Consolidated Subsidiaries or […***…]% of the consolidated revenues of the Borrower and its Consolidated Subsidiaries as of the end of and for the most recently completed fiscal year of the Borrower, then one or more of such Subsidiaries as designated by the Borrower (or, if the Borrower shall make no designation, one or more of such Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Borrower), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess).

“Maturity Date” means (a) for Incremental Term Loans and Incremental Revolving Loans, the maturity date specified therefor in the applicable Increase Amendment, (b) for Extended Term Loans of any Class, the extended maturity date for such Class effected pursuant to Section 2.16, (c) for Refinancing Term Loans, the maturity date specified therefor in the applicable Refinancing Amendment and (d) for Initial Term Loans other than Extended Term Loans, the sixth anniversary of the Closing Date; provided that if any date that would be the Maturity Date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Minimum Extension Condition” has the meaning specified in Section 2.16(b).

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“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

“Mortgage” means an agreement, including, but not limited to, a mortgage, deed of trust, deed to secure debt, or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be in form and substance reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable law or as shall be customary under applicable law.

“Mortgaged Property” means (a) each owned Real Property located in the United States set forth on Section II(D) to any Perfection Certificate dated the Closing Date (if any) and (b) each owned Real Property located in the United States, if any, which shall be subject to a Mortgage required to be delivered after the Closing Date pursuant to Section 6.12.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which any Group Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make a contribution.

“National Flood Insurance Program” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 and (d) the Flood Insurance Reform Act of 2004, each as amended from time to time, and as now or hereafter in effect or any successor statute thereto.

”Negative EBITDA Acquisition” means any Business Acquisition after giving effect to which Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Business Acquisition and for this purpose without giving effect to any add-backs set forth in clauses (N) and (P) of the definition thereof) for the […***…] ([…***…]) […***…] of the Borrower […***…], or […***…], the date of such Business Acquisition, for which financial statements have been delivered or are required to have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), would be equal to or less than Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries (calculated for this purpose without giving effect to any add-backs set forth in clauses (N) and (P) of the definition thereof) (for the […***…] ([…***…]) […***…] of the Borrower […***…], or […***…], the date of such Business Acquisition, for which financial statements have been delivered or are required to have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b)).

“Net Cash Proceeds” means:

(i) with respect to any Asset Disposition (other than an Asset Disposition consisting of a lease where one or more Group Companies is acting as lessor entered into in the Ordinary Course of Business (as determined by the Borrower acting in good faith)), Casualty or Condemnation, (A) the gross amount of all cash proceeds (including cash Insurance Proceeds and cash Condemnation Awards in the case of any Casualty or Condemnation, except to the extent and for so long as such Insurance Proceeds or Condemnation Awards constitute Reinvestment Funds) actually received by any Group Company in respect of such Asset Disposition, Casualty or Condemnation (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Disposition, Casualty or Condemnation as and when received in cash), less (B) the sum of (1) the amount, if any, of all Taxes and customary fees, legal fees, accounting fees, advisory fees, brokerage fees, commissions, costs and other expenses (other than those payable to any Group Company or any Affiliate of any Group Company except for those payable on terms and conditions as favorable to the applicable Group Company as would be obtainable by it in a comparable arm’s length transaction with an independent, unrelated third party) that are incurred in connection with such Asset Disposition, Casualty or Condemnation and are payable by any Group Company, but only to the extent not already deducted in calculating the amount referred to in clause (i)(A) above, (2) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) or purchase price adjustment associated with such Asset Disposition, Casualty or Condemnation (provided that, to the extent and at the time any such amounts are released from such reserve and received by the Borrower or any of its Subsidiaries, such amounts shall be excluded from this clause (B) and shall constitute Net Cash Proceeds), (3) if applicable, the principal amount of any Indebtedness secured by a Permitted Lien on the assets subject to such Asset Disposition (other than Indebtedness under the Loan Documents and any Credit Agreement Refinancing Indebtedness) that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Disposition, Casualty or Condemnation, (4) reasonable and customary funded escrows for indemnification obligations attributable to the seller’s indemnities and representations and warranties to the purchaser in any such sale (provided that upon release of any such escrowed funds to a Group Company, such proceeds shall be excluded from this clause (B) and shall constitute Net Cash Proceeds) and (5) any payments to be made by any Group Company as agreed between such Group Company and the purchaser of any assets subject to an Asset Disposition, Casualty or Condemnation in connection therewith; and

Confidential and Proprietary

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(ii) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds received by any Group Company in respect of such Equity Issuance or Debt Issuance, as the case may be (including cash proceeds subsequently as and when received at any time in respect of such Equity Issuance or Debt Issuance from non-cash consideration initially received or otherwise), less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, accounting fees, advisory fees, consulting fees, accounting fees and other customary fees and expenses and Taxes directly incurred by any Group Company in connection therewith (other than those payable to any Group Company or any Affiliate of any Group Company except for those payable on terms and conditions as favorable to the applicable Group Company as would be obtainable by it in a comparable arm’s length transaction with an independent, unrelated third party).

“Net Working Capital” means, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“Nominal Shares” means director’s qualifying shares to the extent such issuances are required by applicable Laws and nominal amounts of shares required by applicable Law to be held by local nationals.

“Nomura Letter Agreement” means the Letter Agreement, dated the Closing Date, among the Borrower, Nomura Global Financial Products Inc. and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Nomura Settlement Notice” means the Settlement Notice and Instructions, dated the Closing Date, and signed by the Borrower to Nomura Global Financial Product Inc.

“Not Otherwise Applied” means, with reference to any amount of proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.09 and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Note” means a Term Note or another note, in form and substance reasonably acceptable to the Administrative Agent, evidencing any Incremental Revolving Loan.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Notes Redemption Collateral Account” has the meaning specified in the Security Account.

“Notice of Borrowing” means a request by the Borrower for a Borrowing, substantially in the form of Exhibit A-1.

“Notice of Extension/Conversion” has the meaning specified in Section 2.07.

“Obligation Currency” has the meaning specified in Section 10.18(a).

“OFAC” has the meaning specified in Section 5.22(b)(vi).

“Offered Amount” has the meaning specified in Section 2.09(a)(ii)(D)(1).

“Offered Discount” has the meaning specified in Section 2.09(a)(ii)(D)(1).

“Officer’s Certificate” means a certificate executed by a Responsible Officer or secretary of the applicable Loan Party, each in his or her official (and not individual) capacity.

“OID” means original issue discount.

“Operating Lease” means, as applied to any Person, a lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Ordinary Course of Business” means, with respect to any action taken by any Group Company (or any predecessor in interest thereof), an action taken by such Person that is taken in the ordinary course of, and within the customary scope of, the regular operations of the Group Companies.

“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Tender Offer Commencement Date” means August 27, 2015.

“Other Applicable Indebtedness” has the meaning specified in Section 2.09(c)(iv).

“Other Connection Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes, arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Lender” has the meaning specified in Section 2.09(a)(ii)(C)(2).

“Patents” means all United States and foreign patents and patent applications, including, without limitation, the patents and patent applications referred to in Section II(B)(2) of any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time by such Loan Party), and, with respect to any and all of the foregoing: (i) all reissues, reexaminations, divisions, continuations, continuations-in-part, revisions, renewals or extensions thereof; (ii) all claims for, and rights to sue for, past, present or future infringements and other violations thereof; (iii) all Proceeds (as defined in the UCC) of the foregoing, including, without limitation, all income, license fees, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof; and (iv) all other rights corresponding thereto throughout the world.

“Patriot Act” has the meaning set forth in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

“Perfection Certificate” means with respect to any Loan Party a certificate, substantially in the form of Exhibit G-3, completed with the schedules and attachments contemplated thereby and duly executed on behalf of such Loan Party by a Responsible Officer of such Loan Party.

“Permitted Acquisition” means a Business Acquisition; provided that:

(i)                 the Equity Interests or property or assets acquired in such Business Acquisition relate to the business in which the Borrower and its Subsidiaries are engaged on the Closing Date (after giving effect to the Transactions) or other businesses reasonably related thereto and any similar, complementary or related businesses;

(ii)               within 30 days after (or such later date as may be agreed to by the Administrative Agent in its sole discretion) the date of the consummation of such Business Acquisition, each applicable Loan Party and the acquired entity and its Subsidiaries shall have complied with Section 6.12 to the extent applicable;

(iii)             in the case of a Business Acquisition of the Equity Interests of another Person, (A) except in the case of the incorporation of a new Subsidiary, the Board of Directors of such other Person shall have duly approved such Business Acquisition and (B) the Equity Interests acquired shall constitute all of the total Equity Interests (other than Nominal Shares) of the issuer thereof;

(iv)              (x) (i) in the case of a Business Acquisition that constitutes a Limited Condition Transaction, immediately prior to and after the time of the execution and delivery of the binding agreement pursuant to which such Business Acquisition is to be consummated, no Default or Event of Default shall have occurred and be continuing or (ii) in the case of any other Business Acquisition, immediately prior to and after giving effect to the consummation of the Business Acquisition, no Default or Event of Default shall have occurred and be continuing and (y) the Borrower shall have delivered to the Administrative Agent a certificate from the chief financial officer of the Borrower demonstrating that, upon giving effect to such Business Acquisition on a Pro Forma Basis, the Borrower and its Consolidated Subsidiaries are (x) in the case of a Positive EBITDA Acquisition, in compliance with the financial covenant contained in Section 7.15 and (y) in the case of a Negative EBITDA Acquisition, in compliance with a Total Leverage Ratio equal to the lesser of (I) […***…] to […***…] and (II) […***…] below the applicable Total Leverage Ratio level contained in Section 7.15 at such time, in each case, as of the last day of the most recent period of […***…] ([…***…]) […***…] of the Borrower at the end of which financial statements have been (or are required to be) delivered pursuant to Section 6.01(a) or (b) which precedes or ends on the date (I) in the case of a Business Acquisition that constitutes a Limited Condition Transaction, of the execution and delivery of the binding agreement pursuant to which such Business Acquisition is to be consummated by the parties thereto or (II) in the case of any other Business Acquisition, on which such Business Acquisition is consummated;

Confidential and Proprietary

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(v)                other than with respect to assets or Persons acquired in Permitted Acquisitions with respect to which the aggregate amount of Acquisition Consideration (or allocated share of the aggregate Acquisition Consideration), in each case as notified to the Administrative Agent in writing, when aggregated with the amount of any Investments made pursuant to Section 7.06(xviii) that constitute (x) the acquisition of Equity Interests in any Person that is or becomes a Subsidiary but is not (and does not become) a Subsidiary Guarantor and/or (y) the Investment in any Subsidiary that is not a Loan Party, since the Closing Date does not exceed […***…] in the aggregate, the Person acquired in such Business Acquisition shall upon the consummation thereof become a Subsidiary Guarantor and the assets acquired in such Business Acquisition shall be pledged as Collateral in accordance with Section 6.12; and

(vi)              the amount of Acquisition Consideration (other than earnout payment, “milestone” payments or similar amounts that are based on a percentage of revenue or sales) paid in connection with […***…] shall not exceed (x) […***…] in any fiscal year or (y) […***…] in the aggregate.

“Permitted Convertible Debt” means any Indebtedness of the Borrower permitted under Section 7.01(xvii).

“Permitted Equal Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes, bonds or debentures (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness is secured by Liens on all or a portion of the Collateral on a basis that is equal in priority to the Liens on the Collateral securing the Senior Credit Obligations (but without regard to the control of remedies) and is secured pursuant to documentation no more favorable, as reasonably determined by the Borrower in good faith, to the secured parties thereunder than the terms of the Collateral Documents, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness”, and (iii) the Borrower, the holders of such Indebtedness (or any trustee, agent or similar representative on their behalf) and the Administrative Agent and/or Collateral Agent shall be party to a Customary Intercreditor Agreement providing that the Liens on the Collateral securing such obligations shall rank equal in priority to the Liens on the Collateral securing the Senior Credit Obligations.

“Permitted Joint Venture” means a joint venture, in the form of a corporation, limited liability company, business trust, joint venture, association, company or partnership, entered into by the Borrower or any of its Subsidiaries which is engaged in a line of business related, ancillary or complementary to those engaged in by the Borrower and its Subsidiaries.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness is secured by a Lien on all or a portion of the Collateral on a junior priority basis to the Liens on Collateral securing the Senior Credit Obligations and is secured pursuant to documentation no more favorable, as reasonably determined by the Borrower in good faith, to the secured parties thereunder than the terms of the Collateral Documents, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (iii) the holders of such Indebtedness (or any trustee, agent or similar representative on their behalf) and the Administrative Agent and/or the Collateral Agent shall be party to a Customary Intercreditor Agreement providing that the Liens on Collateral securing such obligations shall rank junior to the Liens on Collateral securing the Senior Credit Obligations.

“Permitted Liens” has the meaning specified in Section 7.02.

“Permitted Refinancing” means, with respect to any Person, any modification, amendment, refinancing, refunding, renewal, replacement or extension (together, a “Refinancing”) of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, amended, refinanced, refunded, renewed, replaced or extended except by an amount equal to any interest accrued and unpaid thereon, any interest capitalized in connection with, any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, amendment, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (ii) other than with respect to a Permitted Refinancing in respect of the Indebtedness permitted under Section 7.01(iii), such modification, amendment, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being modified, amended, refinanced, refunded, renewed or extended, (iii) if the Indebtedness being modified, amended, refinanced, refunded, renewed or extended is subordinated in right of payment to the Senior Credit Obligations or the Liens securing the Indebtedness being modified, amended, refinanced, refunded, renewed or extended are subordinated to the Liens of the Collateral Documents, such modification, amendment, refinancing, refunding, renewal or extension is subordinated in right of payment to the Senior Credit Obligations or the Liens of such Indebtedness are subordinated to the Liens of the Collateral Documents, as applicable, (x) on subordination terms consistent with the then prevailing market terms for subordination of comparable Liens or Indebtedness (as applicable) or then prevailing market terms for subordinated high-yield Indebtedness or second lien Indebtedness (as applicable), or otherwise as favorable on the whole to the Lenders as those contained in the documentation governing the Indebtedness being modified, amended, refinanced, refunded, renewed or extended or (y) on subordination terms reasonably satisfactory to the Administrative Agent, (iv) if such Indebtedness being modified, amended, refinanced, refunded, renewed or extended is Indebtedness permitted under Section 7.01(i), the terms and conditions (including, if applicable, as to collateral, but excluding fees, premiums and pricing and, in the case of any Indebtedness convertible into Equity Interests, the terms of such conversion) of any such modified, amended, refinanced, refunded, renewed or extended Indebtedness are not, taken as a whole, materially less favorable to the Borrower and its Subsidiaries or more favorable to the lenders thereof than the terms and conditions of the Indebtedness being modified, amended, refinanced, refunded, renewed or extended in light of then current market conditions, (v) such modification, amendment, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, amended, refinanced, refunded, renewed or extended, (vi) if the Indebtedness being modified, amended, refinanced, refunded, renewed or extended (i) is unsecured, such modification, amendment, refinancing, refunding, renewal or extension is unsecured and (ii) is secured, such modification, amendment, refinancing, refunding, renewal or extension shall be secured only by the collateral securing such refinanced Indebtedness and only on the same basis as the security of the Indebtedness being modified, amended, refinanced, refunded, renewed or extended (provided that refinancings of equipment provided by any lender may be cross-collateralized to other financings of equipment provided by such lender) and (vii) other than with respect to a Permitted Refinancing in respect of the Indebtedness permitted under Section 7.01(iii), no Default or Event of Default shall have occurred and be continuing at the time thereof or no Default or Event of Default would result from any such modification, refinancing, refunding, renewal or extension.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes, bonds or debentures or unsecured loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, other than a Multiemployer Plan, that is maintained by, contributed to by or required to be contributed by any Group Company or any ERISA Affiliate, or with respect to which any Group Company or any ERISA Affiliate has any current or contingent obligation or liability.

“Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit G-2, dated as of the Closing Date, among the Borrower, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Pledged Collateral” means the “Collateral” as defined in the Pledge Agreement.

”Positive EBITDA Acquisition” means any Business Acquisition that does not constitute a Negative EBITDA Acquisition.

“Preferred Stock” means, as applied to the Equity Interests of a Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class of such Person.

“Principal Amortization Payment” means a scheduled principal payment on the Term Loans pursuant to Section 2.08(b).

“Principal Amortization Payment Date” means (i) the last Business Day of each calendar quarter, commencing with March 31, 2016 and (ii) the Maturity Date for the Term Loans.

“Principal Shareholders” means Ryuji Ueno, Sachiko Kuno and S&R Technology Holdings, LLC.

“Pro Forma Basis” means, for purposes of calculating compliance of any transaction with any provision hereof which refers to a Pro Forma Basis, that the transaction in question (including any related Business Acquisition or other Investment or prepayment or incurrence of Indebtedness and, in each case, payment of consideration therefor) shall be deemed to have occurred as of the first day of the most recent period of […***…] ([…***…]) […***…] of the Borrower which […***…] or […***…] the date of such transaction (or, if such calculation is being made with respect to any provision other than Section 7.15, as of the final day of the most recent period of […***…] ([…***…]) […***…] of the Borrower for which financial statements have been delivered or are required to have been delivered pursuant to Section 6.01(a) or (b) and, if such calculation is made with respect to any provision other than Section 7.15 prior to the first delivery of such financial statements following the Closing Date, as of the first day of the period of […***…] ([…***…]) […***…] […***…],[…***…]). In connection with any calculation of the financial covenant set forth in Section 7.15, the First Lien Leverage Ratio or the Total Leverage Ratio or elsewhere, in each case upon giving effect to a transaction on a “Pro Forma Basis”, (i) any Indebtedness incurred or repaid by the Borrower or any of its Subsidiaries in connection with such transaction (or any other transaction which occurred during the relevant […***…] ([…***…])-[…***…] period) shall be deemed to have been incurred or repaid as the case may be as of the first day of the relevant […***…] ([…***…])-[…***…] period, (ii) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations (giving consideration to any applicable rate “floor”), (iii) in the case of any determination of the permissibility of the incurrence of Indebtedness, if such Indebtedness is revolving in nature, a borrowing of the maximum amount of loans available shall be assumed and (iv) income statement items (whether positive or negative) attributable to all property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included as if such transaction has occurred as of the first day of the relevant […***…] ([…***…])-[…***…] period.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Pro Forma Financial Statements” has the meaning specified in Section 4.01(j).

“Pro Rata Share” has the meaning specified in Section 8.04(b).

“Public Lender” has the meaning specified in Section 10.02(d).

“Purchase Money Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used or useful in the business of the Borrower or such Subsidiary.

“Qualified Capital Stock” means, with respect to any Group Company, Equity Interests or Equity Equivalents of such Group Company that are not Indebtedness or Debt Equivalents.

“Qualifying Lender” has the meaning specified in Section 2.09(a)(ii)(D)(3).

“Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

“Refinancing” has the meaning specified in the definition of “Permitted Refinancing.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower and each Subsidiary Guarantor, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of the Refinancing Term Loans incurred pursuant thereto, in accordance with Section 2.17.

“Refinancing Facility Closing Date” has the meaning specified in Section 2.17(d).

“Refinancing Loan Request” has the meaning specified in Section 2.17(a).

“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Class hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Lender” has the meaning specified in Section 2.17(b).

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Register” has the meaning specified in Section 10.06(c).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, as amended, substantially identical notes (having the same guarantees and, if applicable, security) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

“Reinvestment Funds” means, with respect to any Net Cash Proceeds of Insurance Proceeds, any Condemnation Award or any Asset Disposition in respect of the single event or series of related events giving rise thereto, that portion of such funds as shall be reinvested (or be subject to a binding commitment for any such reinvestment) within 545 days after receipt thereof by a Group Company in assets useful in the business of the Borrower and its Subsidiaries, in connection with Permitted Acquisitions, Investments permitted hereunder, or as consideration under license arrangements; provided that, if any such Net Cash Proceeds are not actually so reinvested within 545 days of such receipt (or 365 days of receipt if not so committed on or prior to such 365th day), such unreinvested portion shall no longer constitute Reinvestment Funds and shall be applied on the last day of such period as a mandatory prepayment as provided in Section 2.09(c)(iii); provided, further, that any related Net Cash Proceeds may only be deemed Reinvestment Funds if no Event of Default shall have occurred and be continuing on the date such Net Cash Proceeds are received.

“Rejected Amount” has the meaning specified in Section 2.09(f).

“Rejection Deadline” has the meaning specified in Section 2.09(f).

“Rejection Notice” has the meaning specified in Section 2.09(f).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, trustees, successors, directors, officers, employees, advisors, agents, representatives and assigns of such Person and of such Person’s Affiliates.

“Release” means any spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching, escaping, emptying, seeping, placing, migration and the like into or through the Environment or within, upon, or from any building, structure, facility or fixture, or otherwise entering the Environment.

“Remaining Share Purchase Amount” means an aggregate amount equal to (A) the 477,445 shares of the Target that remain outstanding after the Tender Offer and the Stock Purchase multiplied by (B) 1,900 Yen.

“Repayment Dates” has the meaning specified in the definition of “Subordinated Notes Repayment”.

“Representative” has the meaning specified in Section 10.07.

“Repricing Transaction” means any amendment to this Agreement that reduces the “effective yield” applicable to the Initial Term Loans (it being understood that any prepayment premium with respect to a Repricing Transaction shall apply to any required assignment by a non-consenting Lender in connection with any such amendment pursuant to Section 10.03).

“Required Lenders” means, at any date of determination, Lenders whose aggregate Credit Exposure constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders such Lender and its Credit Exposure at such time.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Reserve Regulations” has the meaning specified in the definition of “Eurodollar Statutory Reserves”.

“Responsible Officer” means the chief executive officer, president, executive vice president, senior vice president, vice president, chief financial officer, chief operating officer, treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash Collateral Account” has the meaning specified in the Security Agreement.

“Restricted Party” shall have the meaning specified in Section 5.22(b).

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property), direct or indirect, on account of any class of Equity Interests or Equity Equivalents of any Group Company, now or hereafter outstanding and (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of any Group Company, now or hereafter outstanding.

“Revolving Commitment” means an Incremental Revolving Commitment.

“Revolving Credit Facility” shall have the meaning specified in Section 2.15.

“S&P” means Standard & Poor’s Ratings Services and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

“Sale/Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Borrower or any of its Subsidiaries of any property, whether owned by the Borrower or any of its Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

“Sanctions or Export Controls” has the meaning contained in Section 5.22(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Account Control Agreement” means the Securities Account Control Agreement substantially in the form of Exhibit L, dated as of the Closing Date, among the Borrower, the Collateral Agent and Jefferies LLC, as the broker.

“Securities Exchange Surveillance Commission” means the Securities and Exchange Surveillance Commission under the Financial Services Agency in Japan, or any Governmental Authority in Japan succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Exchange Act and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit G-1, dated as of the Closing Date, among the Borrower, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Senior Credit Obligations” means, with respect to each Loan Party, without duplication:

(i)                 all principal of, and premium and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on, any Loan under, or any Note issued pursuant to, this Agreement or any other Loan Document;

(ii)               all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;

(iii)             all expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under Section 10.04(a) or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral;

(iv)              all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) or under any other similar provision of any other Loan Document; and

(v)                in the case of the Borrower and each Subsidiary Guarantor, all amounts now or hereafter payable by the Borrower or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to the Borrower or such Subsidiary Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of the Borrower or such Subsidiary Guarantor pursuant to this Agreement, the Guaranty or any other Loan Document;

provided that Senior Credit Obligations consisting of obligations of any Loan Party arising under an Swap Agreement shall exclude all Excluded Swap Obligations.

“Senior Credit Party” means each Lender, the Administrative Agent, the Collateral Agent and each Indemnitee and their respective successors and assigns, and “Senior Credit Parties” means any two or more of them, collectively.

“Solicited Discount Proration” has the meaning specified in Section 2.09(a)(ii)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.09(a)(ii)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.09(a)(ii)(D) substantially in the form of Exhibit K-4.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Solicited Discounted Prepayment Offer” means the written offer by each Lender, substantially in the form of Exhibit K-5, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.09(a)(ii)(D)(1).

“Solvent” means, with respect to any Person or any group of Persons taken together on a consolidated basis as of a particular date, that on such date (i) the fair value of the assets of such Person or group will exceed its consolidated debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of such Person or group will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such Person or group will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and (iv) such Person or group will not have incurred and do not intend to incur, or believe that they will incur, any debts and liabilities, subordinated, contingent or otherwise, including current obligations, that they do not believe that they will be able to pay (based on their assets and cash flow) as such debts and liabilities become due (whether at maturity or otherwise). In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (in each case as interpreted in accordance with fraudulent conveyance, bankruptcy, insolvency and similar laws and other applicable Law).

“Specified Discount” has the meaning specified in Section 2.09(a)(ii)(B).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.09(a)(ii)(B).

“Specified Discount Prepayment Notice” means a written notice of the Borrower’s Offer of Specified Discount Prepayment made pursuant to Section 2.09(a)(ii)(B) substantially in the form of Exhibit K-6.

“Specified Discount Prepayment Response” means the written response by each Lender, substantially in the form of Exhibit K-7, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.09(a)(ii)(B).

“Specified Discount Proration” has the meaning specified in Section 2.09(a)(ii)(B)(3).

“Specified Representations” has the meaning specified in Section 4.01(l).

“Specified Transaction” means (i) any Business Acquisition, other Investment, Restricted Payment, payment pursuant to Section 7.08(b), or other prepayment of Indebtedness, or Asset Dispositions, in each case, made outside of the Ordinary Course of Business (in each case, whether or not consummated and including any such transaction consummated prior to the Closing Date) and/or (ii) Equity Issuances or Debt Issuances (including the incurrence of Incremental Loans and Credit Agreement Refinancing Indebtedness).

“Squeeze Out” means the squeeze-out (subject to procedural requirements that may include holding a stockholder meeting) of all of the remaining minority shareholders of the Target without the consent of such minority shareholders after the Closing Date.

“Stock Purchase” means the direct acquisition by the Borrower of 8,571,900 shares of the Target from the Principal Shareholders pursuant to the Stock Purchase Agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Stock Purchase Agreement” means the Share Purchase Agreement, dated as of August 26, 2015, among the Borrower and each of the Principal Shareholders (together with all exhibits, annexes, schedules and other disclosure letters thereto), as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Strategic Alliance Agreement” means the Strategic Alliance Agreement, dated as of August 26, 2015, among the Borrower, the Acquiror and the Target (together with all exhibits, annexes, schedules and other disclosure letters thereto), as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Submitted Amount” has the meaning specified in Section 2.09(a)(ii)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.09(a)(ii)(C)(1).

“Subordinated Indebtedness” of any Person means all Indebtedness which is subordinated in right of payment to such Person’s indebtedness, obligations and liabilities under the Loan Documents.

“Subordinated Notes Repayment” means the repayments on December 1, 2015 and on February 1, 2016 (or, in either case, such earlier date as may be agreed by the Administrative Agent in its sole discretion) (each, a “Repayment Date”) of amounts outstanding under those certain subordinated unsecured promissory notes, dated December 23, 2010, issued by the Borrower to Sachiko Kuno Revocable Trust and Ryuji Ueno Revocable Trust (the “Existing Subordinated Notes”) in an amount specified in the Existing Subordinated Notes Amount applicable to each such Repayment Date (it being understood that the Administrative Agent shall be authorized pursuant to the terms of the Securities Account Control Agreement to apply the applicable Existing Subordinated Notes Amount from the Securities Account Control Agreement directly to the repayment of the Existing Subordinated Notes on behalf of the Borrower on each respective Repayment Date subject to the terms of the Security Agreement and the Securities Account Control Agreement).

“Subsequent Transaction” means, with respect to any Limited Condition Transaction for which the Borrower has made an LCT Election, an event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement is terminated or expires, as applicable, without consummation of such Limited Condition Transaction.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means (A) each Subsidiary of the Borrower on the Closing Date (other than an Excluded Subsidiary) and (B) each Subsidiary of the Borrower that becomes a party to the Guaranty after the Closing Date (other than an Excluded Subsidiary) as required pursuant to Section 6.12 by execution of an Accession Agreement, and “Subsidiary Guarantors” means any two or more of them.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Survey” means a survey of any Mortgaged Property (and all improvements thereon) which is (a)(i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six (6) months prior to the date of delivery thereof unless there shall have occurred within six (6) months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier that twenty (20) days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey or (b) otherwise reasonably acceptable to the Collateral Agent, and in each case in respect of preceding clauses (a) and (b), sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements as may be reasonably requested by the Collateral Agent.

“Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Creditor” means any Agent, Lender or any Affiliate of any Lender or Agent from time to time party to one or more Swap Agreements permitted hereunder with a Loan Party (even if any such Lender or its Affiliate for any reason ceases after the execution of such agreement to be a Lender hereunder), and its successors and assigns, and “Swap Creditors” means any two or more of them, collectively.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Insolvency or Liquidation Proceeding) of such Person in respect of any Swap Agreement excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law.

“Swap Representative” has the meaning specified in Section 8.04(a).

“Swap Termination Value” means, at any date and in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreements relating to such Swap Agreements, (i) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (i) above, the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include any Lender).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” means R-Tech Ueno, Ltd., a Japanese corporation.

“Target Audited Financial Statements” has the meaning specified in Section 4.01.

“Target Quarterly Financial Statements” has the meaning specified in Section 4.01.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and any and all liabilities (including any interest, fines, additions to tax or penalties) applicable thereto.

“Tender Offer” means the acquisition by the Borrower, via the Acquiror, of at least a majority of the issued and outstanding common stock (and related stock acquisition rights) of the Target held by Persons other than the Principal Shareholders, through a public tender offer by the Acquiror to the existing shareholders of the Target in accordance with the FIEA.

“Tender Offer Documents” means, collectively, the Strategic Alliance Agreement, the Stock Purchase Agreement and the Tender Offer Registration Statement, including all agreements, documents, exhibits, schedules and instruments delivered pursuant thereto or in connection therewith, in each case, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement (and, for the avoidance of doubt, shall not include any of the Loan Documents).

“Tender Offer Registration Statement” means the tender offer registration statement related to the Tender Offer filed by the Acquiror with the Kanto Local Finance Bureau on August 27, 2015 (and any amendments thereto) under the FIEA.

“Term Commitment” means an Initial Term Commitment, an Incremental Term Loan Commitment or a Refinancing Term Commitment.

“Term Lender” means a Person holding a Term Commitment or a Term Loan.

“Term Loan” means an Initial Term Loan, an Incremental Term Loan, an Extended Term Loan or a Refinancing Term Loan.

“Term Note” means a promissory note, substantially in the form of Exhibit B, evidencing the obligation of the Borrower to repay outstanding Term Loans, as such note may be amended, modified or supplemented from time to time.

“Test Period” has the meaning specified in the definition of “Consolidated EBITDA”.

“Threshold Amount” means […***…].

“Title Company” means any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Total Leverage Ratio” means on any date the ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such date for which financial statements have been delivered or are required to have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b); provided, however, for purposes of determining actual compliance (as opposed to pro forma compliance) with Section 7.15, such period shall be the four (4) consecutive fiscal quarters of the Borrower ended on the respective dates set forth in such Section 7.15.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Trade Secrets” means any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and data collections.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, certification marks, collective marks, brand names, trademark rights arising out of domain names and trade dress which are or have been used in the United States, in any state, province or territory or possession thereof, or in any other place, nation or jurisdiction, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable Law, in each case whether registered or unregistered, and with respect to any and all of the foregoing: (i) the goodwill of the business symbolized thereby or associated therewith; (ii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and including, without limitation, the registrations and applications referred to in Section II(B)(3) of any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time); (iii) all extensions and renewals thereof; (iv) all claims for, and rights to sue for, past, present or future infringements, dilutions, and other violations thereof; (v) all Proceeds (as defined in the UCC) of the foregoing, including, without limitation, all income, license fees, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements, dilutions, or other violations thereof; and (vi) all other rights corresponding thereto throughout the world.

“Transaction Documents” means the Tender Offer Documents and the Loan Documents, collectively; “Transaction Document” means any one of them.

“Transactions” means the events contemplated by the Transaction Documents.

“Type” has the meaning specified in Section 1.06.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection or priority of security interests in any collateral.

“Unfunded Liabilities” means, except as otherwise provided in Section 5.11(a)(i)(B), with respect to each Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Plan exceeds the current value of such Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms “present value” and “current value” shall have the same meanings specified in Section 3 of ERISA).

“United States” means the United States of America, including each of the States and the District of Columbia, but excluding its territories and possessions.

“Unrestricted Cash and Cash Equivalents” means cash or Cash Equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries in accordance with GAAP except to the extent such amount is considered “restricted” as a result of being held in the Restricted Cash Controlled Account.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Voting Securities” means Equity Interests of any Person having ordinary power to vote in the election of members of the Board of Directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except Nominal Shares) are at the time directly or indirectly owned by such Person.

Section 1.02            Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented, extended or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, extensions or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c)                Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 1.03            Accounting Terms and Determinations.

(a)                Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein or as disclosed to the Administrative Agent.

(b)                Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either (x) the Borrower or (y) within 30 days after delivery of any financial statements reflecting any change in GAAP (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary of the Borrower at “fair value”, as defined therein. Anything in this Agreement to the contrary notwithstanding, any obligation of a Person under a lease (whether existing as of the Closing Date or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on the balance sheet of such Person under GAAP as in effect on the Closing Date shall not be treated as a Capital Lease solely as a result of (x) the adoption of any changes in or (y) changes in the application of, GAAP after the Closing Date; provided that all payments under any such lease shall continue to be treated as an expense for purposes of calculating Consolidated Net Income.

(c)                LCT Elections. Notwithstanding the foregoing, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires the calculation of the Total Leverage Ratio or the First Lien Leverage Ratio, in each case, at the option of the Borrower on the LCT Test Date, and if, after giving pro forma effect to the Limited Condition Transaction, the Borrower or any of its Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, such ratio shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, including due to fluctuations in Consolidated EBITDA, at or prior to the consummation of the relevant transaction or action, such ratio will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any Subsequent Transaction in connection with which a ratio calculation must be made on a Pro Forma Basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio has been complied with under this Agreement, any such ratio shall be required to be satisfied on a Pro Forma Basis assuming both (x) such Limited Condition Transaction and other transactions in connection therewith have been consummated and (y) such Limited Condition Transaction and other transactions in connection therewith have not been consummated.

Section 1.04            Rounding. Any financial ratios required to be maintained by any Group Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 1.05            Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06            Classes and Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders made to the Borrower pursuant to Article II on the same date, all of which Loans are of the same Class and Type (subject to Article III) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by “Class” and “Type”. The “Class” of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such Loan is an Initial Term Loan, an Incremental Term Loan, a Refinancing Term Loan or an Incremental Revolving Loan of a class established pursuant to Section 2.15, or a separate class of Extended Term Loans established in accordance with Section 2.16, or a separate class of Refinancing Term Loans established pursuant to Section 2.17. The “Type” of a Loan refers to whether such Loan is a Eurodollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a “Term Eurodollar Loan”) indicates that such Loan is a Loan of both such Class and such Type (e.g., both a Term Loan and a Eurodollar Loan) or that such Borrowing is comprised of such Loans.

Section 1.07            Foreign Currency Calculations. For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

ARTICLE II

THE CREDIT FACILITIES

Section 2.01            The Initial Term Loans. Subject to the terms and conditions set forth herein, each Initial Term Lender severally agrees to make an Initial Term Loan to the Borrower on the Closing Date in a principal amount not exceeding its Initial Term Commitment. The Borrowing of the Initial Term Loans shall be made from the several Initial Term Lenders ratably in proportion to their respective Initial Term Commitments. The Initial Term Commitments are not revolving in nature, and amounts repaid or prepaid prior to the Maturity Date of the Initial Term Loans may not be reborrowed. Notwithstanding anything to the contrary contained herein, the Administrative Agent is authorized, on behalf of the Borrower and the Lenders, to deposit (or cause to be deposited) (x) $22,318,092.79 of proceeds of the Initial Term Loans directly into the Notes Redemption Collateral Account, (y) $112,628,393.20 of proceeds of the Initial Term Loans directly into the Designated US Account, which proceeds shall be converted into Japanese Yen for the purpose of effecting the Tender Offer and the Squeeze-Out, and (z) $100,533,299.82 of proceeds of the Initial Term Loans directly into the Founders Share Purchase Collateral Account.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.02            Notice of Borrowings. The Borrower shall give the Administrative Agent a Notice of Borrowing not later than 12:00 P.M. on (i) the Business Day immediately preceding the proposed Adjusted Base Rate Borrowing and (ii) the third Business Day before each Eurodollar Borrowing, specifying:

(a)                the date of such Borrowing, which shall be a Business Day;

(b)                the aggregate amount of such Borrowing;

(c)                the initial Type of the Loans comprising such Borrowing;

(d)                in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of “Interest Period” and to Section 2.06(a); and

(e)                the location (which must be in the United States) and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.

If the duration of the initial Interest Period is not specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an initial Interest Period of one (1) month, subject to the provisions of the definition of “Interest Period” and to Section 2.06(a).

Section 2.03            Funding of Loans.

(a)                Funding of Loans. (i) Not later than 12:00 P.M. on the date of each Borrowing (other than an Adjusted Base Rate Borrowing), or (ii) not later than 2:00 P.M. on the date of each Adjusted Base Rate Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at the Administrative Agent’s Office. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent shall make the funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the applicable Notice of Borrowing, or, if a Borrowing shall not occur on such date because any condition precedent herein shall not have been met, promptly return the amounts received from the Lenders in like funds, without interest.

(b)                Funding by the Administrative Agent in Anticipation of Amounts Due from the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.03, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable thereto pursuant to Section 2.06. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice from the Administrative Agent to a Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                Failed Loans. If any Lender shall fail to make any Loan (a “Failed Loan”) which such Lender is otherwise obligated hereunder to make to the Borrower on the date of Borrowing thereof, and the Administrative Agent shall not have received notice from the Borrower or such Lender that any condition precedent to the making of the Failed Loan has not been satisfied, then, until such Lender shall have made or be deemed to have made (pursuant to the last sentence of this subsection (c)) the Failed Loan in full or the Administrative Agent shall have received notice from the Borrower or such Lender that any condition precedent to the making of the Failed Loan was not satisfied at the time the Failed Loan was to have been made, whenever the Administrative Agent shall receive any amount from the Borrower for the account of such Lender, (i) the amount so received (up to the amount of such Failed Loan) will, upon receipt by the Administrative Agent, be deemed to have been paid to the Lender in satisfaction of the obligation for which paid, without actual disbursement of such amount to the Lender, (ii) the Lender will be deemed to have made the same amount available to the Administrative Agent for disbursement as a Loan to the Borrower (up to the amount of such Failed Loan) and (iii) the Administrative Agent will disburse such amount (up to the amount of the Failed Loan) to the Borrower or, if the Administrative Agent has previously made such amount available to the Borrower on behalf of such Lender pursuant to the provisions hereof, reimburse itself (up to the amount of the amount made available to the Borrower); provided, however, that the Administrative Agent shall have no obligation to disburse any such amount to the Borrower, or otherwise apply it or deem it applied as provided herein unless the Administrative Agent shall have determined in its sole discretion that to so disburse such amount will not violate any Law, rule, regulation or requirement applicable to the Administrative Agent. Upon any such disbursement by the Administrative Agent, such Lender shall be deemed to have made a Base Rate Loan to the Borrower in satisfaction, to the extent thereof, of such Lender’s obligation to make the Failed Loan.

Section 2.04            Evidence of Loans. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Senior Credit Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a single Term Note substantially in the form of Exhibit B, payable to such Lender (or its registered assigns) in an amount equal to the aggregate unpaid principal amount of such Lender’s Term Loans, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender having one or more Notes shall record the date, amount, and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of any Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any Lender to make any such recordation or endorsement or any error in any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any such Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse each of its Notes and to attach to and make a part of each of its Notes a continuation of any such schedule as and when required.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.05            [Reserved].

Section 2.06            Interest.

(a)                Rate Options Applicable to Loans. Each Borrowing shall comprise Base Rate Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.02. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower may not request any Borrowing that, if made, would result in an aggregate of more than five (5) separate Groups of Eurodollar Loans being outstanding hereunder at any one time (or such greater number as may be acceptable to the Administrative Agent in its sole discretion). For this purpose, Loans having different Interest Periods, regardless of whether commencing on the same date, shall be considered separate Groups. Interest hereunder shall be due and payable in arrears on each Interest Payment Date; provided that interest accruing on past due amounts shall be payable from time to time on demand.

(b)                Rates Applicable to Loans. Subject to the provisions of subsection (c) below, (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the then Applicable Margin for Eurodollar Loans and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the Adjusted Base Rate for such day plus the then Applicable Margin for Base Rate Loans.

(c)                Additional Interest. Notwithstanding the foregoing, (x) overdue principal and, to the extent permitted under applicable law, interest in respect of the Term Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the rate applicable to the respective Term Loans from time to time and (y) all other overdue amounts owing under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the non-default rate then applicable to Base Rate Loans from time to time .

(d)                Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof. Accrued and unpaid interest on overdue amounts (including interest on past due interest) shall be due and payable upon demand.

Section 2.07            Extension and Conversion.

(a)                Continuation and Conversion Options. The Loans included in each Borrowing shall bear interest initially at the type of rate allowed by Section 2.06 and as specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower shall have the option, on any Business Day, to elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article III and Section 2.07(d)), as follows:

(i)                 if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Eurodollar Loans as of any Business Day; and

(ii)               if such Loans are Eurodollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 3.05 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice, substantially in the form of Exhibit A-2 (a “Notice of Extension/Conversion”) (which may be by telephone if promptly confirmed in writing), which notice shall not thereafter be revocable by the Borrower, to the Administrative Agent not later than 12:00 P.M. on the third Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Extension/Conversion may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Extension/Conversion applies, and the remaining portion to which it does not apply, are each […***…] or any larger multiple of […***…].

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                Contents of Notice of Extension/Conversion. Each Notice of Extension/Conversion shall specify:

(i)                 the Group of Loans (or portion thereof) to which such notice applies;

(ii)               the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a);

(iii)             if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)              if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term “Interest Period”. If no Notice of Extension/Conversion is timely received prior to the end of an Interest Period for any Group of Eurodollar Loans, the Borrower shall be deemed to have elected that such Group be continued as Eurodollar Loans with an Interest Period of one month as of the last day of such Interest Period.

(c)                Notification to Lenders. Upon receipt of a Notice of Extension/Conversion from the Borrower pursuant to Section 2.07(a), the Administrative Agent shall promptly notify each Lender of the contents thereof.

(d)                Limitation on Conversion/Continuation Options. The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Eurodollar Loans if the aggregate principal amount of any Group of Eurodollar Loans created or continued as a result of such election would be less than […***…]. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, the Administrative Agent or the Required Lenders may require, by notice to the Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

Section 2.08            Amortization and Maturity of Loans.

(a)                Subject to adjustment as a result of prior payments in accordance with the terms of this Agreement, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), on each Principal Amortization Payment Date falling in each month listed below the aggregate principal amount of the Term Loans indicated opposite such month:

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Principal Amortization Payment Date	Amortization Payment
March 2016	$6,250,000
June 2016	$6,250,000
September 2016	$6,250,000
December 2016	$6,250,000
March 2017	$6,250,000
June 2017	$6,250,000
September 2017	$6,250,000
December 2017	$6,250,000
March 2018	$6,250,000
June 2018	$6,250,000
September 2018	$6,250,000
December 2018	$6,250,000
March 2019	$6,250,000
June 2019	$6,250,000
September 2019	$6,250,000
December 2019	$6,250,000
March 2020	$6,250,000
June 2020	$6,250,000
September 2020	$6,250,000
December 2020	$6,250,000
March 2021	$6,250,000
June 2021	$6,250,000
September 2021	$6,250,000

Any remaining unpaid principal amount of the Initial Term Loans shall be due and payable on the Maturity Date.

(b)                Subject to adjustment as a result of prior payments in accordance with this Agreement and extensions in accordance with this Agreement, the Borrower shall repay the Incremental Loans or the Refinancing Term Loans, as applicable, of each Class on the dates and in the amounts specified in the applicable Increase Amendment or Refinancing Amendment.

Section 2.09            Prepayments.

(a)                Voluntary Prepayment of Term Loans. (i) The Borrower shall have the right voluntarily to prepay Term Loans in whole or in part from time to time, subject to Section 3.05 and Section 2.09(g) but otherwise without premium or penalty; provided, however, that each partial prepayment of Term Loans shall be in a minimum principal amount of […***…] or a whole multiple of […***…] in excess thereof. Each payment pursuant to this Section shall be applied as set forth in Section 2.09(c)(viii).

(ii)               Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) repayments of Term Loans pursuant to this Section 2.09(a)(ii) are not funded with the proceeds of revolving Indebtedness, the Borrower may prepay the outstanding Term Loans, which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower, and which shall be prepaid on the following basis (and no Lender shall be obligated to participate in any voluntary prepayment pursuant to this Section 2.09(a)(ii), and each Lender’s decision so to participate, or not, shall be made in its sole discretion):

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(A)              The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.09(a)(ii); provided that the Borrower shall not initiate any action under this Section 2.09(a)(ii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of the Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B)               (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.09(a)(ii)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than […***…] and whole increments of […***…] in excess thereof (unless otherwise agreed by the Administrative Agent) and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M. on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2)                Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined the applicable Borrower Offer of Specified Discount Prepayment.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3)                If there is at least one Discount Prepayment Accepting Lender, the Borrower will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Classes of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)               (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.09(a)(ii)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than […***…] and whole increments of […***…] in excess thereof (unless otherwise agreed by the Administrative Agent) and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M. on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(2)                The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3)                If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Classes of such Term Lender to be prepaid at the Applicable Discount on such date and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(D)              (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the applicable Group Company is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.09(a)(ii)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than […***…] and whole increments of […***…] in excess thereof (unless otherwise agreed by the Administrative Agent) and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M. on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)                The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any. If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3)                Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.09(a)(ii)(D). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Classes of such Term Lender to be prepaid at the Acceptable Discount on such date and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(E)               In connection with any Discounted Term Loan Prepayment, the Borrower and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(F)               If any Term Loan is prepaid in accordance with subsections (B) through (D) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 12:00 P.M. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant Class(es) of Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.09(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective Pro Rata Share or other applicable share provided for under this Agreement. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.09(a)(ii), the Borrower shall make a customary representation to the assigning or assignee Term Lenders, as applicable, that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or their respective securities that either (1) has not been disclosed to the Term Lenders generally (other than Term Lenders that have elected not to receive such information), it being understood that documents posted on a U.S. government website or on the Borrower’s behalf on an Internet or intranet website, if any, in each case, to which the Administrative Agent and the Lenders have access shall be deemed to have been disclosed to the Term Lenders, or (2) if not disclosed to the Term Lenders, could reasonably be expected to have a material effect on, or otherwise be material to (A) a Term Lender’s decision to participate in any such Discounted Term Loan Prepayment or (B) the market price of such Term Loans, or shall make a statement that such representation cannot be made. The Group Companies hereby waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.

(G)              To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.09(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(H)              Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.09(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(I)                 Each of the Group Companies and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.09(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.09(a)(ii) as well as activities of the Auction Agent.

(J)                Each Group Company shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 2.09(a)(ii) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b)                [Reserved].

(c)                Mandatory Prepayments; Application of Prepayments.

(i)                 [Reserved].

(ii)               Excess Cash Flow. No later than ninety-five (95) days after the end of each Excess Cash Flow Period, the Borrower shall prepay (or cause to be prepaid) principal of the Term Loans in an aggregate amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period minus (B) the aggregate amount of all voluntary prepayments of principal of the Term Loans, Refinancing Term Loans and the Incremental Term Loans and any Incremental Revolving Loans, in each case that are not funded with the proceeds of long-term Indebtedness (which, in the case of Discounted Term Loan Prepayments, will be limited to the actual amount of cash paid to Lenders in connection with such prepayment (as opposed to the face amount of the Loans so prepaid)) (but, in the case of Incremental Revolving Loans, only to the extent the Incremental Revolving Commitments are permanently reduced at the time of such payment of Incremental Revolving Loans), if such voluntary prepayments are made (x) during such Excess Cash Flow Period and have not previously reduced the amount of any prepayment pursuant to this clause (ii) or (y) at the election of the Borrower, after the last day of such Excess Cash Flow Period and prior to the date of prepayment (with any prepayment pursuant to Section 2.09(a)(ii) being measured by the amount applied to such prepayment, rather than the amount by which the outstanding principal amount of the Term Loans is reduced thereby). As used in this Section 2.09(c)(ii), the term “Applicable ECF Percentage” for any Excess Cash Flow Period means 75%; provided that the Applicable ECF Percentage shall be reduced to (i) […***…]% if the First Lien Leverage Ratio as of the last day of and for such Excess Cash Flow Period is less than or equal to […***…] to 1.00 but greater than […***…] to 1.00, (ii) […***…]% if the First Lien Leverage Ratio as of the last day of and for such Excess Cash Flow Period is less than or equal to […***…] to 1.00 but greater than 1.00 to 1.00 and (iii) […***…]% if the First Lien Leverage Ratio as of the last day of and for such Excess Cash Flow Period is less than or equal to […***…] to 1.00.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             Asset Dispositions, Casualties and Condemnations, etc. Within five (5) Business Days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Asset Disposition not in the Ordinary Course of Business (other than (x) any Asset Disposition permitted under clauses (i), (ii), (iii), (vi) through (xiii), (xv), (xvi)(B) or (xxi) of Section 7.05 and (y) other licenses and sublicenses of Intellectual Property entered into in the Ordinary Course of Business (as determined in good faith by the Borrower)), Casualty or Condemnation (in each case, excluding Net Cash Proceeds to the extent and so long as they constitute Reinvestment Funds), the Borrower shall prepay (or cause to be prepaid) principal of the Term Loans in an aggregate amount equal to […***…] of the Net Cash Proceeds of such Asset Disposition, Casualty or Condemnation; provided that (A) if at the time that any such prepayment would be required, the Borrower is required to prepay, or to offer to repurchase, any Credit Agreement Refinancing Indebtedness constituting Permitted Equal Priority Refinancing Debt pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Asset Disposition, Casualty or Condemnation (such Permitted Equal Priority Refinancing Debt required to be prepaid or offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans required to be prepaid and Other Applicable Indebtedness at such time; provided that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.09(c)(iii) shall be reduced accordingly; provided, further, to the extent that the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; and (B) no such prepayment caused by the receipt of Net Cash Proceeds from any Asset Disposition, Casualty or Condemnation shall be required to the extent that the sum of such Net Cash Proceeds and all other Net Cash Proceeds from Asset Dispositions, Casualties or Condemnations (other than an Asset Disposition permitted under clauses (i) through (xiii) or (xv) of Section 7.05)) occurring after the Closing Date and during the same fiscal year does not exceed […***…] (it being understood that a prepayment shall only be required of such excess).

(iv)              Debt Issuances. On the Business Day of receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Debt Issuance (other than any Debt Issuance permitted pursuant to Section 7.01 of this Agreement (other than subsection (vi) thereof, to the extent not applied in connection with the related Permitted Refinancing and other than any Debt Issuance in respect of Credit Agreement Refinancing Indebtedness)), the Borrower shall prepay (or cause to be prepaid) principal of the Term Loans in an aggregate amount equal to […***…] of the Net Cash Proceeds of such Debt Issuance.

(v)                Consummation of the Tender Offer and Stock Repurchase. If the Consummation of the Tender Offer and Stock Repurchase shall not have been effected on or prior to 5:00 P.M. (Tokyo time) on October 21, 2015 (or such later date as may be acceptable to the Administrative Agent in its sole discretion), the Borrower shall prepay (or cause to be prepaid) in full in cash all of the Senior Credit Obligations under the Loan Documents prior to 5:00 P.M. (Tokyo time) on the Business Day immediately following such date.

(vi)              Notwithstanding any other provisions of this Section 2.09(c), (A) to the extent that any or all of the Excess Cash Flow for any Excess Cash Flow Period attributable to a Foreign Subsidiary is prohibited or delayed as a result of a Change in Law in a jurisdiction other than the United States after the Closing Date, which Change in Law is the cause of such prohibition or delay (including, for the avoidance of doubt, a change to any financial assistance and corporate benefit Laws or Laws relating to fiduciary and statutory duties of directors and officers in any such jurisdiction), from being repatriated to the United States (it being acknowledged and agreed that no such prohibition or delay exists as of the Closing Date), the Borrower shall not be required to make a prepayment at the time provided in this Section 2.09(c) with respect to such affected amounts, and instead, such amounts may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to use reasonable efforts to otherwise cause the applicable Foreign Subsidiary following the date on which the respective payment would otherwise have been required, promptly to take all actions reasonably required by the applicable local Law or other impediment to permit such repatriation), and if following the date on which the respective payment would otherwise have been required, such repatriation of any of such Excess Cash Flow is permitted under the applicable local Law or other impediment (or is otherwise received by the Borrower or a Subsidiary Guarantor), such repatriation will be promptly effected and such repatriated Excess Cash Flow will be promptly (and in any event not later than three (3) Business Days after such repatriation could be made) applied (whether or not repatriation actually occurs) to the repayment of the Term Loans pursuant to this Section 2.09 to the extent provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all Excess Cash Flow would have a material adverse U.S. Tax cost consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Excess Cash Flow, the Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (B), on or before the date on which any Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to this Section 2.09(c), the Borrower shall apply an amount equal to such Excess Cash Flow to such prepayments as if such Excess Cash Flow had been received by the Borrower rather than a Foreign Subsidiary, less the amount of additional Taxes that would have been payable or reserved against if such Excess Cash Flow had been repatriated.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vii)            Application of Mandatory Prepayments. Except as may be set forth in any Increase Amendment or Refinancing Amendment, all amounts required to be paid pursuant to this Section 2.09(c) shall be applied pro rata to the outstanding Term Loans of each Class (provided that any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness or Refinancing Term Loans shall be applied solely to each applicable Class of Credit Agreement Refinancing Indebtedness or other Term Loans being refinanced), and to the remaining unpaid principal in direct order of maturity.

(viii)          Order of Application for Voluntary Prepayments. Except as may be set forth in any Increase Amendment or Refinancing Amendment, all amounts allocated to the voluntary prepayment of the Term Loans pursuant to Section 2.09(a)(i) shall be applied pro rata to the outstanding Term Loans of each Class, and to the remaining unpaid Principal Amortization Payments as directed by the Borrower at the time of the respective prepayment (or, in the absence of such direction, in direct order of maturity to the remaining unpaid Principal Amortization Payments). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments of Eurodollar Loans under this Section 2.09(c) shall be subject to Section 3.05.

(ix)              Payments Cumulative. Except as otherwise expressly provided in this Section 2.09, payments required under any subsection or clause of this Section 2.09 are in addition to payments made or required under any other subsection or clause of this Section 2.09.

(d)                Notice of Mandatory Prepayment Events. The Borrower shall give to the Administrative Agent at least three (3) Business Days’ prior written or telecopy notice of each and every prepayment required under Sections 2.09(c)(iii) and (iv), including a good faith estimate of (x) the amount of Net Cash Proceeds expected to be received therefrom and (y) the expected schedule for receiving such proceeds.

(e)                Notices of Prepayments. The Borrower shall notify the Administrative Agent, in the case of prepayment of a Base Rate Loan, by 11:00 A.M. at least one Business Day prior to the date of any voluntary prepayment hereunder and, in the case of prepayment of a Eurodollar Loan, by 11:00 A.M., at least three (3) Business Days prior to the date of voluntary prepayment. Each notice of prepayment shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Eurodollar Loan or a Base Rate Loan and, in the case of a Eurodollar Loan, the Interest Period of such Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share, if any, thereof. Once such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable as specified therein; provided, however, that for voluntary prepayments under Section 2.09(a)(i), the Borrower shall be entitled to make any such payment conditional on the receipt of other financing or the closing of another transaction to the extent specified in such notice. All prepayments of Eurodollar Loans under this Section 2.09 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment, together with any additional amounts required pursuant to Section 3.05.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)                 In the event of any prepayment of any Term Loans of any Term Lender pursuant to Section 2.09(c)(ii), 2.09(c)(iii) or, except with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness or Refinancing Term Loans, 2.09(c)(iv) (an “Applicable Prepayment”), such Lender may reject all or a portion of its share of such Applicable Prepayment by written notice (each, a “Rejection Notice”) (each such Lender, a “Rejecting Lender”) to the Administrative Agent no later than 5:00 P.M. one (1) Business Day after the date of such Term Lender’s receipt of notice of such Applicable Prepayment as otherwise provided herein (the “Rejection Deadline”). If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent at or prior to the Rejection Deadline, such Term Lender will be deemed to have accepted its share of the Applicable Prepayment. The aggregate portion of such Applicable Prepayment that is rejected by Term Lenders pursuant to Rejection Notices shall be referred to as the “Rejected Amount”. Such Rejected Amount shall be offered to each Lender that is not a Rejecting Lender pro rata and such Lender may reject all or a portion of its share of the Rejected Amount pursuant to the procedures set forth in the immediately preceding sentence and the aggregate portion of such Rejected Amount that is rejected by the Term Lenders shall be returned by the Administrative Agent to the Borrower and may be used by the Borrower in any manner not prohibited by the Loan Documents.

(g)                Loan Call Protection. (i) In the event that, on or prior to the twelve (12)-month anniversary of the Closing Date, the Borrower (x) makes any repayment or prepayment of any Initial Term Loans (other than a prepayment or repayment pursuant to Section 2.08(a), 2.09(a)(ii), 2.09(c)(ii) or 2.09(c)(iii) (but, in the event of such Section 2.09(c)(iii), only in respect of Net Cash Proceeds received either from (a) a Casualty or Condemnation or (b) a direct or indirect sale of less than all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole) or 2.09(c)(v)) or effects a conversion of any Initial Term Loans into Equity Interests of the Borrower or other Indebtedness or (y) effects any amendment of this Agreement having the effect of a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Lenders (including any Lender that refuses to consent to an amendment described in the definition of “Repricing Transaction” and is replaced pursuant to Section 10.13), (I) in the case of preceding clause (x), a prepayment, repayment or conversion premium equal to 2% of the aggregate principal amount of the Initial Term Loans being prepaid, repaid or converted and (II) in the case of preceding clause (y), a payment equal to 2% of the aggregate principal amount of the Initial Term Loans outstanding immediately prior to such amendment.

(ii)               In the event that, after the twelve (12)-month anniversary but on or prior to the twenty-four (24)-month anniversary of the Closing Date, the Borrower (x) makes any repayment or prepayment of any Initial Term Loans (other than a prepayment or repayment pursuant to Section 2.08(a), 2.09(a)(ii), 2.09(c)(ii) or 2.09(c)(iii) (but, in the event of such Section 2.09(c)(iii), only in respect of Net Cash Proceeds received either from (a) a Casualty or Condemnation or (b) a direct or indirect sale of less than all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole) or effects a conversion of any Initial Term Loans into Equity Interests of the Borrower or other Indebtedness or (y) effects any amendment of this Agreement having the effect of a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Lenders (including any Lender that refuses to consent to an amendment described in the definition of “Repricing Transaction” and is replaced pursuant to Section 10.13), (I) in the case of preceding clause (x), a prepayment, repayment or conversion premium equal to 1% of the aggregate principal amount of the Initial Term Loans being prepaid, repaid or converted and (II) in the case of preceding clause (y), a payment equal to 1% of the aggregate principal amount of the Initial Term Loans outstanding immediately prior to such amendment.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.10            Termination of Commitments. The Initial Term Commitments shall terminate immediately upon the making of the Initial Term Loans on the Closing Date.

Section 2.11            Fees. The Borrower shall pay to the Lead Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Certain of such fees may be paid by funding the Term Loans at an original issue discount. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever except as otherwise agreed.

Section 2.12            Pro Rata Treatment. Except to the extent otherwise provided herein, each Borrowing, each payment or prepayment of principal of or interest on any Loan, each payment of fees (other than fees retained by the Agents and Lead Arranger for their own account), and each conversion or continuation of any Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Applicable Percentages, Incremental Revolving Commitment Percentages and Incremental Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of the applicable Class of such Lenders); provided that, in the event any amount paid to any Lender pursuant to this Section 2.12 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.13            Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing thereon; provided that:

(i)                 if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)               the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or any payment made pursuant to Section 2.09(a)(ii)) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any of its Subsidiaries thereof (as to which the provisions of this Section shall apply).

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14            Payments Generally; Administrative Agent’s Clawback.

(a)                Payments by the Borrower. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Each payment of principal of and interest on Loans and fees hereunder shall be paid not later than 12:00 P.M. on the date when due, in Dollars and in Federal or other funds immediately available to the Administrative Agent at the account designated by it by notice to the Borrower. Payments received after 12:00 P.M. shall be deemed to have been received on the next Business Day, and any applicable interest or fee shall continue to accrue. The Administrative Agent shall distribute such payments to the applicable Lenders promptly following receipt thereof. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (and such extension of time shall be reflected in computing interest or fees, as the case may be), unless (in the case of Eurodollar Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time.

(b)                Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice (which may be by telephone if promptly confirmed in writing) from the Borrower prior to the date on which any payment is due to the applicable Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith, and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to but excluding the date of payment to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender without interest.

(d)                Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date of Borrowing.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)                Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                 Computations. All computations of interest for Base Rate Loans when the Adjusted Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which Loan is made (or converted or continued), and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made (or continued or converted) shall, subject to subsection (a) above, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.15            Increase in Commitments.

(a)                Borrower Request. At any time after the later of (A) the Closing Date and (B) the earlier of (x) the completion of a Successful Syndication (as defined in the Fee Letter) and (y) 60 days after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of (i) one or more new Term Commitments or increases in the amount of the Term Commitments (each, an “Incremental Term Loan Commitment” and loans pursuant thereto “Incremental Term Loans”) or (ii) revolving commitments under a revolving credit facility including, at the Borrower’s election and with the Administrative Agent’s approval (not to be unreasonably withheld or conditioned), subfacilities for swing line loans and letters of credit (a “Revolving Credit Facility”) or increases in the amount of the revolving commitments in respect of a Revolving Credit Facility (each, an “Incremental Revolving Commitment” and loans pursuant thereto “Incremental Revolving Loans” and, collectively with the Incremental Term Loans, “Incremental Loans”), by an amount not in excess of the Incremental Total Cap in the aggregate and not less than […***…] individually or any larger multiple of […***…]. Each such notice shall specify (x) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the increased or new Commitments shall be effective, which shall be a date not less than five (5) Business Days (or such lesser period as may be consented to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (y) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such increased or new Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment; provided, further, that the consent (not to be unreasonably withheld, conditioned or delayed) of the Administrative Agent with respect to the Persons providing such Incremental Loans, Incremental Term Loan Commitments or Incremental Revolving Commitments shall be required to the extent such consent otherwise would be required under Section 10.01.

(b)                Conditions. The increased or new Commitments shall become effective as of the Increase Effective Date; provided that:

(i)                 the representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the Increase Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided, further, that, with respect to any Increase Amendment incurred for purposes of financing a Limited Condition Transaction, only the Specified Representations (and not any other representations or warranties in Article V or any of the other Loan Documents or otherwise) shall be required to be true and correct in all material respects on and as of the Increase Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)               no Default or Event of Default shall have occurred and be continuing or would result from the Borrowing to be made on the Increase Effective Date (x) in the case of any Increase Amendment incurred for purposes of financing a Limited Condition Transaction, on the date of the execution and delivery of the applicable definitive purchase agreement in connection with such Limited Condition Transaction and (y) in the case of any other Increase Amendment, on the date of the Increase Effective Date;

(iii)             after giving effect to such Incremental Term Loan Commitments, Incremental Revolving Commitments and Incremental Loans and the application of the proceeds thereof, and assuming that all Incremental Revolving Commitments are borrowed in full, the Borrower shall be in compliance on a Pro Forma Basis with a Total Leverage Ratio equal to the lesser of (x) the financial covenant contained in Section 7.15 for the Test Period then most recently ended for which financial statements have been delivered or are required to have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), as the case may be and (y) […***…] (assuming, for purposes of such calculations, that all commitments under any Incremental Facility are fully drawn);

(iv)              the Borrower shall deliver or cause to be delivered a certificate of a Responsible Officer certifying compliance with the foregoing conditions; and

(v)                to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates (including solvency certificates) consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Guaranty and the Collateral Documents as may be reasonably requested by the Administrative Agent.

(c)                Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:

(i)                 terms and provisions of (A) Incremental Revolving Commitments and Incremental Revolving Loans shall be, except as otherwise set forth herein, (i) in the case of Incremental Revolving Commitments or Incremental Revolving Loans establishing the initial Revolving Credit Facility, on terms and conditions identical to those of the Term Loans, provided that (x) the provisions of this Agreement, and defined terms relating thereto, shall be amended by the Borrower and the Administrative Agent to incorporate provisions reasonably satisfactory to the Administrative Agent, the Borrower and each Person acting as a letter of credit issuer or swingline lender and customary for revolving credit facilities, including, without limitation, (1) extensions of the maturity date of the Incremental Revolving Commitments on terms consistent with Section 2.16, (2) customary provisions relating to borrowing procedures and requirements, (3) customary differences with respect to assignments and participations, (4) customary voting and approval rights of any letter of credit issuer or swing line lender, (5) “defaulting lender” and cash collateralization requirements customary for revolving credit facilities (and letter of credit and swingline sub-facilities) and (6) application of proceeds of voluntary and mandatory prepayments (which shall, in the case of mandatory prepayments, require the prepayment in full of all Term Loans and Incremental Term Loans prior to the application of mandatory prepayments to the Revolving Credit Facility and any extensions of credit thereunder) and conforming amendments shall be effected to the terms hereof by the Borrower and the Administrative Agent, in each case without the consent of any other Lender and (y) the terms and conditions of such Revolving Credit Facility may have terms not substantially identical to the Initial Term Loans to the extent that such terms are solely applicable after the Maturity Date for the Initial Term Loans (as such date may be extended), and (ii) in the case of subsequent Incremental Revolving Commitments and Incremental Revolving Loans, identical to the Incremental Revolving Commitments and Incremental Revolving Loans, respectively, under the initial Revolving Credit Facility and (B) Incremental Term Loans shall be, except as otherwise set forth herein or in the Increase Amendment, identical to the Term Loans (it being understood that Incremental Term Loans may be a part of the Term Loans) or otherwise reasonably satisfactory to the Administrative Agent;

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)               the Applicable Margins and fees for the Incremental Loans and any commitment fees or letter of credit fees in respect of any Incremental Revolving Commitments shall be determined by the Borrower and the Lenders of the Incremental Loans; provided that, if the Applicable Margins (or similar measure of interest margin) for any Incremental Term Loans incurred on or prior to the date that is 18 months following the Closing Date are more than […***…]% per annum higher than the Applicable Margins for the Initial Term Loans, then the Applicable Margins for the Initial Term Loans shall be increased to the extent necessary so that the Applicable Margins (or similar measure of interest margin) for the Initial Term Loans are equal to the Applicable Margins for the Incremental Term Loans […***…]; provided, further, that in determining the Applicable Margins applicable to the Term Loans and the Incremental Term Loans, (x) any pricing floors, recurring fees and all other similar fees, OID or upfront fees shall be included (with such OID being amortized over the shorter of (A) the Weighted Average Life to Maturity of such Incremental Term Loans and (B) four (4) years) and (y) customary arrangement, structuring or underwriting fees not payable to all Lenders in connection with the Initial Term Loans or the Incremental Term Loans shall be excluded;

(iii)             the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Initial Term Loans. The maturity date of any Incremental Facility shall not be earlier than the Maturity Date applicable to the Initial Term Loan, and no Revolving Credit Facility or Incremental Revolving Commitments will have any scheduled commitment reductions or scheduled amortization prior to the Maturity Date for the Initial Term Loans. The Incremental Loans shall share ratably with the existing Term Loans with respect to the Guaranty, the security interests created by the Collateral Documents (and shall not benefit from any other guaranty or security interest in any other collateral) and, except as set forth below and in Section 2.09 with respect to mandatory prepayments, payment rights;

(iv)              the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary prepayments pursuant to Section 2.09(a)(i) or any mandatory prepayments of Term Loans under Section 2.09(b), as specified in the applicable Increase Amendment; and

(v)                the terms of such Incremental Facility, to the extent not otherwise addressed in the foregoing clauses (i) through (iv), shall be as set forth in the applicable Increase Amendment, provided that no Incremental Facility may have covenants or defaults (other than pricing, call protection and premiums) more favorable to the Lenders in respect of such Incremental Facility than the terms applicable to the Initial Term Loans or any prior Class of Incremental Term Loans (except for covenants or defaults applicable solely after the latest Maturity Date of the Term Loans or such prior Class of Incremental Term Loans at the time of incurrence) unless such terms are agreed to by the Administrative Agent and the Lenders in respect of the Term Loans then outstanding receive the benefit of such terms.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Incremental Term Loan Commitments and the Incremental Revolving Commitments shall be effected by an amendment and, if applicable, joinder agreement (the “Increase Amendment”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment or Incremental Revolving Commitment, as applicable, in form and substance satisfactory to each of them. The Increase Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15 and may constitute an amendment and restatement of this Agreement.

(d)                Effectiveness. On any Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment or establish its Incremental Revolving Commitment in favor of the Borrower.

(e)                Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.15 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and security interests created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent and/or the Collateral Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Loans or any such new Commitments.

Section 2.16            Extensions of Term Loans.

(a)                Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans of a Class with a like Maturity Date, on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of such Class with a like Maturity Date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans, but subject to the applicable terms of clauses (ii) through (iv) below) (each, an “Extension”, and each group of Term Loans, in each case as so extended, as well as the original Term Loans (not so extended), being a separate Class, any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, so long as the following terms are satisfied (it being understood that no such Lender shall have any obligation to commit to any such Extension):

(i)                 [Reserved];

(ii)               except as to interest rates, fees, premiums, amortization, final maturity date, optional prepayment terms, mandatory prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in reasonable detail in the relevant Extension Offer), the Term Loans, as the case may be, of any Term Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Loan Lender”) extended pursuant to any Extension (“Extended Term Loans”), shall have terms applicable prior to the original Maturity Date applicable to the Term Loans subject to such Extension, as the case may be, no more favorable in any material respect, taken as a whole, to the Extending Term Loan Lender than the terms of the Class of Term Loans subject to such Extension Offer;

Confidential and Proprietary

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(iii)             the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date at the time of the respective Extension;

(iv)              the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, and, prior to the originally scheduled Maturity Date, such Extended Term Loans do not require scheduled principal payments in any calendar quarter greater (as a percentage of the original amount thereof) than those of the Term Loans not so extended;

(v)                any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vi)              if the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Term Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Term Lenders have accepted such Extension Offer;

(vii)            all documentation in respect of such Extension shall be consistent with the foregoing; and

(viii)          any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b)                With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.09 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.12 or any other pro rata payment section) or any other Loan Documents that may otherwise prohibit or restrict any such Extension or any other transaction contemplated by this Section 2.16.

(c)                No consent of any Lender or any Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Senior Credit Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Senior Credit Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent and, to the extent applicable, the Collateral Agent, to enter into amendments to this Agreement and the other Loan Documents with the Borrower and other Loan Parties as may be necessary in order to establish new Classes in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.16.

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(d)                In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof and shall agree to such procedures (to ensure reasonable administrative management of the Loans and Commitments hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16.

(e)                This Section 2.16 shall supersede any provisions in Section 2.12, Section 2.13, Section 2.14 or Section 10.01 to the contrary.

Section 2.17            Refinancing Amendments.

(a)                On one or more occasions after the Closing Date, the Borrower may, by notice to the Administrative Agent (a “Refinancing Loan Request”), request Refinancing Term Commitments in respect of all or any portion of the Term Loans of any Class or Classes (including any Incremental Term Loans) then outstanding under this Agreement.

(b)                On any Refinancing Facility Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.17, (i) each Term Lender that agrees to such Refinancing Loan Request (a “Refinancing Term Lender”) of such Class shall make a Refinancing Term Loan to the Borrower in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto.

(c)                Each Refinancing Loan Request from the Borrower pursuant to this Section 2.17 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans.  Refinancing Term Loans may be provided by any Refinancing Term Lender.

(d)                The effectiveness of any Refinancing Amendment, and the Refinancing Term Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i)                 after giving effect to such Refinancing Term Commitments and the Refinancing Term Loans to be made pursuant thereto, the conditions of Section 4.02 shall be satisfied;

(ii)               each Refinancing Term Commitment shall be in an aggregate principal amount that is not less than […***…] and shall be in an increment of […***…] (provided that such amount may be less than […***…] and not in an increment of […***…] if such amount is equal to the entire outstanding principal amount of the Term Loans to be refinanced thereby); and

(iii)             to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates (including solvency certificates) consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Guaranty and the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Term Lenders are provided with the benefit of the applicable Loan Documents.

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(e)                The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments shall be as agreed between the Borrower and the applicable Refinancing Term Lenders providing such Refinancing Term Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Term Loans existing on the Refinancing Facility Closing Date, shall satisfy the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness”; provided that (i) such Refinancing Term Loans may participate on (I) a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) in any voluntary prepayments of Term Loans hereunder and (II) a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, (ii) shall have the same rank in right of payment with respect to the other Senior Credit Obligations as the applicable Term Loans being refinanced and (iii) shall be secured by the Collateral and shall have the same rank in right of security with respect to the other Senior Credit Obligations as the applicable Term Loans being refinanced.

(f)                 Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 10.01(d) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17, and the Lenders hereby expressly authorize the Administrative Agent and the Collateral Agent to enter into any such Refinancing Amendment.

(g)                In lieu of incurring any Refinancing Term Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, incur or otherwise obtain Credit Agreement Refinancing Indebtedness in accordance with the definition of “Credit Agreement Refinancing Indebtedness”.

(h)                This Section 2.17 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.18            Defaulting Lenders.

(a)                Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                 Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)               Application of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, if any; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(b)                Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01            Taxes.

(a)                Payments Free of Taxes. Any and all payments made by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law, provided that if any applicable withholding agent shall be required by applicable Law (as determined in good faith by the applicable withholding agent) to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and (iii) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after such deductions or withholdings have been made (including deductions applicable to additional sums payable under this Section 3.01) the applicable Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)                Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                Indemnification by the Loan Parties. Without duplication of any additional amounts paid under Section 3.01(a), the Loan Parties shall indemnify each Agent, and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable by such Agent, or such Lender, as the case may be, or required to be withheld or deducted from a payment to such Agent, or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to such Agent), or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(d)                Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                Status of Lenders. Each Lender (including an assignee) shall on or before the date on which it becomes a party to this Agreement, at such times other as are reasonably requested by the Borrower or the Administrative Agent and at the time or times prescribed by Law, provide the Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent, as will permit the Borrower or the Administrative Agent, as the case may be, (A) to determine whether or not payments made under any Loan Document are subject to withholding Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding Taxes in respect of any payments to be made to such Lender pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding Tax purposes in an applicable jurisdiction. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent or Borrower) or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in the preceding sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(i)(A), 3.01(e)(i)(B)(1)-(4) and (6)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)                 Without limiting the generality of the foregoing:

(A)              Each Lender (including an assignee) that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(B)               Each Lender (including an assignee) that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

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(1)                two (2) duly completed original copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, (or any successor forms) certifying that such Lender is not a U.S. Person and, to the extent applicable, is eligible for benefits of an income Tax treaty to which the United States is a party,

(2)                two (2) duly completed original copies of Internal Revenue Service Form W-8ECI (or any successor forms) claiming that specified payments (as applicable) hereunder or any other Loan Documents (as applicable) constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States,

(3)                in the case of a Lender (including an assignee) claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code, (x) a certificate, in substantially the form of Exhibit F (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Borrower and the Administrative Agent, to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two (2) duly completed original copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable (or any successor forms),

(4)                to the extent a Lender is not the beneficial owner, two (2) duly completed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other certification documents from each beneficial owner, as applicable (provided that, if the Lender is a partnership and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owner(s), it being understood that a Lender need not provide certificates or supporting documentation from beneficial owner(s) if (x) the Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income Tax purposes and (y) such Lender is as a result able to establish, and does establish, that payments to such Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding Taxes without providing such certificates or supporting documentation unless provision of such certificates or supporting documentation is required by applicable Law in order to support such a claim of exemption from or reduction to applicable withholding Taxes),

(5)                any other form prescribed by applicable requirements of U.S. federal income Tax Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made, or

(C)               If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(ii)               Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered expired, obsolete or inaccurate, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding Tax or (2) notify Administrative Agent and the Borrower in writing of its legal inability to deliver any such forms, certificates or other evidence.

(iii)             Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f)                 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by a Loan Party, or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section, with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund and net of any Taxes payable by any indemnified party thereon), provided that such applicable Loan Party, upon the request of such indemnified party , agrees to repay the amount paid over to the applicable Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such indemnified party in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will any indemnified party be required to pay any amount to any Loan Party pursuant to this paragraph (f) the payment of which would put such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g)                Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.02            Illegality. If, on or after the Closing Date (or with respect to any Lender, if later, the date on which such Lender became a Lender), the adoption of any applicable Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund any of its Eurodollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon, until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to convert outstanding Loans into Eurodollar Loans, shall be suspended. If such notice is given, each Eurodollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan, if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately, if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

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Section 3.03            Inability To Determine Rates. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

(i)                 the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate for such Interest Period; or

(ii)               the Required Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period;

the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended and (ii) each outstanding Eurodollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent prior to 12:00 P.M. on the Business Day of the date of any Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as an Adjusted Base Rate Borrowing in the same aggregate amount as the requested Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Revolving Base Rate Loans for such day.

Section 3.04            Increased Costs and Reduced Return; Capital Adequacy.

(a)                Increased Costs Generally. If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder);

(ii)               subject the Administrative Agent or any Lender (or its Lending Office) to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to the Administrative Agent or such Lender in respect thereof (except for (A) Indemnified Taxes indemnified under Section 3.01(c), (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes); or

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(iii)             impose on any Lender (or its Lending Office) or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender (or its Lending Office) of making, converting to, continuing on or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Administrative Agent or such Lender, the Borrower will pay to the Administrative Agent or such Lender such additional amount or amounts as will compensate the Administrative Agent or such Lender for such additional costs incurred or reduction suffered; provided that, with respect to any such costs incurred or reduction suffered in connection with a Change in Law, the Borrower will be required to make such payment only to the extent the Administrative Agent or the respective Lender generally requires similarly situated borrowers to which it is a lender to make similar payments.

(b)                Capital Requirements. Except with respect to any Taxes (which are addressed in Section 3.04(a)(ii)), if any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that the Borrower will be required to make such payment only if the Administrative Agent or the respective Lender requires similarly situated borrowers to which it is a lender to make similar payments.

(c)                Certificates for Reimbursement. A certificate of a Lender setting forth the amount necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                Delays in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date on which Borrower receives a certificate from such Lender notifying the Borrower of the Change in Law giving rise to such increased costs or reductions as provided in subsection (c) (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05            Compensation for Losses. Within thirty (30) days following demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or out-of-pocket expense incurred by it as a result of:

(i)                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

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(ii)               any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(iii)             any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

excluding any loss of anticipated profits from maintaining such broken contract and excluding any differential on an applicable margin on funds so redeployed but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. A certificate (with reasonable supporting detail) of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 3.05 shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that the Borrower shall not be required to compensate such Lender pursuant to this Section 3.05 for any loss, cost or expense incurred more than 180 days prior to the date that such Lender notifies the Borrower in writing of the loss, cost or expense and of such Lender’s intention to claim compensation thereof; provided, further, that, if a Change in Law giving rise to such loss, cost or expense is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06            Base Rate Loans Substituted for Affected Eurodollar Loans. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Eurodollar Loans has been suspended pursuant to Section 3.02 or (ii) any Lender has demanded compensation under Section 3.04 with respect to its Eurodollar Loans, and in any such case the Borrower shall, by at least five (5) Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 3.06 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Eurodollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders). If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Lenders.

Section 3.07            Mitigation Obligations; Replacement of Lenders.

(a)                Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)                Replacement of Lenders. If any Lender requests compensation under Section 3.04 or gives a notice under Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

Section 3.08            Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Senior Credit Obligations hereunder to the extent set forth in this Article III.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

Section 4.01            Conditions to the Initial Borrowing. The obligation of each Lender to make its Initial Term Loan hereunder is subject to the satisfaction or waiver of the following conditions precedent (except, in each case, to the extent requiring the delivery of documents or the performance of any action required to be delivered or performed by Section 6.16):

(a)                Executed Loan Documents. The Administrative Agent shall have received duly executed counterparts from each party thereto of: (i) this Agreement; (ii) the Notes; (iii) the Guaranty; (iv) the Security Agreement; (v) the Pledge Agreement; (vi) the Securities Account Control Agreement; and (vii) the Nomura Letter Agreement.

(b)                Organization Documents; Secretary’s Certificate. The Administrative Agent shall have received: (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization to the extent applicable; (ii) a certificate as to the good standing (or comparable status) of each Loan Party from such Secretary of State, as of a recent date, to the extent applicable; (iii) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date and certifying (A) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing from its jurisdiction of organization furnished pursuant to clause (ii) above and remains in full force and effect; (B) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of such Loan Party, as applicable, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below or certifying that such by-laws, limited partnership agreement or operating agreement has not been amended, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and are the only resolutions authorizing the execution, delivery and performance of the Loan Documents; and (D) as to the incumbency and specimen signature of each officer executing any Loan Document; and (iv) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (iii) above.

(c)                Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in Sections 4.01(e), (g), (l) and (o).

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(d)                Opinion of Counsel. On the Closing Date, the Administrative Agent shall have received a customary written opinion of Cooley LLP, counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(e)                Indebtedness. After giving effect to the Transactions and the other transactions contemplated hereby, no Group Company shall have outstanding any preferred equity or Indebtedness for borrowed money other than (i) the Loans and Borrowings hereunder, (ii) Indebtedness under the Existing Subordinated Notes in an aggregate principal amount not to exceed the Existing Subordinated Notes Amount, (iii) intercompany debt among the Borrower and the Subsidiary Guarantors, (iv) debt at the Acquired Business not to exceed […***…][…***…] in the aggregate and (v) the Indebtedness, if any, listed on Schedule 7.01.

(f)                 [Reserved].

(g)                Material Adverse Change. Since December 31, 2014, there shall not have occurred a Closing Date Material Adverse Effect.

(h)                Perfection of Personal Property Security Interests and Pledges; Search Reports. The Collateral Agent shall have received:

(i)                 a Perfection Certificate from each Loan Party;

(ii)               appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local Law) authenticated and authorized for filing under the UCC or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents;

(iii)             copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens or any other Liens acceptable to the Collateral Agent);

(iv)              all of the Pledged Collateral, which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent; and

(v)                the Intercompany Note executed by and among the Borrower and its Subsidiaries (but excluding the Acquired Companies), accompanied by endorsements to the Intercompany Note in the form attached thereto, undated and endorsed in blank by each of the Loan Parties, after giving effect to the Transactions;

provided that, to the extent any security interest in any Collateral to be provided by any Loan Party is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interest in the Equity Interests of each Loan Party’s direct U.S. Wholly Owned Subsidiaries that are required to be pledged pursuant to this Agreement and the other Loan Documents and other assets of the Borrower and the Subsidiary Guarantors pursuant to which a lien may be perfected by the filing of a Form UCC-1 or such other financing statement) after the Loan Parties’ use of commercially reasonable efforts to do so or without undue burden or expense to such Loan Party, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Initial Term Loans on the Closing Date hereunder, but instead shall be required to be delivered within ninety (90) days after the Closing Date (or such later date after the Closing Date as the Administrative Agent shall agree)) (the “Funds Certain Provisions”).

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(i)                 Solvency Certificate. On or prior to the Closing Date, the Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Responsible Officer or chief accounting officer of the Borrower, substantially in the form of Exhibit J.

(j)                 Financial Statements; Pro Forma Financial Statements. The Lead Arranger shall have received (A) audited consolidated balance sheets and related statements of income and cash flows and stockholders’ equity of (i) the Borrower and its Subsidiaries for each of the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014 (the “Borrower Audited Financial Statements”) and (ii) the Target and its Subsidiaries for each of the fiscal years ended March 31, 2013, March 31, 2014 and March 31, 2015 (the “Target Audited Financial Statements”), (B) unaudited consolidated balance sheets and related statements of income and cash flows and stockholders’ equity of (i) the Borrower and its Subsidiaries for each fiscal quarter ended after December 31, 2014 and at least 45 days prior to the Closing Date (the “Borrower Quarterly Financial Statements”) and (ii) Target and its Subsidiaries for each fiscal quarter ended after March 31, 2015 and at least 45 days prior to the Closing Date (the “Target Quarterly Financial Statements”) and (C) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its Subsidiaries (after giving effect the Transactions) as of and for the period of four (4) consecutive fiscal quarters ending June 30, 2015, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) (the “Pro Forma Financial Statements”).

(k)                Payment of Fees. All costs, fees and expenses (including, to the extent applicable, legal fees and expenses) and other compensation and amounts due and payable under the Commitment Letter, the Fee Letter and any ancillary or collateral agreements and payable to the Administrative Agent, the Collateral Agent, the Lead Arranger, the Bookrunner and the Lenders or any of their respective Affiliates on or before the Closing Date shall have been paid or, contemporaneously with the funding of the Initial Term Loans on the Closing Date, will be paid.

(l)                 Representations and Warranties. On the Closing Date, (i) the representations and warranties made by the Borrower in Sections 5.01 (other than clauses (iii) and (iv)), 5.02 (other than clause (y)(ii)), 5.03, 5.04, 5.13, 5.18, 5.19, 5.22 and, with respect to the Borrower, the Acquiror and the Target, 5.24 (collectively, the “Specified Representations”) shall be true and correct in all material respects (provided that any such representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date) and (ii) subject to the Funds Certain Provisions, the representations or warranties made by or on behalf of the Target in the Strategic Alliance Agreement and the Stock Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or any of its Subsidiaries have the right to terminate its or their obligations under the Strategic Alliance Agreement or the Stock Purchase Agreement or to withdraw the Tender Offer (or decline to consummate any part of the Stock Purchase or the Tender Offer) as a result of a breach of such representations in the Strategic Alliance Agreement or the Stock Purchase Agreement, shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date) (as determined without giving effect to any waiver, amendment or other modification of the Strategic Alliance Agreement or the Stock Purchase Agreement).

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(m)              Patriot Act. At least five (5) Business Days prior to the Closing Date, each Loan Party shall have provided the documentation and other information concerning such Loan Party to the Administrative Agent that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act; provided that the Administrative Agent, on behalf of the Lenders, shall have requested such documentation and other information from such Loan Parties at least ten (10) Business Days prior to the Closing Date.

(n)                Notice of Borrowing. The Borrower shall have delivered to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in, and otherwise as permitted by Section 2.02.

(o)                Tender Offer Documents. The Tender Offer Documents and the Tender Offer Registration Statement shall have been filed with the Kanto Local Finance Bureau and the Acquiror shall have received sufficient acceptances to the Tender Offer by shareholders of the Target, together with the Stock Purchase, such that, after giving effect to the Stock Purchase and the Tender Offer, the Borrower and the Acquiror shall own at least two-thirds of the issued and outstanding capital stock of the Target and can effect the Squeeze Out. Other than the payment for the Equity Interests of the Target that are to be acquired pursuant to the Tender Offer and the Stock Purchase, all conditions precedent under the Tender Offer Registration Statement, the Strategic Alliance Agreement and the Stock Purchase Agreement to the consummation of the Tender Offer and the Stock Purchase shall have been satisfied. The Tender Offer and the Stock Purchase shall have been duly authorized by the Borrower and the Acquiror, and there shall have been no grounds for nullification, withdrawal or lapse of the Tender Offer or the Stock Purchase. Neither the Tender Offer nor the Stock Purchase shall have been validly enjoined by a Japanese or other court of competent jurisdiction.

(p)                Lock-up Consent. (x) The Principal Shareholders shall have received a written consent, waiver or release from Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. consenting to, or waiving the restriction on, the transfer and sale of the Target’s shares by the Principal Shareholders and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent of such written consent and/or waiver or (y) the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the lockup agreements relating to such restriction on the transfer and the sale of the Target’s shares by the Principal Shareholders shall have expired.

(q)                Restricted Cash Controlled Account. The Borrower shall have caused to be deposited $25,000,000 into the Restricted Cash Collateral Account, which account shall be subject to the control of the Collateral Agent pursuant to the terms of the Securities Account Control Agreement and the Security Agreement.

The documents referred to in this Section 4.01 shall be delivered to the Administrative Agent no later than the Closing Date. The certificates and opinions referred to in this Section 4.01 shall be dated the Closing Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Promptly after the Closing Date occurs, the Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

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Section 4.02            Conditions to All Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing after the Closing Date is subject to the satisfaction or waiver of the following conditions:

(a)                Notice. The Borrower shall have delivered an appropriate Notice of Borrowing in accordance with Section 2.02.

(b)                Representations and Warranties. Except as otherwise set forth in Section 2.15(b)(i), the representations and warranties of the Borrower and the other Loan Parties contained in Article V of this Agreement and in any other Loan Document, or which are contained in any Compliance Certificate furnished at any time under or in connection herewith, shall be (i) in the case of representations and warranties qualified by “materiality”, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on the basis set forth above as of such earlier date, and the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished or are required to have been furnished after the Closing Date pursuant to subsections (a) and (b), respectively, of Section 6.01.

(c)                No Default. Except as otherwise set forth in Section 2.15(b)(ii), no Default or Event of Default shall exist at the time of or immediately after giving effect to such proposed Borrowing or from the application of the proceeds thereof.

The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Loan Parties of the correctness of the matters specified in subsections (b) and (c) above.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that on and as of the Closing Date, after giving effect to the Transactions and the making of the Loans and the other financial accommodations on the Closing Date (but, for this purpose, assuming that the Consummation of the Tender Offer and the Stock Purchase were fully consummated on the Closing Date and the Target and its Subsidiaries were Subsidiaries of the Borrower) and on and as of each date as required by Section 4.02:

Section 5.01            Existence, Qualification and Power. Each Group Company (i) is, except as set forth on Schedule 5.01, duly organized or incorporated, as the case may be, and validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other organizational power and authority to (A) carry on its business as currently conducted, (B) execute, deliver and perform its obligations under the Loan Documents, the Strategic Alliance Agreement and the Stock Purchase Agreement to which it is a party and (C) consummate the Transactions, (iii) has all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business as presently conducted except to the extent that failure to possess such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) execute, deliver and perform its obligations under the Loan Documents, the Strategic Alliance Agreement and the Stock Purchase Agreement to which it is a party and (iv) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 5.02            Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document, the Strategic Alliance Agreement and the Stock Purchase Agreement to which such Person is party and the consummation of the Transaction (x) have been duly authorized by all necessary corporate, limited liability company or other organizational action and, if required, by all actions by shareholders, members or equity holders and (y) do not and will not (i) violate or conflict with the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except, in the case of this clause (ii), any such conflict, breach or contravention could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) violate or conflict with any Law, except, in the case of this clause (iii) as it relates to the Tender Offer and the Stock Purchase, as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.03            Governmental Authorization; Other Consents. Except for filings necessary to perfect the Liens in favor of the Collateral Agent in the Collateral and other consents, authorizations, notices, approvals and exemptions that have been obtained prior to or as of the Closing Date, no material approval, consent, exemption, authorization, registration, filing or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document to which it is a party or the consummation of the Transactions (including the provision of the Guaranty and the granting of the security interests in the Collateral by the Loan Parties).

Section 5.04            Binding Effect. This Agreement, the Strategic Alliance Agreement and the Stock Purchase Agreement have been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party or Subsidiary of the Borrower that is party thereto. This Agreement, the Strategic Alliance Agreement and the Stock Purchase Agreement constitute, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party or such Subsidiary, enforceable against each Loan Party or Subsidiary of the Borrower that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.05            Financial Condition; No Material Adverse Effect.

(a)                Audited and Unaudited Financial Statements. (i) The Borrower Audited Financial Statements (x) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein and (y) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and their results of operations for the respective periods covered thereby in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein.

(i)                 The Target Audited Financial Statements (x) were prepared in accordance with Japanese GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein and (y) fairly present in all material respects the financial condition of Target and its Subsidiaries as of the dates thereof and their results of operations for the respective periods covered thereby in accordance with Japanese GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein.

(ii)               The Borrower Quarterly Financial Statements (x) were prepared in accordance with GAAP, except as otherwise expressly noted therein and for normal year-end audit adjustments and absence of footnotes and (y) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date and for the period to which they relate.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             The Target Quarterly Financial Statements (x) were prepared in accordance with Japanese GAAP, except as otherwise expressly noted therein and for normal year-end audit adjustments and absence of footnotes and (y) fairly present in all material respects the financial condition of the Target and its Subsidiaries as of the date and for the period to which they relate.

(b)                Material Adverse Change. Since December 31, 2014, there has been no event, condition, change or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)                Pro Forma Financial Statements. The Pro Forma Financial Statements have been prepared in good faith by the Borrower, based on the assumptions which are believed by the Borrower on the date they were made to be reasonable, are based on information available to the Borrower as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated consolidated financial position of the Borrower and its Consolidated Subsidiaries as of June 30, 2015 assuming that the Transactions had actually occurred on that date.

(d)                Projections. As of the Closing Date, the projections (which include projected balance sheets and income and cash flow statements) set forth in all material respects the projected financial position of the Borrower and its Subsidiaries on an annual basis for the period from January 1, 2016 through December 31, 2021. The projections have been prepared in good faith, and, other than purchase accounting as it relates to the balance sheet, on a basis consistent with the financial statements referred to in subsection (a) above and based upon assumptions believed to be reasonable at the time made, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material.

(e)                No Liabilities. Except as fully disclosed in the financial statements referred to in Section 5.05(a), and except for the Indebtedness incurred under this Agreement and the other Loan Documents, there were, as of the Closing Date, no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries, taken as a whole. The Borrower does not know any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements referred to in Section 5.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries, taken as a whole.

Section 5.06            Litigation. Except as set forth on Schedule 5.06, there are no actions, claims, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of any Loan Party, threatened in writing against any Group Company (i) that involve any Loan Document or any of the Transactions or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.07            Ownership of Property, Liens.

(a)                Generally. Each Group Company has good title to, valid leasehold interests in, or license in, all its property material to its business, free and clear of all Liens, except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The property of the Group Companies, taken as a whole, (a) is in good operating order, condition and repair (ordinary wear and tear and damage by casualty excepted) and (b) constitutes all the property which is required for the business and operations of the Group Companies as presently conducted, in each case, to the extent that it could not be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                Flood Insurance. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 6.07.

Section 5.08            Environmental Matters.

(a)                Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)                 Each Group Company and their businesses, operations and property are in compliance with, and they have no liability under, Environmental Law;

(ii)               Each Group Company has obtained, or has applied in a timely manner for, all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, and all such Environmental Permits are valid and in good standing;

(iii)             There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or, to the knowledge of any Loan Party, formerly owned, leased or operated by any Group Company or their predecessors in interest that could reasonably be expected to result in liability of any Group Company under, or noncompliance by any Group Company with, any Environmental Law;

(iv)              There is no claim, demand, notice of violation, notice of potential responsibility, action, suit, investigation or proceeding involving allegations of non-compliance with, or liability under, any Environmental Law pending or, to the knowledge of any Group Company, threatened against any Group Company, or relating to any Real Property or facilities currently or, to the knowledge of any Loan Party, formerly owned, leased or operated by any Group Company or relating to the operations of any Group Company, and there are no actions, activities, circumstances, conditions, or occurrences that could reasonably be expected to form the basis of such matter;

(v)                No Person with an indemnity or contribution obligation to any Group Company relating to compliance with, or liability under, Environmental Law is in default with respect to such obligation;

(vi)              No Group Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and none of them is conducting or financing, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any location;

(vii)            No Lien has been recorded or, to the knowledge of any Loan Party, threatened under any Environmental Law with respect to any Real Property or other assets of any Group Company; and

(viii)          No Real Property or facility owned, operated or leased by the Group Companies and, to the knowledge of the Loan Parties, no Real Property or facility formerly owned, operated or leased by the Group Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or Superfund Enterprise Management System or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.09            Insurance. Schedule 5.09 sets forth a true, complete and correct description in all material respects of all insurance maintained by each Loan Party on the Closing Date. The properties of each Group Company are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are prudent in the reasonable business judgment of the Borrower’s officers.

Section 5.10            Taxes.

(a)                Each Group Company has filed, or caused to be filed, all federal and state, provincial, local and foreign Tax returns required to be filed and paid (i) all amounts of Taxes shown thereon to be due and (ii) all material other Taxes (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it (including in their capacity as a withholding agent), except for Taxes being contested in good faith through appropriate proceedings diligently conducted and as to which adequate reserves have been established in accordance with GAAP, or for such failures to file or pay as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Group Company knows of any pending investigation, Tax audit or deficiencies of any Group Company by any taxing authority or proposed tax assessments against any Group Company that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)                No Group Company has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

Section 5.11            ERISA; Employee Benefit Arrangements.

(a)                ERISA.

(i)                 None of the Group Companies or any of their ERISA Affiliates have or could have any current or contingent liability with respect to any Plan or Multiemployer Plan.

(ii)               Each Employee Benefit Arrangement complies in all respects with the applicable requirements of ERISA, the Code, and its terms, except to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(iii)             Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur.

(iv)              Except as required by applicable Laws, no Group Company has any liability with respect to any post-retirement benefit under a Welfare Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)                Employee Benefit Arrangements.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)                 All liabilities under the Employee Benefit Arrangements maintained or sponsored by any Group Company or ERISA Affiliate are (A) funded to at least the minimum level required by Law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements, (B) insured with a reputable insurance company, (C) provided for or recognized in the financial statements most recently delivered or are required to have been delivered to the Administrative Agent pursuant to Section 6.01 or (D) estimated in the formal notes to the financial statements most recently delivered or are required to have been delivered to the Administrative Agent pursuant to Section 6.01, except where such failure to fund, insure, provide for, recognize or estimate the liabilities arising under such arrangements could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii)               There are no circumstances which may give rise to a liability in relation to the Employee Benefit Arrangements maintained or sponsored by any Group Company or ERISA Affiliate which are not funded, insured, provided for, recognized or estimated in the manner described in clause (i) above and which could reasonably be expected individually or in the aggregate, to have a Material Adverse Effect.

(iii)             Each Group Company is in compliance with all applicable Laws, trust documentation and contracts relating to the Employee Benefit Arrangements, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.12            Subsidiaries; Equity Interests. Schedule 5.12 sets forth a complete and accurate list as of the Closing Date of all Subsidiaries of the Borrower. Schedule 5.12 sets forth as of the Closing Date the jurisdiction of formation of each such Subsidiary, whether each such Subsidiary is a Subsidiary Guarantor, the number of authorized shares of each class of Equity Interests of each such Subsidiary, the number of outstanding shares of each class of Equity Interests, the number and percentage of outstanding shares of each class of Equity Interests of each such Subsidiary owned (directly or indirectly) by any Person and the number and effect, if exercised, of all Equity Equivalents with respect to Equity Interests of each such Subsidiary. All the outstanding Equity Interests of each Subsidiary of the Borrower are validly issued, fully paid and non-assessable (to the extent applicable) and were not issued in violation of the preemptive rights of any shareholder and, as of the Closing Date, those owned by the Borrower, directly or indirectly, are free and clear of all Liens (other than those arising under the Collateral Documents or any security documents in respect of any secured Credit Agreement Refinancing Indebtedness). Other than as set forth on Schedule 5.12, as of the Closing Date, no such Subsidiary has outstanding any Equity Equivalents nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.

Section 5.13            Margin Regulations; Investment Company Act.

(a)                (i) No part of the proceeds of any Borrowing will be used, whether directly or indirectly, for any purpose that entails a violation of, or that is inconsistent with, Regulation T, U or X.

(ii) No Group Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(iii) The pledge of the Securities Collateral (as defined in the Security Agreement) pursuant to the Security Agreement does not cause any Borrowing to be directly or indirectly secured by Margin Stock for purposes of Regulation U.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                None of the Group Companies is subject to regulation under the Investment Company Act of 1940, as amended. None of the Group Companies is (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) controlled by any such company.

Section 5.14            Disclosure. The written reports, financial statements, certificates and other written information (other than projections, budgets, forecasts, estimates and other forward looking information or information of a general economic or industry specific nature) furnished with respect to any Group Company by or on behalf of any Loan Party or by their respective representatives to the Administrative Agent or any Lender in connection with the transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not materially misleading, in each case in light of the circumstances under which they were made; provided that, with respect to projected financial information and other forward-looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood and agreed that projections as to future events are not to be viewed as facts or guaranties of future performance and are subject to uncertainties or contingencies, many of which are beyond the control of the Group Companies, that the Borrower makes no representation that such projections will be realized, and that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material).

Section 5.15            Compliance with Law.

(a)                Each Group Company is in compliance with all Laws, regulations and orders of any Governmental Authority applicable to it or its property, operations or assets and all indentures, agreements and other instruments binding upon it or its property, except where such non-compliance could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(b)                Except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Group Company holds all company permits, including (1) all permits, licenses, franchises, approvals, registrations, authorizations and clearances necessary for each Group Company to conduct the business in which it is engaged, as such business is now conducted and is planned to be conducted and (2) authorizations of any applicable Governmental Authority that are concerned with the quality, identity, strength, purity, safety, efficacy, labeling, manufacturing, marketing, promotion, distribution, sale, pricing, import or export of any Group Company’s products necessary for the lawful operating of the businesses of the Group Companies (the “Company Regulatory Permits”); (ii) all such Company Regulatory Permits are valid and in full force and effect; and (iii) each Group Company, to the knowledge of any of the Group Companies (to the extent business activities are being conducted by third parties), is in compliance with the terms of all Company Regulatory Permits.

(c)                Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the businesses of each Group Company are being conducted, to the knowledge of any of the Group Companies (to the extent business activities are being conducted by third parties), in compliance with all applicable Laws (including any applicable Health Care Law). No Group Company has received any written notification or communication from any Governmental Authority of noncompliance by, or liability of any Group Company under, any Health Care Laws, except where such noncompliance or liability could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)                As of the Closing Date, no Group Company, to the knowledge of any Group Company (to the extent business activities are being conducted by third parties), is party to or has any reporting or disclosure obligations under any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)                All pre-clinical and clinical investigations in respect of any Group Company’s products or Group Company’s product candidates conducted or sponsored by each Group Company are being conducted in compliance with all applicable Laws administered or issued by the applicable Governmental Authorities, except, in each case, for such noncompliance that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(f)                 As of the Closing Date, no Group Company has received any written notice from the FDA or any foreign agency with jurisdiction over the development, marketing, labeling, sale, use, handling and control, safety, efficacy, reliability, or manufacturing of drugs which could reasonably be expected to lead to the denial, material limitation, revocation, or rescission of any of the Company Regulatory Permits or of any application for marketing approval already granted or currently pending before the FDA or such other Governmental Authority.

(g)                All reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Governmental Authority by the Borrower and its Subsidiaries have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, permits or notices could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing if required by applicable Laws). No Group Company, nor, to the knowledge of any Group Company, any officer, employee, agent or distributor of any Group Company, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of any Group Company, that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Authority to invoke any similar policy, except for any act or statement or failure to make a statement that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. No Group Company, nor, to the knowledge of any Group Company, any officer, employee, agent or distributor of any Group Company, has been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law applicable in other jurisdictions in which material quantities of any Group Company’s products or Group Company’s product candidates are sold or intended to be sold. No Group Company, nor, to the knowledge of any Group Company, any officer, employee, agent or distributor of any Group Company, has been debarred, suspended or excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935 (42 U.S.C. § 1320a-7), as amended, or any similar Health Care Law or program.

(h)                Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Group Company has voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Group Company’s products. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Borrower, there are no facts which are reasonably likely to cause, and the Borrower has not received any written notice from the FDA or any other Governmental Authority regarding (i) the recall, market withdrawal or replacement of any Group Company’s products sold or intended to be sold by any Group Company (other than recalls, withdrawals or replacements that are not material to the Group Companies, taken as a whole), (ii) a material change in the marketing classification or a material adverse change in the labeling of any Group Company’s products, (iii) a termination or suspension of the manufacturing, marketing, or distribution of any of Group Company’s products or (iv) a material negative change in reimbursement status of any of Group Company’s products.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.16            Intellectual Property. Except as set forth on Schedule 5.16, each Group Company (which for purposes of this Section 5.16, as of the Closing Date, shall include the Target and its Subsidiaries only to the extent of the best knowledge of the Borrower) owns, licenses or otherwise possesses the right to use, all of the Intellectual Property that are used or useful in the operation of its respective business, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Group Company represents that Exhibit B to the Perfection Certificate sets forth a complete and accurate list of all registered and applied for Intellectual Property and any material unregistered trademarks owned by such Group Company as of the Closing Date. No Group Company is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any other Person, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, except as set forth on Schedule 5.16, no claim has been asserted, is pending or, to the knowledge of any Group Company, has been threatened challenging the ownership, enforceability, scope, validity, or use by any Group Company and each Subsidiary thereof of any such Intellectual Property.

Section 5.17            Use of Proceeds. The proceeds of (a) the Initial Term Loans borrowed on the Closing Date will be used on the Closing Date to (x) pay fees and expenses in connection with the Transactions and (y) fund the Notes Redemption Collateral Account, the Founders Share Purchase Collateral Account, the Restricted Cash Collateral Account and the Designated US Account in the respective amounts set forth in Section 2.01 for the purpose of effecting the Tender Offer, the Stock Purchase, the Squeeze Out and the Subordinated Notes Repayments and (b) any Incremental Loans will be used by the Borrower for general corporate purposes and other legal purposes of the Borrower and its Subsidiaries (including, without limitation, Permitted Acquisitions and other permitted Investments, permitted refinancings of Indebtedness, Consolidated Capital Expenditures and permitted Restricted Payments).

Section 5.18            Solvency. As of the Closing Date, the Borrower and its Subsidiaries (on a consolidated basis) are and, immediately following the consummation of the Transactions and the financings related thereto, will be, Solvent.

Section 5.19            Collateral Documents.

(a)                Article 9 Collateral. Each of the Security Agreement and the Pledge Agreement, when executed and delivered, is effective to create in favor of the Collateral Agent, for the benefit of the Finance Parties, a legal, valid and enforceable security interest in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement and the Pledged Collateral is delivered to the Collateral Agent, each of the Security Agreement and the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 9 of the UCC by filing or by possession or control thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens, and except for certain items of Collateral with respect to which such Lien may be perfected only by possession or control thereof and the failure of the Collateral Agent to have possession or control thereof is expressly permitted pursuant to the Security Agreement and/or Pledge Agreement, as applicable.

(b)                Intellectual Property. When financing statements in the appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement, (i) the Grant of Security Interest in Patents, substantially in the form of Exhibit A to the Security Agreement, and the Grant of Security Interest in Trademarks, substantially in the form of Exhibit B to the Security Agreement, is filed in the United States Patent and Trademark Office, and (ii) the Grant of Security Interest in Copyrights, substantially in the form of Exhibit C to the Security Agreement, is filed in the United States Copyright Office, then the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the United States patents, trademarks, copyrights, licenses and other intellectual property rights covered in such agreements, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on issued patents, patent applications, registered trademarks, trademark applications and registered copyrights acquired by the Loan Parties after the Closing Date).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                Status of Liens. The Collateral Agent, for the benefit of the Finance Parties, will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Collateral Agent of continuation statements to the extent required by the UCC and maintaining control or possession of Collateral to the extent required by the Collateral Documents and to the qualifications and limitations set forth in clauses (a) and (b) above, the Collateral Documents will at all times constitute valid and continuing liens of record and first priority perfected security interests in all the Collateral referred to therein, except as priority may be affected by Permitted Liens.

(d)                Mortgages. Each Mortgage (if any), when executed and delivered, is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Finance Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are recorded or filed, as applicable, in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 6.12), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by such Mortgage.

(e)                Securities Account Control Agreement. The Securities Account Control Agreement, when executed and delivered, is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Finance Parties, a legal, valid and enforceable perfected first priority Lien on, and security interest in, all of the Borrower’s right, title and interest in and to each of the Controlled Accounts and the amounts deposited therein.

Section 5.20            Tender Offer. (i) The Tender Offer and Tender Offer Documents are in full force and effect, (ii) there are no known violations of Laws, ordinances or Financial Instruments Exchange rules in connection with the Tender Offer, (iii) there has been no amendment of the Tender Offer Documents which could reasonably be expected to have a Material Adverse Effect and (iv) there are no known grounds for nullification or withdrawal of the Tender Offer. The Tender Offer has been legally and timely registered and disclosed, including as prescribed in Article 27-13 of the FIEA of Japan, and the official announcement of the facts related to the Tender Offer prescribed in Article 27-13 of the FIEA has been validly made. The opinion by the board of directors of the Target relating to the Tender Offer has been legally issued and the Financial Services Agency, Securities Exchange Surveillance Commission, Kanto Local Finance Bureau, Financial Instrument Exchange or any court of Japan has not indicated that (i) the disclosure of the Tender Offer violates or may violate laws, ordinances or Financial Instruments Exchange rules in connection with the Tender Offer or (ii) the process with respect to the board of directors of the Target issuing the opinion regarding the Tender Offer violates or may violate Laws, ordinances or Financial Instruments Exchange rules in connection with the Tender Offer. The opinion of the Target board of directors endorsing the Tender Offer has not been withdrawn, there has been no expression of opposing views by the board of directors of the Target and no opinion by the board of directors of the Target endorsing a tender offer for Equity Interests of the Target by any other tender offeror has been issued.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.21            Labor Matters. There are no strikes, lockouts or slowdowns against any Group Company pending or, to the knowledge of any Group Company, threatened in writing that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of any Group Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, if applicable, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. As of the Closing Date, no Group Company is a party to or subject to any collective bargaining or other similar labor agreement.

Section 5.22            Anti-Terrorism Law; Foreign Corrupt Practices Act.

(a)                No Group Company and no Affiliate of any Group Company and, to the knowledge of the Group Companies, none of its agents, is in violation of any requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the Patriot Act and Executive Order 13224 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001 (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), any of the foreign assets control regulations administered by the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or the Part II.1 of the Criminal Code (Canada) (to the extent applicable), or any other applicable requirement of Law relating to economic or financial sanctions or trade embargoes or export controls (“Sanctions or Export Controls”) imposed, administered or enforced from time to time by the U.S. government, including those administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), the U.S. Department of State or by any other relevant sanctions or export control authority.

(b)                No Group Company and no Affiliate of any Group Company nor any of their respective directors, officers and employees and, to the knowledge of the Loan Parties, no broker or other agent of any Group Company, is any of the following (a “Restricted Party”):

(i)                 a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)               a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)             a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)              a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)                an Embargoed Person or a Person listed on any other list maintained by the U.S. government to the extent transactions with that Person would be in violation of Sanctions or Export Controls; or

(vi)              a Person or entity who is affiliated with, including any Person owned or controlled by, a Person or entity listed above.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                The Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person described in Section 5.22(b)(i)-(vi) for the purpose of financing the activities of such Person currently subject to any U.S. sanctions administered by OFAC, if such use or transfer violates U.S. sanctions administered by OFAC.

(d)                No Group Company and no Affiliate of any Group Company nor any of their respective directors, officers and employees and, to the knowledge of the Loan Parties, no broker or other agent of any Group Company acting in any capacity in connection with the Loans (i) conducts any unauthorized business or engages in making or receiving any contribution of funds, goods or services without required U.S. government authorization to or for the benefit of any Person described in Section 5.22(b), (ii) deals in, or otherwise engages in any unauthorized transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Governmental Authority or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(e)                No Group Company and no Affiliate of any Group Company nor any of their respective directors, officers and employees, nor to the knowledge of the Loan Parties, any Affiliate, agent, director, officer, employee or other person acting, directly or indirectly, on behalf of any Group Company, has, in the course of its actions for, or on behalf of, any Group Company, directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or other applicable anti-corruption law; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 5.23            Acquisition Documents. The Administrative Agent has been furnished complete copies of the Tender Offer Documents and each amendment thereto and each other Tender Offer Documents reasonably requested by the Administrative Agent, in each case, to the extent executed and delivered on or prior to the Closing Date.

Section 5.24            Insolvency Events. As of the Closing Date, no Group Company is subject to bankruptcy, insolvency, voluntary or judicial liquidation, composition with creditors, general settlement with creditors, reorganization or similar proceedings affecting the rights of creditors generally and no application has been made by any Group Company (or their respective directors) for the appointment of a receiver, trustee or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower agrees that until the Discharge of Senior Finance Obligations:

Section 6.01            Financial Statements. The Borrower will deliver to the Administrative Agent for further distribution to each Lender (or directly to each Lender at any time when there is not an incumbent Administrative Agent):

(a)                Annual Financial Statements. As soon as available and in any event no later than ninety (90) days after the end of (i) each fiscal year of the Borrower (but no later than the date on which the Borrower would be required to file a Form 10K under the Exchange Act if it were subject to Sections 15 and 13(d) of the Exchange Act) commencing with the fiscal year ending December 31, 2015, (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year, the related consolidated statements of income and stockholders’ equity and a consolidated statement of cash flows for such fiscal year, setting forth in comparative form the consolidated figures for the preceding fiscal year in reasonable detail and in each case prepared in accordance with GAAP and audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception other than with respect to any upcoming maturity date of the Term Loans or any potential inability to satisfy the financial covenant set forth in Section 7.15 on a future date or in a future period or any qualification or exception as to the scope of such audit and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                Interim Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower (but no later than the date on which the Borrower would be required to file a Form 10Q under the Exchange Act if it were subject to Sections 15 and 13(d) of the Exchange Act), commencing with the fiscal quarter ending September 30, 2015, (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such period, together with related consolidated statements of income and a consolidated statement of cash flows for such period and the then elapsed portion of such fiscal year, setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year.

(c)                Budgets. As soon as available, and in any event within sixty (60) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2015, consolidated budgets for the following fiscal year of the Borrower and its Consolidated Subsidiaries prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income and cash flows of the Borrower and its Consolidated Subsidiaries on a quarterly basis for the current fiscal year.

Documents required to be delivered pursuant to Section 6.01, Section 6.02 or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on a U.S. government website or on the Borrower’s behalf on an Internet or intranet website, if any, in each case, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent (and each Lender if there is at the time no incumbent Administrative Agent) of the posting of any such documents and the documents shall be delivered at the time of such notification. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Furthermore, if any financial statement, certificate or other information required to be delivered pursuant to Section 6.01, 6.02 or 6.03 shall be required to be delivered on any date that is not a Business Day, such financial statement, certificate or other information may be delivered to the Administrative Agent on the next succeeding Business Day after such date.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 6.02            Certificates; Other Information. The Borrower will deliver to the Administrative Agent for further distribution to each Lender (or directly to each Lender at any time when there is not an incumbent Administrative Agent):

(a)                Compliance Certificate. At the time of delivery of the financial statements provided for in Section 6.01(a) and for the financial statements provided for in Section 6.01(b) coinciding with the end of each fiscal quarter of the Borrower (commencing with the delivery of the financial statements for the fiscal year ending on December 31, 2015), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) (i) demonstrating compliance with the financial covenant contained in Section 7.15 by calculation thereof as of the end of the fiscal period covered by such financial statements, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (iii) stating whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in GAAP applied in the preparation of the financial statements of the Borrower and its Consolidated Subsidiaries, and, if so, describing such change.

(b)                [Reserved].

(c)                Excess Cash Flow. No later than ninety-five (95) days after the end of each Excess Cash Flow Period, a certificate of a Responsible Officer of the Borrower containing information regarding the calculation of Excess Cash Flow in reasonable detail for such Excess Cash Flow Period.

(d)                ERISA Reports. Promptly upon an ERISA Event, the most recently prepared actuarial reports in relation to the Plans for the time being operated by Group Companies which are prepared in order to comply with the then current statutory or auditing requirements within the relevant jurisdiction. Promptly upon request of the Administrative Agent, the Borrower shall also furnish the Administrative Agent with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, with respect to any Plans, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(e)                Information Regarding Collateral. Concurrently with the delivery of financial statements pursuant to Section 6.01(a), deliver to the Administrative Agent and the Collateral Agent a supplement to the Perfection Certificate.

(f)                 Other Information. Promptly, from time to time, such other information reasonably available to the Group Companies regarding the operations, business affairs and financial condition of any Group Company, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Section 6.03            Notices. The Borrower will, promptly after a Responsible Officer of any Loan Party has obtained actual knowledge thereof, notify the Administrative Agent (and each Lender if there is then no incumbent Administrative Agent), and the Administrative Agent will in turn notify the Lenders:

(i)                 of the occurrence of any Default or Event of Default hereunder;

(ii)               of (A) any breach or non-performance of, or any default under, any material Contractual Obligation of any Group Company, (B) any dispute, litigation, investigation, proceeding or suspension between any Group Company and any Governmental Authority or, to the knowledge of the Borrower, the threat against any Group Company of any of the foregoing in writing, (C) the commencement of, or any material adverse development in, or, to the knowledge of the Borrower, the written threat against any Group Company of, any litigation or proceeding affecting any Group Company, including pursuant to any applicable Environmental Law, or (D) any violation of or noncompliance with any Law by any Group Company, in each case of subclauses (A) through (D) to the extent that the same has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             of the occurrence of any ERISA Event with respect to a Group Company or any other ERISA Event that, in either case, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(iv)              of the occurrence of a Material Adverse Effect or any event that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(i) shall describe with particularity any and all provisions of this Agreement or the other Loan Documents that have been breached.

Section 6.04            Payment of Taxes and Related Items. Each of the Group Companies will file all applicable Tax returns and pay and discharge all Taxes, claims, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties; provided, however, that no Group Company shall be required to file such Tax returns or pay any such Tax or governmental charge or levy (A) which is being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been established in accordance with GAAP or (B) to the extent failure to file such tax returns or make such payment could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05            Preservation of Existence, etc. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary of the Borrower or other transaction permitted under Section 7.04 or Section 7.05, each Group Company will: (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in the case of a Subsidiary of the Borrower where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.06            Maintenance of Properties. Each Group Company will: (i) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Casualty and Condemnation excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.07            Maintenance of Insurance.

(a)                Insurance Policies. Each of the Group Companies will at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, property insurance, flood insurance and casualty insurance) in such amounts, covering such risk and liabilities and with such deductibles or self-insurance retentions as are prudent in the good faith judgment of the officers of the Borrower. The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to all such property and casualty policies and additional insured with respect to all business interruption or liability policies (other than worker’s compensation, director and officer liability or other policies in which such endorsements are not customary), and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will use commercially reasonable efforts to give the Collateral Agent thirty (30) days’ prior written notice before any such policy or policies shall be canceled (or ten (10) days’ prior written notice for cancellation due to non-payment), and, if such endorsement is available at reasonable cost, that no act or default of any Group Company or any other Person shall affect the rights of the Collateral Agent or the Lenders under such policy or policies.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                Flood Insurance. With respect to each Mortgaged Property (if any), obtain flood insurance in such total amount as is sufficient to comply with all applicable rules and regulations promulgated under the applicable federal flood insurance laws, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program.

Section 6.08            Compliance with Laws and Contractual Obligations. (a) Each of the Group Companies will comply with all requirements of Law applicable to it and its properties to the extent that noncompliance with any such requirement of Law could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Group Companies will do each of the following as it relates to any (x) Plan maintained by, or Multiemployer Plan contributed to by, each of the Group Companies or (y) Employee Benefit Arrangement, in each case except to the extent that any failure to do any of the following could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) maintain each Plan (other than a Multiemployer Plan) in compliance in all respects with the applicable provisions of ERISA, the Code or other Federal, state or foreign Law and its terms; (ii) cause each Plan (other than a Multiemployer Plan) that is qualified under Section 401(a) of the Code to maintain such qualifications; (iii) not become a party to any Plan subject to Section 412 of the Code; (iv) ensure that there are no Unfunded Liabilities in excess of the Threshold Amount; (v) not become a party to any Multiemployer Plan; (vi) make all contributions (including any special payments to amortize any Unfunded Liabilities) required to be made to any Plan or Multiemployer Plan in accordance with all applicable Laws in a timely manner; (vii) ensure that the contributions or premium payments to or in respect of all Employee Benefit Arrangements are and continue to be promptly paid at no less than the rates required under the rules of such arrangements and in accordance with the most recent actuarial advice received in relation to the Employee Benefit Arrangement and generally in accordance with applicable Law; and (viii) use its commercially reasonable efforts to cause each of its ERISA Affiliates to do each of the items listed in clauses (i) through (vi) above as it relates to Plans and Multiemployer Plans maintained by or contributed to by its ERISA Affiliates such that there shall be no liability to a Group Company by virtue of such ERISA Affiliate’s acts or failure to act.

(b) Each of the Group Companies will perform and observe all terms and provisions of each Contractual Obligation (other than in respect of Indebtedness) to be performed or observed by it and maintain (to the extent necessary in the exercise of its reasonable business judgment) each such Contractual Obligation, except to the extent that the failure to perform or observe any such terms or provisions, or to maintain any such Contractual Obligations, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09            Books and Records. Each of the Group Companies will keep books and records of its transactions that are complete and accurate in all material respects in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 6.10            Inspection Rights. Each of the Group Companies will from time to time (but, if no Event of Default shall have occurred and be continuing, not more often than once per fiscal year of the Borrower at the Borrower’s expense) permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and employees, all at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that (1) when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and (2) representatives of any Lender may accompany the Administrative Agent, at such Lender’s expense.

Section 6.11            Use of Proceeds. The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 5.17.

Section 6.12            Additional Loan Parties; Additional Security.

(a)                Additional Subsidiary Guarantors. The Borrower will take, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) to take, such actions from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower (other than Excluded Subsidiaries) are Subsidiary Guarantors not later than the times set forth herein. Without limiting the generality of the foregoing, if any Group Company shall form or acquire any new Subsidiary (other than an Excluded Subsidiary), or if any Excluded Subsidiary shall cease to be an Excluded Subsidiary, the Borrower, as soon as practicable and in any event within thirty (30) days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after such formation, acquisition or cessation, will provide the Collateral Agent with notice of such formation, acquisition or cessation and the Borrower will cause such Subsidiary to:

(i)                 within thirty (30) days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after such formation, acquisition or cessation, (A) execute an Accession Agreement pursuant to which such Subsidiary shall agree to become a “Subsidiary Guarantor” under the Guaranty; a “Subsidiary Guarantor” under the Security Agreement; and a “Subsidiary Guarantor” under the Pledge Agreement; and/or an obligor under such other Collateral Documents as may be applicable to such new Subsidiary and (B) take all actions required to be taken by such Collateral Documents to perfect the Liens granted thereunder; and

(ii)               deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Loan Party pursuant to Section 4.01 of this Agreement on the Closing Date or as the Administrative Agent or the Collateral Agent shall have reasonably requested in order to evidence compliance with this Section 6.12.

(b)                Additional Security. (i) The Borrower will, and will cause each of its Subsidiaries which is, or becomes, a Subsidiary Guarantor to cause, all or substantially all personal property (other than any personal property expressly excluded from the definition of “Collateral” in the Security Agreement or any other Collateral Document), to be subject at all times to perfected Liens in favor of the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents, or such other security agreements, pledge agreements, or similar collateral documents as the Collateral Agent shall reasonably request to create or perfect its Liens on the Collateral (collectively, the “Additional Collateral Documents”). In the event that any Loan Party acquires any owned Real Property after the Closing Date having a fair market value in excess of […***…], the Borrower agrees to promptly (but in no event later than thirty (30) days after the acquisition thereof) provide the Administrative Agent with written notice of such acquisition, setting forth in reasonable detail the location and a description of the Real Property so acquired. The Borrower or the applicable Subsidiary Guarantor will cause to be delivered to the Collateral Agent with respect to such Real Property, a Mortgage or other appropriate instrument under applicable law sufficient to create a valid first priority Lien (except as otherwise permitted by the definition of Permitted Liens) of record on such Real Property, as well as Surveys, title insurance policies, local counsel opinions, flood insurance certificates, and other customary instruments, certificates and documents, as are in form and substance reasonably requested by the Collateral Agent. Without limiting the generality of the foregoing, the Borrower will cause, and will cause each of its Subsidiaries that is or becomes a Subsidiary Guarantor to cause, 100% of the Equity Interests owned by them of each of their respective direct and indirect Domestic Subsidiaries (other than any (i) CFC Holdco or (ii) any Domestic Subsidiary of a CFC or a CFC Holdco) and, with respect to each Foreign Subsidiary that is a CFC or a CFC Holdco, 65% of each class of Equity Interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) directly owned by the Borrower or a Subsidiary Guarantor and 100% of each class of Equity Interests of such CFC or CFC Holdco not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) directly owned by the Borrower or a Subsidiary Guarantor, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent, subject only to Permitted Liens described in Section 7.02(ii), (iii), (iv), (xv), (xxiv) or (xxv).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)                 All such security interests and mortgages shall be granted pursuant to documentation consistent with the Collateral Documents executed on the Closing Date and otherwise reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests and mortgage liens subject to no other Liens except for Permitted Liens. The Additional Collateral Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Collateral Documents, and all Taxes, fees and other charges payable in connection therewith shall have been paid in full. The Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 6.12(b) has been complied with.

(ii)               Notwithstanding anything contained in this Section 6.12(b), the Collateral Agent and the Borrower may exclude assets from the Collateral and that the Borrower shall not be required to deliver any Additional Collateral Documents, if, as reasonably determined by the Collateral Agent and the Borrower, the cost of obtaining or perfecting a security interest is excessive in relation to the benefit afforded to the Finance Parties thereby.

(c)                Real Property Appraisals. If the Collateral Agent reasonably determines that it or any of the Finance Parties are required by Law or regulation to have appraisals prepared in respect of the owned Real Property of any Group Company constituting Collateral, appraisals shall be obtained in satisfaction of the applicable requirements set forth in 12 C.F.R., Part 34 - Subpart C or any successor or similar statute, rule, regulation, guideline or order, and which shall be in scope, form and substance compliant with such requirements.

(d)                Completion of Actions. The Borrower agrees that each action required by Section 6.12(b) shall be completed as soon as reasonably practicable, but in no event later than sixty (60) days (or, in the case of delivery of Mortgages, ninety (90) days) (or, in either case, such later date as determined by the Administrative Agent in its sole discretion) after such action is either requested to be taken by the Collateral Agent or required to be taken by the Borrower or any of its Subsidiaries pursuant to the terms of this Section 6.12.

Section 6.13            Further Assurances.

(a)                Promptly, upon the reasonable request of the Administrative Agent (on behalf of itself or of any Lender) or the Collateral Agent, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the Finance Documents, in each case, to the extent not inconsistent with the terms of any Finance Document.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                In connection with any change (i) in any Loan Party’s legal name, (ii) in the location of the Borrower’s chief executive office, (iii) in any Loan Party’s organizational identification number, if any, or (iv) in any Loan Party’s corporate form, jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), (A) such Loan Party shall give the Collateral Agent and the Administrative Agent prompt written notice (which shall in any event be given within thirty (30) days, or such greater notice period agreed to in writing by the Collateral Agent in its sole discretion, after such change) clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) such Loan Party shall promptly take all action reasonably requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Finance Parties in the Collateral, if applicable. The Borrower shall not, and shall not permit any other Loan Party to, in any event change its name, corporate form, organizational structure or location (determined as provided in Section 9-307 of the UCC), if such change would cause the Security Interest (as defined in the Security Agreement) in favor of the Collateral Agent, in any Collateral to lapse or cease to be perfected unless such Loan Party has taken on or before the date of lapse all actions necessary to ensure that such Security Interest in the Collateral does not lapse or cease to be perfected. The Borrower agrees that it shall, and shall cause each Loan Party to, promptly and in any event within thirty (30) days (or such longer period as may be agreed by the Collateral Agent in its sole discretion) of such change provide the Collateral Agent with certified Organization Documents reflecting any of the changes (other than location) described in the preceding sentence.

Section 6.14            Annual Lenders Conference Call. Within thirty (30) days after the delivery of the financial statements pursuant to Section 6.01(a) for each fiscal year of the Borrower, host a conference call with representatives of the Administrative Agent and the Lenders, to be held at such time as reasonably designated by the Borrower (in consultation with the Administrative Agent), for the discussion of the financial results of the previous fiscal quarter and the year-to-date financial condition of the Group Companies, including a reasonable “question and answer” period.

Section 6.15            Maintenance of Ratings. Use commercially reasonably efforts to cause the Loans and the Borrower’s corporate credit to continue to be rated by S&P and Moody’s (but not to maintain a specific rating).

Section 6.16            Post Closing Matters. The Borrower and each of the other Loan Parties, as applicable, will execute and deliver the documents and complete the tasks set forth on Schedule 6.16, in each case, within the time limits specified therein (in each case, as extended by the Administrative Agent in its sole discretion).

Section 6.17            Squeeze Out. The Borrower will, or the Borrower will direct the Acquiror to, consummate the Squeeze Out in accordance with the Tender Offer Registration Statement and all applicable Laws as soon as reasonably practicable after the Closing Date, but in any event, within one hundred twenty (120) days after the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion), and, after giving effect thereto, the Borrower will own, directly or indirectly, 100% of the Equity Interests of the Target. If the Acquiror is required to take alternative methods for the Squeeze Out which is different from Tender Offer Registration Statement, the Borrower will obtain the prior written consent from the Administrative Agent regarding the alternative methods.

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Section 6.18            Maintenance of Restricted Cash Collateral Account. The Borrower shall retain at least $25,000,000 in the Restricted Cash Collateral Account, which account shall remain subject to the control of the Collateral Agent pursuant to the terms of the Securities Account Control Agreement and the Security Agreement until the date upon which (x) no Event of Default exists or would result from the release of such funds from the Restricted Cash Collateral Account and (y) at least $35,000,000 in aggregate principal amount of Initial Term Loans has been prepaid or repaid.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower agrees that until the Discharge of Senior Finance Obligations:

Section 7.01            Limitation on Indebtedness. None of the Group Companies will incur, create, assume or permit to exist any Indebtedness or Swap Obligations except:

(i)                 Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and disclosed on Schedule 7.01 (collectively, the “Existing Indebtedness”);

(ii)               Indebtedness of the Loan Parties under this Agreement and the other Loan Documents, including any Incremental Loans incurred pursuant to Section 2.15, Extended Term Loans incurred pursuant to Section 2.16 and Indebtedness incurred pursuant to Section 2.17 (including any Credit Agreement Refinancing Indebtedness in lieu of Refinancing Term Loans);

(iii)             Purchase Money Indebtedness, Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations of the Borrower and its Subsidiaries, and Indebtedness financing the acquisition, construction, repair, replacement or improvement of capital assets, in each case incurred after the Closing Date and Attributable Indebtedness in respect of Sale/Leaseback Transactions of the Borrower and its Subsidiaries permitted pursuant to Section 7.12; provided that (x) the aggregate amount of all such Indebtedness incurred pursuant to this clause (iii) does not exceed […***…] at any time outstanding and (y) no Lien securing any such Indebtedness shall extend to or cover any property or asset of any Group Company other than the asset so financed (and accessions thereto) and proceeds and products thereof (provided that individual financings of equipment provided by any lender may be cross-collateralized to other financings of equipment provided by such lender);

(iv)              (A) Indebtedness of the Borrower or its Subsidiaries secured solely by Liens granted pursuant to clauses (xvi), (xvii) and/or (xviii) of Section 7.02 and any other Indebtedness of a Person whose Equity Interests or assets are acquired in a Permitted Acquisition which is assumed by the Borrower or a Subsidiary of the Borrower in such Permitted Acquisition; provided that such Indebtedness was not incurred in connection with, or in anticipation of, the events described in such clauses or such Permitted Acquisition, and (B) so long as no Default or Event of Default is continuing at the time of, or would result from, the incurrence of such Indebtedness, Indebtedness incurred to finance a Permitted Acquisition, provided that the aggregate amount of all Indebtedness incurred pursuant to this clause (iv) does not exceed […***…] at any time outstanding;

(v)                Indebtedness of the Borrower in respect of the Existing Subordinated Notes in an aggregate principal amount not to exceed the Existing Subordinated Notes Amount; provided that such Indebtedness shall only be permitted to remain outstanding until February 1, 2016;

(vi)              any Permitted Refinancing of Indebtedness permitted under clause (i), (iii) or (iv) above (but without duplication of amounts outstanding pursuant to such clauses);

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(vii)            Indebtedness of the Borrower or any of the Subsidiaries that may be deemed to exist (including, without duplication, any contingent liabilities in respect thereof) in connection with agreements providing for indemnification, purchase price adjustments, earn-out, “milestone”, non-compete, consulting, deferred compensation and similar obligations in connection with acquisitions or sales of assets and/or businesses permitted under this Agreement;

(viii)          Swap Obligations of the Borrower or any of its Subsidiaries under Swap Agreements to the extent entered into in order to manage interest rate, foreign currency exchange rate and commodity pricing risks and not for speculative purposes;

(ix)              Indebtedness owed to any Person providing property, casualty or liability insurance to the Borrower or any Subsidiary of the Borrower, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the annual period (plus additional fees and costs imposed by virtue of being paid in installments) in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

(x)                Indebtedness consisting of Guaranty Obligations incurred (A) by the Borrower in respect of Indebtedness, leases or other ordinary course obligations not prohibited to be incurred by, or obligations in respect of Permitted Acquisitions, other Investments permitted by Section 7.06 or Permitted Joint Ventures of, any Subsidiary Guarantor, (B) by any Subsidiary Guarantor in respect of Indebtedness, leases or other ordinary course obligations not prohibited to be incurred by, or obligations in respect of Investments permitted by Section 7.06 or Permitted Joint Ventures of, the Borrower or any other Subsidiary Guarantor, (C) by any Subsidiary of the Borrower that is not a Loan Party in respect of the Indebtedness, leases or other ordinary course obligations not prohibited to be incurred by, or obligations in respect of Permitted Acquisitions, other Investments permitted by Section 7.06 or Permitted Joint Ventures of, the Borrower or any other Subsidiary of the Borrower; provided, if a Subsidiary that is not a Loan Party incurs Guaranty Obligations in respect of Indebtedness of a Loan Party, then such Subsidiary shall become a Subsidiary Guarantor hereunder, and (D) by any Loan Party in respect of Indebtedness, leases or other ordinary course obligations not prohibited to be incurred by, or obligations in respect of Permitted Acquisitions, other Investments permitted by Section 7.06 or Permitted Joint Ventures of, any Subsidiary that is not a Loan Party, in each case, to the extent constituting an Investment permitted pursuant to Section 7.06;

(xi)              intercompany Indebtedness to the extent permitted by Section 7.06(a)(ix);

(xii)            (A) Indebtedness of the Borrower and its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business; provided that (1) such Indebtedness (other than credit or purchase cards) is extinguished within five (5) Business Days after receipt of notice of its incurrence and (2) such Indebtedness in respect of credit or purchase cards is extinguished within sixty (60) days from its incurrence, and (B) obligations of the Borrower and its Subsidiaries to financial institutions, in each case to the extent in the Ordinary Course of Business and on terms and conditions which are within the general parameters customary in the banking industry, in connection with Cash Management Services or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes;

(xiii)          unsecured subordinated Indebtedness of the Borrower at any time outstanding owing to any then existing or former director, officer, employee, independent contractor, manager or consultant of the Borrower or its Subsidiaries (or their estates, spouses or former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) for the repurchase, redemption or other acquisition or retirement for value of any Equity Interest or Equity Equivalent of the Borrower held by them to the extent such repurchase, redemption or other acquisition or retirement for value is permitted by Section 7.07, in an aggregate principal amount not to exceed […***…] at any time outstanding;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xiv)          contingent obligations under or in respect of (A) surety bonds, appeal bonds, performance and return-of-money bonds, workers’ compensation claims, self-insurance obligations, bankers’ acceptances and letters of credit or (B) guarantees or obligations with respect to letters of credit and other similar obligations, in each case, incurred in the Ordinary Course of Business in connection with bids, projects, licenses, leases and other commercial contracts;

(xv)            Indebtedness representing deferred compensation, severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former employees of the Borrower and its respective Subsidiaries incurred in the Ordinary Course of Business;

(xvi)          Indebtedness not otherwise permitted by this Section 7.01 incurred after the Closing Date in an aggregate principal amount not to exceed […***…] at any time outstanding;

(xvii)        unsecured Indebtedness incurred by the Borrower that is exercisable for or convertible or exchangeable into, at the option of the Borrower, Equity Interests of the Borrower (other than Debt Equivalents or Disqualified Capital Stock), cash or any combination of Equity Interests of the Borrower (other than Debt Equivalents or Disqualified Capital Stock) of the Borrower, whether at the time of issuance or upon the passage of time or the occurrence of some future event, so long as, both before and after giving effect to the incurrence thereof, (A) no Default or Event of Default shall have occurred and be continuing, (B) the Total Leverage Ratio, determined on a Pro Forma Basis for and as of the last day of the most recent period of […***…] ([…***…])[…***…] for which financial statements have been delivered or are required to have been delivered under Section 6.01(a) or (b) (or, prior to the first date of delivery of such financial statements, as of the period of […***…] ([…***…]) […***…], […***…]), shall not be greater than […***…] than the maximum ratio permitted under Section 7.15 as of the last day of the most recently ended Test Period, (C) such Indebtedness shall have a final maturity date occurring more than ninety-one (91) days following the Latest Maturity Date then in effect, (D) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the Weighted Average Life to Maturity of any Class of Term Loans outstanding at the time of incurrence of such Indebtedness, (E) none of the Borrower’s Subsidiaries is a borrower or guarantor with respect to any such Indebtedness unless (x) such guaranty is on an unsecured basis and (y) such Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently Guaranteed the Borrower’s Senior Credit Obligations hereunder and (F) such Indebtedness shall not require any mandatory repayment, redemption, repurchase or defeasance (other than customary change of control, asset sale, fundamental change, event or casualty or condemnation event offers, customary acceleration any time after an event of default and customary conversion rights into Equity Interests of the Borrower (other than Disqualified Capital Stock)); provided, however, the Borrower shall not settle any conversions of such Indebtedness for, or exchange such Indebtedness into, cash (other than cash in lieu of fractional shares) unless the Borrower is otherwise permitted to do so under this Agreement; and

(xviii)      all premiums, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xvii) above.

Section 7.02            Restriction on Liens. None of the Group Companies will create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary of the Borrower) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except Liens described in any of the following clauses (collectively, “Permitted Liens”):

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(i)                 Liens existing on the Closing Date and listed on Schedule 7.02 and any modifications, refinancings, replacements, substitutions renewals or extensions thereof; provided that (A) any such modification, refinancing, replacement, substitution, renewal or extension of any such Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.01, (y) proceeds and products thereof and (z) after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (B) the refinancing, replacement, substitution, modification, renewal or extension of the obligations secured or benefited by such Liens is permitted by Section 7.01;

(ii)               (x) Liens created by the Collateral Documents securing the Finance Obligations and (y) Liens on Collateral securing Permitted Equal Priority Refinancing Debt and/or Permitted Junior Priority Refinancing Debt;

(iii)             Liens for Taxes, assessments and other governmental charges or levies (A) which are not overdue for a period of more than sixty (60) days or (B) which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

(iv)              Liens imposed by Law securing the charges, claims, demands or levies of landlords, carriers, suppliers, warehousemen, materialmen, workmen, mechanics, carriers and other like Liens imposed by Law which were incurred in the Ordinary Course of Business and which (A) do not, individually or in the aggregate, materially detract from the value of the property or assets which are the subject of such Lien or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries, (B) are otherwise being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien or (C) secure amounts not overdue for a period of more than sixty (60) days;

(v)                Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) not securing Indebtedness or Swap Obligations incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security and other similar obligations incurred in the Ordinary Course of Business;

(vi)              Liens and deposits securing obligations in respect of surety bonds (other than appeal bonds and bonds posted in connection with court proceedings or judgments), customs bonds, statutory obligations to Governmental Authorities, utilities, tenders, sales, contracts (other than for borrowed money), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the Ordinary Course of Business for sums not more than ninety (90) days overdue or being contested in good faith by appropriate proceedings and for which the Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(vii)            pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the Ordinary Course of Business;

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(viii)          Liens on (A) insurance premiums, dividends and rebates and other identifiable proceeds therefrom which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to Section 7.01(ix);

(ix)              Liens arising solely by virtue of any contract, statutory or common Law provision, in each case relating to banker’s liens, rights of setoff or similar rights, in each case incurred in the Ordinary Course of Business, including Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(x)                licenses permitted pursuant to Section 7.05(xvi);

(xi)              municipal ordinances, easements, rights of way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title not securing Indebtedness or Swap Obligations which do not, individually or in the aggregate, materially impair the use of any property in the operation or business of the Borrower or any of its Subsidiaries or the value of such property for the purpose of such business;

(xii)            Liens arising from precautionary UCC financing statements regarding, and any interest or title of a licensor under any license or a lessor or sublessor under, Operating Leases not prohibited by this Agreement;

(xiii)          Liens arising from judgments, decrees or attachments (or securing of appeal bonds and bonds posted in connection with court proceedings or judgments with respect thereto) in circumstances not constituting an Event of Default under Section 8.01(g);

(xiv)          Liens securing Indebtedness permitted to be incurred under Section 7.01(i) (so long as such Liens do not extend beyond the property which secured such Indebtedness as of the Closing Date; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender), Section 7.01(iii) (so long as such Liens attach to the property or asset so financed within 180 days of the related incurrence of Indebtedness) and Section 7.01(vi) (so long as the Lien securing such Permitted Refinancing does not extend beyond the property which secured the Indebtedness which is being refinanced, provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender) and which does not extend to any assets other than those of such Person;

(xv)            any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event and which does not extend to any assets other than those of such Person and other than proceeds thereof or improvements thereof;

(xvi)          any Lien on any asset (other than on the Equity Interests of one or more Subsidiaries of the Borrower) of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower and not created in contemplation of such event and which does not extend to any assets other than those of such Person and other than proceeds thereof or improvements thereof;

(xvii)        any Lien existing on any asset (other than on the Equity Interests of one or more Subsidiaries) prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;

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(xviii)      Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition, an Investment permitted by Section 7.06 or a Permitted Joint Venture and licenses and sublicenses permitted under Section 7.05(xvi)(A), to the extent such licenses and sublicenses constitute a Lien;

(xix)          (a) Liens on cash and Cash Equivalents securing Swap Obligations and (b) Liens (other than on the Collateral) securing Swap Obligations of the Borrower or any Subsidiary of the Borrower under Swap Agreements permitted hereunder, in each case to the extent entered into with a financial institution that is not a Swap Creditor in order to manage interest rate, foreign currency exchange rate and commodity pricing risks and not for speculative purposes and in an aggregate amount for preceding clauses (a) and (b) not to exceed […***…] at any time outstanding;

(xx)            Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(xxi)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Group Company in the Ordinary Course of Business in accordance with past practices of such Group Company;

(xxii)        licenses or leases of the properties of any Group Company, and the rights of ordinary-course lessees described in Section 9-321 of the UCC, in each case entered into in the Ordinary Course of Business of such Group Company so long as such licenses or leases and rights do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Group Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(xxiii)      Liens which may arise as a result of municipal and zoning codes and ordinances, building and other land use laws imposed by any Governmental Authority which are not violated in any material respect by existing improvements or the present use or occupancy of any Real Property, or in the case of any Mortgaged Property, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by, the Collateral Agent;

(xxiv)       (A) in connection with any disposition or license not prohibited by Section 7.05, customary rights and restrictions contained in agreements relating to such disposition pending the completion thereof (or in the case of a license, during the term thereof), and (B) any option or other agreement to dispose or license any asset provided that such disposition or license is permitted under Section 7.05;

(xxv)         in the case of (A) any Subsidiary that is not a Wholly Owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organization Documents of such Subsidiary or such other Person or any related joint venture, shareholders’, investors’ rights or similar agreement;

(xxvi)       Liens on the assets of Foreign Subsidiaries that secure only Indebtedness or other obligations of such Foreign Subsidiaries permitted hereunder; and

(xxvii)     other Liens so long as the aggregate amount of the obligations or liabilities secured thereby does not exceed […***…] at any time outstanding.

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Section 7.03            Nature of Business. (a) None of the Group Companies will engage in any business other than the business conducted by such Persons as of the Closing Date after giving effect to the Transactions, and other businesses, directly related thereto and similar, complimentary or related businesses.

(b)                Notwithstanding anything to the contrary contained herein, (x) […***…] shall not (i) engage in any business, (ii) own any material assets or (iii) incur any Indebtedness or other material liabilities, other than, as applicable, (I) maintaining its corporate or other entity existence, (II) the ownership of Equity Interests (A) in Subsidiaries held by it as of the Closing Date and (B) of the Target, (III) the ownership of cash contributed or loaned to it for the purpose of making further investments in its Subsidiaries to the extent otherwise permitted hereby, (IV) any transfer of any Equity Interests owned by it to any Loan Party (or, in the case of Equity Interests of the Target, to any other Subsidiary of the Borrower) and any transfer of cash and any Equity Interests in the Target to Group Members to the extent permitted pursuant to Section 7.06; and (V) any activities and liabilities incidental to the foregoing and (y) […***…] shall not (i) incur any Indebtedness of the types described in clauses (i) and (ii) of the definition of “Indebtedness” in Section 1.01 (other than intercompany Indebtedness to the extent otherwise permitted under this Agreement, obligations in respect of Cash Management Services and Indebtedness of the type permitted pursuant to Section 7.01(xiv) (solely as it relates to Indebtedness constituting workers’ compensation obligations and similar obligations in the Ordinary Course of Business)) or (ii) transfer or dispose any Intellectual Property owned by it, other than any transfer or disposition of Intellectual Property owned by it to any Loan Party; provided that, notwithstanding the foregoing, […***…] shall be permitted to license or sublicense Intellectual Property owned by it to the extent otherwise permitted under this Agreement.

Section 7.04            Consolidation, Merger and Dissolution. Except in connection with an Asset Disposition permitted by the terms of Section 7.05, none of the Group Companies will merge or consolidate or liquidate, wind up or dissolve itself or its affairs (or suffer any liquidations or dissolutions); provided that:

(i)                 any Subsidiary of the Borrower may merge with and into, or be voluntarily consolidated, dissolved or liquidated into, the Borrower, so long as (A) the Borrower is the surviving corporation of such merger, dissolution or liquidation, (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of the Borrower and such Subsidiary so merged, consolidated, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (C) any consideration (other than Qualified Capital Stock of the Borrower) received by any Person other than the Borrower or any Subsidiary Guarantor in respect of or as a result of such transaction will be deemed an Investment with respect thereto;

(ii)               any Subsidiary of the Borrower may merge with and into, or be voluntarily consolidated, dissolved or liquidated into, any other Subsidiary of the Borrower, so long as (A) in the case of any such merger, dissolution or liquidation involving one or more Subsidiary Guarantors, (x) a Subsidiary Guarantor is the surviving corporation of such merger, dissolution or liquidation and (y) any consideration (other than Qualified Capital Stock of the Borrower) received by any Person other than the Borrower or any Subsidiary Guarantor in respect of or as a result of such transaction will be deemed an Investment with respect thereto, and (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of each Subsidiary so merged, dissolved or liquidated and in the Equity Interests of the surviving entity of such merger, dissolution or liquidation shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

(iii)             the Borrower or any Subsidiary of the Borrower may merge with any Person in connection with a Business Acquisition if (A) in the case of any such merger involving the Borrower, the Borrower shall be the continuing or surviving corporation in such merger, (B) any consideration (other than Qualified Capital Stock of the Borrower) received by any Person other than the Borrower or any Subsidiary Guarantor in respect of or as a result of such transaction will be deemed an Investment with respect thereto, (C) in the case of any such merger involving a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person in such merger or the continuing or surviving Person in such merger shall, within the time periods required pursuant to Section 6.12, become a Subsidiary Guarantor having all the responsibilities and obligations of the Subsidiary Guarantor so merged and (D) the Loan Parties shall be in compliance with the terms of Section 6.12;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)              any Subsidiary of the Borrower may merge with any Person in connection with an Investment permitted by Section 7.06 or Permitted Joint Venture if (A) in the case of any such merger involving a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person in such merger or the continuing or surviving Person in such merger shall, within the time periods required pursuant to Section 6.12, become a Subsidiary Guarantor having all the responsibilities and obligations of the Subsidiary Guarantor so merged, (B) any consideration (other than Qualified Capital Stock of the Borrower) received by any Person other than the Borrower or any Subsidiary Guarantor in respect of or as a result of such transaction will be deemed an Investment with respect thereto and (C) the Loan Parties shall be in compliance with the terms of Section 6.12;

(v)                (A) any Subsidiary of the Borrower that is not a Loan Party may merge or consolidate with or into any other Subsidiary of the Borrower that is not a Loan Party and (B) any Subsidiary of the Borrower may liquidate, wind up or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interest of the Group Companies and is not materially disadvantageous to the Lenders, provided that in the case of this clause (B), the Person who receives the assets of any dissolving, liquidating or winding up any Subsidiary of the Borrower that is a Subsidiary Guarantor shall be a Loan Party or such disposition shall otherwise be permitted under Section 7.05 or Section 7.06;

(vi)              any Subsidiary of the Borrower may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary of the Borrower, provided that if the transferor in such transaction is a Loan Party, then either (A) the transferee must be a Loan Party or (B) to the extent consisting of an Investment, such Investment must be a permitted Investment in a Subsidiary of the Borrower that is not a Loan Party in accordance with Section 7.06; and

(vii)            any Subsidiary of the Borrower may effectuate a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Asset Disposition, the purpose of which is to effectuate an Asset Disposition permitted under Section 7.05.

In the case of any merger or consolidation permitted by this Section 7.04 of any Subsidiary of the Borrower which is not a Loan Party into a Loan Party, the Loan Parties must be in compliance with the terms of Section 6.12 after giving effect to such transaction. Notwithstanding anything to the contrary contained above in this Section 7.04, no action shall be permitted under this Section 7.04 which results in a Change of Control.

Section 7.05            Asset Dispositions. None of the Group Companies will make any Asset Disposition; provided that:

(i)                 any Group Company may sell or otherwise dispose of inventory and other assets related to such inventory of the Borrower and its Subsidiaries, in each case, in the Ordinary Course of Business;

(ii)               any Group Company may make any Asset Disposition to any Loan Party;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             the Group Companies may liquidate or sell cash and Cash Equivalents;

(iv)              any Group Company may dispose of machinery, equipment or other assets of a similar type in an aggregate amount not to exceed […***…] in any fiscal year of the Borrower and which will be reasonably promptly replaced or upgraded with machinery, equipment or other such other assets used or useful in the Ordinary Course of Business of and owned by such Group Company;

(v)                any Group Company may dispose of (w) surplus, obsolete or worn-out assets no longer used or useful in the conduct of the Borrower or any of its Subsidiaries or otherwise economically impractical to maintain, in each case, in the Ordinary Course of Business in an aggregate amount for this clause (w) not to exceed […***…] in any fiscal year of the Borrower, (x) non-core assets, divisions or lines of business acquired in Permitted Acquisitions or the Transactions in an aggregate amount for this clause (x) not to exceed […***…] in any fiscal year of the Borrower (it being understood that any dispositions made in reliance on this clause (x) during the period from the Closing Date to December 31, 2015 shall be deemed to be made in the Borrower’s 2016 fiscal year), (y) any machinery or equipment purchased at the end of an operating lease and resold thereafter and (z) minority Investments and Investments in joint ventures to the extent required by, or made pursuant to, stockholders agreements or buy/sell arrangements between joint ventures or similar parties set forth in the relevant stockholders, joint venture arrangements and/or similar binding arrangements;

(vi)              any Subsidiary of the Borrower that is not a Subsidiary Guarantor may make any Asset Disposition (including any such transaction effected by way of merger or consolidation) to any other Subsidiary of the Borrower or to the Borrower;

(vii)            any Subsidiary of the Borrower may issue Equity Interests in such Subsidiary to the extent constituting Nominal Shares;

(viii)          any Group Company may transfer assets as a part of the consideration for Investments to the extent permitted by Section 7.06 (other than Section 7.06(a)(ii)) and so long as the fair market value thereof is applied to reduce capacity under the relevant provisions of Section 7.06;

(ix)              Asset Dispositions effected by transactions pursuant to Section 7.04 shall be permitted;

(x)                Liens granted in compliance with Section 7.02 and Investments made in compliance with Section 7.06 shall be permitted;

(xi)              any Group Company may lease, as lessor or sublessor, or non-exclusively license, as licensor or sublicensor, real or personal property in the Ordinary Course of Business, that do not materially interfere with the business of the Borrower or its Subsidiaries;

(xii)            any Group Company may sell or discount, without recourse, receivables and similar obligations in the Ordinary Course of Business and not as part of an accounts receivable financing transaction;

(xiii)          any Group Company may, in the Ordinary Course of Business, non-exclusively license and sublicense intellectual property;

(xiv)          any Group Company may enter into any Sale/Leaseback Transaction permitted by Section 7.01 or Section 7.12;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xv)            any Group Company may make Asset Dispositions to any other Group Company or Permitted Joint Venture which is not a Subsidiary Guarantor where such Asset Disposition constitutes an Investment permitted by Section 7.06(a);

(xvi)          any Group Company may (A) license and sublicense its Intellectual Property, in a manner consistent with customary practice for a pharmaceutical company business, (x) in connection with any collaboration, development, manufacturing and/or commercialization arrangement or in connection with any authorized generic, (y) in any territory outside the United States or (z) for any drug or product other than AMITIZA® or for new indication involving AMITIZA®, in each case to the extent approved by the Board of Directors of the Borrower, and (B) maintain, replace, renew, extend or otherwise modify any exclusive license existing on the Closing Date, to the extent any such replacement, renewal, extension or modification is not, taken as a whole, adverse to the interests of the Lenders in any material respect;

(xvii)        any Group Company may make any other Asset Disposition for at least fair market value (as determined in good faith by the Borrower); provided that (A) at least […***…] of the consideration therefor is cash or Cash Equivalents and is received at the time of the consummation of such Asset Disposition (provided, however, that for purposes of this clause (xvii)(A), the following shall be deemed to be cash: (1) the assumption by the transferee of Indebtedness or other liabilities (other than Indebtedness and liabilities that are by their terms subordinated to the Senior Credit Obligations) contingent or otherwise of the Borrower or any of its Subsidiaries in connection with such Asset Disposition and (2) aggregate non-cash consideration received by the Borrower and its Subsidiaries for all Asset Dispositions under this clause (xvii) having a fair market value (as determined in good faith by the Borrower as of the closing of the applicable Asset Disposition for which non-cash consideration is received) not to exceed […***…] (net of any non-cash consideration converted into cash and Cash Equivalents received in respect of any such non-cash consideration)); (B) the aggregate fair market value of all assets sold or otherwise disposed of by the Group Companies in all such transactions in reliance on this clause (xvii) shall not exceed […***…]; and (C) no Default or Event of Default is then in existence or would otherwise arise therefrom; provided further that the proceeds of any such Asset Disposition shall be applied to prepayment of the Loans to the extent required under Section 2.09(c)(iii);

(xviii)      the Borrower may contribute the shares of the Target acquired from the Principal Shareholders to any Group Company;

(xix)          the Target may issue shares of its common stock to employees of the Target prior to the consummation of the Squeeze-Out pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of options exchangeable for the Equity Interests of the Target, so long as such rights, plans or options were not entered into or issued in connection with or in contemplation of the Target becoming a Subsidiary of the Borrower;

(xx)            the Group Companies may surrender or waive contractual rights and settle or waive contractual or litigation claims in the Ordinary Course of Business; and

(xxi)          the sale by the Acquired Business of shares of common stock of the Borrower held as of the Closing Date so long as each such sale is made to an unrelated third party for cash and either (x) for no less than fair market value (as determined in good faith by the Borrower) or (y) in a transaction approved by the Board of Directors of the Borrower.

Upon consummation of an Asset Disposition to a third party by a Group Company permitted under this Section 7.05 (other than clause (xi) or (xiii)), the Lien created thereon under the Collateral Documents (but not the Lien on any proceeds thereof) shall be automatically released, and the Administrative Agent shall (or shall cause the Collateral Agent to) (to the extent applicable) deliver to the Borrower, upon the Borrower’s request and at the Borrower’s expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent’s security interests, if any, in the assets being disposed of, including amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of any Subsidiary of the Borrower being disposed of in its entirety from all of its obligations, if any, under the Loan Documents. In addition, the Administrative Agent shall (or shall cause the Collateral Agent to) (to the extent applicable), at the expense of the Borrower (but without recourse to, and without any representation or warranty of any kind by, any Agent), enter into non-disturbance and similar agreements in form and substance reasonably satisfactory to the Administrative Agent in connection with the licensing of Intellectual Property constituting Collateral permitted pursuant to the terms of this Agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.06            Investments.

(a)                Investments. None of the Group Companies will hold, make or acquire any Investment in any Person other than itself, except the following:

(i)                 Investments existing on the Closing Date disclosed on Schedule 7.06 and Investments existing on the Closing Date in Persons which are Subsidiaries of the Borrower on the Closing Date, in each case, together with and any modification, replacement, renewal, reinvestment or extension thereof that does not increase the amount of such Investment;

(ii)               any Group Company may invest in cash (including cash held in deposit accounts) and Cash Equivalents;

(iii)             the Borrower and each Subsidiary of the Borrower may acquire and hold trade licenses (whether exclusive or non-exclusive), receivables, accounts, notes receivable, chattel paper, payment intangibles and prepaid accounts owing to them, if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms;

(iv)              the Borrower and each Subsidiary of the Borrower may acquire and own Investments (including obligations evidencing Indebtedness) received in connection with the settlement of accounts arising in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the Ordinary Course of Business;

(v)                loans and advances to officers, directors or employees of the Group Companies in the Ordinary Course of Business in an aggregate principal amount not to exceed […***…] at any one time outstanding;

(vi)              any Group Company may make deposits in the Ordinary Course of Business consistent with past practices to secure the performance of operating leases, payment of utility contracts and obligations under licenses and commercial contracts;

(vii)            the Borrower or any Subsidiary of the Borrower may make good faith deposits in connection with proposed Business Acquisitions in an aggregate amount not to exceed […***…] at any one time or, to the extent arising in the Ordinary Course of Business, in connection with obligations in respect of surety bonds (other than appeal bonds), statutory obligations to Governmental Authorities, tenders, sales, contracts (other than for borrowed money), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the Ordinary Course of Business for sums not more than ninety (90) days overdue or being contested in good faith by appropriate proceedings and for which the Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(viii)          loans by any Group Company to officers, directors and employees of the Group Companies […***…] of the proceeds of which are used to purchase the Borrower’s Equity Interests or the Borrower’s Equity Equivalents (other than Disqualified Capital Stock);

(ix)              consistent with the provisions of this Agreement, (A) any Loan Party may make Investments in any other Loan Party, (B) any Subsidiary of the Borrower that is not a Loan Party may make Investments in the Borrower or any Subsidiary of the Borrower and (C) any Loan Party may make Investments in any other Subsidiary of the Borrower that is not a Loan Party, provided that the aggregate amount of Investments in Subsidiaries of the Borrower that are not Loan Parties pursuant to this clause (C), as valued at cost at the time each such Investment is made, shall not exceed […***…]; provided that, in each case, (A) any intercompany Indebtedness shall be evidenced by a promissory note (which shall be substantially in the form of Exhibit H or such other form reasonably satisfactory to the Administrative Agent), (B) in the case of intercompany Indebtedness owed by a Loan Party, such intercompany Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Finance Obligations pursuant to the terms of such promissory note and (C) in the case of intercompany Indebtedness owed to a Loan Party, such promissory note evidencing intercompany loans shall be pledged to the Collateral Agent pursuant to the Pledge Agreement to the extent required thereby;

(x)                Guaranty Obligations permitted by Section 7.01(x) and the Swap Obligations permitted under Section 7.01(vi);

(xi)              Investments arising out of the receipt by the Borrower or any of its Subsidiaries of non-cash consideration for the sale of assets permitted under Section 7.05;

(xii)            the Borrower and its Subsidiaries may make Investments constituting Permitted Acquisitions;

(xiii)          the Borrower and its Subsidiaries may engage in asset swaps in the Ordinary Course of Business; provided that to the extent the assets disposed of constitute Collateral, the Borrower complies with the requirements of Section 6.12 with respect to the assets received in exchange for the Collateral so disposed of;

(xiv)          Investments of any Person in existence at the time such Person becomes a Subsidiary, so long as such Investments are not made in contemplation of such Person becoming a Subsidiary;

(xv)            the making of the Tender Offer and the Stock Purchase pursuant to the Tender Offer Documents on the Closing Date and the acquisition of the common shares of the Target after the Closing Date pursuant to the Squeeze Out;

(xvi)          [Reserved];

(xvii)        Investments by the Borrower and its Subsidiaries in Permitted Joint Ventures, provided that the aggregate outstanding amount of such Investments, as valued at the time each such Investment is made, shall not exceed […***…];

(xviii)      so long as no Event of Default has occurred and is continuing or would result therefrom, additional Investments (including, without limitation, Business Acquisitions, whether or not constituting a Permitted Acquisition) in an aggregate amount not to exceed the Available Amount at such time; provided, that the aggregate amount of Investments made in reliance with this clause (xviii) that constitute (x) an acquisition of Equity Interests in a Person that is or becomes a Subsidiary but is not (and does not become) a Subsidiary Guarantor and/or (y) an Investment in a Subsidiary that is not a Loan Party, together with the aggregate Acquisition Consideration (or allocated share of the aggregate Acquisition Consideration) in respect of any Business Acquisition permitted pursuant to clause (xii) above in which the Person acquired in such Business Acquisition did not become a Subsidiary Guarantor and/or the assets acquired in such Business Acquisition were not pledged as Collateral (but only as to the amounts of such assets that were not pledged as Collateral) in accordance with Section 6.12, shall not exceed […***…];

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xix)          Investments consisting of Indebtedness, Liens, fundamental changes, Asset Dispositions and Restricted Payments permitted (other than by reference to Section 7.06) under Section 7.01, Section 7.02, Section 7.04, Section 7.05 and Section 7.07, respectively;

(xx)            Investments held by a Subsidiary of the Borrower acquired after the Closing Date or of an entity merged into a Group Company in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of, or in connection with, such acquisition or merger and were in existence at the date of such acquisition or merger;

(xxi)          Investments to the extent that payment for such Investments is made solely with Equity Interests of the Borrower (other than Debt Equivalents or Disqualified Capital Stock) or with the proceeds received by the Borrower from the issuance of its Qualified Capital Stock;

(xxii)        the establishment or creation of a Subsidiary in compliance with Section 6.12;

(xxiii)      Investments consisting of the contribution or arising out of the sale by (A) the Borrower of shares of the Target acquired from the Principal Shareholders to any Group Company and (B) any subsequent contribution or sale thereof by one or more Group Company to other Group Companies); provided that in no event shall such shares be sold by a Group Company that is not a Loan Party to any Loan Party; and

(xxiv)       other Investments in an aggregate outstanding amount not to exceed $15,000,000 at any time;

provided that no Group Company may make or own any Investment in Margin Stock in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(b)                Limitation on the Creation of Subsidiaries. No Group Company will establish, create or acquire after the Closing Date any Subsidiary; provided that the Borrower and its Subsidiaries shall be permitted to establish, create or acquire Subsidiaries so long as (i) the Investment resulting from such establishment, creation or acquisition is permitted pursuant to Section 7.06(a) and (ii) such new Subsidiary takes all actions required pursuant to Section 6.12, if any.

Section 7.07            Restricted Payments, etc. None of the Group Companies will declare or pay any Restricted Payments (other than Restricted Payments payable solely in Equity Interests or Equity Equivalents (exclusive of Debt Equivalents and Disqualified Capital Stock) of such Person), except that:

(i)                 any direct or indirect Wholly Owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly Owned Subsidiary of the Borrower;

(ii)               any direct or indirect non-Wholly Owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly Owned Subsidiary of the Borrower or ratably to all holders of its outstanding Equity Interests or to any Subsidiary of the Borrower included in any consolidated, affiliated, combined or unitary group filing a Tax return with the Borrower or any Subsidiary of the Borrower, but only to the extent and in an amount necessary for such Subsidiary or, ultimately, the Borrower, to discharge any Tax liability attributable to such non-Wholly Owned Subsidiary;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             the Borrower may make cash Restricted Payments solely to purchase, redeem, retire, acquire, cancel, terminate or repurchase Equity Interests (or Equity Equivalents) in the Borrower or to make payments on any notes issued to redeem such Equity Interests or Equity Equivalents from (I) present or former officers, employees, directors, managers or consultants of any Group Company (or their estates, spouses or former spouses, other immediate family members, estate planning vehicles, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) following the death, permanent disability, retirement or termination of employment of any such Person or otherwise or (II) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other holders of Equity Interests or Equity Equivalents in the Borrower; provided that in all such cases the aggregate amount of all cash paid in respect of all such Equity Interests (and Equity Equivalents) so redeemed or repurchased and all such payments on any such notes pursuant to this clause (iii) does not exceed […***…] in any fiscal year of the Borrower;

(iv)              any Group Company may make additional Restricted Payments in an aggregate amount during the term of this Agreement not exceeding the amount of Net Cash Proceeds received from any substantially contemporaneous Equity Issuance of the Borrower (other than an Equity Issuance of Disqualified Capital Stock) Not Otherwise Applied immediately prior to the time of the making of such Restricted Payment so long as no Default or Event of Default then exists or would be caused thereby;

(v)                the Borrower may make cash Restricted Payments constituting de minimis cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or in connection with any dividend, split or combination of Equity Interests or a Permitted Acquisition;

(vi)              to the extent constituting Restricted Payments, the Group Companies may enter into and consummate transactions expressly permitted by Section 7.04, Section 7.05 or Section 7.06 (in each case, other than by reference to this Section 7.07);

(vii)            the Group Companies may pay dividends or distributions within thirty (30) days of the date of declaration thereof, if at the date of declaration thereof such payment would have complied with the provisions of this Agreement;

(viii)          to the extent constituting Restricted Payments, the Group Companies may pay contingent liabilities in respect of any adjustment of purchase price, earn-outs, deferred compensation and similar obligations of the Borrower and its Subsidiaries incurred in connection with Permitted Acquisitions, Permitted Joint Ventures, Investments permitted by Section 7.06 and Asset Dispositions;

(ix)              repurchases of Equity Interests in the Borrower or any Subsidiary of the Borrower deemed to occur upon the exercise of stock options or warrants may be made if such Equity Interests represent a portion of the exercise price of such options or warrants;

(x)                the Borrower may (a) accept Equity Interests in the Borrower to satisfy the withholding tax obligations of the holder of such Equity Interests upon settlement of such Equity Interests or (b) effect a net settlement of Equity Interests in the Borrower upon the exercise of such Equity Interests to cover the exercise price or tax withholding of such Equity Interests, in each case in an aggregate amount not to exceed […***…] in any fiscal year of the Borrower; and

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xi)              the Group Companies may distribute (for no consideration) shares of Equity Interests of the Borrower held by them as of the Closing Date to the Borrower (or to any other Group Company to effect such distribution to the Borrower).

Section 7.08            Amendments of Certain Agreements; Prepayments of Indebtedness, etc.

(a)                Amendments of Certain Agreements. None of the Group Companies will, or will permit any of their respective Subsidiaries to, after the issuance thereof, amend, waive or modify (or permit the amendment, waiver or modification of) any of the material terms, agreements, covenants or conditions of (i) (x) the Existing Subordinated Notes, or any other Subordinated Indebtedness issued by any Group Company, in each case other than in connection with a Permitted Refinancing thereof to the extent permitted hereunder, or any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount or (y) Indebtedness outstanding in reliance on Section 7.01(xvii) or (ii) the Tender Offer Documents or any related agreement if, in each case, such amendment, waiver or modification would be materially adverse to the interests of the Senior Credit Parties; provided, however, that neither (A) the conversion or exchange of any Permitted Convertible Debt issued in reliance on Section 7.01(xvii) to or for Qualified Capital Stock of the Borrower (and nominal cash payments in lieu of any fractional shares), (B) any Permitted Refinancing of any Indebtedness otherwise permitted hereunder, nor (C) any change in term or interest rates of any intercompany Indebtedness, shall be deemed to be materially adverse to the interests of the Senior Credit Parties.

(b)                Prohibition Against Certain Payments of Principal and Interest of Indebtedness. None of the Group Companies will (i) redeem, purchase, prepay, repay, retire, defease or otherwise acquire for value (other than exchanges solely for, or conversion into, Equity Interests or of the Equity Equivalents not constituting Debt Equivalents or Disqualified Capital Stock, together with nominal cash payments for fractional shares, if any), prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, the principal amount of the Existing Subordinated Notes, any other Junior Financing (other than, subject to the terms and conditions of the Intercompany Note, intercompany Indebtedness among the Group Companies) or any Permitted Convertible Debt, or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of the maker or at the option of the holder thereof; provided that, notwithstanding the foregoing, the Borrower shall not be permitted to make any scheduled repayment or scheduled sinking fund payment in respect of any Permitted Convertible Debt prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of the issuance of the applicable Permitted Convertible Debt, (ii) make any cash interest payment in respect of Subordinated Indebtedness (other than regularly scheduled interest payments (other than in the case of Permitted Convertible Date) as and when due in respect of Subordinated Indebtedness permitted under this Agreement if such payments are not then prohibited by the subordination provisions applicable thereto, which shall be permitted) or (iii) release, cancel, compromise or forgive in whole or in part any Indebtedness evidenced by any Intercompany Note (unless either the Borrower or a Subsidiary Guarantor is the obligor with respect to such Indebtedness or the release, cancellation, compromise or forgiveness thereof is otherwise permitted as an Investment in accordance with this Agreement); provided that, if no Default or Event of Default exists or results therefrom, the Borrower or any Subsidiary of the Borrower may redeem, purchase, prepay, repay, retire, defease or otherwise acquire for value Permitted Convertible Debt, any Subordinated Indebtedness or any other Junior Financing (other than the Existing Subordinated Notes) with the proceeds of a Permitted Refinancing incurred in accordance with (and to the extent permitted by) Section 7.01; provided, further, that the Borrower shall be permitted to repay in full the Existing Subordinated Notes with proceeds of the Initial Term Loans released from the Notes Redemption Collateral Account in an amount not to exceed the Existing Subordinated Notes Amount on the respective Repayment Dates.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.09            Transactions with Affiliates. None of the Group Companies will engage in any transaction or series of transactions with any Affiliate of the Borrower, other than:

(i)                 issuance by the Borrower of Equity Interests or Equity Equivalents (other than Debt Equivalents and Disqualified Stock) upon conversion of convertible Indebtedness of the Borrower permitted hereunder;

(ii)               transactions expressly permitted by Sections 7.01(xiii) and (xv), and Sections 7.06(a)(v), (a)(viii), (a)(ix) and (a)(xxiii);

(iii)             normal compensation, director fees, severance, performance and retention bonuses, indemnities and reimbursement of reasonable expenses of officers, directors, managers, employees, independent contractors and consultants, including stock incentive and option plans and agreements relating thereto;

(iv)              other transactions with Affiliates pursuant to agreements or arrangements in existence on the Closing Date to the extent disclosed in Schedule 7.09 or any amendment, extension, supplement, modification, renewal or replacement thereto to the extent not adverse to the Lenders in any material respect;

(v)                sales of Qualified Capital Stock of the Borrower not otherwise prohibited by the Loan Documents, and the granting of registration or other customary rights in connection therewith;

(vi)              transactions in the Ordinary Course of Business entirely among the Group Companies (and/or any Person that becomes as Group Company as a result of such transaction) including, without limitation, any tax sharing arrangements and transactions entirely among the Group Companies expressly permitted by Section 7.01, 7.02, 7.04, 7.05, 7.06 or 7.07;

(vii)            transactions entirely between or among Loan Parties (and/or any Person that becomes as Loan Party as a result of such transaction) not otherwise prohibited hereunder;

(viii)          other transactions which are engaged in by the Group Companies (x) on terms and conditions no less favorable to such Person as would be obtainable by it in a comparable arm’s-length transaction with an independent, unrelated third party or (y) in the case of transaction with, and for the benefit of, any Loan Party, on terms and conditions no less favorable to such Loan Party as would be obtainable by such Loan Party in a comparable arm’s-length transaction with an independent, unrelated third party;

(ix)              the Transactions and the payment of fees and expenses related to the Transactions; and

(x)                equity issuances, repurchases, redemptions, acquisitions or retirements of Equity Interests of the Group Companies permitted by Section 7.07.

Section 7.10            Fiscal Year and Accounting Changes; Organization and Other Documents. None of the Group Companies will (i) change its fiscal year (except to conform to the Borrower’s fiscal year), (ii) make any material change in its accounting treatment and financial reporting policies except as required by GAAP or (iii) enter into any amendment, modification or waiver to its Organization Documents, in each case as in effect on the Closing Date, except for changes not adverse in any material respect to the Lenders. The Borrower will cause the Group Companies to provide the Administrative Agent with copies of all amendments to the foregoing documents and instruments as in effect as of the Closing Date with the Compliance Certificate next delivered following the same.

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Section 7.11            Restrictions with Respect to Intercorporate Transfers. None of the Group Companies will create or otherwise cause or permit to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any such Group Company to (A) make Restricted Payments or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (B) pay Indebtedness or other obligations owed to any Loan Party, (C) make loans or advances to the Borrower or any Subsidiary of the Borrower, (D) transfer any of its properties or assets to the Borrower or any Subsidiary Guarantor or (E) act as a Subsidiary Guarantor and pledge its assets pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extensions thereof or (ii) the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or permit to exist any Lien upon its property or assets whether now owned or hereafter acquired to secure the Senior Credit Obligations, except in each case for prohibitions or restrictions existing under or by reason of:

(i)                 this Agreement and the other Loan Documents, and the documentation governing any Credit Agreement Refinancing Indebtedness;

(ii)               applicable Law or restrictions deemed to exist by virtue of fiduciary duties, or civil, criminal, or personal liability imposed under applicable Law on officers and directors of Foreign Subsidiaries of the Borrower;

(iii)             restrictions in effect on the Closing Date contained in the agreements set forth on Schedule 7.11 governing the Existing Indebtedness and in any agreements governing any Permitted Refinancing thereof if such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being renewed, extended or refinanced;

(iv)              customary non-assignment provisions with respect to contracts, leases or licensing agreements entered into by the Borrower or any of its Subsidiaries, in each case entered into in the Ordinary Course of Business;

(v)                any restriction or encumbrance with respect to any asset of the Borrower or any of its Subsidiaries imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets or all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement;

(vi)              customary provisions in joint venture agreements and other similar agreements entered into in connection with Permitted Joint Ventures;

(vii)            Liens permitted under Section 7.02 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens; provided that such prohibitions or restrictions apply only to the assets subject to such Liens;

(viii)          restrictions in connection with Indebtedness permitted to be incurred hereunder, so long as such restrictions, when taken as a whole, are not materially more burdensome than the restrictions contained herein;

(ix)              customary provisions in acquisition and other similar agreements in connection with Asset Dispositions permitted under Section 7.05 and Permitted Acquisitions;

(x)                restrictions and conditions imposed by agreements of any Subsidiary in existence at the time such Subsidiary became a Subsidiary of the Borrower (and not entered into in contemplation thereof) and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole, provided that such restrictions and conditions apply only to such Subsidiary; and

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(xi)              restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts entered into in the Ordinary Course of Business.

Section 7.12            Sale and Leaseback Transactions. None of the Group Companies will directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease (whether an Operating Lease or a Capital Lease) of any property (whether real, personal or mixed), whether now owned or hereafter acquired (i) which such Group Company has sold or transferred or is to sell or transfer to any other Person which is not a Group Company or (ii) which such Group Company intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Group Company to another Person which is not a Group Company in connection with such lease; provided, however, that the Group Companies may enter into such transactions with respect to property, in an aggregate amount of up to […***…] in […***…] during the term of this Agreement, if (i) after giving effect on a Pro Forma Basis to any such transaction the Borrower shall be in compliance with all other provisions of this Agreement, including Section 7.01 and Section 7.02, (ii) the gross cash proceeds of any such transaction are at least equal to the fair market value of such property (as determined by the Borrower in good faith) and (iii) the Net Cash Proceeds therefrom are subject to Section 2.09(c)(iii).

Section 7.13            [Reserved].

Section 7.14            [Reserved].

Section 7.15            Financial Covenant. The Borrower will not permit the Total Leverage Ratio as of the last day of any fiscal quarter of the Borrower set forth below to be greater than that ratio set forth in the table below opposite the respective fiscal quarter:

Fiscal Quarter	Total Leverage Ratio
December 31, 2015	[…***…]
March 31, 2016	[…***…]
June 30, 2016	[…***…]
September 30, 2016	[…***…]
December 31, 2016	[…***…]
March 31, 2017	[…***…]
June 30, 2017	[…***…]
September 30, 2017	[…***…]
December 31, 2017	[…***…]
March 31, 2018	[…***…]
June 30, 2018	[…***…]
September 30, 2018	[…***…]
December 31, 2018	[…***…]
March 31, 2019	[…***…]
June 30, 2019	[…***…]
September 30, 2019	[…***…]
December 31, 2019	[…***…]
March 31, 2020	[…***…]
June 30, 2020	[…***…]
September 30, 2020	[…***…]
December 31, 2020	[…***…]
March 31, 2021	[…***…]
June 30, 2021	[…***…]
September 30, 2021	[…***…]
December 31, 2021	[…***…]

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Section 7.16            Anti-Terrorism Law: Anti-Money Laundering; Sanctions Law.

(a)                None of the Group Companies will, directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 5.22(b), (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property, blocked pursuant to the Executive Order or any other Anti-Terrorism Law or anti-corruption law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or anti-corruption law (and the Loan Parties will deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming the Group Companies’ compliance with this Section 7.16).

(b)                None of the Group Companies will, directly or indirectly, cause or permit any of the funds of such Group Company that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of applicable Law.

(c)                None of the Group Companies will, directly or indirectly, cause, permit, or authorize any part of the proceeds or other transaction contemplated by this Agreement to be used, contributed, or otherwise made available to fund any trade, business, or other activity in any other manner that could reasonably be expected to result in any party to this Agreement (including any person participating in the transaction, whether as underwriter, agent, advisor, investor, or otherwise) being in breach of any Sanctions or Export Controls or becoming a Restricted Party.

Section 7.17            Embargoed Person. None of the Group Companies will cause or permit (a) any of the funds or properties of the Group Companies that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) or that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including the International Emergency Economic Powers Act, as amended, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, as amended, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of Law, or the Loans made by the Lenders would be in violation of (1) applicable requirements of Law or (2) the Executive Order, any related enabling legislation or any other similar executive orders, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of Law or the Loans are in violation of applicable requirements of Law.

Section 7.18            Limitation on Issuance of Disqualified Capital Stock. With respect to any Group Company, issue any Equity Interest that is Disqualified Capital Stock; provided that any Subsidiary of the Borrower may issue Disqualified Capital Stock to the Borrower or any Subsidiary Guarantor and any Subsidiary that is not a Loan Party may issue Disqualified Capital Stock to any other Subsidiary that is not a Loan Party.

ARTICLE VIII

DEFAULTS

Section 8.01            Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an “Event of Default”):

(a)                Payment. Any Loan Party shall:

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(i)                 default in the payment when due (whether by scheduled maturity, acceleration or otherwise) of any principal of, or premium on, any of the Loans; or

(ii)               default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or of any fees or other amounts owing hereunder, under any of the other Loan Documents.

(b)                Representations. Any representation or warranty made, or deemed to be made, by any Loan Party herein or in any of the other Loan Documents or in any certificate or notice delivered or required to be delivered pursuant hereto or thereto shall prove false in any material respect (or, to the extent that the representation or warranty is qualified by “materiality”, “Material Adverse Effect” or similar language, in any respect) on the date as of which it was made or deemed to have been made.

(c)                Covenants. Any Group Company shall:

(i)                 default in the due performance or observance of any term, covenant or agreement contained in Section 6.03(i), 6.05(i) (solely with respect to the existence of the Borrower), 6.11, 6.16 or Article VII; or

(ii)               default in the due performance or observance by it of any term, covenant or agreement contained in any Loan Document (other than those referred to in subsection (a), (b) or (c)(i) of this Section 8.01) and such default shall continue unremedied for a period of thirty (30) days after the earlier of a Responsible Officer of a Loan Party having becoming aware of such default or notice thereof having been given to the Borrower by the Administrative Agent.

(d)                Effectiveness. Any material provision of any Loan Document, at any time after its execution, and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a termination permitted under Section 7.04 or Section 7.05 or as a result of the acts or omissions of any Agent or Lender hereunder) or the Discharge of Senior Finance Obligations, ceases to be in full force and effect in any material respect, or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any further liability or obligation under any Loan Document (other than as a result of the Discharge of Senior Finance Obligations).

(e)                Cross-Default.

(i)                 Any Group Company (A) fails to make payment when due after lapse of all applicable grace periods (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), regardless of amount, in respect of any Indebtedness (other than in respect of (x) intercompany Indebtedness solely among the Group Companies, (y) Indebtedness outstanding under the Loan Documents and (z) Swap Agreements) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness having an aggregate principal amount of more than the Threshold Amount, if the effect of such failure, event or condition in this clause (B) is to cause, or to permit, after lapse of all applicable grace periods, the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity or to accelerate such stated maturity, to become payable; provided that this clause (B) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (y) any conversion of any Junior Financing or satisfaction of any condition giving rise to or permitting a conversion of any Junior Financing, in either case, into Equity Interests of the Borrower (and nominal cash payments in respect of fractional shares) in accordance with the express terms or conditions thereof, unless such redemption, repurchase, exchange, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (C) shall fail to comply with the terms of any Indebtedness having an aggregate principal amount of more than the Threshold Amount requiring such Group Company to offer to prepay or repurchase such Indebtedness prior to the stated maturity thereof; or

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(ii)               there occurs under any Swap Agreement or Swap Obligation an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which any Group Company is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) as to which any Group Company is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by a Group Company as a result thereof is greater than the Threshold Amount and such Group Company fails to pay such Swap Termination Value when due after applicable grace periods.

(f)                 Insolvency Events. (i) The Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Insolvency or Liquidation Proceeding now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing or (ii) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any Insolvency or Liquidation Proceeding now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or any order for relief shall be entered against any Group Company under the federal bankruptcy laws as now or hereafter in effect.

(g)                Judgments. One or more final judgments, orders, decrees or arbitration awards is entered against the Borrower or any Material Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance or an indemnity from a creditworthy third party as to which the insurer or indemnitor, as applicable, does not deny coverage), as to any single or related series of transactions, incidents or conditions, in excess of the Threshold Amount, and the same shall not have been discharged, vacated or stayed pending appeal within sixty (60) days after the entry thereof.

(h)                ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of any Group Company or any ERISA Affiliate in an aggregate amount reasonably likely to result in a Material Adverse Effect or (ii) any contribution required to be made with respect to an Employee Benefit Arrangement in accordance with any applicable Law has not been made and the failure to make such contribution, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(i)                 Guaranties. Any Guaranty given by any Loan Party or any provision thereof shall, except pursuant to the terms thereof (including any release thereof as a result of the permitted disposition of such Loan Party), cease to be in full force and effect, or any Subsidiary Guarantor thereunder or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s obligations under such Guaranty.

(j)                 Impairment of Collateral. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Section 6.12 shall for any reason (other than pursuant to the terms hereof or thereof) cease to create, or any Lien purported to be created by any Collateral Documents shall be asserted by any Loan Party not to be, a valid and perfected Lien with the priority required by the Collateral Document, on any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens, except (i) to the extent such loss of perfection does not violate Section 6.12 or (ii) as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage.

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(k)                Ownership. A Change of Control shall occur.

(l)                 Invalid Tender Offer. There shall be any final, non-appealable regulatory or legal determination by the Financial Services Agency, Securities Exchange Surveillance Commission, Kanto Local Finance Bureau, Financial Instrument Exchange or any court of Japan that (i) the Tender Offer is invalid or illegal or (ii) the process with respect to the board of directors of the Target issuing the opinion regarding the Tender Offer is invalid or illegal.

Section 8.02            Acceleration; Remedies. Upon the occurrence of and during the continuation of an Event of Default, the Administrative Agent (or the Collateral Agent, as applicable) shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b)                Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind (other than contingent indemnification obligations for which no claim has been made) owing by a Loan Party to any of the Lenders hereunder or under any other Loan Document to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

(c)                Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents and applicable Law, including, without limitation, all rights and remedies existing under the Loan Documents, all rights and remedies against each Subsidiary Guarantor and all rights of setoff.

(d)                Enforcement Rights Vested Solely in Administrative Agent and Collateral Agent. The Lenders agree that this Agreement and the other Loan Documents may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and, with respect to the Collateral, the Collateral Agent, and that no other Finance Party shall have any right individually to seek to enforce any Loan Document or to realize upon the security to be granted hereby.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(f) with respect to the Borrower shall occur, then the Commitments shall automatically terminate, all Loans, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Loan Documents shall immediately become due and payable, in each case without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Loan Parties.

Section 8.03            [Reserved].

Section 8.04            Allocation of Payments After Event of Default.

(a)                Priority of Distributions. The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of its Finance Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.09(c) and Section 2.14, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), all amounts collected or received on account of any Finance Obligation shall, subject to the provisions of Section 2.18, be applied by the Administrative Agent in the following order:

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FIRST, to pay interest on and then principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent and the Collateral Agent in connection with enforcing the rights of the Finance Parties under the Finance Documents, including all expenses of sale or other realization of or in respect of the Collateral, including reasonable compensation to the agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other obligations owing to the Collateral Agent in respect of sums advanced by the Collateral Agent to preserve the Collateral or to preserve its security interest in the Collateral;

THIRD, to the payment of all costs and expenses of each of the Lenders in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Senior Credit Obligations owing to such Lender, to the extent due and payable under Section 10.04.

FOURTH, to the payment of all of the Senior Credit Obligations consisting of accrued fees and interest;

FIFTH, except as set forth in clauses FIRST through FOURTH above, to the payment of the outstanding Senior Credit Obligations and Swap Obligations owing to any Finance Party, pro rata, as set forth below, with (i) an amount equal to the Senior Credit Obligations being paid to the Collateral Agent (in the case of Senior Credit Obligations owing to the Collateral Agent) or to the Administrative Agent (in the case of all other Senior Credit Obligations) for the account of the Lenders or any Agent, with the Collateral Agent, each Lender and the Agents receiving an amount equal to its outstanding Senior Credit Obligations, or, if the proceeds are insufficient to pay in full all Senior Credit Obligations, its Pro Rata Share of the amount remaining to be distributed and (ii) an amount equal to the Swap Obligations being paid to the trustee, paying agent or other similar representative (each a “Swap Representative”) for the Swap Creditors, with each Swap Creditor receiving an amount equal to the outstanding Swap Obligations owed to it by the Loan Parties or, if the proceeds are insufficient to pay in full all such Swap Obligations, its Pro Rata Share of the amount remaining to be distributed; and

SIXTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) each of the Finance Parties shall receive an amount equal to its Pro Rata Share (as defined below) of amounts available to be applied pursuant to clauses THIRD, FOURTH and FIFTH above.

(b)                Pro Rata Treatment. For purposes of this Section 8.04, “Pro Rata Share” means, when calculating a Finance Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Finance Party’s Senior Credit Obligations or Swap Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Senior Credit Obligations or Swap Obligations, as the case may be. If any payment to any Finance Party of its Pro Rata Share of any distribution would result in overpayment to such Finance Party, such excess amount shall instead be distributed in respect of the unpaid Senior Credit Obligations or Swap Obligations, as the case may be, of the other Finance Parties, with each Finance Party whose Senior Credit Obligations or Swap Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Senior Credit Obligations or Swap Obligations, as the case may be, of such Finance Party and the denominator of which is the unpaid Senior Credit Obligations or Swap Obligations, as the case may be, of all Finance Parties entitled to such distribution.

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(c)                Reliance by Collateral Agent. For purposes of applying payments received in accordance with this Section 8.04, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under this Agreement and (ii) the Swap Representative, if any, for the Swap Creditors for a determination (which the Administrative Agent, each Swap Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Senior Credit Obligations and Swap Obligations owed to the Agents, the Lenders or the Swap Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Swap Creditor or any Swap Representatives thereof) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence.

ARTICLE IX

AGENCY PROVISIONS

Section 9.01            Appointment.

(a)                Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Other than the rights of the Borrower pursuant to Section 9.12(c), the provisions of this Article IX are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Finance Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. The Lead Arranger, Bookrunner and any Agent described in the definition thereof may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Finance Parties, in assets in which, in accordance with the UCC or any other applicable Laws, a security interest can be perfected by possession or control. Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 9.02            Agent in Its Individual Capacity. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Group Company or Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders.

Section 9.03            Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Laws including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a foreclosure, modification or termination of property of a Defaulting Lender under any Bankruptcy Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Group Company or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default or an Event of Default unless and until written notice thereof describing such default is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document. Each party to this Agreement acknowledges and agrees that each Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to such Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. Neither any Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents.

Section 9.04            Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper Person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless each Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 9.05            Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply, without limiting the foregoing, to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Section 9.06            Successor Agent. Each Agent may resign as such at any time upon at least thirty (30) days’ prior notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders, which successor Agent shall be reasonably satisfactory to the Borrower (unless an Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States; provided that if such retiring Agent is unable to find such a Person that is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents, and the Lenders shall assume and perform all of the duties of the Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article IX, Section 10.04 and Sections 10.08 to 10.15 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 9.07            Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Confidential Information Memorandum dated October 2015 and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 9.08            Name Agents. The parties hereto acknowledge that the Lead Arranger and the Bookrunner hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

Section 9.09            Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Parties (to the extent not reimbursed by the Borrower or the Subsidiary Guarantors and without limiting the obligation of the Borrower or the Subsidiary Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 9.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and other Senior Credit Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and other Senior Credit Obligations) be imposed on, incurred by or asserted against such Agent or Related Party in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Party under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PARTY); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and nonappealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Related Parties, as the case may be, gross negligence or willful misconduct. The agreements in this Section 9.09 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 9.10            Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Taxes. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Taxes from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Taxes ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, or if any Taxes paid or payable by Administrative Agent are attributable to a Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes (whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, within ten (10) days after demand therefor. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.10.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 9.11            Lender’s Representations, Warranties and Acknowledgements.

(a)                Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Borrowings hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender acknowledges that no Agent or Related Party of any Agent has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender with any credit or other information concerning any Loan Party, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Parties.

(b)                Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption and funding its Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.

Section 9.12            Collateral Documents and Guaranty.

(a)                Agents under Collateral Documents and Guaranty. Each Finance Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Finance Parties, to be the agent for and representative of the Finance Parties with respect to the Guaranty, the Collateral and the Loan Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Senior Credit Obligations with respect to any Swap Agreement. Subject to Section 10.01, without further written consent or authorization from any Finance Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or Asset Disposition permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other Asset Disposition or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.01) have otherwise consented or (ii) release any Subsidiary Guarantor from the Guaranty pursuant to the terms of the Guaranty or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.01) have otherwise consented.

(b)                Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Finance Party hereby agree that (i) no Finance Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Finance Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Finance Parties in accordance with the terms thereof and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Finance Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Senior Credit Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition; provided that the Collateral Agent shall not be permitted to credit bid the Finance Obligations of any Lender that holds $25,000,000 or more of Term Loans at such time without the written consent of such Lender..

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                Release of Collateral and Guarantees, Termination of Loan Documents.

(i)                 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall (without notice to, or vote or consent of, any Lender or any affiliate of any Lender in its capacity as a party to any Swap Agreement) take such actions as shall be required to release its security interest in any Collateral subject to any disposition permitted by the Loan Documents, and to release any guarantee obligations under any Loan Document of any Person subject to such disposition, to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents.

(ii)               Notwithstanding anything to the contrary contained herein or any other Loan Document, upon the Discharge of Senior Finance Obligations, the Administrative Agent or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender in its capacity as a party to any Swap Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all Guaranty Obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Senior Credit Obligations in respect of Swap Agreements. Any such release of Guaranty Obligations shall be deemed subject to the provision that such Guaranty Obligations shall be reinstated if after such release any portion of any payment in respect of the Senior Credit Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(iii)             In each case as specified in this Section 9.12(c), the Administrative Agent and the Collateral Agent will, at the Borrower’s expense (but without recourse to, and without any representation or warranty of any kind by, any such Agent), execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.12(c).

(iv)              In addition, each Agent shall be authorized, upon the Borrower’s request and at the Borrower’s expense (but without recourse to, and without any representation or warranty of any kind by, any such Agent), enter into non-disturbance and similar agreements in form an substance reasonably satisfactory to the Administrative Agent in connection with the licensing of Intellectual Property constituting Collateral permitted pursuant to the terms of this Agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)                The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.13            Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Laws relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)                to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Senior Credit Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel and all other amounts due the Agents under Sections 2.03 and 10.04) allowed in such judicial proceeding; and

(c)                to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under this Agreement and the other Loan Documents. To the extent that the payment of any such compensation, expenses, disbursements and advances of any Agent, its agents and counsel, and any other amounts due any Agent under this Agreement and the other Loan Documents out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Senior Credit Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.14            Disclosure of Approved Lender List. The Borrower and each Finance Party hereby authorizes the Administrative Agent to disclose the Approved Lender List to each Lender and any prospective Lender for the purpose of verifying compliance with the provisions of Section 10.06.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE X

MISCELLANEOUS

Section 10.01        Amendments, etc.

(a)                Amendments Generally. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders or such other number or percentage of the Lenders as may be specified herein) and the Borrower, and the Administrative Agent shall have received notice and a fully executed written copy thereof, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, defect or inconsistency if such amendment, modification or supplement if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(b)                Amendments and Waivers Pertinent to Affected Lenders. Notwithstanding subsection (a) above and in addition to any other consent that may be required thereunder, no amendment, waiver or consent shall:

(i)                 extend or increase the Commitment of any Lender without the written consent of such Lender;

(ii)               postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments (other than pursuant to Section 2.08)) of principal, premium, interest (other than Default interest) or fees due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(iii)             reduce or forgive the principal of, or the rate of interest or any premium specified herein on, any Loan or (subject to subsection (c) below) or any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to waive any mandatory prepayment (other than pursuant to Section 2.08) or to amend Section 2.06(c) or to waive any obligation of the Borrower to pay interest at the rate provided for in Section 2.06(c);

(iv)              other than to the extent required to allow the lenders under an Incremental Facility, Extension or Refinancing Amendment, to share, or, at their option, not share, in pro rata payments, change Sections 2.09, 2.13 or Section 8.04 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v)                except in connection with the implementation of an Incremental Facility, Extension or Refinancing Amendment, change any provision of this Section 10.01, Section 2.12(a) or the definition of “Applicable Percentage” or “Required Lenders” or any other provision hereof specifying the percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi)              permit the assignment or delegation by any Loan Party of any of its rights or obligations under any Loan Document (other than to another Loan Party in connection with a transaction permitted under Section 7.04 or 7.05 of this Agreement) without the written consent of each Lender;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vii)            subordinate the Senior Credit Obligations (or the Liens of the Collateral Documents) to any other obligation (or the Liens securing any other obligation) without the written consent of each Lender (other than in connection with Permitted Liens);

(viii)          release all or substantially all of the value of the Guaranty without the written consent of each Lender (provided that the Administrative Agent may, without the consent of any Lender, release any Subsidiary Guarantor (or all or substantially all of the assets of a Subsidiary Guarantor) that is sold or transferred (other than to any Loan Party) in compliance with Section 7.05);

(ix)              release all or substantially all of the Collateral securing the Senior Credit Obligations hereunder without the written consent of each Lender (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Loan Party (other than to any other Loan Party) in compliance with Section 7.05 or released in compliance with Section 9.10);

(x)                impose any greater restrictions on the ability of the Lenders of any Class to assign any of their respective rights or obligations hereunder without the written consent of each Lender in respect of such Class;

(xi)              permit any amendment or waiver that would result in the Lenders under any Class of Loans receiving a lesser prepayment, repayment or commitment reduction or affect the rights of such Class in respect of the Collateral relative to any other Class of Loans without the written consent of Lenders holding at least a majority of the outstanding Loans and Commitments of such Class;

(xii)            affect the rights or duties of any Agent under this Agreement or any other Loan Document, without the prior written consent of such Agent; and

(xiii)          release amounts on deposit in the Restricted Cash Collateral Account (or modify the conditions to release of any amounts thereunder pursuant to Section 6.18) prior to the date on which the requirements set forth in Section 6.18 shall have been satisfied without the written consent of each Lender.

Notwithstanding anything to the contrary contained in this Section 10.01, this Agreement and the other Loan Documents may be amended, modified or supplemented with the consent of the Administrative Agent and/or the Collateral Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to effectuate any amendment, modification or supplement pursuant to the first proviso of Section 10.01(a).

(c)                Defaulting Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms disproportionately affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(d)                No Lender consent is required for either Agent to enter into, or to effect any amendment, amendment and restatement, modification or supplement to, any Customary Intercreditor Agreement; provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.01 regardless of whether its Note shall have been marked to make reference therein, and any consent by any Lender or holder of a Note pursuant to this Section 10.01 shall bind any Person subsequently acquiring a Loan or a Note from it, whether or not such Note shall have been so marked.

Section 10.02        Notices.

(a)                Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices, consents and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)                 if to the Borrower or any other Loan Party, to the Borrower at:

Sucampo Pharmaceuticals, Inc.

4520 East-West Highway, 3rd Floor

Bethesda, MD 20814

Attention: Peter Greenleaf, Chief Executive Officer
Telephone: […***…]
Facsimile: […***…]

(ii)               with a copy to (for informational purposes only and shall not constitute notice):

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004

Attn: […***…]

Telephone: […***…]

Facsimile: […***…]

(iii)             if to the Administrative Agent or the Collateral Agent, to it at:

Jefferies Finance LLC
520 Madison Avenue
New York, New York 10022
Attention: Account Officer – Sucampo Pharmaceuticals, Inc.
Facsimile: […***…]

(iv)              if to a Lender, to it at its address (or its telecopier number, electronic email address or telephone number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in said paragraph (b).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                Electronic Communications. Notices and other communications to the Agents and the Lenders hereunder may (subject to Section 10.02(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.02(d), which shall be deemed to have been approved); provided that approval of additional procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                Change of Address, etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)                Posting. Unless otherwise expressly set forth herein, each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”; such excluded communications the “Excluded Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent (and Microsoft Word, Excel and .pdf shall be deemed acceptable to the Administrative Agent on the date hereof) at such e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, to the extent requested by Administrative Agent shall require at least five (5) Business Days prior to the due date thereof. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner expressly specified in this Agreement or any other Loan Document or, if to an Agent, as any such Agent shall require by advanced written notice. Excluded Communications shall be delivered to the Administrative Agent by facsimile communication or as the Administrative Agent shall direct at least three (3) Business Days prior to such Excluded Communication.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of such Communications to the Administrative Agent for purposes of the Loan Documents.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on a Platform. The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s or its Related Party’s gross negligence or willful misconduct.

The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are issued pursuant to a public offering registered with the SEC or in a private placement for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, or is actively contemplating issuing any such securities: (i) no Borrower Materials are to be made available to Public Lenders unless clearly and conspicuously marked “Public – Contains No Non-Public Information” prominently on the first page thereof; and (ii) unless the Borrower Materials have been marked “Public – Contains No Non-Public Information,” the Borrower shall not be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07). All Borrower Materials that are marked “Public – Contains No Non-Public Information” are permitted to be made available through a portion of the Platform designated “Public Investor,” and the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “Public – Contains No Non-Public Information” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 10.03        No Waiver; Cumulative Remedies. No failure by any Lender or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04        Expenses; Indemnity; Damage Waiver.

(a)                Costs and Expenses. The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Lead Arranger and their respective Related Parties (including the reasonable and documented fees, charges and out-of-pocket disbursements of White & Case LLP, counsel for the Administrative Agent and the Collateral Agent and one local counsel and one regulatory counsel, in each case, in each applicable jurisdiction (including, in each case, one firm of additional counsel (including one additional local counsel and regulatory counsel, in each case, in each applicable jurisdiction) for each similarly situated class of Persons as a result of any actual or potential conflicts of interests) and reasonable and documented charges relating to the maintenance of the Platform in connection with the Loan Documents) in connection with the syndication and closing of the Loans provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and, with respect to the Administrative Agent and the Collateral Agent only, any actual or proposed amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any costs and expenses of the service provider referred to in Section 9.03 and in connection with the protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, and (B) including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender (including the reasonable and documented fees, charges and disbursements of external counsel for the Administrative Agent, the Collateral Agent or any Lender), in connection with the enforcement of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, and (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) all documentary and similar taxes and charges in respect of the Loan Documents; provided however that, notwithstanding anything to the contrary in this Section 10.04(a), the Borrower will not be required to pay the fees and expenses of third party advisors to the Administrative Agent, the Collateral Agent or any Lender (other than counsel) retained without the consent of the Borrower or more than one counsel to the Lead Arranger, the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole (plus one local counsel and one regulatory counsel, in each case, in each applicable jurisdiction and one or more firms of additional counsel as a result of any actual or potential conflicts of interest).

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                Indemnification by Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), the Lead Arranger, the Bookrunner and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of external counsel) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any of its Subsidiaries arising out of, in connection with, or as a result of (i) the Transactions, or the execution or delivery of this Agreement, any other Loan Document, any Transaction Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, thereby, or related thereto or, in the case of the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Group Company at any time, or any Environmental Liability or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties; provided further that the Loan Parties shall not be required to reimburse the legal fees and expenses of more than one counsel for all Indemnitees, taken as a whole (in addition to one special counsel in each specialty area, up to one local counsel in each applicable local jurisdiction and any additional counsel for an Indemnitee reasonably deemed appropriate by virtue of actual or potential conflicts of interests incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation). No Loan Party shall be liable for any amounts hereunder (other than the amount of any reasonable and documented legal fees or other costs and expenses associated with the settlement) to the extent an Indemnitee has entered into any settlement without the Borrower’s consent (such consent not to be unreasonably withheld or delayed), provided that an Indemnitee may enter into a settlement if there is a judgment by a court of competent jurisdiction in any such proceeding, in which case the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and related expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 10.04(b). This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly any and all amounts paid by the Borrower under this Section 10.04(b) to such Indemnitee for any such fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it or them to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof) or any of their respective Related Parties, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof), in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.14.

(d)                Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee or other party hereto, on any theory of liability, for special, indirect, consequential (including, without limitation, any loss of profits, business or anticipated savings) or punitive damages (in each case, as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or letter of credit or the use of the proceeds thereof; provided, however, nothing in this subsection (d) shall be construed to limited the Borrower’s indemnification obligations provided for under this Agreement (including this Section 10.04) and the other Loan Documents. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                Payments. All amounts due under this Section shall be payable not later than thirty (30) Business Days after demand therefor.

(f)                 Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Senior Credit Obligations.

Section 10.05        Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent, the Collateral Agent or any Lender, or the Administrative Agent, the Collateral Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency or Liquidation Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (ii) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Senior Credit Obligations and the termination of this Agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 10.06        Successors and Assigns.

(a)                Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior consent of the Administrative Agent and each Lender other than in connection with transactions permitted hereunder, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by the Borrower, any other Loan Party or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided, however, that:

(i)                 except in the case of any assignment in connection with the primary syndication of the Commitments and Loans made by Jefferies Finance LLC (or its respective Affiliates) to an Eligible Assignee, or an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans of the applicable Class, as the case may be, owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of any Loans of an assigning Lender subject to each such assignments, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than […***…] unless each of the Administrative Agent and, so long as no Event of Default shall have occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed and provided that, if the consent of the Borrower is required, the Borrower shall be deemed so to have consented unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after the Borrower has received written notice thereof); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lenders’ rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)             the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with all forms, certificates or other evidence each assignee is required to provide pursuant to Section 3.01(e) and a processing and recordation fee in the amount of […***…]; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(iv)              no such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subclause (iv); and

(v)                in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note or Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.

(c)                Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall record each transfer of the Loans to a transferee upon written notification by the registered owner of such transfer, provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s obligations in respect of any Loan or Commitment. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and the Collateral Agent at any reasonable time and from time to time upon reasonable prior notice. The Register shall also be available for inspection by any Lender solely as it relates to its own interests and the interests of its Affiliates, at any reasonable time and from time to time upon reasonable prior notice.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)                Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any Person (other than a natural Person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.10 with respect to any payments made by such Lender to its Participants.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (ix) of Section 10.01(b) that directly and adversely affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04, and 3.05 (subject to the requirements and limitations of such Sections, it being understood that any requirement for a Participant to deliver tax documentation or other information under Section 3.01(e) shall be satisfied upon the delivery of such tax documentation or other information to the participating Lender with no requirement for it to be delivered to the Borrower or the Administrative Agent) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights or obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

No participation shall be or shall be deemed to be a discharge, rescission, extinguishment or substitution of any outstanding Loan and any Loan subject to a participation shall continue to be the same obligation and not a new obligation.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)                Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or the right to receive a greater payment results from a Change in Law after the participant becomes a Participant.

(f)                 Certain Pledges. Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07        Treatment of Certain Information; Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, legal counsel, independent auditors, professionals and other experts and agents (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having jurisdiction over such Agent or Lender or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review by any Governmental Authority or regulatory authority (including any self-regulatory authority) having jurisdiction over such Agent or Lender (in which case, such Agent or such Lender, as applicable, shall to the extent practicable and permitted by law, rule or regulation, except with respect to any audit or examination conducted by accountants or any Governmental Authority or regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent lawfully permitted to do so), (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Law, rule or regulation (in which case, such Agent or such Lender, as applicable, shall promptly notify the Borrower, in advance, to the extent practicable and permitted by Law, rule or regulation, except in connection with any request as part of any regulatory audit or examination conducted by accountants or any Governmental Authority or regulatory authority exercising examination or regulatory authority), (d) to any Lender, Participant or any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, or to establish a “due diligence” defense, (f) (i) to any rating agency, provided that the Persons to whom such disclosure is made are informed of the confidential nature of the Information and instructed to keep such Information confidential, and (ii) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (x) any assignee of or Participant in (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or any prospective assignee of or Participant in (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) to any swap, derivative or securitization transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower and its Subsidiaries that is not to such Agent’s or Lender’s knowledge subject to confidentiality obligations to the Borrower or any of its Subsidiaries, or (i) to the extent any such Information is independently developed by such Agent or Lender or any of its respective Representatives. For purposes of this Section 10.07, “Information” means all non-public information received from or on behalf of the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 10.08        Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of each Lender’s Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the then due and owing obligations of the Borrower or such Loan Party, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Senior Credit Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09        Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Senior Credit Obligations hereunder.

Section 10.10        Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof; provided that, notwithstanding anything contained herein, the Commitment Letter and the Fee Letter shall survive the Closing Date pursuant to the terms thereof to the extent expressly set forth therein. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or via email as an attachment of a .pdf document shall be effective as delivery of a manually executed counterpart of this Agreement.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 10.11        Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default, Event of Default, or incorrect representation or warranty at the time of any Borrowing, and shall continue in full force and effect until the Discharge of Senior Finance Obligations (other than contingent indemnification obligations). The provisions of Sections 2.14, 3.01, 3.04, 3.05, 10.04, and Sections 10.10 through 10.18 (other than 10.16) shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.12        Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Bankruptcy Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13        Replacement of Lenders. If (a) any Lender (including on behalf of a Participant) requests compensation under Section 3.04, (b) the Borrower is required to pay any additional amount to any Lender (including on behalf of a Participant) or any Governmental Authority for the account of any Lender (or Participant, as applicable) pursuant to Section 3.01, (c) the obligation of any Lender to make Eurodollar Loans has been suspended pursuant to Section 3.02, (d) any Lender is a Defaulting Lender or (e) any Lender has failed to consent to a proposed amendment, waiver, consent, discharge or termination which pursuant to the terms of Section 10.01 or any other provision of any Loan Document requires the consent of all of the Lenders of a Class or Classes or the consent of all Lenders directly affected thereby and with respect to which the Required Lenders shall have granted their consent, the Borrower shall have the right, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, to replace such Lender by requiring such Lender to assign and delegate, without recourse (other than as set forth herein, in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                 the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b) (unless waived by the Administrative Agent);

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)               such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and Section 2.09(g), if applicable) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)             in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)              such assignment does not conflict with applicable Laws; and

(v)                in the case of any replacement of Lenders under the circumstances described in clause (e) above, the applicable amendment, waiver, consent, discharge or termination that the Borrower has requested shall become effective upon giving effect to such replacement (and any related Assignment and Assumptions required to be effected in connection therewith in accordance with this Section 10.13).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. If a replaced Lender does not execute an Assignment and Assumption pursuant to Section 10.06 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 10.13, the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment and Assumption on behalf of such replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent on behalf of such replaced Lender, the replacement Lender and the Administrative Agent shall be effective for purposes of this Section 10.13 and Section 10.06.

Section 10.14        Governing Law; Jurisdiction; Consent to Service of Process.

(a)                Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document, however, shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                Waiver of Venue. Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Laws, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.14(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)                Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.02. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Laws.

Section 10.15        Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Laws, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.15.

Section 10.16        PATRIOT Act Notice Lender’s Compliance Certification.

(a)                Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name, address and tax identification number of each Loan Party and other information regarding the Borrower and each other Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify each such Loan Party in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent.

(b)                Lenders’ Certification. Each Lender or assignee or Participant of a Lender that is not incorporated under the Laws of the United States or a State thereof (and is not excepted from the certification requirement contained in Section 313 of the Patriot Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country and (ii) subject to supervision by a banking regulatory authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the Patriot Act and the applicable regulations thereunder: (i) within ten (10) days after the Closing Date or, if later, the date such Lender, assignee or Participant of a Lender becomes a Lender, assignee or Participant of a Lender hereunder and (ii) at such other times as are required under the Patriot Act.

Section 10.17        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Lead Arranger and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) each Agent, the Lead Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Agents, the Lead Arranger nor the Lenders have assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any of its Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Lead Arranger or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Agents, the Lead Arranger nor the Lenders have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agents nor the Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Lead Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 10.18        Judgment Currency.

(a)                The obligations of the Loan Parties hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by a Finance Party of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or another Loan Document. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)                If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, or remit, or cause to be remitted, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)                For purposes of determining any rate of exchange or currency equivalent for this Section 10.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

[Signature Pages Follow]

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUCAMPO PHARMACEUTICALS, INC., as the Borrower

By:	/s/ Andrew Smith
Name: Andrew Smith
Title: Chief Financial Officer

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Signature Page for the Credit Agreement

JEFFERIES FINANCE LLC, as Administrative Agent, Collateral Agent and a Lender,

By:	/s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Signature Page for the Credit Agreement

Schedule 2.01

Lenders and Commitments

Lender	Initial Term Commitments	Applicable Percentage
Jefferies Finance LLC	$250,000,000	100.0%

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 5.01

Existence, Qualification and Power

[…***…]

______________________

1 […***…]

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 5.06

Litigation

Dr. Reddy’s Matter

On October 3, 2014, the Borrower received a Paragraph IV certification notice letter regarding an Abbreviated New Drug Application (“ANDA”) submitted to the U.S. Food and Drug Administration (“FDA”) by Dr. Reddy’s Laboratories, Inc. (“Dr. Reddy’s”), requesting approval to market, sell, and use a generic version of the 8 mcg and 24 mcg soft gelatin capsule products. In its notice letter, Dr. Reddy’s alleges that U.S. Patent Nos. 6,414,016; 6,583,174; 7,064,148; 7,417,067; 8,026,393; 8,071,613; 8,088,934; 8,097,649; 8,114,890; 8,338,639; 8,748,481; 8,779,187; 7,795,312; 8,097,653; and 8,389,542, which cover compositions, formulations and methods of using AMITIZA, are invalid, unenforceable and/or will not be infringed by Dr. Reddy’s manufacture, use or sale of the product described in its ANDA. The latest of such patents expires in 2027. On November 12, 2014, the Borrower, the Target, Takeda Pharmaceutical Company Limited (“Takeda”), and certain affiliates of Takeda filed a patent infringement lawsuit in the U.S. District Court for the District of New Jersey against Dr. Reddy’s related to the ANDA previously filed by Dr. Reddy’s and described above. The lawsuit claims infringement of 7 patents that are listed in the FDA’s Orange Book, with the latest expiring in 2027. Under the Hatch-Waxman Act, as a result of the patent infringement lawsuit, final FDA approval of Dr. Reddy’s ANDA will be stayed up to 30 months from the date of receipt of the notice letter. On January 26, 2015, Dr. Reddy’s filed an answer and counterclaim to our complaint.

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Schedule 5.09

Insurance

Policy Holder	Line of Coverage	Policy Number	Policy Term	Carrier
Sucampo Pharmaceuticals, Inc.	[…***…]	##-###-##-######	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	#########	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	####-####	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	#########	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	##-###-##-##	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	#########	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	#########	[…***…]	[…***…]

_________________

Confidential and Proprietary

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Policy Holder	Line of Coverage	Policy Number	Policy Term	Carrier
Sucampo Pharmaceuticals, Inc.	[…***…]	##-###-###	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	##########	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	####-##-##	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	(##) ####-##-##	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	########	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	####-##-##	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	####-##-##	[…***…]	[…***…]

_________________

Confidential and Proprietary

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Policy Holder	Line of Coverage	Policy Number	Policy Term	Carrier
Sucampo Pharmaceuticals, Inc.	[…***…]	########	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	###############	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	############	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc.	[…***…]	## #######	[…***…]	[…***…]
Sucampo Pharmaceuticals, Inc. and Sucampo Pharma Americas LLC	[…***…]	## ########	[…***…]	[…***…]
Sucampo Pharma Americas LLC	[…***…]	##########	[…***…]	[…***…]

Confidential and Proprietary

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Schedule 5.12

Subsidiaries

Subsidiary	Jurisdiction of Formation	Subsidiary Guarantor?	Number of Authorized Shares of each Class of Equity Interests	Number of Outstanding Shares of each Class of Equity Interests	Owner of Equity Interests (or Equity Equivalents)	Number/ Percentage of Outstanding Shares of each Class of Equity Interest Owned	Number and Effect, if Exercised, of all Equity Equivalents with Respect to Equity Interests
Sucampo Pharma Europe Ltd.	United Kingdom	No	10,000 ordinary shares	10,000 ordinary shares	[…***…]	10,000 shares; 100%	N/A
Sucampo Pharma Americas LLC	Delaware	Yes	N/A	N/A	[…***…]	N/A; 100%	N/A
Sucampo LLC	Delaware	No	N/A	N/A	[…***…]	N/A; 100%	N/A
Sucampo AG	Switzerland	No	6,000 share at CHF 10.00 each (voting) 3,000 shares at CHF 100.00 each	6,000 share at CHF 10.00 each (voting) 3,000 shares at CHF 100.00 each	[…***…]	6,000 share at CHF 10.00 each (voting) 3,000 shares at CHF 100.00 each; 100%	N/A
Sucampo Acquisition GmbH4	Switzerland	No	200 share at CHF 100.00 each	200 share at CHF 100.00 each	[…***…]	200 share at CHF 100.00 each; 100%	N/A
Sucampo Pharma LLC	Japan	No	N/A	N/A	[…***…]	N/A; 100%	N/A/

_________________

4 Sucampo LLC has taken steps to cause the formation of Sucampo Acquisition GmbH, however, it is possible that this entity will not be formed prior to the consummation of the Transactions.

Confidential and Proprietary

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Subsidiary	Jurisdiction of Formation	Subsidiary Guarantor?	Number of Authorized Shares of each Class of Equity Interests	Number of Outstanding Shares of each Class of Equity Interests	Owner of Equity Interests (or Equity Equivalents)	Number/ Percentage of Outstanding Shares of each Class of Equity Interest Owned	Number and Effect, if Exercised, of all Equity Equivalents with Respect to Equity Interests
R-Tech Ueno, Ltd.	Japan	No	19,640,900 shares of common stock	19,312,248 shares of common stock	Sucampo Pharmaceuticals, Inc.	8,571,900; 44.39%	N/A
					Sucampo Pharma	10,262,903;	11, 326 Equity
					LLC	53.14%	Equivalents
exercisable for
318,400 shares
					Non-Tendering R-Tech Ueno, Ltd. Stockholders	477,445; 2.47%	N/A
					Employees of R-	N/A	30 Equity
					Tech Ueno, Ltd.		Equivalents
					holding Equity		exercisable for
					Equivalents		10,200 shares

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Schedule 5.16

Intellectual Property

The item disclosed on Schedule 5.06.

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Schedule 6.16

Post-Closing Matters

1.	The Borrower shall deliver to the Collateral Agent, not later than 30 days after the Closing Date, certificates, accompanied by duly executed instruments of assignment in blank, evidencing the shares of Equity Interests of the Target acquired by the Borrower pursuant to the Stock Purchase to the extent not otherwise transferred to a Subsidiary thereof which is not a Loan Party.

2.	The Borrower shall deliver to the Collateral Agent, not later than 30 days after the Closing date, evidence that the filings described in Schedule 5.01 to the Credit Agreement have been completed.

3.	The Borrower shall deliver to the Collateral Agent, not later than 20 days after the Closing Date, certificates evidencing, and endorsements to, the insurance policies (including, without limitation, property and commercial general liability policies) of the Borrower and its Subsidiaries in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

4.	The Borrower shall deliver to the Collateral Agent, not later than 20 days after the Closing Date, the register of members and share ledger evidencing the certificated shares of […***…] owned by the Borrower

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Schedule 7.01

Indebtedness

Sucampo Pharmaceuticals, Inc.

Amounts financed to Sucampo Pharmaceuticals, Inc. by Dell Financial Services L.P. pursuant to that certain revolving credit account ##########, dated May 2, 2007.

Loan Guarantee and Development Agreemen by and between Numab AG and Sucampo Pharmaceuticals, Inc. (in the event that Numab defaults under its loan with Zurcher Kantonalbank, the Sucampo Pharmaceutical, Inc.’s maximum contingent liability under the Numab Agreement is $2.4 million. As of June 30, 2015, the potential amount of payments in the event of Numab’s default was $2.1 million. At June 30, 2015 Sucampo Pharmaceuticals, Inc. had a recorded liability of $1.0 million in collateral callable to meet a potential loan default by Numab).

Conditional Loan in the amount of $450,000 from the State of Maryland under the Maryland Economic Development Assistance Fund (in connection with the relocation and expansion of the company’s headquarters).

Conditional Grant (convertible into a loan) in the amount of $300,000 from Montgomery County (Maryland) under the Montgomery County Economic Development Fund (in connection with the relocation and expansion of the company’s headquarters).

R-Tech Ueno, Ltd.

Loan, in the amount of JPY 1,049,000,000, from the Japan Agency for Medical research and Development (“AMED”) in connection with the consignment to the R-Tech Ueno, Ltd. of the development of new technology with respect to therapeutic drugs using unoprostone for retinitis pigmentosa.

Confidential and Proprietary

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Schedule 7.02

Existing Liens

Debtor	Creditor	Original File Number	State	Collateral
Sucampo Pharmaceuticals, Inc.	Dell Financial Services L.P.	#########	DE

All computer equipment and peripherals (collectively “Equipment”), wherever located, heretofore or hereafter financed to the Debtor by the Creditor pursuant to that certain revolving credit account ##########, dated May 2, 2007 (the “Account”), and all of the Debtor’s rights, title and interest in and to use any software and services (collectively “Software”) financed under and described in the Account, along with any additions, financed amounts, modifications or supplements to the Account, and all substitutions, additions, accessions and replacements to the Equipment and Software, now or hereafter installed in, affixed to, or used in conjunction with the Equipment and the Software and the proceeds thereof, together with all payments, insurance proceeds, any refunds or credits obtained by the Debtor from a manufacturer, licensor or service provider, or other proceeds and payments due and to become due and arising from or relating to said Equipment, Software or the Account.

Confidential and Proprietary

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Debtor	Creditor	Original File Number	State	Collateral
Sucampo Pharmaceuticals, Inc.	Numab AG	--	--	Loan Guarantee and Development Agreement by and between Numab AG and Sucampo Pharmaceuticals, Inc.
Sucampo Pharma Americas LLC	Landlord (for 4520 East-West Highway, 3rd Floor, Bethesda, MD 20814)	--	MD	Sucampo Pharma Americas LLC has a restricted cash certificate of deposit account with Bank of America (balance of $212,636 as of October 1, 2015), which is required in connection with the security deposit for the office lease held by Sucampo Pharmaceuticals, Inc.

Confidential and Proprietary

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Schedule 7.06

Investments

Sucampo Pharmaceuticals, Inc.

Loan Guarantee and Development Agreement by and between Numab AG and Sucampo Pharmaceuticals, Inc.

Sucampo Pharma Americas LLC

See attachment.

R-Tech Ueno, Ltd.

R-Tech Ueno, Ltd. owns 2,485,150 shares of the Class A common stock of Sucampo Pharmaceuticals, Inc.

[…***…]

Confidential and Proprietary

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Schedule 7.09

Transactions with Affiliates

None.

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Schedule 10.02

Administrative Agent’s Office, Certain Addresses for Notice

If to the Administrative Agent: Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: Account Officer – Sucampo Pharmaceuticals, Inc.

Facsimile: (###) ###-####

Sucampo Pharmaceuticals, Inc. website – www.sucampo.com

Confidential and Proprietary

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EXHIBIT A-1

Form of Notice of Borrowing

[Date]

Jefferies Finance LLC, as Administrative Agent

520 Madison Avenue

New York, New York 10022

Attention: Account Officer – Sucampo Pharmaceuticals, Inc.

Telecopier: (212) 284-3444

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of October 16, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., as the Borrower, the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. This notice constitutes a Notice of Borrowing pursuant to Section 2.02 of the Credit Agreement.

1.	The date of the Borrowing will be [●].[1]

2.	The aggregate amount of the Borrowing will be $[●].

3.	The Borrowing will consist of [Eurodollar][Base Rate] Loans.

4.	The Borrowing will consist of [Revolving][Term] Loans.

5.	If a Eurodollar Borrowing, the duration of the initial Interest Period for the Loans comprising such Eurodollar Borrowing shall be [one month][two months][three months][six months][twelve months][2].[3]
6.	The location[4] and number of the Borrower’s account to which funds are to be disbursed are [●].

_________________

[1]	Must be a Business Day and comply with notice requirements in Section 2.02.
[2]	To the extent agreed to by all applicable Lenders. May also be for periods shorter than one month to the extent agreed to by all applicable Lenders.
[3]

If the duration of the Interest Period is not specified with respect to any requested Eurodollar Rate Borrowing, then the Borrower shall be deemed to have selected an initial Interest Period of one month, subject to the provisions of the definition of “Interest Period” and to Section 2.06(a) of the Credit Agreement.

[4]	Must be in the United States.

Exhibit A-1-1

Confidential and Proprietary

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The Borrowing requested herein complies with [Section 4.01]5 [Section 4.02]6 of the Credit Agreement.

SUCAMPO PHARMACEUTICALS, INC., as the Borrower

By:
Name:
Title:

_________________

5	For Borrowings on the Closing Date.
6	For Borrowings after the Closing Date.

Exhibit A-1-2

Confidential and Proprietary

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EXHIBIT A-2

Form of Notice of Extension/Conversion

[Date]

Jefferies Finance LLC, as Administrative Agent 520 Madison Avenue

New York, New York 10022

Attention: Account Officer – Sucampo Pharmaceuticals, Inc. Telecopier: (212) 284-3444

Ladies and Gentlemen:

This notice shall constitute a “Notice of Extension/Conversion” pursuant to Section 2.07(a) of the Credit Agreement, dated as of October 16, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., as the Borrower, the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

1.                    The Group of Loans (or portion thereof) to which this notice applies is [all or a portion of all Base Rate Loans currently outstanding] [all or a portion of all Eurodollar Loans currently outstanding having an Interest Period of [●] month[s] and ending on the Election Date specified below].

2.                    The date on which the [conversion][continuation] is to be effective is [●], 20[●], (the “Election Date”).1

3.                    The principal amount of the Group of Loans (or portion thereof) to which this notice applies is $[●].2

4.                    The Group of Loans (or portion thereof) which are to be converted will bear interest based upon the [Adjusted Base Rate] [Adjusted Eurodollar Rate].

5.                    If a conversion to, or a continuation of Eurodollar Loans, the Interest Period for such Loans will be [one month] [two months] [three months] [six months] [twelve months]3.

_________________

[1]	Must be a Business Day determined in accordance with the Credit Agreement.
[2]	May apply to a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each […***…]or any larger multiple of […***…].

[3]	To the extent agreed to by all applicable Lenders. May also be for periods shorter than one month to the extent agreed to by all applicable Lenders.

Exhibit A-2-1

Confidential and Proprietary

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SUCAMPO PHARMACEUTICALS, INC., as the Borrower

By:
Name:
Title:

Exhibit A-2-2

Confidential and Proprietary

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EXHIBIT B

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE FOLLOWING ADDRESS: 4520 EAST-WEST HIGHWAY, 3RD FLOOR, BETHESDA, MD 20814,1 ATTENTION: ANDREW SMITH, CHIEF FINANCIAL OFFICER, FAX NUMBER: (301) 961-3440

Form of Term Note

Lender: [●]
Principal Sum: $[●]	[Date]

For value received, Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) (or its registered assigns) for the account of its Lending Office, at the office of Jefferies Finance LLC (the “Administrative Agent”) as set forth in the Credit Agreement, dated as of October 16, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (including the Lenders), and Jefferies Finance LLC, as Administrative Agent and Collateral Agent, the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rates per annum and payable as set forth in the Credit Agreement.

This note is one of the Term Notes referred to in the Credit Agreement and evidences the Term Loan made by the Lender thereunder. Capitalized terms used in this Term Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

The date, amount, Type and duration of Interest Period (if applicable) of the Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement or any error therein shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Term Note in respect of the Term Loan evidenced by this Term Note.

This Term Note is secured and guaranteed as provided in the Credit Agreement and the Collateral Documents. Reference is hereby made to the Credit Agreement and the Collateral Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Term Note in respect thereof.

_________________

1 As of October 18, 2015, the mailing address for the Borrower will be 805 King Farm Boulevard, Suite 550, Rockville, MD 20850)

Exhibit B-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Term Loan evidenced by this Term Note shall be due and payable (together with accrued interest thereon) from time to time in accordance with the terms provided in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of the Term Loan evidenced by this Term Note upon the occurrence of certain events (and for payment of collection costs in connection therewith as provided in the Credit Agreement) and for prepayments of such Term Loan upon the terms and conditions specified therein. In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, such reasonable and documented out-of-pocket costs of collection, including reasonable and documented attorney fees as provided for and in accordance with the terms of the Credit Agreement.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

This Term Note and the Term Loan evidenced hereby may be transferred in whole or in part in accordance with the provision of Section 10.06 of the Credit Agreement (and any other attempted assignment or transfer by the Lender shall be null and void) and only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 10.06(c) of the Credit Agreement.

In the event of conflict between the provisions of the Credit Agreement and this Term Note, the Credit Agreement shall take precedence.

THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

Exhibit B-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed as of the date first above written.

SUCAMPO PHARMACEUTICALS, INC., as the Borrower

By:
Name:
Title:

Exhibit B-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C

Form of Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [ASSIGNOR NAME] (the “Assignor”) and [ASSIGNEE NAME] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities (Classes of Term Loans) identified below (including, without limitation, any letters of credit and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

Assignee is an [[Affiliate][Approved Fund] of [identify Lender]][Approved Lender]

3.	Borrower:	Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”)

4.	Administrative Agent:	Jefferies Finance LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement, dated as of October 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent

Exhibit C-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.	Assigned Interest:

Assignor	Assignee	Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[2]	Percentage Assigned of Commitment/ Loans[3]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: , 20 ][4]

8.	Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

_________________

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Initial Term Commitment,” etc.)
[2]	To be not less than […***…] unless each of the Administrative Agent and, so long as no Event of Default under the Credit Agreement shall have occurred and be continuing, the Borrower otherwise consents.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit C-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted: Jefferies Finance LLC,
as Administrative Agent

By:
Name:
Title:

[Consented to:
Sucampo Pharmaceuticals, Inc., as the Borrower

By:
Name:
Title:][5]

By:

_________________

5 To be completed to the extent required under Section 10.06(b).

Exhibit C-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.                  Representations and Warranties.

1.1              Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (other than this Assignment and Assumption), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents (other than this Assignment and Assumption) or any collateral thereunder, (iii) the financial condition of the Borrower or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (iv) it has received a copy of the Credit Agreement and has received or has been afforded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 4.01 or 6.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it is not a Defaulting Lender, (vii) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption is an Administrative Questionnaire in the form provided by the Administrative Agent, (viii) the Administrative Agent has received a processing and recordation fee of […***…] as of the Effective Date (provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and (ix) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit C-4

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.                  Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.                  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C-5

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT D

Form of Compliance Certificate

Financial Statement Date: [●], 20[●]

Jefferies Finance LLC, as Administrative Agent
520 Madison Avenue

New York, New York 10022

Attention: Account Officer – Sucampo Pharmaceuticals, Inc.
Telecopier: (212) 284-3444

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 16, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent.

The undersigned Responsible Officer of the Borrower hereby certifies, on behalf of the Borrower and not in such Responsible Officer’s individual capacity, as of the date hereof that he/she is the [●] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.      Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower and its Consolidated Subsidiaries ended as of the above date, together with the report and opinion of a Registered Public Accounting Firm required by Section 6.01(a) of the Credit Agreement.

[Use following paragraph I for interim financial statements]

1.      Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower and its Consolidated Subsidiaries ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year- end audit adjustments and the absence of footnotes.

2.       Since the date of the most recent financial statements delivered pursuant to the Credit Agreement,

[select one.]

[there has not been any material change in GAAP applied in the preparation of the financial statements of the Borrower and its Consolidated Subsidiaries.]

—or—

Exhibit D-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[the following material changes in GAAP have been applied in the preparation of the financial statements of the Borrower and its Consolidated Subsidiaries: _]

3.         A review of the activities of the Borrower and its Consolidated Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all their respective obligations under the Loan Documents, and

[select one.]

[to the best knowledge of the undersigned, no Default or Event of Default has occurred and is continuing.]

—or—

[the following is a list of each Default or Event of Default which has occurred and is continuing and its nature and actions proposed with respect thereto.]

4.        [Attached hereto is a supplement to the Perfection Certificate containing information regarding collateral required by Section 6.02(e) of the Credit Agreement.]1

5.         Attached hereto as Schedule 2 are detailed calculations demonstrating compliance by the Borrower with Section 7.15 of the Credit Agreement as of the date hereof. The financial covenant analyses and information set forth on Schedule 2 as of, and for, the Subject Period referred to therein attached hereto are true and accurate on and as of the date of this Certificate.

6.          [Attached hereto as Schedule 3 are detailed calculations of the Excess Cash Flow for the Subject Period referred to therein. The analysis and information set forth in Schedule 3 as of, and for, the Subject Period referred to therein attached hereto are true and accurate on and as of the date of this Certificate.]

_________________

1 To be included in connection with delivery of fiscal year-end financial statements pursuant to Section 6.01(a) of Credit Agreement.

Exhibit D-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned, on behalf of the Borrower, has executed this Certificate as of [●], 20[●].

SUCAMPO PHARMACEUTICALS, INC., as the Borrower

By:
Name:
Title:

Exhibit D-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1 to Compliance

Certificate

[Audited] [Unaudited] Financial Statements

Exhibit D-4

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 2 to Compliance

Certificate

For the Quarter/Year ended [●], 20[●] (“Statement Date”) Section 7.15 - Total Leverage Ratio:

I.	Consolidated Funded Indebtedness

A.                  The aggregate outstanding principal amount determined on a consolidated basis, without duplication, and, in each case, excluding, for the avoidance of doubt, any obligations in respect of Cash Management Services (other than any overdrafts incurred in respect of the foregoing) and Swap Obligations, in accordance with GAAP of

(a)	All obligations of the Borrower and its Consolidated Subsidiaries for borrowed money (but only in respect of the principal amount thereof); plus	$ __________

(b)	All obligations of the Borrower and it Consolidated Subsidiaries evidenced by bonds, debentures, notes or other similar instruments (but only in respect of the principal amount thereof); plus	$ __________

(c)	(x) the Attributable Indebtedness of the Borrower and its Consolidated Subsidiaries in respect of Capital Lease Obligations, Sale/Leaseback Transactions and Synthetic Lease Obligations and (y) Purchase Money Indebtedness (in each case, regardless of whether accounted for as indebtedness under GAAP); plus	$ __________

(d)	All obligations, contingent or otherwise, of the Borrower and its Consolidated Subsidiaries to reimburse any bank or other Person in respect of amounts paid under a letter of credit, letter of guaranty, bankers’ acceptance, surety bond, performance bond or similar instrument (but only in respect of the principal amount thereof); plus	$ __________

(e)	All Guaranty Obligations of the Borrower and its Consolidated Subsidiaries to the extent such Guaranty Obligations relate to liabilities under clauses (a) through (d) above	$ __________

(f)	The sum of clauses (a) through (e)	$ __________

Exhibit D-5

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

II.	Consolidated EBITDA

A.	Consolidated Net Income (or loss) for such period; plus		$ __________

B.	The sum of the following, without duplication:		$ __________

	(a)	Consolidated Tax Expense to the extent deducted in the determination of Consolidated Net Income for such period; plus	$ __________

	(b)	Consolidated Interest Expense to the extent deducted in the determination of Consolidated Net Income for such period; plus	$ __________

	(c)	amortization and depreciation deducted in the determination of Consolidated Net Income for such period; plus	$ __________

	(d)	losses (less, even if it results in a negative number, gains) from Asset Dispositions outside of the Ordinary Course of Business included in the determination of Consolidated Net Income for such period; plus	$ __________

	(e)	non-cash charges, losses or expenses including writeoffs and writedowns and stock compensation expenses and non-cash losses relating to the cancellation of Indebtedness, in each case, deducted in the determination of Consolidated Net Income for such period; plus	$ __________

	(f)	expenses and fees (including expenses and fees paid to the Administrative Agent, Lenders and Swap Creditors) deducted in the determination of Consolidated Net Income and incurred during such period in connection with the Transactions and in connection with the consummation or administration of, or any amendment, amendment and restatement or waiver of, or other modification to, the Loan Documents after the Closing Date; plus	$ __________

	(g)	extraordinary losses (less, even if it results in a negative number, extraordinary gains) deducted (or included) in the determination of Consolidated Net Income during such period, net of related Tax effects; plus	$ __________

	(h)	expenses deducted in the determination of Consolidated Net Income during such period and covered by indemnification or purchase price adjustments in connection with any Permitted Acquisition or Permitted Joint Venture, in each case to the extent actually received in cash during such period or which Borrower, in good faith, reasonably believes will be received in cash within 365 days after the end of such period (it being understood that to the extent not actually received in cash within such 365 day period, such amount shall be deducted in calculating Consolidated Net Income in such period); plus	$ __________

Exhibit D-6

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)	expenses and fees deducted in the determination of Consolidated Net Income during such period and paid to non-Affiliates and which are incurred in connection with the consummation (or attempted consummation) of any Specified Transaction; plus	$ __________

(j)	losses deducted in the determination of Consolidated Net Income during such period, but for which insurance or indemnity recovery is actually received in cash during such period or which the Borrower, in good faith, reasonably believes will be received in cash within 365 days after the end of such period (it being understood that to the extent not actually received in cash within such 365 day period, such amount shall be deducted in calculating Consolidated Net Income in such period); plus	$ __________

(k)	expenses deducted in the determination of Consolidated Net Income during such period and reimbursed by third parties to the extent such reimbursements are actually received in cash during such period or which Borrower, in good faith, reasonably believes will be received in cash within 365 days after the end of such period (it being understood that to the extent not actually received in cash within such 365 day period, such amount shall be deducted in calculating Consolidated Net Income in such period); plus	$ __________

(l)	non-cash exchange or translation losses (less, even if it results in a negative number, non-cash exchange or translation gains) deducted (or included) in the determination of Consolidated Net Income during such period and arising from foreign currency hedging transactions or currency fluctuations; plus	$ __________

Exhibit D-7

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(m)	non-cash deductions or charges (less, even if it results in a negative number, non-cash gains or positive adjustments) to Consolidated Net Income attributable to purchase accounting adjustments made in accordance with GAAP; plus	$ __________

(n)	to the extent deducted in the determination of Consolidated Net Income during such period, any non-recurring or unusual charges, costs or expenses, in each case, which are reasonably identifiable and factually supported (and certified by the Chief Financial Officer of Borrower), including, without limitation, incurred in connection with integrating the business of the Borrower and the Target or any business acquired in any Business Acquisition permitted hereunder, facility closures, headcount reductions, severance costs, relocation costs, consummated mergers, acquisitions or investments or any disposition not in the Ordinary Course of Business permitted under the Loan Documents, restructuring and similar charges and new product development costs; provided that the aggregate amount that may be added pursuant to this clause (n) in any Test Period, when aggregated with the amounts added pursuant to clause (p) below in such Test Period, shall not exceed […***…] of Consolidated EBITDA for such Test Period (calculated prior to giving effect to this clause (n) or clause (p) below); plus	$ __________

(o)	to the extent deducted in the determination of Consolidated Net Income during such period, board fees paid to members of the Loan Parties’ Boards of Directors that are independent (within the meaning of rule 5605(a)(2) of the Nasdaq Listing Rules) in an aggregate amount not to exceed […***…] in any such period; plus	$ __________

(p)	the amount of pro forma “run rate” cost savings, operating expense reductions, operating improvements and synergies resulting from the Transactions or any Business Acquisition and projected by the Borrower in good faith to be realized within 12 months after the Closing Date or the date of such Business Acquisition, as the case may be;[1] provided that the aggregate amount that may be added pursuant to this clause (p) in any Test Period, when aggregated with the amounts added pursuant to clause (n) above in such Test Period, shall not exceed 10% of Consolidated EBITDA for such Test Period (calculated prior to giving effect to this clause (p) or clause (n) above); plus	$ __________

_________________

[1]	Such changes shall be limited to those that are factually supportable, reasonably identifiable, attributable to the Stock Purchase or the Tender Offer or such Business Acquisition, as the case may be, consistent with Regulation S-X and supported by an officer’s certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period) relating to such transaction, net of the amount of actual benefits realized during such period from such actions.

Exhibit D-8

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

	(q)	the amount of cash proceeds received by the Borrower or any of its Consolidated Subsidiaries from the business interruption insurance and not already included in Consolidated Net Income; plus	$ __________

	(r)	unrealized non-cash hedging losses on financial derivatives recognized in accordance with Account Standards Codification 825 (formerly SFAS No. 133); plus	$ __________

	(s)	the aggregate amount of cash received during such period in respect of any non-cash gains or income accounted for in a prior period which were subtracted from Consolidated Net Income to determine Consolidated EBITDA for such prior period and which do not otherwise increase Consolidated Net Income for the current period	$ __________

	(t)	The sum of (a) through (s)	$ __________

C.	Minus, without duplication, any amount which, in the determination of Consolidated Net Income for such period, has been added for		$ __________

	(a)	interest income and any cancellation of Indebtedness income; and	$ __________

	(b)	unrealized non-cash hedging gains on financial derivatives recognized in accordance with Accounting Standards Codification 825 (formerly SFAS No. 133)	$ __________

Exhibit D-9

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

	(c) The sum of (a) and (b);	$ __________

D.	Minus, without duplication, the aggregate amount of cash payments made during such period in respect of any non- cash accrual, reserve or other non-cash charge or expense accounted for in a prior period which were added to Consolidated Net Income to determine Consolidated EBITDA for such prior period and which do not otherwise reduce Consolidated Net Income for the current period;	$ __________

E.	Minus, without duplication, the aggregate amount of non-cash gains or non-cash income included in the determination of Consolidated Net Income for such period, including any cancellation of Indebtedness income.

F.	Consolidated EBITDA (Line A plus Line B(t) minus Line C(c) minus Line D minus Line E)	$ __________	[2]

III. Total Leverage Ratio (Line I.A(f) divided by Line II.F): _______ to 1:0

Maximum Permitted under Section 7.15: _______ to 1.0

_________________

[2]	Notwithstanding the foregoing, Consolidated EBITDA for the applicable quarter end as set forth in the table below shall be deemed to be as follows:

Quarter Ended	Consolidated EBITDA
September 30, 2014	[…***…]
December 31, 2014	[…***…]
March 31, 2015	[…***…]
June 30, 2015	[…***…]

Exhibit D-10

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 3 to Compliance

Certificate

For the Year ended December 31, 20[●] (“Excess Cash Flow Period”)

Section 6.02(c) – Excess Cash Flow:

I.	Excess Cash Flow

A.	The sum of the following, without duplication:

	(a)	Consolidated EBITDA for such Excess Cash Flow Period (Line II.F of Schedule 2 to this Certificate); plus	$ __________

	(b)	cash items of income actually received by the Borrower or any of its Consolidated Subsidiaries during such Excess Cash Flow Period not included in calculating Consolidated EBITDA; plus	$ __________

	(c)	the decrease, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period	$ __________

	(d)	The sum of clauses (a) through (c)	$ __________

B.	Minus the sum of the following, without duplication:		$ __________

	(a)	Consolidated Cash Taxes paid or payable by the Borrower and its Consolidated Subsidiaries with respect to such Excess Cash Flow Period; plus	$ __________

	(b)	the sum of	$ __________

		(1) Consolidated Cash Interest Expense paid or payable by the Borrower and its Consolidated Subsidiaries with respect to such Excess Cash Flow Period plus any premium paid by the Borrower and its Consolidated Subsidiaries in connection with any voluntary prepayments of Indebtedness during such Excess Cash Flow Period to the extent funded with amounts other than proceeds of any long term Debt Issuance (other than revolving Indebtedness), Equity Issuance, Asset Disposition or Casualty Event; and	$ __________

Exhibit D-11

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

	(2)	scheduled principal amortization of all Indebtedness for such Excess Cash Flow Period (including, without limitation, the implied principal component of scheduled payments made in respect of permitted Capital Lease Obligations)	$ __________

	(3)	the sum of (1) and (2); plus	$ __________

(c)	amounts actually paid and applied to mandatory permanent repayments and prepayments of Indebtedness, other than the Loans, made by the Borrower and its Consolidated Subsidiaries during such Excess Cash Flow Period[1]; plus		$ __________

(d)	the sum of		$ __________

	(1)	Consolidated Capital Expenditures made by the Borrower and its Consolidated Subsidiaries in cash during such Excess Cash Flow Period to the extent funded with amounts other than the proceeds of any long term Debt Issuance (other than with revolving Indebtedness), Equity Issuance, Asset Disposition or Casualty Event; and	$ __________

	(2)	cash consideration, including cash Acquisition Consideration, paid during such Excess Cash Flow Period to make Permitted Acquisitions or other Investments permitted by Section 7.06(a)(v), (xvii) and (xxiv) of the Credit Agreement, in each case to the extent funded with amounts other than the proceeds of any long term Debt Issuance (other than with revolving Indebtedness), Equity Issuance, Asset Disposition, Casualty Event or in reliance on the Available Amount[2]	$ __________

_________________

1 Such amounts are to be included only to the extent that (A) (i) such repayments and prepayments by their terms cannot be reborrowed or redrawn and (ii) such repayments and prepayments do not occur in connection with a refinancing of all or a portion of such Indebtedness, and (B) the amounts used to make such payments are not funded with proceeds of any Debt Issuance, Equity Issuance, Asset Disposition or Casualty Event.

2 The aggregate amount of cash consideration, including cash Acquisition Consideration, paid during such Excess Cash Flow Period in respect of Positive EBITDA Acquisitions applied to reduce Excess Cash Flow pursuant to this Line I.B(d), together with any cash consideration, including any cash Acquisition Consideration, applied to reduce Excess Cash Flow pursuant to Line I.B(l) below, shall not exceed

[…***…]. In no event shall any amount of cash consideration, including cash Acquisition Consideration, paid during such Excess Cash Flow Period in respect of […***…], reduce Excess Cash Flow pursuant to this Line I.B(d).

Exhibit D-12

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

	(3) the sum of (1) and (2); plus	$ __________

(e)	the increase, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period; plus	$ __________

(f)	cash items of expense (including losses) during such Excess Cash Flow Period (A) not deducted in calculating Consolidated EBITDA or (B) added back to Consolidated Net Income in calculating Consolidated EBITDA, including, without limitation, the items described in Lines II.B(d), (f), (g), (h), (i), (n) and (o) of Schedule 2 to this Certificate; plus	$ __________

(g)	the amount of any non-cash gain included in Consolidated EBITDA for such Excess Cash Flow Period recognized as a result of any Asset Dispositions; plus	$ __________

(h)	cash payments by the Borrower and its Consolidated Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Borrower and its Consolidated Subsidiaries (other than obligations described in Line B(d)(2) above or Indebtedness) to the extent such payments are not expensed during any Excess Cash Flow Period or are not deducted in calculating Consolidated EBITDA; plus	$ __________

(i)	the amount of Restricted Payments paid in cash during such Excess Cash Flow Period pursuant to clause (iii) or (v) of Section 7.07 of the Credit Agreement to the extent funded with amounts other than the proceeds of any Debt Issuance, Equity Issuance, Asset Disposition or Casualty Event; plus	$ __________

(j)	the aggregate amount of expenditures actually made by the Borrower and its Consolidated Subsidiaries from internally generated cash flow of the Borrower and its Consolidated Subsidiaries during such Excess Cash Flow Period to the extent that such expenditures are not expensed during such Excess Cash Flow Period or are not deducted in calculating Consolidated EBITDA; plus	$ __________

(k)	the aggregate amounts added to Consolidated Net Income pursuant to Line II.B(p) of Schedule 2 to this Certificate; plus	$ __________

Exhibit D-13

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

	(l)	without duplication of amounts deducted from Excess Cash Flow in prior periods, and at the option of the Borrower, the aggregate consideration required to be paid in cash by the Borrower or any of its Consolidated Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such Excess Cash Flow Period relating to Business Acquisitions (including, in each case, earnouts, “milestone” payments or similar amounts), Permitted Joint Ventures or other Investments permitted by Section 7.06(a)(v), (xvii) and (xxiv) of the Credit Agreement, Consolidated Capital Expenditures or acquisitions or licenses of intellectual property to be consummated or made during the period of four (4) consecutive fiscal quarters of the Borrower following such Excess Cash Flow Period, in each case, to the extent intended to be financed with internally generated cash flow[3]	$ __________

	(m)	The sum of (a) through (l)	$ __________

C.	Excess Cash Flow (Line A(d) minus Line B(m))		$ __________

_________________

3 To the extent the aggregate amount of internally generated cash flow utilized to finance such Business Acquisitions, Permitted Joint Ventures or other Investments permitted by Section 7.06(a)(v), (xvii) and (xxiv) of the Credit Agreement, Consolidated Capital Expenditures or acquisitions or licenses of intellectual property during such period of four (4) consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four (4) consecutive fiscal quarters. The aggregate amount of cash consideration, including cash Acquisition Consideration, to be paid in respect of Positive EBITDA Acquisitions pursuant to this Line I.B(l), together with any cash consideration, including any cash Acquisition Consideration, applied to reduce Excess Cash Flow pursuant to Line I.B(d) above, shall not exceed […***…]. In no event shall any amount of cash consideration, including cash Acquisition Consideration, to be paid in respect of […***…], reduce Excess Cash Flow pursuant to this Line I.B(l).

Exhibit D-14

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT E

Form of Guaranty

GUARANTY

dated as of October 16, 2015

among

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO

and

JEFFERIES FINANCE LLC,

as Administrative Agent

Exhibit E

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

Exhibit E-i

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

GUARANTY

GUARANTY dated as of October 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among the Subsidiary Guarantors listed on the signature pages hereto and each of the Subsidiaries of the Borrower which shall become from time to time party hereto in accordance with Section 6.11 (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) and Jefferies Finance LLC, as administrative agent for the benefit of the Finance Parties (in such capacity, together with its successor or successors in such capacity, the “Administrative Agent”).

WHEREAS, Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), has entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the banks and other lending institutions from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and Jefferies Finance LLC, as administrative agent and collateral agent;

WHEREAS, it is a condition precedent to the Lenders making the Loans to the Borrower pursuant to the Credit Agreement that each of the Subsidiary Guarantors have agreed, jointly and severally, to provide a guaranty of all Finance Obligations of the Borrower and the other Loan Parties under and in respect of the Finance Documents; and

WHEREAS, each of the Subsidiary Guarantors is a direct or indirect Wholly Owned Subsidiary of the Borrower, and the Subsidiary Guarantors will receive certain benefits from the financial accommodation to be provided to the Borrower by the Finance Parties under the Finance Documents.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Terms Defined in the Credit Agreement. All capitalized terms used in this Agreement and recitals hereto which are defined in the Credit Agreement and which are not otherwise defined herein shall have the respective meanings set forth therein.

ARTICLE II
GUARANTY

Section 2.01 The Guaranty. Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors, and severally, as a primary obligor and not merely as a surety, the due and punctual payment of all Finance Obligations, in each case, whether now or hereafter due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, whether or not from time to time reduced or extinguished (other than by reason of the payment thereof) or hereafter increased, incurred or owing in any manner, whether actual or contingent, whether incurred solely or jointly with any other Person and whether as principal or surety (and including all liabilities in connection with any notes, bills or other instruments accepted by any Finance Party in connection therewith), together in each case with all renewals, modifications, consolidations or extensions thereto (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations with respect to any Subsidiary Guarantor shall exclude any Excluded Swap Obligations with respect to such Subsidiary Guarantor.

Exhibit E-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (i) in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness

(A)    would be discharged or would be subject to a right of set-off in an amount equal to the amount paid by such Subsidiary Guarantor hereunder or (B) has been pledged to, and is enforceable by, the Collateral Agent on behalf of the Finance Parties and (ii) under any guaranty of Indebtedness subordinated in right of payment to the Guaranteed Obligations which guaranty contains a limitation as to a maximum amount similar to that set forth in this paragraph pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets of such Subsidiary Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (i) applicable Law or (ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties (including the agreements in this Article II). If any Subsidiary Guarantor’s liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Subsidiary Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

Section 2.02 Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Finance Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Finance Parties with respect thereto. The obligations of the Subsidiary Guarantors under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. This Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor of the Guaranteed Obligations in each and every particular. The obligations of each Subsidiary Guarantor hereunder are several from those of the other Loan Parties and are primary obligations concerning which each Subsidiary Guarantor is the principal obligor.

The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Subsidiary Guarantor may have at any time against any other Loan Party, any Agent or other Finance Party or any other Person, whether in connection herewith or any unrelated transactions. Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Finance Party under the Finance Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or such other Loan Party or otherwise.

Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be released, discharged or otherwise affected or impaired by:

Exhibit E-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)                   any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any other Loan Party under the Credit Agreement, the Notes, any Swap Agreement, any other Finance Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation, by operation of Law or otherwise (except as provided herein or in any other Finance Document);

(ii)                 any change in the manner, place, time or terms of payment of any Guaranteed Obligation or any other amendment, supplement or modification to the Credit Agreement, the Notes, any Swap Agreement, any other Finance Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation;

(iii)                any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Guaranteed Obligation or any release of any other Loan Party or any other guarantor or guarantors of any Guaranteed Obligation (except as provided herein or in any other Finance Document);

(iv)                any change in the existence, structure or ownership of any other Loan Party or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any other Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Guaranteed Obligation;

(v)                 the existence of any claim, set-off or other right which any Subsidiary Guarantor may have at any time against any other Loan Party, any Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transaction;

(vi)                any invalidity or unenforceability relating to or against any other Loan Party for any reason of the Credit Agreement, any Note, any Swap Agreement, any other Finance Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation or any provision of applicable Law purporting to prohibit the payment by any other Loan Party of any Guaranteed Obligation;

(vii)              any failure by any Agent or any other Finance Party: (A) to file or enforce a claim against any other Loan Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any other Loan Party of any new or additional indebtedness or obligation under or with respect to the Guaranteed Obligations; (C) to commence any action against any other Loan Party; (D) to disclose to any Subsidiary Guarantor any facts which such Agent or such other Finance Party may now or hereafter know with regard to any other Loan Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Guaranteed Obligations;

(viii)              any direction as to application of payment by any other Loan Party or any other Person;

(ix)                any subordination by any Finance Party of the payment of any Guaranteed Obligation to the payment of any other liability (whether matured or unmatured) of any other Loan Party to its creditors;

(x)                 any act or failure to act by the Administrative Agent or any other Finance Party under this Agreement or otherwise which may deprive any Subsidiary Guarantor of any right to subrogation, contribution or reimbursement against any other Loan Party or any right to recover full indemnity for any payments made by such Subsidiary Guarantor in respect of the Guaranteed Obligations; or

Exhibit E-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xi)                any other act or omission to act or delay of any kind by any other Loan Party, the Administrative Agent or any Finance Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Subsidiary Guarantor’s obligations hereunder (except that a Subsidiary Guarantor may assert the defense of payment in full of the Guaranteed Obligations (other than any contingent indemnification obligations)).

Each Subsidiary Guarantor irrevocably and unconditionally has delivered this Agreement to the Administrative Agent for the benefit of the Finance Parties, and the failure by any other Loan Party or any other Person to sign this Agreement or a guaranty similar to this Agreement or otherwise shall not discharge the obligations of any Subsidiary Guarantor hereunder. The irrevocable and unconditional liability of each Subsidiary Guarantor hereunder applies whether it is jointly and severally liable for the entire amount of the Guaranteed Obligations, or only for a pro rata portion, and without regard to any rights (or the impairment thereof) of subrogation, contribution or reimbursement that such Subsidiary Guarantor may now or hereafter have against any other Loan Party or any other Person. This Agreement is and shall remain fully enforceable against each Subsidiary Guarantor (except as provided herein or in any other Finance Document) irrespective of any defenses that any other Loan Party may have or assert in respect of the Guaranteed Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Subsidiary Guarantor may assert the defense of final payment in full of the Guaranteed Obligations (other than any contingent indemnification obligations).

Section 2.03 Payments.

(a)                  Payments to be Made Upon Default. If the Borrower or any other Loan Party fails to pay or perform any Guaranteed Obligation when due in accordance with its terms (whether at stated maturity, by acceleration or otherwise) or if an Event of Default specified in Section 8.01(f) of the Credit Agreement occurs with respect to the Borrower, the Subsidiary Guarantors shall, without any notice or demand whatsoever, pay the aggregate amount of all Guaranteed Obligations owed to the Administrative Agent for application in accordance with Section 2.03(c) hereof.

(b)                 General Provisions as to Payments. Except as provided in Section 3.01 of the Credit Agreement, each payment hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, in federal or other funds immediately available in New York City, to the Administrative Agent at the address referred to in Section 6.01 hereof (it being understood that a Subsidiary Guarantor may assert the defense of final payment in full of the Guaranteed Obligations (other than any contingent indemnification obligations)).

(c)                  Application of Payments. All payments received by the Administrative Agent hereunder shall be applied as provided in Section 8.04 of the Credit Agreement.

Section 2.04 Discharge; Reinstatement in Certain Circumstances. Each Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until (a) the Discharge of Senior Finance Obligations or (b) such time as such Subsidiary Guarantor is no longer required to be a Subsidiary Guarantor under the Credit Agreement. No payment or payments made by the Borrower, any other Loan Party or any other Person or received or collected by any Finance Party from the Borrower, any other Loan Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the

Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder, it being understood that each Subsidiary Guarantor shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until Discharge of Senior Finance Obligations. If at any time any payment by the Borrower, any other Loan Party or any other Person of any Guaranteed Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or such other Loan Party or other Person or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Borrower or such other Loan Party or other Person or any substantial part of its respective property or otherwise, each Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had not been made at such time. Each Subsidiary Guarantor agrees that payment or performance of any of the Guaranteed Obligations or other acts which toll any statute of limitations applicable to the Guaranteed Obligations shall also toll the statute of limitations applicable to each Subsidiary Guarantor’s liability hereunder.

Exhibit E-4

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.05 Waiver by the Subsidiary Guarantors. Each Subsidiary Guarantor hereby waives, only to the extent permitted by applicable Law, presentment to, demand of payment from and protest to the other Loan Parties of any of the Guaranteed Obligations, and also waives to the extent permitted by applicable Law, promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Agent or any other Finance Party protect, secure, perfect or insure any Lien or any property subject thereto. Each Subsidiary Guarantor further waives to the extent permitted by applicable Law, any right to require that resort be had by any Agent or any other Finance Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of any Agent or any other Finance Party in favor of any Loan Party or any other Person. Each Subsidiary Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by Law, and agrees that such Subsidiary Guarantor’s obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives to the extent permitted by applicable Law, any rights (including rights to notice) which such Subsidiary Guarantor might otherwise have as a result of or in connection with any of the following:

(i)                   any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with any other Loan Party, any Agent, the other Finance Parties, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

(ii)                 any adjustment, indulgence, forbearance or compromise that might be granted or given by any Agent or any other Finance Party to any other Loan Party or any other Person liable on the Guaranteed Obligations; or the failure of any Agent or any other Finance Party to assert any claim or demand or to exercise any right or remedy against any other Loan Party under the provisions of any Finance Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Finance Document or any other agreement, including with respect to any other Loan Party under this Agreement;

(iii)                the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any other Loan Party or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any other Loan Party, or any change, restructuring or termination of the corporate structure or existence of any other Loan Party, or any sale, lease or transfer of any or all of the assets of any other Loan Party, or any change in the shareholders, partners, or members of any other Loan Party; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

Exhibit E-5

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)                the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by Law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury Laws, any other Loan Party has valid defenses, claims or offsets (whether at Law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such other Loan Party, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(v)                 any full or partial release of the liability of any other Loan Party or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Subsidiary Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any party other than the Borrower will be liable to perform the Guaranteed Obligations, or that the Finance Parties will look to any such other party to perform the Guaranteed Obligations;

(vi)                the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(vii)              any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(viii)             any right that any Subsidiary Guarantor may now or hereafter have under Section 3-606 of the UCC or otherwise to unimpaired collateral;

(ix)                the failure of any Agent, any other Finance Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(x)                 the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral;

(xi)                any payment by any other Loan Party to the Administrative Agent, any other Agent or any other Finance Party being held to constitute a preference under Title 11 of the

United States Code or any similar federal, foreign or state Law, or for any reason any Agent or any other Finance Party being required to refund such payment or pay such amount to any other Loan Party or someone else;

Exhibit E-6

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xii)              any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Subsidiary Guarantor or increases the likelihood that any Subsidiary Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Subsidiary Guarantor that such Subsidiary Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full payment and satisfaction of the Guaranteed Obligations in cash;

(xiii)             the fact that all or any of the Guaranteed Obligations cease to exist by operation of Law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy Laws;

(xiv)             the existence of any claim, set-off or other right which any Subsidiary Guarantor may have at any time against any other Loan Party, the Administrative Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; and

(xv)              any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, such Subsidiary Guarantor as a matter of Law or equity (it being understood that a Subsidiary Guarantor may assert the defense of final payment in full of the Guaranteed Obligations (other than any contingent indemnification obligations)).

All waivers herein contained shall be without prejudice to the right of the Administrative Agent at its option to proceed against any Loan Party or any other Person, whether by separate action or by joinder.

Section 2.06 Agreement to Pay; Subordination of Subrogation Claims. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, any other Agent or any other Finance Party has at Law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for application in accordance with Section 2.03(c) in cash the amount of such unpaid Guaranteed Obligations. Upon payment by any Subsidiary Guarantor of any sums to the Administrative Agent, all rights of such Subsidiary Guarantor against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall (including, without limitation, in the case of any Subsidiary Guarantor, any rights of such Subsidiary Guarantor arising under Article II of this Agreement) in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations (other than contingent indemnification obligations). No failure on the part of any other Loan Party or any other Person to make any payments in respect of any subrogation, contribution, reimbursement, indemnity or similar right (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation, contribution, reimbursement indemnity or similar right, such amount shall be held in trust, as applicable, for the benefit of the Finance Parties, and shall forthwith be turned over to the Administrative Agent, in the form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Administrative Agent, if required) to be credited against the payment of matured Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Finance Documents.

Exhibit E-7

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.07 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under or with respect to the Guaranteed Obligations is stayed upon the insolvency or bankruptcy of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, any Swap Agreement or any other agreement or instrument evidencing or securing the Guaranteed Obligations shall nonetheless be payable by the Subsidiary Guarantors hereunder, jointly and severally, forthwith, as and in the manner provided in Section 2.03.

Section 2.08 No Set-Off. No act or omission of any kind or at any time on the part of any Finance Party in respect of any matter whatsoever shall in any way affect or impair the rights of the Administrative Agent or any other Finance Party to enforce any right, power or benefit under this Agreement, and no set-off, claim, reduction or diminution of any Guaranteed Obligation or any defense of any kind or nature which any Subsidiary Guarantor has or may have against the Borrower or any Finance Party shall be available against the Administrative Agent or any other Finance Party in any suit or action brought by the Administrative Agent or any other Finance Party to enforce any right, power or benefit provided for by this Agreement. Nothing in this Agreement shall be construed as a waiver by any Subsidiary Guarantor of any rights or claims which it may have against any Finance Party hereunder or otherwise, but any recovery upon such rights and claims shall be had from such Finance Party separately, it being the intent of this Agreement that each Subsidiary Guarantor shall be unconditionally, absolutely and jointly and severally obligated to perform fully all its obligations, covenants and agreements hereunder for the benefit of each Finance Party.

Section 2.09 Keepwell. Each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.09, or otherwise under this Agreement, as it relates to such Loan Party, voidable under applicable Fraudulent Transfer Laws, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.09 shall remain in full force and effect until the Discharge of Senior Finance Obligations. Each Qualified ECP Guarantor intends that this Section 2.09 constitute, and this Section 2.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section 2.09, the term “Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligations are incurred or that qualifies at such time as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Exhibit E-8

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE III

INDEMNIFICATION, SUBROGATION AND CONTRIBUTION

Section 3.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable Law (but subject to Section 2.06 above), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Finance Party, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 3.02 Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Guarantor”) agrees (subject to Section 2.06 above) that, in the event a payment shall be made by any other Subsidiary Guarantor under this Agreement or assets of any other Subsidiary Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Finance Party and such other Subsidiary Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor on the date that the obligation(s) supporting such claim were incurred under this Agreement and the denominator of which shall be the aggregate net worth of all the Subsidiary Guarantors on such date (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 6.11, the date of the Accession Agreement executed and delivered by such Subsidiary Guarantor); provided that such rights of contribution and indemnification shall be subordinated to the prior payment in full, in cash, of all of the Guaranteed Obligations. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Guarantor under Section 3.01 to the extent of such payment.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01 Representations and Warranties; Certain Agreements. Each Subsidiary Guarantor hereby severally represents, warrants and covenants as of the Closing Date and on and as of each date as required by the Credit Agreement as follows:

(a)                  The representations and warranties contained in the Credit Agreement and the other Loan Documents (insofar as they pertain to such Subsidiary Guarantor (including to the extent such Subsidiary Guarantor is referred to as a Loan Party or Group Company in such representations and warranties)) are (i) in the case of representations and warranties qualified by “materiality”, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on the basis set forth above as of such earlier date.

(b)                 Such Subsidiary Guarantor agrees to observe and comply with each of the covenants contained in the Credit Agreement (x) insofar as they pertain to such Subsidiary Guarantor or (y) that imposes or purports to impose, through agreements with the Borrower, restrictions or obligations on such Subsidiary Guarantor.

(c)                  Such Subsidiary Guarantor acknowledges that any default in the due observance or performance by such Subsidiary Guarantor of any covenant, condition or agreement contained herein may constitute an Event of Default under Section 8.01 of the Credit Agreement.

Exhibit E-8

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)                 Such Subsidiary Guarantor has, independently and without reliance upon the Administrative Agent or any other Finance Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Such Subsidiary Guarantor has investigated the benefits and advantages which will be derived by it from execution of this Agreement, and the board of directors (or persons performing similar functions in case the Subsidiary Guarantor is not a corporation) of such Subsidiary Guarantor has decided that a direct or an indirect benefit will accrue to such Subsidiary Guarantor by reason of the execution of this Agreement.

(e)                  This Agreement is not given with actual intent to hinder, delay or defraud any Person to which such Subsidiary Guarantor is or will become, on or after the date hereof, indebted.

Section 4.02 Information. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the financial condition and assets of the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, any other Agent or the other Finance Parties will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 4.03 Subordination by Subsidiary Guarantors. In addition to the terms of subordination provided for under Section 2.06, each Subsidiary Guarantor hereby subordinates in right of payment, on the same terms as provided in the Intercompany Note, all indebtedness of the other Loan Parties owing to it, whether originally contracted with such Subsidiary Guarantor or acquired by such Subsidiary Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the Discharge of Senior Finance Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

ARTICLE V
SET-OFF

Section 5.01 Right of Set-Off. Subject to Section 10.08 of the Credit Agreement, if an Event of Default under the Credit Agreement shall have occurred and be continuing, each Finance Party (and each of its Affiliates) is authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Finance Party or such Affiliate to or for the credit or account of any Subsidiary Guarantor against any and all of the then due and owing obligations of such Subsidiary Guarantor now or hereafter existing hereunder or under the other Finance Documents to such Finance, irrespective of whether or not such Finance Party shall have made any demand under this Agreement or any other Loan Document or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Finance party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Finance Party or its respective Affiliates may have. Each Finance Party agrees to notify the Administrative Agent and the affected Subsidiary Guarantor promptly after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity thereof.

Exhibit E-10

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE VI
MISCELLANEOUS

Section 6.01 Notices.

(a)                  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission or electronic mail) and mailed, faxed or delivered, to the address, facsimile number (subject to subsection (b) below) or electronic mail address specified for notices: (i) in the case of any Subsidiary Guarantor, as set forth on the signature pages hereto; (ii) in the case of the Borrower, the Administrative Agent, the Collateral Agent or any Lender, as specified in or pursuant to Section 10.02 of the Credit Agreement; (iii) in the case of any Swap Creditor as set forth in any applicable Swap Agreement; or (iv) in the case of any party, at such other address as shall be designated by such party in a notice to the Administrative Agent and each other party hereto. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of: (i) actual receipt by the intended recipient and (ii) if delivered by facsimile transmission, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in said subsection (b).

(b)                 Notices and other communications to the Agents and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

Section 6.02 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Subsidiary Guarantors may assign or transfer any of its interests and obligations hereunder without prior written consent of the Required Lenders (and any such purported assignment or transfer without such consent shall be void) except in accordance with the Credit Agreement; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 10.06 of the Credit Agreement. Upon the assignment by any Finance Party of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) or any other Finance Document to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

Exhibit E-11

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 6.03 No Waivers; Non-Exclusive Remedies. No failure or delay on the part of any Agent or any Finance Party to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Agreement or any other Finance Document or other document or agreement contemplated hereby or thereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other rights or remedies provided by Law.

Section 6.04 Expenses; Indemnification.

(a)                  Expenses and Indemnification. The terms of Sections 10.04 and 10.11 of the Credit Agreement with respect to costs and expenses, indemnification and survival are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms (and for the avoidance of doubt, for purposes of this Agreement, such provisions extend to, without limitation, collection from, or other realization of or enforcement with respect to, the guarantee provided herein).

(b)                 Contribution. If and to the extent that the obligations of any Subsidiary Guarantor under this Section 6.04 are unenforceable for any reason, each other Subsidiary Guarantor, jointly and severally, hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations as is permissible under applicable Law.

Section 6.05 Enforcement. The Finance Parties agree that this Agreement may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders as set forth in the Credit Agreement and that no other Finance Party shall have any right individually to seek to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Finance Parties upon the terms of this Agreement and the Credit Agreement.

Section 6.06 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Subsidiary Guarantor directly affected by such amendment or waiver (it being understood that the addition or release of any Subsidiary Guarantor hereunder shall not constitute an amendment or waiver affecting any Subsidiary Guarantor other than the Subsidiary Guarantor so added or released) and the Administrative Agent (with the consent of the Required Lenders to the extent required by Section 10.01 of the Credit Agreement, or such other number of Lenders as may be specified therein, if any); provided that the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement to cure any ambiguity, omission, typographical error, defect or inconsistency if such amendment, modification or supplement if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof; provided, further, however, that no such amendment, change, discharge, termination or waiver shall be made to Section 2.03 or this Section 6.06 without the consent of each Finance Party adversely affected thereby.

Section 6.07 Governing Law; Submission to Jurisdiction.

(a)                  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Exhibit E-12

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                 Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW

YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                  Waiver and Venue. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY COURT REFERRED TO IN SECTION 6.07(b). EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 6.01. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS.

Section 6.08 Limitation of Law; Severability.

(a)                  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all of the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

(b)                 Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Exhibit E-13

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 6.09 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or via email as an attachment of a .pdf document shall be effective as delivery of a manually executed counterpart of this Agreement and shall be binding on the Subsidiary Guarantors, the Administrative Agent, and the Borrower. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective with respect to each Subsidiary Guarantor when the Administrative Agent shall have received counterparts hereof signed by itself and such Subsidiary Guarantor.

Section 6.10 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

Section 6.11 Additional Subsidiary Guarantors. It is understood and agreed that any Subsidiary of the Borrower that is required by the Credit Agreement to execute an Accession Agreement and counterpart of this Agreement after the date hereof shall automatically become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor hereunder by executing an Accession Agreement and counterpart hereof and delivering the same to the Administrative Agent. The execution and delivery of any such instrument shall not require the consent of any other Subsidiary Guarantor or other parties hereunder. The rights and obligations of each Subsidiary Guarantor or other party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

Section 6.12 Termination; Release of Subsidiary Guarantors.

(a)                  Termination. Upon Discharge of Senior Finance Obligations, this Agreement shall terminate automatically without any further action and have no further force or effect (but is otherwise subject to Section 2.04 hereof).

(b)                 Release of Subsidiary Guarantors. In the event that all of the capital stock of one or more of the Subsidiary Guarantors is sold or otherwise disposed of (other than any sale or other disposition to a Loan Party) or liquidated in compliance with the requirements of Section 7.05 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all of the Lenders, if required by Section 10.01 of the Credit Agreement)), such Subsidiary Guarantor or Subsidiary Guarantors shall hereby be released from this Agreement, and this Agreement shall, as to each such Subsidiary Guarantor or Subsidiary Guarantors, automatically terminate and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Subsidiary Guarantor shall be deemed to be a sale of such Subsidiary Guarantor for purposes of this Section 6.12(b)).

Exhibit E-14

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 6.13 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

[Signature Pages Follow]

Exhibit E-15

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, each Subsidiary Guarantor has executed this Agreement as of the day and year first above written.

SUBSIDIARY GUARANTORS:

SUCAMPO PHARMA AMERICAS LLC

By:
Name:
Title:

Notice Address for Subsidiary Guarantors:
c/o Sucampo Pharmaceuticals, Inc.
4520 East-West Highway, 3rd Floor
Bethesda, MD 20814
Attention: Peter Greenleaf, Chief Executive Officer
Telephone: (###) ###-####
Facsimile: (###) ###-####

Exhibit E-16

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Acknowledged and Agreed with Respect
to Section 2.06 and Section 3.01:

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

Exhibit E-17

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agreed to and Accepted:

JEFFERIES FINANCE LLC,
as Administrative Agent

By:
Name:
Title:

Exhibit E-18

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT F-1

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), as the Borrower, each financial institution from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”),

(iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) and Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with a correct and complete certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment. For the avoidance of doubt, such a certificate described in clause (2) of the preceding sentence shall be updated and provided by the undersigned to the Administrative Agent and the Borrower prior to the next applicable payment date following a change described in clause (1) of the preceding sentence.

[Signature Page Follows]

Exhibit F-1-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

Exhibit F-1-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT F-2

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), each financial institution from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) and Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Administrative Agent and the Borrower with a correct and complete Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. For the avoidance of doubt, such a certificate described in clause (2) of the preceding sentence shall be updated and provided by the undersigned to the Administrative Agent and the Borrower prior to the next applicable payment date following a change described in clause (1) of the preceding sentence.

[Signature Page Follows]

Exhibit F-2-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

Exhibit F-2-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT F-3

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), as the Borrower, each financial institution from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) and Section 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) and Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating Lender with a correct and complete certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. For the avoidance of doubt, such a certificate described in clause (2) of the preceding sentence shall be updated and provided by the undersigned to its participating Lender prior to the next applicable payment date following a change described in clause (1) of the preceding sentence.

[Signature Page Follows]

Exhibit F-3-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

Exhibit F-3-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT F-4

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), as the Borrower, each financial institution from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) and Section 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) and Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned’s or its partners/members.

The undersigned has furnished its participating Lender with a correct and complete Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the participant to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. For the avoidance of doubt, such a certificate described in clause (2) of the preceding sentence shall be updated and provided by the undersigned to its participating Lender prior to the next applicable payment date following a change described in clause (1) of the preceding sentence.

[Signature Page Follows]

Exhibit F-4-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

Exhibit F-4-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT G-1

Form of Security Agreement

SECURITY AGREEMENT

dated as of October 16, 2015

among

SUCAMPO PHARMACEUTICALS, INC.

THE OTHER LOAN PARTIES FROM TIME TO TIME PARTY HERETO

and

JEFFERIES FINANCE LLC,

as Collateral Agent

Exhibit G-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit G-1-i

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedules:

Schedule 1.01	-	Deposit Accounts and Securities Accounts
Schedule 1.03	-	Claims
Schedule 4.01	-	Filings to Perfect Security Interests

Exhibits:

Exhibit A	-	Form of Grant of Security Interest in United States Patents
Exhibit B	-	Form of Grant of Security Interest in United States Trademarks
Exhibit C	-	Form of Grant of Security Interest in United States Copyrights
Exhibit D	-	Form of Request for Release of Funds

Exhibit G-1-ii

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of October 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party hereto and Jefferies Finance LLC, as collateral agent for the Finance Parties (in such capacity, together with its successor or successors in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower has entered into the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and Jefferies Finance LLC, as administrative agent and collateral agent; and

WHEREAS, it is a condition precedent to Lenders making the Loans to the Borrowers pursuant to the Credit Agreement that each Loan Party has agreed or will agree to grant a continuing security interest in favor of the Collateral Agent, for the benefit of the Finance Parties, in and to the Collateral to secure the Finance Obligations.

WHEREAS, each Subsidiary Guarantor has entered into the Guaranty, pursuant to which the Loan Parties have guaranteed the Guaranteed Obligations (as defined therein); and

WHEREAS, each Loan Party will derive substantial benefit from the Lenders’ making the Loans to the Borrower by virtue of their common corporate enterprise.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Terms Defined in the Credit Agreement. All capitalized terms used in this Agreement and recitals hereto which are defined in the Credit Agreement and which are not otherwise defined herein shall have the respective meanings set forth therein.

Section 1.02 Terms Defined in the UCC. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in Article 8 or 9 of the UCC, have the respective meanings provided in the UCC: (i) As-Extracted Collateral; (ii) Certificated Security; (iii) Chattel Paper; (iv) Commodity Account;

(v) Commodity Intermediary; (vi) Documents; (vii) Electronic Chattel Paper; (viii) Financial Asset; (ix) Goods; (x) Instruments; (xi) Inventory; (xii) Investment Property; (xiii) Payment Intangibles; (xiv) Proceeds; (xv) Securities Account; (xvi) Securities Intermediary; (xvii) Security; (xviii) Security Certificate; (xix) Security Entitlement; and (xx) Uncertificated Security.

Section 1.03 Additional Definitions. The following additional terms, as used in this Agreement, have the following respective meanings:

“Account Control Agreement” means (i) with respect to a Deposit Account, a deposit account control agreement containing terms, and in form and substance, reasonably acceptable to the Collateral Agent, among one or more Loan Parties, the Collateral Agent and the bank which maintains such Deposit Account (with execution of such agreement being conclusive evidence of such approval), (ii) with respect to a Securities Account, a securities account control agreement containing terms, and in form and substance, reasonably acceptable to the Collateral Agent (with execution of such agreement being conclusive evidence of such approval), among one or more Loan Parties, the Collateral Agent and the Securities Intermediary which maintains such Securities Account and (iii) with respect to a Commodity Account, a commodity account control agreement containing terms, and in form and substance, reasonably acceptable to the Collateral Agent (with execution of such agreement being conclusive evidence of such approval), among one or more Loan Parties, the Collateral Agent and the Commodity Intermediary which maintains such Commodity Account, in each case as the same may be amended, modified or supplemented from time to time.

Exhibit G-1-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Account Debtor” means an “account debtor” (as defined in the UCC), and also means and includes Persons obligated to pay negotiable instruments and other Receivables.

“Accounts” means (i) all “accounts” (as defined in the UCC), (ii) all of the rights of any Loan Party in, to and under all purchase orders for goods, services or other property, (iii) all of the rights of any Loan Party to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit) and (iv) all monies due to or to become due to any Loan Party under any and all contracts for any of the foregoing (in each case, whether or not yet earned by performance on the part of such Loan Party), including, without limitation, the right to receive the Proceeds of said purchase orders and contracts, and all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.

“Borrower” has the meaning set forth in the preamble hereto.

“Claims” means all “commercial tort claims” (as defined in the UCC), including, without limitation, each of the claims described on Schedule 1.03 (to the extent such claims are in excess of $1,000,000), as such Schedule may be amended, modified or supplemented by the Loan Parties from time to time.

“Collateral” has the meaning set forth in Section 2.02.

“Collateral Account” means any Securities Account or Deposit Account (including the Nomura Account and each Controlled Account, but excluding each Exempt Account) established with or in the possession or under the control of the Collateral Agent, for the benefit of the Finance Parties, into which cash or cash Proceeds of any Collateral are deposited from time to time, collectively.

“Collateral Agent” has the meaning set forth in the introductory section hereof.

“Computer Hardware” means all computer and other electronic data processing hardware of a Loan Party, whether now or hereafter owned or leased by such Loan Party, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, all documentation, manuals, training materials and charts and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.

“Contracts” means, collectively, with respect to each Loan Party, the Transaction Documents, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Loan Party and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

Exhibit G-1-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Controlled Accounts” means the Notes Redemption Collateral Account, the Squeeze-Out Collateral Account, the Restricted Cash Collateral Account and the Founders Share Purchase Collateral Account.

“Copyrights” means all United States and foreign copyrights (including community designs), including, but not limited to, copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C.§ 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Section II(B)(1) of any Loan Party’s Perfection Certificate (as such schedule may be amended, modified or supplemented from time to time by such Loan Party), (ii) all extensions and renewals thereof, (iii) all claims for, and rights to sue for, past, present or future infringements and other violations thereof; (iv) all Proceeds of the foregoing, including, without limitation, all income, license fees, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof; and (v) all other rights corresponding thereto throughout the world.

“Copyright License” means any agreement now or hereafter in existence granting to any Loan Party any rights, whether exclusive or non-exclusive, any rights under another Person’s Copyrights, or pursuant to which any Loan Party has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Copyright, whether or not registered, including, without limitation, the Copyright Licenses described on Section II(B)(1) of any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time by such Loan Party).

“Copyright Security Agreement” means a grant of Security Interest in United States Copyrights, substantially in the form of Exhibit C hereto, between one or more Loan Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Credit Agreement” has the meaning set forth in the introductory section hereof.

“Deposit Accounts” means all “deposit accounts” (as defined in the UCC) and also means and includes all demand, time, savings, passbook or similar accounts maintained by a Loan Party with a bank or other financial institution, whether or not evidenced by an Instrument, all cash and other funds held therein and all passbooks related thereto and all certificates and Instruments, if any, from time to time representing, evidencing or deposited into such deposit accounts.

“Domain Names” means all Internet domain names and associated uniform resource locator addresses.

“Equipment” means all “equipment” (as defined in the UCC), including all items of machinery, equipment, Computer Hardware, furnishings and fixtures of every kind, whether or not affixed to real property, as well as all motor vehicles, automobiles, trucks, trailers, railcars, barges and vehicles of every description, handling and delivery equipment, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof and all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights and indemnification relating to any of the foregoing.

“Excepted Instruments” has the meaning specified in Section 4.03.

“Exempt Account” means (i) any Deposit Account that is used solely for payroll, employee benefits, payroll or withholding tax payments and earnest money, escrow deposits or any other fiduciary or trust accounts pursuant to which any Grantor receives collections on behalf of third parties and (ii) any Deposit

Exhibit G-1-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Account, Securities Account or Commodities Account that is a zero-balance account; provided, however, in no event shall the Nomura Account or any Controlled Account be an Exempt Account.

“Founder Share Purchase Collateral Account” means the Securities Account numbered ###-##### and held with Jefferies LLC.

“General Intangibles” means all “general intangibles” (as defined in the UCC) and also means and includes (i) all Payment Intangibles and other obligations and indebtedness owing to any Loan Party (other than Accounts), from whatever source arising, (ii) all Claims, Judgments and/or Settlements, (iii) all rights or claims in respect of refunds for taxes paid, (iv) all rights in respect of any pension plans or similar arrangements maintained for employees of any Loan Party or any ERISA Affiliate, (v) all interests in limited liability companies and/or partnerships which interests do not constitute Securities, (vi) all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing, (vii) all of such Loan Party’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (viii) all Intellectual Property, and (ix) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Loan Party, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses, Company Regulatory Permits and certificates of operation.

“Intellectual Property” means all Copyrights, Patents and Trademarks, as well as any right, title, and interest in or to Trade Secrets and Domain Names.

“Judgments” means all judgments, decrees, verdicts, decisions or orders issued in resolution of or otherwise in connection with a Claim, whether or not final or subject to appeal, and including all rights of enforcement relating thereto and any and all Proceeds thereof.

“Letter-of-Credit Right” means all “letter-of-credit rights” (as defined in the UCC) and also means and includes all rights of a Loan Party to demand payment or performance under a letter of credit (as defined in Article V of the UCC).

“License” means any Patent License, Trademark License, Copyright License, Software License or other license or sublicense as to which any Loan Party is a party (other than those license agreements referred to in clauses (e) or (f) of the proviso in Section 2.02(a)); provided that rights to payments under any such license shall be included in the Collateral to the extent permitted thereby or by Sections 9-406 and 9-408 of the UCC).

“Notes Redemption Collateral Account” means the Securities Account numbered ######### and held with Jefferies LLC.

“Patents” means all United States and foreign patents and patent applications, including, without limitation, the patents and patent applications referred to in Section II(B)(2) of any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time by such Loan Party), and, with respect to any and all of the foregoing: (i) all reissues, reexaminations, divisions, continuations, continuations-in-part, revisions, renewals or extensions thereof;

(ii)    all claims for, and rights to sue for, past, present or future infringements and other violations thereof;

(iii)      all Proceeds of the foregoing, including, without limitation, all income, license fees, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof; and (iv) all other rights corresponding thereto throughout the world.

Exhibit G-1-4

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Patent License” means any agreement now or hereafter in existence granting to any Loan Party any right, whether exclusive or non-exclusive, with respect to any Person’s Patent or any invention now or hereafter in existence, whether or not patentable, or pursuant to which any Loan Party has granted to any other Person any right, whether exclusive or nonexclusive, with respect to any Patent or any invention now or hereafter in existence, whether or not patentable and whether or not a Patent or application for Patent is in or hereafter comes into existence on such invention, including, without limitation, the Patent Licenses described on Section II(B)(2) of any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time by such Loan Party).

“Patent Security Agreement” means a grant of Security Interest in United States Patents, substantially in the form of Exhibit A hereto, between one or more Loan Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Perfection Certificate” means with respect to each Loan Party a certificate, substantially in the form of Exhibit G-3 to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby.

“Receivables” means all Accounts, all Payment Intangibles, all Instruments, all Chattel Paper, all Electronic Chattel Paper, all Letter-of-Credit Rights and all Supporting Obligations supporting or otherwise relating to any of the foregoing.

“Recordable Intellectual Property” means Copyrights, Patents and Trademarks, the transfer of which is required to be recorded in the United States Patent and Trademark Office or the United States Copyright Office (or, upon the request of the Collateral Agent, in any similar office or agency of any other jurisdiction) in order to be effective against subsequent third party transferees without notice of such transfer; provided that the following shall not be considered “Recordable Intellectual Property” hereunder: (i) unregistered Copyrights and Trademarks and (ii) Licenses.

“Representative” has the meaning set forth in Section 5.05.

“Requisite Priority Lien” means a valid, enforceable and perfected first priority security interest in favor of the Collateral Agent for the benefit of the Finance Parties and securing the Finance Obligations.

“Restricted Cash Collateral Account” means the Securities Account numbered #########] and held with Jefferies LLC.

“Security Interest” means the security interest granted pursuant to Section 2.01 in favor of the Collateral Agent for the benefit of the Finance Parties securing the Finance Obligations.

“Settlements” means all right, title and interest of a Loan Party in, to and under any settlement agreement or other agreement executed in settlement or compromise of any Claim, including all rights to enforce such agreements and all payments thereunder or arising in connection therewith.

“Software” means all “software” (as defined in the UCC), and also means and includes all software programs, whether now or hereafter owned, licensed or leased by a Loan Party, designed for use on Computer Hardware, including all operating system software, utilities and application programs in whatever form and whether or not embedded in goods, all source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever, all firmware associated with any of the foregoing all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing, all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing and all media upon which the foregoing is located.

“Software License” means any agreement (whether such agreement is also a Copyright License, Patent License and/or Trademark License) now or hereafter in existence granting to any Loan Party any right, whether exclusive or non-exclusive, to use another Person’s Software, or pursuant to which any Loan Party has granted to any other Person any right, whether exclusive or non-exclusive, to use any Software, whether or not subject to any registration.

Exhibit G-1-5

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Squeeze-Out Collateral Account” means the Securities Account numbered ######### and held with Jefferies LLC.

“Supporting Obligation” means a Letter-of-Credit Right, Guaranty Obligation or other secondary obligation supporting or any Lien securing the payment or performance of one or more Receivables, General Intangibles, Documents or Investment Property.

“Tender Offer Document Rights” means, with respect to each Grantor, collectively, all of such Grantor’s rights, title and interest in, to and under the Tender Offer Documents, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Tender Offer Documents, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Tender Offer Documents or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

“Trade Secrets” means any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and data collections.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, certification marks, collective marks, brand names, trademark rights arising out of domain names and trade dress which are or have been used in the United States, in any state, province or territory or possession thereof, or in any other place, nation or jurisdiction, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable Law, in each case whether registered or unregistered, and with respect to any and all of the foregoing: (i) the goodwill of the business symbolized thereby or associated therewith; (ii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and including, without limitation, the registrations and applications referred to in Section II(B)(3) of any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time); (iii) all extensions and renewals thereof; (iv) all claims for, and rights to sue for, past, present or future infringements, dilutions, and other violations thereof; (v) all Proceeds of the foregoing, including, without limitation, all income, license fees, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements, dilutions, or other violations thereof; and (vi) all other rights corresponding thereto throughout the world.

Exhibit G-1-6

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Trademark License” means any agreement now or hereafter in existence granting to any Loan Party any right, whether exclusive or non-exclusive, to use another Person’s trademarks or trademark applications, or pursuant to which any Loan Party has granted to any other Person any right, whether exclusive or non- exclusive, to use any Trademark, whether or not registered, including, without limitation, the Trademark Licenses described on Section II(B)(3) of any Loan Party’s Perfection Certificate (as each such schedule may be amended, modified or supplemented from time to time by such Loan Party).

“Trademark Security Agreement” means a grant of Security Interest in United States Trademarks, substantially in the form of Exhibit B hereto, between one or more Loan Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of Law, the perfection, the effect of perfection or non- perfection or the priority of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.04 Terms Generally. The definitions in Sections 1.02 and 1.03 shall apply equally to both the singular and plural forms of the terms defined, except for terms defined in both the singular and the plural form. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II

THE SECURITY INTERESTS

Section 2.01 Grant of Security Interests. To secure the due and punctual payment of the Finance Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the obligations of each Loan Party hereunder and under the other Finance Documents in respect of the Finance Obligations of each Loan Party, each Loan Party hereby grants to the Collateral Agent for the benefit of the Finance Parties a security interest in, and each Loan Party hereby pledges and collaterally assigns to the Collateral Agent, for the benefit of the Finance Parties, all of such Loan Party’s right, title and interest in, to and under the Collateral.

Section 2.02 Collateral.

(a)                  All right, title and interest of each Loan Party in, to and under the following property, whether now owned or existing or hereafter created or acquired by a Loan Party, whether tangible or intangible, and regardless of where located, are herein collectively referred to as the “Collateral”:

(i)             all Receivables;

(ii)	all Inventory and all Goods;

(iii)	all General Intangibles;

Exhibit G-1-7

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)	all Intellectual Property;

(v)	all Documents, all Instruments and all Chattel Paper;

(vi)	all Equipment;

(vii)         all Investment Property and all Supporting Obligations of any kind given by any Person with respect thereto;

(viii)	all money;

(ix)	all Deposit Accounts, all Securities Accounts and all Commodity Accounts;

(x)	all As-Extracted Collateral;

(xi)            the Collateral Accounts, all cash and other property deposited therein or credited thereto from time to time and other monies and property of any kind of any Loan Party maintained with or in the possession of or under the control of the Collateral Agent;

(xii)           all Claims set forth on Schedule 1.03 (as such schedule may be amended or supplemented from time to time);

(xiii)	all Tender Offer Documents and all Tender Offer Document Rights;

(xiv)	all Letter-of-Credit Rights;

(xv)	all Supporting Obligations;

(xvi)         all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of each Loan Party pertaining to any of the Collateral;

(xvii)	all other personal property and fixtures; and

(xviii)        to the extent not otherwise included, all Proceeds of all or any of the Collateral described in clauses (i) through (xvii) above;

provided, however, that the Collateral shall not include and no Security Interest shall be deemed granted in: (a) Equity Interests in excess of 65% of each class of Equity Interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) of (A) a Foreign Subsidiary, directly owned by any Loan Party, that constitutes a CFC or (B) a Domestic Subsidiary, directly owned by any Loan Party, that is a CFC Holdco; (b) any Equity Interests to the extent the pledge thereof would be prohibited by applicable Law, (c) any intent-to-use (ITU) United States application for registration of a Trademark, for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, in each case, only to the extent the grant of security interest in such intent- to-use Trademark would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable Law and only unless and until a “Statement of Use” or “Amendment to Allege Use” is filed with the United States Patent and Trademark Office; (d) motor vehicles or other assets subject to certificates of title (to the extent a lien thereon cannot be perfected by the filing of a UCC (or similar) financing statement); (e) any permit, franchise, charter ,authorization or

Exhibit G-1-8

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

license issued by a Governmental Authority to any Loan Party, in each case, only to the extent and for so long as the terms of such permit, franchise, charter, authorization or license or any requirement of Law applicable thereto, validly prohibit the creation by such Loan Party of a security interest in such permit, franchise, charter, authorization or license in favor of the Collateral Agent or requires any consent or establishes any other condition for, an assignment thereof or a grant of a security interest therein by a Loan Party, or would give any party to such permit, franchise, charter, authorization or license other than a Group Company an enforceable right to terminate its obligations thereunder or any material rights therein (in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable Law (including the Bankruptcy Code) or principles of equity; (f) any contract or agreement, including any lease, license, property right or other similar agreement, or any property subject to a purchase money security interest or similar arrangement, in each case, only to the extent and for so long as the creation of a security interest in such lease, license, property right or other similar agreement or property in favor of the Collateral Agent would violate or invalidate such lease, license, property right or other similar agreement or purchase money or similar arrangement or any requirement of Law applicable thereto, or requires any consent for an assignment thereof or a grant of a security interest therein by a Loan Party, or the terms thereof would give any party to such contract, agreement or purchase money arrangement (other than a Group Company) an enforceable right to terminate its obligations thereunder or any material rights therein (in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable Law (including the Bankruptcy Code) or principles of equity), provided that such exclusion does not apply to (and the Collateral shall include) (x) any contract or agreement which is solely among the Group Companies and (y) proceeds and receivables of such leases, licenses, property right or other similar agreements, or property the assignment of which is expressly deemed effective under the UCC and other applicable Laws, notwithstanding the prohibitions on the assignment of such underlying leases, licenses or other similar agreements or purchase money arrangements; (g) any controlled substances or prescription drugs, only to the extent and for so long as the creation by such Loan Party of a security interest in such controlled substances or prescription drugs would violate any requirement of Law applicable thereto; (h) any fee owned real property of any Loan Party with a value less than […***…]; (i) any leased real property; (j) any Claim having a value of less than […***…], so long as the aggregate value of Claims excluded pursuant to this clause (j) does not exceed […***…]; (k) any Letter-of-Credit Right other than to the extent (A) that a security interest therein can be perfected by the filing of a UCC (or similar) financing statement or (B) such Letter-of- Credit Right constitutes Supporting Obligations of Collateral that is not otherwise excluded from the definition of Collateral; (l) margin stock; (m) Exempt Accounts; and (n) to the extent (and for so long as) prohibited by applicable Law, or requiring the consent of any Person (other than any Group Company) (to the extent such consent has not been obtained) under, or prohibited by the terms of any applicable Organizational Documents (other than the Organizational Documents of any Group Company), joint venture agreement or shareholders’ agreement, Equity Interests in any Person that is not a Wholly Owned Subsidiary of the Borrower. For the avoidance of doubt, with respect to Intellectual Property, the grant of a Security Interest and pledge and collateral assignment in Section 2.01 hereof shall not be deemed an assignment of Intellectual Property to the Collateral Agent.

(b)                 Notwithstanding anything herein to the contrary, the foregoing Section 2.02(a) shall not require the creation or perfection of pledges of or security interests in particular assets (i) as to which the Collateral Agent and the Borrower agree in writing that the costs of obtaining such a security interest or perfection thereof are excessive in relation to the value to the Lenders of the security to be afforded thereby or (ii) to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower and its Subsidiaries as reasonably determined by the Borrower, in consultation with (but without the consent of) the Collateral Agent. The Collateral Agent may grant extensions of time for the perfection of security interests in particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of any Loan Party on such date)

Exhibit G-1-9

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

where it reasonably determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.

Section 2.03 Continuing Liability of Each Loan Party. Notwithstanding anything herein to the contrary, each Loan Party shall remain liable under each of the agreements included in the Collateral to the same extent as if this Agreement had not been executed, all in accordance with and pursuant to the terms and provisions thereof. Neither of the Collateral Agent nor any Finance Party shall have any obligation or liability under any such agreements by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Finance Party of any payment relating to any Collateral, nor shall the Collateral Agent or any Finance Party be required to perform or fulfill any of the obligations of any Loan Party with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party’s obligations with respect to any Collateral. Furthermore, neither the Collateral Agent nor any Finance Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party’s obligations with respect to the Collateral.

Section 2.04 [Reserved]

Section 2.05 Continuing Liabilities Under Collateral. Except as expressly provided herein or in any Finance Document, (i) each Loan Party shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Finance Party, (ii) each Loan Party shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder to the same extent as if this Agreement had not been executed, all in accordance with and pursuant to the terms and provisions thereof (except following any change in owner of any Loan Party resulting from the exercise by the Collateral Agent of its rights hereunder or otherwise released hereunder) and neither the Collateral Agent nor any Finance Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any other Finance Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Loan Party from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as of the date hereof and on and as of each date as required by Section 6.02 of the Credit Agreement that:

Section 3.01 Title to Collateral.

(a)                  Each Loan Party has good title to all of its Collateral, free and clear of all Liens, except for Permitted Liens. No Collateral having a value individually or collectively in excess of

[…***…] (other than Inventory in transit by its nature movable, Inventory in the possession of a carrier or similar bailee, Equipment absent for repair or replacement) is in the possession or control of any Person (other than a Loan Party or its employees) asserting any claim thereto or security interest therein, except that the Collateral Agent (on behalf of itself and the Finance Parties) or its designees may have possession and/or control of Collateral as contemplated hereby and by the other Loan Documents and

Exhibit G-1-10

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

holders of Permitted Liens or their respective designees may have possession and/or control of Collateral as permitted by the other Loan Documents.

(b)                 All information supplied by any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

Section 3.02 Validity, Perfection and Priority of Security Interests.

(a)                  The Security Interest constitutes a valid security interest in the Collateral under the UCC securing the Finance Obligations.

(b)                 When UCC financing statements stating that the same covers “all assets of the Debtor”, “all personal property of the Debtor” or words of similar import shall have been timely and properly filed in the offices specified in Schedule 4.01, the Security Interests will constitute a Requisite Priority Lien in all right, title and interest of such Loan Party in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and right of others therein except for Permitted Liens.

(c)                  When each Patent Security Agreement and Trademark Security Agreement has been timely and properly recorded with the United States Patent and Trademark Office, and each Copyright Security Agreement has been timely and properly recorded with the United States Copyright Office, and the financing statements filed as provided in clause (b) above, the Security Interest will constitute a Requisite Priority Lien in all right, title and interest of such Loan Party in the Recordable Intellectual Property therein described to the extent that a security interest therein may be perfected by such filing pursuant to applicable Law, prior to all other Liens and right of others therein except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Security Interest in Recordable Intellectual Property acquired by the Loan Parties after the Closing Date).

(d)                 When any action that may be necessary to obtain control over the Deposit Accounts, Securities Accounts and Commodity Accounts constituting Collateral has been taken, the Security Interest will constitute a Requisite Priority Lien in all right, title and interest of the Loan Parties in such Deposit Accounts, Securities Accounts and Commodity Accounts, as applicable, subject thereto, to the extent that a security interest therein may be perfected by control, prior to all other Liens other than Permitted Liens and rights of others therein and subject to no adverse claims except for Permitted Liens.

(e)                  So long as such Loan Party is in compliance with the provisions of Section 4.09, the Security Interest will constitute a Requisite Priority Lien in all right, title and interest of such Loan Party in all Electronic Chattel Paper constituting Collateral, prior to all other Liens other than Permitted Liens and rights of others therein.

The Security Interest created hereunder in favor of the Collateral Agent for the benefit of the Finance Parties is prior to all other Liens on the Collateral except for Permitted Liens having priority over the Collateral Agent’s Lien by operation of Law or otherwise as permitted under the Credit Agreement.

Section 3.03 No Consents. Except for filings necessary to perfect the Security Interest, no order, material consent, approval, license, notice to, action by, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by such Loan Party in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Collateral Agent pursuant to this

Exhibit G-1-11

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agreement, except (i) as may be required to perfect (as described in Schedule 4.01) and maintain the perfection of the security interests created hereby, (ii) with respect to Receivables subject to the Federal Assignment of Claims Act, (iii) such consent, order, approval, license, authorization, validation, filing, recordation, registration or exemption obtained on or prior to the Closing Date, or (iv) in connection with the disposition of the Collateral by Laws affecting the offering and sale of securities generally; provided, however, that (a) the registration of Copyrights in the United States Copyright Office may be required to obtain a security interest therein that is effective against subsequent transferees under United States federal copyright Law and (b) to the extent that recordation of the Security Interest in favor of the Collateral Agent in the United States Patent and Trademark Office or the United States Copyright Office is necessary to perfect such Security Interest or to render such Security Interest effective against subsequent third parties, such recordations will not have been made with respect to the items that are not Recordable Intellectual Property.

Section 3.04 Deposit, Securities and Commodity Accounts. Schedule 1.01 hereto sets forth as of the date hereof a complete and correct list of each Loan Party’s Deposit Accounts, Securities Accounts and Commodity Accounts, the name of the financial institution which maintains each such account and the purpose for which such account is used.

ARTICLE IV
COVENANTS

Each Loan Party covenants and agrees that until the Discharge of the Senior Finance Obligations or, in the case of a Subsidiary Guarantor only, such earlier time as it is released from its obligations hereunder in accordance with the provisions of Section 7.11, such Loan Party will comply with the following:

Section 4.01 Certain Consents and Authorizations; Account Control Agreements. On the Closing Date, the Loan Parties shall authorize all filings and recordings specified in Schedule 4.01 to be completed. Other than with respect to the Nomura Account and the Controlled Accounts, each Loan Party shall use commercially reasonable efforts to deliver to the Collateral Agent within sixty (60) days following the Closing Date (or such later date as the Collateral Agent may agree in its sole discretion), (i) a fully executed Account Control Agreement with respect to each of its Deposit Accounts then existing other than an Exempt Account or a Collateral Account, (ii) a fully executed Account Control Agreement with respect to each of its Securities Accounts then existing other than any Exempt Account and (iii) a fully executed Account Control Agreement with respect to each of its Commodity Accounts then existing other than any Exempt Account. Each Loan Party shall deliver to the Collateral Agent on the Closing Date, (x) a fully executed Account Control Agreement with respect to the Controlled Accounts, and (y) a fully executed Nomura Letter Agreement with respect to the Nomura Account.

Section 4.02 Further Actions. Such Loan Party will, from time to time at its expense and in such manner and form as the Collateral Agent may reasonably request, subject to any applicable limitations set forth herein or in any other Loan Document, execute, deliver, file and record or authorize the recording of any financing statement, specific assignment, instrument, document, agreement or other paper and take any other reasonable action (including, without limitation, any filings of financing or continuation statements or amendments thereto under the UCC and any filings with the United States Patent and Trademark Office or the United States Copyright Office or, upon the request of the Collateral Agent, with any similar office or agency in any other jurisdiction) that from time to time may be necessary under the UCC or with respect to Recordable Intellectual Property, or that the Collateral Agent may reasonably request, subject to the limitations herein, in order to create, preserve, perfect or maintain the Security Interest or to enable the Collateral Agent and the Finance Parties to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable Law with respect to any of the Collateral (including, upon the request of the Collateral Agent, any Equity Interests in any Foreign

Exhibit G-1-12

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Subsidiary constituting Collateral). Such Loan Party will, from time to time at its expense and in such manner and form as the Collateral Agent may reasonably request take reasonable action (including furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral) to ensure the continued validity, perfection and priority of the Security Interests as a Requisite Priority Lien (subject to Permitted Liens having priority by operation of Law over the Collateral Agent’s Lien or as otherwise permitted by the Finance Documents) and shall defend such security interests and such priority against the claims and demands of all Persons (other than holders of Permitted Liens) to the extent materially adverse to such Loan Party’s ownership rights or otherwise inconsistent with this Agreement or the other Loan Documents. To the extent permitted by applicable Law, such Loan Party hereby authorizes the Collateral Agent to execute and file, in the name of such Loan Party or otherwise and without separate authorization or authentication of such Loan Party appearing thereon, such UCC financing statements or continuation statements as the Collateral Agent in its reasonable discretion may deem necessary or reasonably appropriate to further perfect or maintain the perfection of the Security Interest in favor of the Collateral Agent for the benefit of the Finance Parties. Such Loan Party hereby authorizes the Collateral Agent, in accordance with the requirements of Section 9-509 of the applicable UCC, to file financing and continuation statements describing as the Collateral covered thereby “all assets of the Debtor”, “all personal property of the Debtor” or words to similar effect, notwithstanding that such description may be broader in scope than the Collateral described in this Agreement. Such Loan Party agrees that, except to the extent that any filing office requires otherwise, a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Loan Parties shall pay the reasonable and documented out-of-pocket costs of, or incidental to, any recording or filing of any financing or continuation statements or other assignment documents in favor of the Collateral Agent concerning the Collateral.

Section 4.03 Delivery of Instruments, Etc. Such Loan Party will promptly deliver each Instrument and each Certificated Security included as Collateral (other than (i) promissory notes (other than any Intercompany Notes) having individually a face value, individually not in excess of […***…], or collectively, not in excess of […***…], (ii) Cash Equivalents held in a Deposit Account or a Securities Account which is subject to an effective Account Control Agreement as required by Section 4.8 and (iii) Instruments (other than any Intercompany Notes) or Certificated Securities having individually a face value, not in excess of […***…], or collectively, not in excess of […***…], in the case of Instruments or Certificated Securities subject to this clause (iii) (the Instruments and Certificated Securities described in clauses (i), (ii) and (iii) above constituting “Excepted Instruments”)) to the Collateral Agent, appropriately indorsed to the Collateral Agent; provided that so long as no Event of Default shall have occurred and be continuing and no notice to the contrary from the Collateral Agent has been received by such Loan Party, and except as required by any other Loan Document, such Loan Party may retain for collection in the ordinary course of business any checks, drafts and other Instruments received by it in the ordinary course of business and may retain any Collateral which it is otherwise entitled to receive and retain pursuant to Section 5.01 of the Pledge Agreement, and the Collateral Agent shall, promptly upon request of such Loan Party, make appropriate arrangements for making any other Instrument or Certificated Security pledged by such Loan Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against trust receipt or like document).

Section 4.04 Account Debtors. Each Loan Party shall continue to collect all amounts due or to become due to such Loan Party under its Receivables and any Supporting Obligation (other than immaterial amounts) and diligently exercise each material right it may have under any of its Receivables or any Supporting Obligation (other than in respect of immaterial amounts), in each case, at its own expense, and in connection with such collections and exercise, such Loan Party shall take such action as such Loan Party may deem reasonably necessary or advisable. Upon the occurrence and during the

Exhibit G-1-13

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

continuance of any Event of Default and if so requested by the Collateral Agent, such Loan Party will promptly notify (and such Loan Party hereby authorizes the Collateral Agent to so notify) each Account Debtor in respect of any Receivable that such Collateral has been assigned to the Collateral Agent hereunder for the benefit of the Finance Parties, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent or any other designee on its behalf in accordance with Section 2.05. If the Collateral Agent notifies any Loan Party that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Loan Party shall be forthwith (and in any event within two (2) Business Days) deposited by such Loan Party in the exact form received, duly indorsed by such Loan Party to the Collateral Agent if required, in the applicable Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Loan Party in respect of the Receivables or any Supporting Obligation shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Loan Party and such Loan Party shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

Section 4.05 Disposition of Collateral. Such Loan Party will not sell, lease, transfer or otherwise dispose of, or grant any option with respect to, any Collateral or create or suffer to exist any Lien (other than the Security Interest and other Permitted Liens) on any Collateral except as permitted under this Agreement, the Credit Agreement or any other Loan Document, whereupon, in the case of any such sale, lease, transfer or disposition, the Security Interest created hereby in such Collateral (but not in any Proceeds arising from such sale, lease, exchange, license, assignment or disposition) shall automatically terminate and cease immediately without any further action on the part of the Collateral Agent.

Section 4.06 Impairment. Such Loan Party shall not take or permit any action which impairs the Collateral Agent’s rights in any material portion of the Collateral. Such Loan Party shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any other Loan Document or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral except as could not reasonably be expected to have a Material Adverse Effect.

Section 4.07 Covenants Regarding Intellectual Property. Except in respect of subparagraphs (a) through (g) below where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)                  Such Loan Party (either itself or through licensees) will, for each Patent owned or exclusively licensed by such Loan Party, not do any act, or knowingly omit to do any act, whereby any Patent may become invalidated or dedicated to the public (except where such Patent is no longer used in the business of the Group Companies or Patents expiring at the end of their statutory term), and shall take commercially reasonable actions to continue to mark any products covered by a Patent owned or exclusively licensed by such Loan Party with the relevant patent number or indication that a Patent is pending as required by the Laws applicable to Patents.

(b)                 Such Loan Party (either itself or, if permitted by Law, through its licensees or its sublicensees) will, for each Trademark owned by such Loan Party, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity from non-use, material alteration, naked licensing or genericide except where such Trademark is no longer used in the business of the Group Companies, (ii) maintain the quality of products and services offered under such Trademark in a manner substantially consistent with or better than the quality of such products and services as of the date hereof, (iii) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights, (iv)

Exhibit G-1-14

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

not permit any assignment in gross of such Trademark and (v) allow the Collateral Agent and its designees to inspect such Loan Party’s premises and to examine and observe such Loan Party’s books, records and operations regarding ownership, licensing and income from such Trademarks in accordance with Section 6.10 of the Credit Agreement.

(c)                  Such Loan Party (either itself or through licensees) will take commercially reasonable actions for each work covered by a registered Copyright material to the conduct of its business to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice.

(d)                 Such Loan Party will file, maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to preserve and maintain all common Law rights in any Trademarks and each registration of the Patents, Trademarks and Copyrights in each instance which are used in the conduct of its business, including filing and paying fees for applications for renewal, reissues, divisions, continuations, continuations-in- part, affidavits of use, affidavits of incontestability and maintenance, and, unless such Loan Party shall determine in accordance with the exercise of its business discretion that any such action would be commercially unreasonable, to initiate opposition, interference, reexamination and cancellation proceedings against third parties.

(e)                  Each Loan Party will at the time of delivery of the financial statements and reports pursuant to Section 6.01(b) of the Credit Agreement: (i) inform the Collateral Agent of (a) all applications for Patents, Trademarks or Copyrights filed or acquired during the past fiscal quarter by such Loan Party or by any agent, employee, licensee or delegate on its behalf with the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, (b) all Patents and Trademark or Copyright registrations acquired by or issued to such Loan Party during the past fiscal quarter or by or to any agent, employee, licensee or delegate on its behalf with the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or, upon the request of the Collateral Agent, in any country or any political subdivision thereof, and (c) any intent-to-use United States application for a Trademark registration held by such Loan Party for which an amendment to allege use or statement of use has been filed with the United States Patent and Trademark Office during the past fiscal quarter, and (ii) upon request of the Collateral Agent, execute any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interests in such application, any resulting Patent, Trademark or Copyright and the goodwill or accounts and General Intangibles of such Loan Party relating thereto or represented thereby to the extent required by Sections 2.01 and 2.02.

(f)                  If any Event of Default has occurred and is continuing, as to all material Licenses (excluding nonexclusive Licenses of Software) entered into after the date hereof which are not excluded from the definition of “Collateral” under Section 2.02, upon receipt of written notice from the Collateral Agent, such Loan Party will use commercially reasonable and good faith efforts to obtain all requisite consents or approvals by the licensor to effect the grant of all of such Loan Party’s right, title and interest thereunder to the Collateral Agent or its designee and to effect the sub-license contemplated under Section 5.03(e), and such Loan Party shall provide prompt written notice to the Collateral Agent upon failure to obtain any such consent or approval.

(g)                 Such Loan Party shall take all reasonable actions (and cause all other Persons, including licensees, to the extent such other Persons are subject to its control) which are necessary to protect, preserve and maintain the validity, priority, perfection or enforcement of the rights granted to the Collateral Agent under this Agreement, such Loan Party shall obtain rights to any Trademarks, Patents or

Exhibit G-1-15

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Copyrights, or enter into any new license agreements regarding any of the foregoing, and such Loan Party hereby agrees that the provisions of this Agreement shall automatically apply thereto except where prohibited thereby pursuant to a valid and enforceable restriction or Law. Such Loan Party will use commercially reasonable efforts determined in accordance with its business discretion so as not to permit the inclusion in any contract or agreement governing or relating to any material Trademarks, Patents or Copyrights obtained after the date hereof or any license agreements entered into after the date hereof relating to any of the foregoing of any provisions that could or might in any way impair or prevent the creation of a security interest in, or the grant of, such Loan Party’s rights and interests therein, as contemplated by Sections 2.01 and 2.02. Such Loan Party will, upon request of the Collateral Agent, execute any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest hereunder in any Patent, Trademark or Copyright (or application therefor) and the goodwill or accounts and General Intangibles of such Loan Party relating thereto or represented thereby to the extent required by Sections 2.01 and 2.02.

Section 4.08 Deposit Accounts, Securities Accounts and Commodity Accounts. Except as expressly contemplated by Section 4.01, if such Loan Party shall establish after the date hereof any Deposit Account, Securities Account or Commodity Account (in each case, other than Exempt Accounts or any Collateral Account), such Loan Party shall use commercially reasonable efforts to deliver or cause to be delivered to the Collateral Agent a fully executed Account Control Agreement with respect to such account within 60 days after the establishment thereof (or such longer period of time as may be agreed to in writing by the Collateral Agent).

Section 4.09 Electronic Chattel Paper. If any Loan Party has Collateral consisting of Electronic Chattel Paper having a value individually in excess of […***…], or collectively in excess of […***…], at the reasonable request of the Collateral Agent, such Loan Party shall create, store and otherwise maintain all records comprising such Electronic Chattel Paper in a manner such that: (i) a single authoritative copy of each such record exists which is unique, identifiable and, except as provided in clause (iv) below, unalterable, (ii) the authoritative copy of each such record shall identify the Collateral Agent as assignee thereof, (iii) the authoritative copy of each such record is communicated to the Collateral Agent or its designee, (iv) copies or revisions that add or change any assignees of such record can be made only with the participation of the Collateral Agent, (v) each copy (other than the authoritative copy) of such record is readily identifiable as a copy and (vi) any revision of the authoritative copy of such record is readily identifiable as an authorized or unauthorized revision.

Section 4.10 Claims. In the event that any Claims constituting a commercial tort claim exceeding […***…] individually or collectively exceeding […***…] arises or otherwise becomes known after the date hereof, the applicable Loan Party will, within thirty (30) Business Days of knowledge thereof, deliver to the Collateral Agent a description of such Claim and expressly subjecting such Claim, all Judgments and/or Settlements with respect thereto and all Proceeds thereof to the Security Interest hereunder.

ARTICLE V

GENERAL AUTHORITY; REMEDIES

Section 5.01 General Authority. Until the Discharge of Senior Finance Obligations or in respect of any Loan Party that ceases to be a Subsidiary Guarantor as permitted under the Credit Agreement, until the time such Loan Party is released from its obligations hereunder in accordance with the provisions of Section 7.11 and the Security Interests granted hereby are terminated, each Loan Party hereby appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in- fact, with full power of substitution, in the name of such Loan Party, or, in the case of Collateral any of the Collateral Agent, the Finance Parties or otherwise, for the sole use and benefit of the Collateral Agent

Exhibit G-1-16

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and the Finance Parties, but at such Loan Party’s reasonable expense, to the extent permitted by Law, to exercise from time to time while an Event of Default has occurred and is continuing all or any of the following powers with respect to all or any of the Collateral:

(i)                   to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be necessary to carry out the terms of this Agreement;

(ii)                 to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by such Loan Party as, or in connection with, the Collateral;

(iii)                to accelerate any Receivable which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of any Collateral;

(iv)                to commence, settle, compromise, compound, prosecute, defend or adjust any Claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(v)                 to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, including, without limitation, for the implementation of any assignment, lease, License, sublicense, grant of option, sale or other disposition of any Patent, Trademark, Copyright, Domain Name, or Software or any action related thereto, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

(vi)                to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto; and

(vii)              to do, at its option, but at the reasonable expense of the Loan Parties, at any time or from time to time, all acts and things which the Collateral Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon the Collateral.

Section 5.02 Authority of the Collateral Agent. Each Loan Party acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by it or them or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent and the other Finance Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent, on the one hand, and the Loan Parties on the other, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Finance Parties it represents as collateral agent, with full and valid authority so to act or refrain from acting, and no Loan Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 5.03 Remedies upon Event of Default.

(a)                  If any Event of Default has occurred and is continuing, the Collateral Agent, upon being instructed to do so by the Required Lenders, may, in addition to all other rights and remedies granted to it in this Agreement, in any other agreement securing, evidencing or relating to the Finance Obligations (including without limitation, the right to give instructions or a notice of sole control under an Account Control Agreement, it being understood and agreed by the Loan Parties and the Collateral Agent that, notwithstanding the provisions of any Account Control Agreement, the Collateral Agent will not give a notice of exclusive control under an Account Control Agreement or other similar instruction except after

Exhibit G-1-17

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the occurrence and during the continuation of an Event of Default, and promptly after cure or waiver of all Events of Default, the Collateral Agent shall give a notice of revocation of any notice of exclusive control delivered) or under applicable Law: (i) subject to Section 7.04, exercise on behalf of the Finance Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of Law) to or upon any Loan Party or any other Person (all of which demands and/or notices are hereby waived by each Loan Party), (A) give notice to the applicable Loan Party and withdraw all cash and other property in the Collateral Accounts and apply such cash and other property and other cash, if any, then held by it as Collateral as specified in Section 5.05, (B) give notice and take sole possession and control of all amounts on deposit in or credited to any Deposit Account or Securities Account pursuant to the related Account Control Agreement and apply all such funds as specified in Section 5.05 and (C) collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof at public or private sale, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Collateral Agent may deem reasonably satisfactory.

(b)                 If any Event of Default has occurred and is continuing, the Collateral Agent shall give each Loan Party not less than ten (10) days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a private sale, state the day after which such sale may be consummated, (iii) contain the information specified in Section 9-613 of the UCC, (iv) be authenticated and (v) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of Law under the UCC. The Collateral Agent and each Loan Party agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC. Except as otherwise provided herein, each Loan Party hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Collateral.

(c)                  The Collateral Agent or any Finance Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Each Loan Party will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with Law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice.

Exhibit G-1-18

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)                 For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may, if any Event of Default has occurred and is continuing, (i) require each Loan Party to, and each Loan Party agrees that it will, at its expense and upon the reasonable request of the Collateral Agent, forthwith assemble, store and keep all or any part of the Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral Agent’s opinion, reasonably convenient to the Collateral Agent and such Loan Party, whether at the premises of such Loan Party or otherwise, it being understood that such Loan Party’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Loan Party of such obligation; (ii) to the extent permitted by applicable Law, enter, with or without process of Law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to any Loan Party, seize and remove such Collateral from such premises; (iii) have access to and use such Loan Party’s books and records relating to the Collateral; and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Loan Party, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any Intellectual Property or technical process used by such Loan Party. The Collateral Agent may also render any or all of the Collateral unusable at any Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs.

(e)                  Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

(i)                   the Collateral Agent may, subject to the express terms of any valid and enforceable restriction in favor of a Person who is not a Group Company, prohibit or require any consent or establish any other condition for, an assignment thereof, license, or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, of any Patents, Trademarks, Copyrights, or other Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine;

(ii)                 the Collateral Agent may (without assuming any obligations or liability thereunder), from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Loan Party in, to and under any License and take or refrain from taking any action under any provision thereof, and each Loan Party hereby releases the Collateral Agent and each of the Finance Parties from, and agrees to hold the Collateral Agent and each of the Finance Parties free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto;

(iii)                upon request by the Collateral Agent, each Loan Party will use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor or sublicensor of each License to effect the assignment of all of such Loan Party’s right, title and interest thereunder to the Collateral Agent or its designee and will execute and deliver to the Collateral Agent a power of attorney, in form and substance reasonably satisfactory to the Collateral Agent, for the implementation of any lease, assignment, License, sublicense, grant of option, sale or other disposition of a Patent, Trademark or Copyright; and

Exhibit G-1-19

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)                the Collateral Agent may direct any Loan Party to refrain, in which event each such Loan Party shall refrain, from using or practicing any Trademark, Patent or Copyright in any manner whatsoever, directly or indirectly, and will execute such other and further documents as the Collateral Agent may request to further confirm this change and transfer ownership of the Trademarks, Patents, Copyrights and registrations and any pending applications therefor to the Collateral Agent.

(f)                  If any Event of Default has occurred and is continuing, subject to Section 8.02(d) of the Credit Agreement, the Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to this Section 5.03, may proceed by a suit or suits at Law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement.

(g)                 If any Event of Default has occurred and is continuing, each Loan Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption Law, or any Law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and, to the extent permitted by applicable Law, each Loan Party hereby waives all benefit or advantage of all such Laws. Each Loan Party covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent, the Administrative Agent or any other Finance Party in any Finance Document.

(h)                 If any Event of Default has occurred and is continuing, each Loan Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

(i)                   If any Event of Default has occurred and is continuing, each Loan Party waives, to the extent permitted by Law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Loan Documents) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.

(j)                   Notwithstanding anything to the contrary in this Agreement, (i) the exercise of remedies under this Agreement by the Collateral Agent upon the occurrence and during the continuance of an Event of Default shall be subject to Section 8.02(d) of the Credit Agreement and (ii) neither the Collateral Agent nor any other Finance Party shall be entitled to notify (or cause any Loan Party to notify) any Account Debtor that any Receivables have been assigned to the Collateral Agent hereunder unless and until an Event of Default has occurred and is continuing.

(k)                 For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article V, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Loan Party hereby grants to the Collateral Agent, for the benefit of the Finance Parties, an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Loan Party) to use, practice, license, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Loan Party (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof).

Exhibit G-1-20

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.04 Limitation on Duty of the Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, none of the Collateral Agent or any Finance Party shall have any duty to exercise any rights or take any steps to preserve the rights of any Loan Party in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Collateral Agent or any Finance Party be liable to any Loan Party or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Each Loan Party agrees to the extent it may lawfully do so that the Collateral Agent shall not at any time be required to, nor shall the Collateral Agent be liable to any Loan Party for any failure to, account separately to any Loan Party for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement. Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith absent gross negligence, bad faith or willful misconduct, in each case, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

Section 5.05 Application of Proceeds.

(a)                  Priority of Distributions. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale by the Collateral Agent of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts or otherwise by the Collateral Agent or any nominee or custodian thereof shall be paid over to the Administrative Agent for application as provided in the Credit Agreement, subject in all cases to the priorities set forth in Section 8.04 of the Credit Agreement. The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b)                 Reliance by the Collateral Agent. For purposes of applying payments received in accordance with this Section 5.05, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) each authorized representative (each, a “Representative”) for any Swap Creditors for a determination (which the Administrative Agent, each Representative and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Senior Credit Obligations and Swap Obligations owed to the Finance Parties, and shall have no liability to any Loan Party or any other Finance Party for actions taken in reliance on such information except in the case of its gross negligence, bad faith or willful misconduct, in each case, as determined in a final, non-appealable judgment by a court of competent jurisdiction. Unless it has actual knowledge (including by way of written notice from a Swap Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence. All distributions made by the Collateral Agent pursuant to this Section shall be presumptively correct (except in the event of manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Finance Parties of any amounts distributed to them.

(c)                  Deficiencies. It is understood that the Loan Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Finance Obligations.

Exhibit G-1-21

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE VI

THE COLLATERAL AGENT

Section 6.01 Concerning the Collateral Agent. The provisions of Article IX of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon all Loan Parties and all Finance Parties and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

(i)                   The Collateral Agent is authorized to take all such actions as are provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions or provisions, in accordance with its discretion.

(ii)                 The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interest created hereunder in any of the Collateral, whether impaired by operation of Law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence, bad faith or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). The Collateral Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Loan Party.

Section 6.02 Appointment of Co-Collateral Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction or otherwise, the Collateral Agent may in consultation with the Borrower appoint another bank or trust company or one or more other persons, either to act as co- agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Finance Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 6.01). Notwithstanding any such appointment, each Loan Party shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent’s rights and obligations under this Agreement.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Notices.

(a)                  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission or electronic mail) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, to the address, facsimile number or (subject to subsection (b) below) electronic mail address specified for notices: (i) in the case of any Loan Party, the Administrative Agent, the Collateral Agent or any Lender, as specified in or pursuant to Section 10.02 of the Credit Agreement; (ii) in the case of any Swap Creditor as set forth in any applicable Swap Agreement; or (iii) in the case of any party, at such other address as shall be designated by such party in a notice to the Collateral Agent and each other party hereto. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of: (i) actual receipt by the intended recipient and (ii) if delivered by facsimile transmission, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) shall be effective as provided in said paragraph (b).

Exhibit G-1-22

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                 Notices and other communications to the Agents and the Lenders hereunder may be (subject to Section 10.02(d) of the Credit Agreement) delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 7.02 No Waivers; Non-Exclusive Remedies. No failure by any Lender or by the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Without limiting the foregoing, nothing in this Agreement shall impair the right of any Finance Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Loan Party other than its indebtedness under the Finance Documents. Each Loan Party agrees, to the fullest extent it may effectively do so under applicable Law, that any holder, as to which the identity is disclosed, of a participation in a Finance Obligation, whether or not acquired pursuant to the terms of any applicable Finance Document, may exercise rights of set-off or counterclaim or other rights it may have with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Party in the amount of such participation. Each Finance Party agrees to notify the Collateral Agent and the affected Loan Party promptly after any such set off and application; provided, however, that failure to give such notice shall not affect the validity thereof.

Section 7.03 Compensation and Expenses of the Collateral Agent; Indemnification.

(a)                  Expenses and Indemnification. The terms of Sections 10.04 and 10.11 of the Credit Agreement with respect to costs and expenses, indemnification and survival are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms (and for the avoidance of doubt, for purposes of this Agreement, such provisions extend to, without limitation, collection from, or other realization of or enforcement with respect to, the guarantee provided herein).

(b)                 Protection of Collateral. If any Event of Default occurs and is continuing by reason of any Loan Party’s failure to comply with the provisions of any Finance Document, such that the value of any Collateral or the validity, perfection, rank or value of the Security Interest is thereby materially diminished or potentially diminished in a material respect, the Collateral Agent may, but shall not be required to, effect such compliance on behalf of such Loan Party, and the Loan Parties shall reimburse the Collateral Agent for the reasonable and documented out-of-pocket costs thereof within thirty (30) days of demand. All insurance expenses and all reasonable and documented out-of-pocket expenses of protecting, storing, warehousing, appraising, handling, maintaining and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by the Loan Parties. If any Loan Party fails to promptly pay any portion thereof when due within such thirty (30) day period, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Loan Parties’ account therefor, and the Loan Parties agree to reimburse the Collateral Agent therefor on demand. Subject to Section 10.04 of the Credit Agreement, all sums for which any Loan Party may become liable hereunder shall be additional Finance Obligations hereunder.

Exhibit G-1-23

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                  Contribution. If and to the extent that the obligations of any Loan Party under this Section 7.03 are unenforceable for any reason, each Loan Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

Section 7.04 Enforcement. The Finance Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders as set forth in the Credit Agreement and that no other Finance Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Finance Parties upon the terms of this Agreement and the other Finance Documents.

Section 7.05 Amendments and Waivers. Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Loan Party directly affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Loan Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Loan Party other than the Loan Party so added or released and it being further understood and agreed that any supplement to Schedule 1.03 delivered pursuant to Section 4.10 shall not require the consent of any Loan Party) and the Collateral Agent (with the consent of the Required Lenders to the extent required by Section 10.01 of the Credit Agreement or such lesser amount of the Lenders if any as may be specified therein); provided that the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement to cure any ambiguity, omission, typographical error, defect or inconsistency if such amendment, modification or supplement if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof; provided, however, that no such amendment, change, discharge, termination or waiver shall be made to Section 5.05 hereof or this Section

7.5     without the consent of each Finance Party adversely affected thereby except to the extent expressly provided in the Credit Agreement; provided, further, that no consent shall be required in connection with any automatic termination or release in accordance with Section 7.11.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Subsidiary Guarantors may assign or transfer any of its interests and obligations hereunder without prior written consent of the Required Lenders or all of the Lenders as provided in Section 10.01 of the Credit Agreement (and any such purported assignment or transfer without such consent shall be void) except as permitted by the Credit Agreement (including by Section 7.04 and 7.05 of the Credit Agreement). Upon the assignment by any Finance Party of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) or any other Finance Document to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

Exhibit G-1-24

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.07 GOVERNING LAW; Submission to Jurisdiction.

(a)                  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)                 Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                  Waiver and Venue. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY COURT REFERRED TO IN THIS SECTION 7.07. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 7.01. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS.

(e)                  Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.07(E).

Exhibit G-1-25

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.08 Limitation of Law; Severability.

(a)                  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

(b)                 Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.09 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or via email as an attachment of a .pdf document shall be effective as delivery of a manually executed counterpart of this Agreement and shall be binding on the Loan Parties, the Administrative Agent, the Collateral Agent and the Borrower. This Agreement shall become effective with respect to each Loan Party when the Administrative Agent shall have received counterparts hereof signed by itself and such Loan Party.

Section 7.10 Additional Loan Parties. It is understood and agreed that any Subsidiary of the Borrower that is required by any Loan Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Loan Party hereunder with the same force and effect as if originally named as a Loan Party hereunder by executing an Accession Agreement or other form reasonably acceptable to such Subsidiary and the Collateral Agent. Concurrently with the execution and delivery of such instrument of accession or joinder, such Subsidiary shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Subsidiary would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Subsidiary been a party hereto on the date of this Agreement. Such additional materials shall include, among other things, supplements to Schedules 1.01, 1.03 and 4.01 (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the joinder of such Subsidiary, each of Schedules 1.01, 1.03 and 4.01 is true, complete and correct in all material respects with respect to such Subsidiary as of the effective date of such accession or joinder. The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Exhibit G-1-26

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.11 Termination and Release.

(a)                  Upon the Discharge of Senior Finance Obligations, (i) the Security Interest created hereunder in favor of the Collateral Agent for the benefit of the Finance Parties shall automatically terminate and be released, (ii) the Collateral Agent authorizes the Loan Parties and their agents to file UCC termination statements to evidence the termination of the Security Interest created hereunder and the release of the Collateral, and (iii) the Collateral Agent will deliver to the Loan Parties (at the Loan Parties’ expense and without any recourse to, or any representation or warranty of any kind (whether express or implied) by, the Collateral Agent) all certificates and other instruments representing pledged Collateral delivered to the Collateral Agent pursuant to the terms of this Agreement or the Pledge Agreement.

(b)                 Any Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement (or consented to pursuant to Section 10.01 of the Credit Agreement) as a result of which such Subsidiary Guarantor ceases to be a Subsidiary Guarantor under the Guaranty.

(c)                  Upon any sale, transfer or other disposition by any Loan Party of Collateral that is permitted under the Credit Agreement (other than to another Loan Party), or upon the effectiveness of any written consent to the release of Security Interest granted hereby in any Collateral pursuant to Section 10.1 of the Credit Agreement, the Security Interest of the Collateral Agent in such Collateral and any other security interests granted hereby in such Collateral (but not in any Proceeds arising from such sale, transfer or other disposition of Collateral) shall be automatically released.

(d)                 Upon the termination or release of any Security Interest created hereunder or release of Collateral, the Collateral Agent will, promptly upon request by and at the expense of any Loan Party, execute and deliver to such Loan Party lien releases, payoff letters, mortgage releases, re- assignments of trademarks, discharges of security interests, and such documents (and if applicable, in recordable form), and provide any information, as such Loan Party shall reasonably request to evidence the termination of the Security Interest created hereunder or the release of such Collateral, as the case may be. Any such documents shall be without recourse to or warranty by (either express or implied) the Collateral Agent or the Finance Parties. The Collateral Agent shall not have any liability whatsoever to any Finance Party as a result of any release of Collateral by it as permitted by this Section 7.11. Upon any release of Collateral pursuant to this Section 7.11, none of the Finance Parties shall have any continuing right or interest in such Collateral or the Proceeds of such Collateral.

Section 7.12 Entire Agreement. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

Section 7.13 No Conflict. In the event of conflict between the provisions of the Credit Agreement and this Agreement, the Credit Agreement shall take precedence. In the event of conflict between the provisions of the Pledge Agreement and this Agreement with respect to matters contained therein, the Pledge Agreement shall take precedence subject to the preceding sentence.

Exhibit G-1-27

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.14 Release of Funds under the Controlled Accounts. Withdrawals from each Controlled Account shall be permitted only to the extent provided for in this Section 7.14.

(a)                  Subject to the fulfillment of the conditions precedent set forth in clause (b, (c), (d) or (e) below, as applicable, the Collateral Agent will authorize Jefferies LLC (the “Account Custodian”) to release from the applicable Controlled Account, and to deliver (x) in the case of funds released from the Squeeze-Out Collateral Account or the Founder Share Purchase Collateral Account, to the Borrower (or, to the extent notified in writing by the Borrower to the Collateral Agent, a paying agent or other representative on behalf of the Borrower), (y) in the case of funds released from the Notes Redemption Collateral Account, so long as no Event of Default then exists or would result therefrom, to the Borrower (or, at the request of the Collateral Agent, directly to the holders of the Subordinated Notes as directed by the Collateral Agent) or (z) in the case of funds released from the Restricted Cash Collateral Account, so long as no Event of Default then exists or would result therefrom and at least $35,000,000 in aggregate principal amount of Initial Term Loans have been prepaid, to the Borrower, in each case, upon written request of the Borrower in accordance with this Section 7.14 and to the extent permitted herein and under the Credit Agreement. Nothing in this Agreement shall obligate the Collateral Agent to direct the Account Custodian to release any funds from any Controlled Account in excess of the amount held in such Controlled Account from time to time. Such funds shall only be available to the Borrower in amounts set forth in the Request (as defined below).

(b)                 The Collateral Agent shall not be obligated to authorize the release of any funds from the Squeeze-Out Collateral Account pursuant to any Request unless the Collateral Agent shall have received from the Borrower, on or prior to 11:00 a.m., New York City time, two (2) Business Days prior to the requested date of release (but no later than February 20, 2016 (as such date may have been extended in accordance with Section 6.17 of the Credit Agreement)), a written request in substantially the form of Exhibit D hereto (the “Request”) signed by a Responsible Officer of the Borrower certifying and representing that:

(A)                the Borrower requires the amount requested in the Request to fund an account at Nomura Securities Co., Ltd. (or another institution designated in writing by the Borrower to the Collateral Agent) for the sole purpose of purchasing the remaining outstanding shares of the Target pursuant to the Squeeze Out within two (2) Business Days of such release; provided, however, to the extent that the Borrower requires the amount requested in the Request for the purposes set forth in this clause (A), the Borrower, the Collateral Agent and each other applicable financial institution shall have entered into a letter agreement substantially in the form of the Nomura Letter Agreement (or in another form that is reasonably satisfactory to the Collateral Agent) which shall provide that (x) the funds deposited in the designated Borrower account with the applicable financial institution shall be used for the sole purpose of purchasing the remaining outstanding shares of the Target pursuant to the Squeeze Out and (y) should such funds not be applied for the purposes set forth in this clause (A) within two (2) Business Days of release from the Squeeze-Out Collateral Account, the applicable financial institution shall immediately transfer such funds to an account of the Collateral Agent as specified in writing by the Collateral Agent; provided, further that, to the extent that (x) the amount of funds in the Squeeze-Out Collateral Account exceeds the amount of funds required to effect the Squeeze Out and (y) no Event of Default exists or would result from the proposed release, such funds may be released to the Borrower after the consummation of the Squeeze Out; and

(B)                all of the funds requested to be released from the Squeeze-Out Collateral Account will be used within the time periods set forth in preceding subclause (A) to purchase the remaining outstanding shares of the Target pursuant to the Squeeze Out.

(c)                  The Collateral Agent shall not be obligated to authorize the release of any funds to the Borrower at the direction of the Borrower from the Restricted Cash Collateral Account unless the following conditions shall have been satisfied:

Exhibit G-1-28

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)       The Collateral Agent shall have received from the Borrower, on or prior to 11:00 a.m., New York City time, at least two (2) Business Days prior to the requested date of release, a Request signed by a Responsible Officer of the Borrower certifying and representing that:

(A)                from and after the Closing Date the Borrower has repaid Initial Term Loans in an aggregate principal amount equal to or greater than $35,000,000;

(B)                the funds released from the Restricted Cash Collateral Account will be deposited into an account which complies with the requirements of Section 4.01 hereof; and

(C)                no Event of Default then exists or would result from the proposed release or the application of the proceeds therefrom; and

(ii)       On the date of the proposed release and immediately after giving effect thereto and the application of the proceeds therefrom, no Event of Default shall then exist or result therefrom.

(d)                 The Collateral Agent shall not be obligated to authorize the release of any funds to the Borrower (or, directly to the holders of the Subordinated Notes as directed by the Borrower) at the direction of the Borrower from the Notes Redemption Collateral Account unless the following conditions shall have been satisfied:

(i)       The Collateral Agent shall have received from the Borrower, on or prior to 11:00 a.m., New York City time, two (2) Business Days prior to the requested date of release (but no later than February 1, 2016), a Request signed by a Responsible Officer of the Borrower certifying and representing that:

(A)                the Borrower requires the amount requested in the Request (and no more than such amount) to effect a Subordinated Notes Repayment on a Subordinated Notes Repayment Date and such transaction is permitted at such time pursuant to the Credit Agreement; provided that, to the extent that (x) excess funds remain in the Notes Redemption Collateral Account after the Subordinated Notes Repayment has been consummated in full and (y) no Event of Default exists or would result from the proposed release, such funds may be released to the Borrower so long as the Loan Parties are in compliance with the requirements of Section 4.01 hereof;

(B)                all of the funds requested to be released will be used on the date of proposed release to effect a Subordinated Notes Repayment; and

(C)                no Event of Default then exists or would result from the proposed release or the application of the proceeds therefrom; and

(ii)       On the date of the proposed release and immediately after giving effect thereto and the application of the proceeds therefrom, no Event of Default shall then exist or result therefrom.

(e)                  The Collateral Agent shall not be obligated to authorize the release of any funds to the Borrower at the direction of the Borrower from the Founder Shares Purchase Collateral Account unless the Collateral Agent shall have received from the Borrower, on or prior to 11:00 a.m., New York City time, two (2) Business Days prior to the requested date of release, a Request signed by a Responsible Officer of the Borrower certifying and representing that all of the funds requested to be released will be used on the date of the proposed release to effect the Stock Purchase.

Exhibit G-1-29

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)                  The Collateral Agent shall be entitled to rely upon each Request believed by it to be genuine. The Collateral Agent shall not have or incur any liability to any Finance Party as a result of its good faith authorization of the release of funds from any Controlled Account in accordance with any Request.

[Signature Pages Follow]

Exhibit G-1-30

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LOAN PARTIES:	SUCAMPO PHARMACEUTICALS, INC.,
as the Borrower

By:
Name:
Title:

SUCAMPO PHARMA AMERICAS LLC

By:
Name:
Title:

Exhibit G-1-31

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

COLLATERAL AGENT:	JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

Exhibit G-1-32

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A to Security Agreement

Form of Grant of Security Interest in United States Patents

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Loan Party Name], [Loan Party Description] (the “Grantor”), having its chief executive office at [Loan Party Notice Address], hereby grants to JEFFERIES FINANCE LLC, as Collateral Agent (the “Grantee”), with offices at 520 Madison Avenue, New York, New York 10022, a security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether presently existing or hereafter arising or acquired which, includes the Grantor’s rights to all United States patents and patent applications, including, without limitation the patents and patent applications referred to in Schedule A hereto, and, with respect to any and all of the foregoing: (i) all reissues, reexaminations, divisions, continuations, continuations-in-part, revisions, renewals or extensions thereof; (ii) all claims for, and rights to sue for, past, present or future infringements and other violations thereof; (iii) all Proceeds of the foregoing, including, without limitation, all income, license fees, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof; and (iv) all other rights corresponding thereto throughout the world.

THIS GRANT is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement among the Grantor, the Grantee and certain other parties dated as of October 16, 2015, as amended, restated, supplemented or otherwise modified from time to time (the “Security Agreement”). The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

This Patent Security Agreement may be authenticated by the parties hereto in any number of counterparts, each of which shall collectively and separately constitute one agreement.

The Grantor authorizes and requests that the Commissioner of Patents and Trademarks and any other applicable government officer record this Grant of Security Interest in United States Patents.

This Grant of Security Interest in United States Patents shall be governed by, and construed in accordance with the laws of the State of New York.

This Grant of Security Interest in United States Patents may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

Exhibit G-1-A-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have duly executed this Grant of Security Interest in United States Patents as of the day and year first above written.

[GRANTOR],
as Grantor

By:
Name:
Title:

Agreed and Accepted:

JEFFERIES FINANCE LLC,
as Collateral Agent and Grantee

By:
Name:
Title:

Exhibit G-1-A-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE A to Patent Security Agreement

PATENTS AND PATENT APPLICATIONS

No.	Title	App. No.	App. Date	Reg. No.	Reg. Date	Owner
1.
2.
3.
4.
5.

Exhibit G-1-A-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B to Security Agreement

Form of Grant of Security Interest in United States Trademarks

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Loan Party Name], [Loan Party Description] (the “Grantor”), having its chief executive office at [Loan Party Notice Address], hereby grants to JEFFERIES FINANCE LLC, as Collateral Agent (the “Grantee”), with offices at 520 Madison Avenue, New York, New York 10022, a security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether presently existing or hereafter arising or acquired which, includes the Grantor’s rights to all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, certification marks, collective marks, brand names, trademark rights arising out of domain names and trade dress which are or have been used in the United States, in any state, province or territory or possession thereof, or in any other place, nation or jurisdiction, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable Law, in each case whether registered or unregistered, and with respect to any and all of the foregoing: (i) the goodwill of the business symbolized thereby or associated therewith; (ii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and including, without limitation, the registrations and applications referred to in Schedule A hereto; (iii) all extensions and renewals thereof; (iv) all claims for, and rights to sue for, past, present or future infringements, dilutions, and other violations thereof; (v) all Proceeds of the foregoing, including, without limitation, all income, license fees, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements, dilutions, or other violations thereof; and (vi) all other rights corresponding thereto throughout the world; provided, however, that the Trademark Collateral shall not include and no Security Interest shall be deemed granted in any intent-to-use (ITU) United States application for a Trademark registration, for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C.     § 1051(d), respectively, in each case, only to the extent the grant of security interest in such intent- to-use Trademark is in violation of 15 U.S.C. § 1060 and only unless and until a “Statement of Use” or “Amendment to Allege Use” is filed with the United States Patent and Trademark Office.

THIS GRANT is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement among the Grantor, the Grantee and certain other parties dated as of October 16, 2015, as amended, restated, supplemented or otherwise modified from time to time (the “Security Agreement”). The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

This Trademark Security Agreement may be authenticated by the parties hereto in any number of counterparts, each of which shall collectively and separately constitute one agreement.

The Grantor authorizes and requests that the Commissioner of Patents and Trademarks and any other applicable government officer record this Grant of Security Interest in United States Trademarks.

This Grant of Security Interest in United States Trademarks shall be governed by, and construed in accordance with the laws of the State of New York.

This Grant of Security Interest in United States Trademarks may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

Exhibit G-1-B-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have duly executed this Grant of Security Interest in United States Trademarks as of the day and year first above written.

[GRANTOR],
as Grantor

By:
Name:
Title:

Agreed and Accepted:

JEFFERIES FINANCE LLC,
as Collateral Agent and Grantee

By:
Name:
Title:

Exhibit G-1-B-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE A to Trademark Security Agreement

TRADEMARK REGISTRATIONS AND APPLICATIONS

No.	Title	App. No.	App. Date	Reg. No.	Reg. Date	Owner
1.
2.
3.
4.
5.

Exhibit G-1-B-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C to Security Agreement

Form of Grant of Security Interest in United States Copyrights

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Loan Party Name], [Loan Party Description] (the “Grantor”), having its chief executive office at [Loan Party Notice Address], hereby grants to JEFFERIES FINANCE LLC, as Collateral Agent (the “Grantee”), with offices at 520 Madison Avenue, New York, New York 10022, a security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether presently existing or hereafter arising or acquired which includes the Grantor’s rights to:

(i)                   all United States copyrights (including community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C.

§ 901 of the U.S. Copyright Act), whether registered or unregistered;

(ii)                 all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule A hereto, and all extensions and renewals thereof;

(iii)                all claims for, and rights to sue for, past, present or future infringements and other violations thereof;

(iv)                all Proceeds of the foregoing, including, without limitation, all income, license fees, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof; and

(v)                all other rights corresponding thereto throughout the world.

THIS GRANT is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement among the Grantor, the Grantee and certain other parties dated as of October 16, 2015, as amended, restated, supplemented or otherwise modified from time to time (the “Security Agreement”). The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

The Grantor hereby authorizes and requests that the Register of Copyrights and any other applicable United States government officer record this Grant of Security Interest in United States Copyrights.

This Grant of Security Interest in United States Copyrights may be authenticated by the parties hereto in any number of counterparts, each of which shall collectively and separately constitute one agreement.

This Grant of Security Interest in United States Copyrights shall be governed by, and construed in accordance with the laws of the State of New York.

Exhibit G-1-C-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have duly executed this Grant of Security Interest in United States Copyrights as of the day and year first above written.

[GRANTOR],
as Grantor

By:
Name:
Title:

Agreed and Accepted:

JEFFERIES FINANCE LLC,
as Collateral Agent and Grantee

By:
Name:
Title:

Exhibit G-1-C-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE A to Copyright Security Agreement

COPYRIGHTS AND COPYRIGHT APPLICATIONS

No.	Title	Reg. No.	Reg. Date	Owner
1.
2.
3.
4.
5.

Exhibit G-1-C-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT D to Security Agreement

FORM OF REQUEST

[Date]

Jefferies Finance LLC, as Collateral Agent 520 Madison Avenue

New York, New York 10022

Attention: Account Officer – Sucampo Pharmaceuticals, Inc.
Telecopier No.: (212) 284-3444

Re:	Request for Release of Funds from the [Squeeze-Out][Notes Redemption][Restricted Cash][Founders Share Purchase] Collateral Account

Ladies and Gentlemen:

The undersigned, Sucampo Pharmaceuticals, Inc. (the “Borrower”), refers to the Security Agreement, dated as of October 16, 2015 (as amended, supplemented and/or otherwise modified from time to time, the “Security Agreement”), among the Borrower, each Subsidiary Guarantor party thereto and Jefferies Finance LLC, as Collateral Agent. Except as otherwise defined herein, capitalized terms used herein and defined in the Security Agreement shall be used herein as so defined.

Pursuant to Section 7.14[(b)][(c)][(d)][(e)] of the Security Agreement, set forth below is the information and certifications required by such Section 7.14[(b)][(c)][(d)][(e)] to request a release of funds from the [Squeeze-Out][Notes Redemption][Restricted Cash][Founders Share Purchase] Collateral Account:

The Business Day of the proposed release (the “Release”) is , 20[_] (the “Release Date”).

(ii)                 The aggregate amount of funds requested to be released on the proposed Release Date to [purchase the remaining outstanding shares of the Target pursuant to the Squeeze Out; provided that, to the extent that (x) the amount of funds in the Squeeze-Out Collateral Account exceeds the amount of funds required to effect the Squeeze-Out and (y) no Event of Default exists or would result from the proposed release, such funds may be released to the Borrower after the Squeeze-Out has been consummated in full] [effect a Subordinated Notes Repayment; provided that, to the extent that (x) the amount of funds in the Notes Redemption Account exceeds the amount of funds required to effect the Subordinated Notes Redemption and (y) no Event of Default exists or would result from the proposed release, such funds may be released to the Borrower after the Notes Redemption has been consummated in full so long as the Loan Parties are in compliance with the requirements of Section 4.01 of the Security Agreement][effect the Share Purchase][be released to an account of a Loan Party that complies with the requirements of Section 4.01 of the Security Agreement] is $[ ].

(iii)                All conditions precedent under the Security Agreement have been satisfied in connection with the release of funds from the [Squeeze-Out Collateral Account][Notes Redemption Collateral Account] [Restricted Cash Collateral Account][Founders Share Purchase Collateral Account] in accordance with this Request.

(iv)                The Borrower requires the amount requested in the Request to [purchase the remaining outstanding shares of the Target pursuant to the Squeeze Out] [effect a Subordinated Notes Repayment][effect the Share Purchase][for purposes not prohibited by the terms of the Loan Documents (including to be deposited into an account of a Loan Party that complies with the requirements of Section 4.01 of the Security Agreement] and such transaction is permitted on the Release Date pursuant to the Credit Agreement.

Exhibit G-1-D-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(v)                 [No Event of Default now exists or would result from the proposed Release or the application of the proceeds as contemplated by this Request]1.

(vi)                All of the funds requested to be released pursuant to this Request will be used by the Borrower within the time periods set forth in Section 7.14[(b)][(c)][(d)][(e)] of the Security Agreement to [effect the Squeeze Out][effect a Subordinated Notes Repayment][to effect the Share Purchase] [for purposes not prohibited by the terms of the Loan Documents].

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

_________________

1 Include in connection with a Request the purpose of which is to effect a Subordinated Notes Repayment or release funds from the Restricted Cash Collateral Account.

Exhibit G-1-D-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT G-2

Form of Pledge Agreement

PLEDGE AGREEMENT

dated as of October 16, 2015

among

SUCAMPO PHARMACEUTICALS, INC.,

THE OTHER LOAN PARTIES FROM TIME TO TIME PARTY HERETO

and

JEFFERIES FINANCE LLC,

as Collateral Agent

Exhibit G-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit G-2-i

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedules:
Schedule I	-	List of Pledged Shares
Schedule II	-	List of Pledged Notes
Schedule III	-	List of Pledged LLC Interests
Schedule IV	-	List of Pledged Partnership Interests

Exhibit G-2-ii

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of October 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party hereto and Jefferies Finance LLC, as collateral agent for the Finance Parties (as defined herein) (in such capacity, together with its successors, the “Collateral Agent”).

WHEREAS, the Borrower has entered into the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and Jefferies Finance LLC, as administrative agent and collateral agent; and

WHEREAS, it is a condition precedent to Lenders making the Loans to the Borrower pursuant to the Credit Agreement that each Loan Party has agreed or will agree to grant a continuing security interest in favor of the Collateral Agent, for the benefit of the Finance Parties, in and to the Collateral to secure the Finance Obligations.

WHEREAS, each Subsidiary Guarantor has entered into the Guaranty, pursuant to which the Subsidiary Guarantors have guaranteed the Guaranteed Obligations (as defined therein); and

WHEREAS, each Loan Party will derive substantial benefit from the Lenders’ making the Loans to the Borrower by virtue of their common corporate enterprise.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Terms Defined in the Credit Agreement. All capitalized terms used in this Agreement and recitals hereto which are defined in the Credit Agreement and which are not otherwise defined herein shall have the respective meanings set forth therein.

Section 1.02 Terms Defined in the UCC. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in Article 8 or 9 of the UCC (as defined below), have the respective meanings provided in the UCC: (i) Certificated Security; (ii) Documents; (iii) Financial Asset; (iv) Instruments; (v) Investment Property; (vi) Payment Intangibles; (vii) Proceeds; (viii) Securities Account;

(ix)    Securities Intermediary; (x) Security; (xi) Security Certificate; (xii) Uncertificated Security; and (xiii) Security Entitlement.

Section 1.03 Additional Definitions. The following additional terms, as used in this Agreement, have the following respective meanings:

“Account Control Agreement” has the meaning as set forth in the Security Agreement.

“Collateral” has the meaning set forth in Section 2.02.

“Credit Agreement” has the meaning set forth in the introductory section hereof.

Exhibit G-2-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Delivery” and the corresponding term “Delivered” when used with respect to Collateral means:

(i)                   in the case of Collateral constituting Certificated Securities, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian, such Collateral to be in suitable form for transfer by delivery, or accompanied by undated stock or note transfer powers duly executed in blank;

(ii)                 in the case of Collateral constituting Uncertificated Securities, (A) registration thereof on the books and records of the issuer thereof in the name of the Collateral Agent or its nominee or custodian or (B) the execution and delivery by the issuer thereof of an effective agreement in form and substance reasonably acceptable to the Collateral Agent (each an “Issuer Control Agreement”), pursuant to which such issuer agrees that it will comply with instructions originated by the Collateral Agent or such nominee or custodian without further consent of the registered owner of such Collateral or any other Person;

(iii)                  in the case of Collateral constituting Security Entitlements or other Financial Assets deposited in or credited to a Securities Account at the option of the applicable Loan Parties, (A) completion of all actions necessary to constitute the Collateral Agent or its nominee or custodian the entitlement holder with respect to each such Security Entitlement or (B) the execution and delivery by the relevant Securities Intermediary of an effective Account Control Agreement pursuant to which such Securities Intermediary agrees to comply with all entitlement orders originated by the Collateral Agent or such nominee or custodian without further consent by the relevant entitlement holder or any other Person;

(iv)                in the case of LLC Interests and Partnership Interests which do not constitute Securities, compliance with the provisions of clause (i) above for each such item of Collateral which is represented by a certificate;

(v)                 in the case of Collateral constituting Instruments, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian indorsed to, or registered in the name of, the Collateral Agent or such nominee or custodian or indorsed in blank;

(vi)                in the case of cash, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or such nominee or custodian; and

(vii)              in each case such additional or alternative procedures as may be reasonably appropriate to grant control of, or otherwise perfect a security interest in, any Collateral in favor of the Collateral Agent or its nominee or custodian, consistent with applicable Law or regulations or the interpretation thereof.

“General Intangibles” means all “general intangibles” (as defined in the UCC), including, without limitation, (i) all Payment Intangibles and other obligations and indebtedness owing to any Loan Party in respect of Collateral and (ii) all interests in limited liability companies and/or partnerships which interests do not constitute Securities.

“Instruments” means all instruments as defined in the UCC, including:

(i)                   all promissory notes, including all Intercompany Notes, described on Schedule II, as such Schedule may be amended, supplemented or modified by the Loan Parties from time to time (the “Pledged Notes”), and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Notes;

Exhibit G-2-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)                 all additional or substitute promissory notes from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Notes or otherwise, and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute notes;

(iii)                all promissory notes, bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations constituting “instruments” within the meaning of the UCC; and

(iv)                to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Intercompany Note” means any promissory note evidencing loans made by any Group Company in favor of any other Group Company.

“Issuer Control Agreement” has the meaning as set forth in clause (ii) of the definition of “Delivery”.

“LLC Interests” means:

(i)                   the limited liability company membership interests described on Schedule III hereto, as such Schedule may be amended, supplemented or modified by the Loan Parties from time to time and all other limited liability company membership interests of any Group Company from time to time issued or otherwise acquired by any Loan Party (collectively, the “Pledged LLC Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged LLC Interests;

(ii)                 all additional or substitute limited liability company membership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged LLC Interests, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute membership interests;

(iii)                all right, title and interest of any Loan Party in each limited liability company to which any Pledged LLC Interest relates, including, without limitation:

(A)                all interests of such Loan Party in the capital of such limited liability company and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such limited liability company, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged LLC Interests;

(B)                all other payments due or to become due to such Loan Party in respect of Pledged LLC Interests, whether under any limited liability company agreement or operating agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

Exhibit G-2-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(C)                all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at Law or otherwise in respect of such Pledged LLC Interests;

(D)                all present and future claims, if any, of such Loan Party against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise; and

(E)                 all of such Loan Party’s rights under any limited liability company agreement or operating agreement or at Law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged LLC Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged LLC Interests and any such limited liability company, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such limited liability company, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

(iv)                to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Partnership Interests” means:

(i)                   the partnership interests described on Schedule IV hereto, as such Schedule may be amended, supplemented or modified from time to time by the Loan Parties and all other partnership interests of any Group Company from time to time issued or otherwise acquired by any Loan Party (collectively, the “Pledged Partnership Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Partnership Interests;

(ii)                 all additional or substitute partnership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Partnership Interests or otherwise, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute partnership interests;

(iii)                all right, title and interest of any Loan Party in each partnership to which any Pledged Partnership Interest relates, including, without limitation:

(A)                all interests of such Loan Party in the capital of such partnership and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such partnership, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged Partnership Interests;

Exhibit G-2-4

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(B)                all other payments due or to become due to such Loan Party in respect of Pledged Partnership Interests, whether under any partnership agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)                all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, or at Law or otherwise in respect of such Pledged Partnership Interests;

(D)                all present and future claims, if any, of such Loan Party against any such partnership for moneys loaned or advanced, for services rendered or otherwise; and

(E)                 all of such Loan Party’s rights under any partnership agreement or at Law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged Partnership Interests, including any power to terminate, cancel or modify any partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged Partnership Interests and any such partnership, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such partnership, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

(iv)                to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Pledged LLC Interests” has the meaning set forth in clause (i) of the definition of “LLC Interests”.

“Pledged Notes” has the meaning set forth in clause (i) of the definition of “Instruments”.

“Pledged Partnership Interests” has the meaning set forth in clause (i) of the definition of “Partnership Interests”.

“Pledged Shares” has the meaning set forth in clause (i) of the definition of “Stock”.

“Receivables” shall have the meaning specified in the Security Agreement.

“Representative” has the meaning set forth in Section 6.08.

“Requisite Priority Lien” means a valid, enforceable and perfected first priority security interest in favor of the Collateral Agent for the benefit of the Finance Parties and securing the Finance Obligations.

“Security Interest” means the security interest granted pursuant to Section 2.01 hereof in favor of the Collateral Agent for the benefit of the Finance Parties securing the Finance Obligations.

Exhibit G-2-5

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Stock” means:

(i)                   the shares of capital stock and other Securities described on Schedule I hereto, as such Schedule may be amended, supplemented or modified by the Loan Parties from time to time and all other capital stock and securities of any Group Party from time to time issued or otherwise acquired by any Loan Party (collectively, the “Pledged Shares”), and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Shares; and

(ii)                 all additional or substitute shares of capital stock or other equity interests of any class of any issuer from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Shares or otherwise, the certificates representing such additional or substitute shares, and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such additional or substitute shares; and

(iii)                to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of Law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.04 Terms Generally. The definitions in Sections 1.02 and 1.03 shall apply equally to both the singular and plural forms of the terms defined, except for terms defined in both the singular and the plural form. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II

THE SECURITY INTERESTS

Section 2.01 Grant of Security Interest. To secure the due and punctual payment of the Finance Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the obligations of each Loan Party hereunder and under the other Finance Documents in respect of the Finance Obligations, each Loan Party hereby grants to the Collateral Agent for the benefit of the Finance Parties a security interest in, and each Loan Party hereby pledges and collaterally assigns to the Collateral Agent, for the benefit of the Finance Parties, all of such Loan Party’s right, title and interest in, to and under the Collateral.

Exhibit G-2-6

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.02 Collateral. (a) All right, title and interest of each Loan Party in, to and under the following property, whether now owned or existing or hereafter created or acquired by a Loan Party, whether tangible or intangible, and regardless of where located, are herein collectively referred to as the “Collateral”:

(i)                   Stock;

(ii)	Instruments (including Intercompany Notes);

(iii)	LLC Interests;

(iv)	Partnership Interests;

(v)	Investment Property;

(vi)	Financial Assets;

(vii)	all General Intangibles; and

(viii)	to the extent not otherwise included, all Proceeds of all or any of the Collateral described in clauses (i) through (vii) above;

provided, however, that the Collateral shall not include (i) Equity Interests in excess of 65% of each class of Equity Interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) of (A)    a Foreign Subsidiary, directly owned by any Loan Party, that is a CFC or (B) a Domestic Subsidiary, directly owned by any Loan Party, that is a CFC Holdco; (ii) any Equity Interest to the extent the pledge thereof would be prohibited by applicable Law (for so long as such prohibition remains in effect); (iii) margin stock; (iv) to the extent (and for so long as) requiring the consent of any Person (other than any Group Company) (to the extent such consent has not been obtained) under, or prohibited by the terms of, any applicable Organizational Documents (other than Organizational Documents of any Loan Party or any Wholly Owned Subsidiary thereof), joint venture agreement or shareholders’ agreement, Equity Interests in Subsidiaries that are not Wholly Owned Subsidiaries of the Borrower; and (v) any property excluded from the “Collateral” under and as that term is defined in the Security Agreement or is not otherwise required to be pledge to the Collateral Agent pursuant to the Credit Agreement or the Security Agreement.

(b) Notwithstanding anything herein to the contrary, the foregoing Section 2.02(a) shall not require the creation or perfection of pledges of or security interests in particular assets (i) as to which the Collateral Agent and the Borrower agree in writing that the costs of obtaining such a security interest or perfection thereof are excessive in relation to the value to the Lenders of the security to be afforded thereby and (ii) to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower and its Subsidiaries as reasonably determined by the Borrower, in consultation with (but without the consent of) the Collateral Agent. The Collateral Agent may grant extensions of time for the perfection of security interests in particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of any Loan Party on such date) where it determines in its sole discretion that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.

Section 2.03 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary (except as provided herein or in any other Finance Document), (a) each Loan Party shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Finance Party, (b) each Loan Party shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder, to the same extent as if this Agreement had not been executed, all in accordance with and pursuant to the terms and provisions thereof (except following any change in ownership of any Loan Party resulting from the exercise by the Collateral Agent or any other Finance Party of their rights hereunder or otherwise released hereunder) and neither the Collateral Agent nor any Finance Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any other Finance Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Loan Party from any of its duties or obligations under the contracts and agreements included in the Collateral.

Exhibit G-2-7

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE III REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that:

Section 3.01 Title to Collateral.

(a)                  Each Loan Party has good title to all of its Collateral, free and clear of all Liens, except for Permitted Liens. No Collateral having a value individually in excess of […***…] is in the possession or control of any Person (other than a Loan Party or its employees) asserting any claim thereto or security interest therein, except that the Collateral Agent (on behalf of itself and the Finance Parties) or its designees may have possession and/or control of Collateral as contemplated hereby and by the other Loan Documents and holders of Permitted Liens or their respective designees may have possession and/or control of Collateral as permitted by the other Loan Documents.

(b)                 All information supplied by any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

Section 3.02 Governmental Authority. Except as set forth on Schedule 5.03 of the Credit Agreement or Schedule 4.01 of the Security Agreement, on and as of the date hereof no registration, recordation or filing with any Governmental Authority is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection of the Security Interest.

Section 3.03 Collateral.

(a)                  Schedules I, II, III and IV hereto (as such schedules may be amended, supplemented or modified from time to time by the Loan Parties) set forth (i) the name and jurisdiction of organization of, and the ownership interest (including percentage owned and number of shares, units or other equity interests) of such Loan Party in the Stock, LLC Interests and Partnership Interests issued by each of such Loan Party’s direct Subsidiaries which are required to be included in the Collateral and pledged hereunder, (ii) all other Stock, LLC Interests and Partnership Interests directly owned by such Loan Party that are required to be included in the Collateral and pledged hereunder and (iii) the issuer, date of issuance and amount of (x) Intercompany Notes and (y) all other promissory notes having a face value individually, in excess of […***…], directly owned or held by such Loan Party that are required to be included in the Collateral and pledged hereunder. Except as set forth on Schedules I, II, III and IV, such Loan Party holds all Pledged Shares, Pledged LLC Interests and Pledged Partnership Interests directly (i.e., not through a Subsidiary, Securities Intermediary or any other Person).

Exhibit G-2-8

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                 Except as set forth on Schedules I, III and IV hereto, with respect to Pledged Shares, Pledged LLC Interests and Pledged Partnership Interests issued by each of such Loan Party’s direct Subsidiaries which are required to be included in the Collateral, (i) such Collateral constitutes 100% (or 65% in the case of the issued and outstanding shares of the aggregate voting Equity Interests and 100% of the issued and outstanding shares of the aggregate non-voting Equity Interests of any CFC Holdco or first tier Foreign Subsidiary that is a CFC) of the issued and outstanding shares of capital stock or other equity interests of the respective issuers thereof, (ii) no issuer of such Collateral has outstanding any security convertible into or exchangeable for any shares of its capital stock or other equity interests or any warrant, option, convertible security, instrument or other interest entitling the holder thereof to acquire any such shares or any security convertible into or exchangeable for such shares, (iii) there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of such shares of its capital stock and (iv) there are no Liens or agreements, arrangements or obligations to create or give any Lien relating to any such shares of capital stock except for Permitted Liens. Except as permitted under the Credit Agreement, no Loan Party is now and or will become a party to or otherwise bound by any agreement, other than this Agreement or the Loan Documents, which materially restricts in any adverse manner the rights of the Collateral Agent or any other present or future holder of any Collateral with respect thereto.

Section 3.04 No Consents. Except for filings necessary to perfect the Security Interest, no material consent, approval, license, notice to, action by, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by such Loan Party in connection with the execution, delivery or performance of this Agreement, or in connection with the rights and remedies of the Collateral Agent pursuant to this Agreement, except (i) as may be required in connection with the disposition of the Collateral by Laws affecting the offering and sale of securities generally, or (ii) such consent, approval, license, authorization, validation, filing, recordation, registration or exemption obtained on or prior to the Closing Date.

ARTICLE IV COVENANTS

Each Loan Party covenants and agrees that until the Discharge of the Senior Finance Obligations or, in the case of a Subsidiary Guarantor only, such earlier time as it is released from its obligations hereunder in accordance with the provisions of Section 8.11, such Loan Party will comply with the following:

Section 4.01 Delivery of Collateral. Except as provided in Section 2.02(b), all Collateral (other than “Excepted Instruments” as defined in Section 4.03 of the Security Agreement) shall be Delivered to and held by or on behalf of the Collateral Agent pursuant hereto; provided that after the Closing Date, with respect to Collateral consisting of Uncertificated Securities of a Group Company not required to be a Subsidiary Guarantor, such Loan Party shall use commercially reasonable efforts to cause the issuer of such Uncertificated Securities to take such actions necessary for such Loan Party to Deliver such Uncertificated Securities (and it is agreed that no such Delivery shall be required for such Uncertificated Securities having a value of less than […***…]), provided, further, that so long as no Event of Default shall have occurred and be continuing and notice is received by the Loan Party from the Collateral Agent stating otherwise, and except as required by the Security Agreement or any other Loan Document, each Loan Party may retain any Collateral (i) consisting of cash, checks, drafts and other Instruments (other than Pledged Notes and any additional or substitute promissory notes issued to or otherwise acquired by such Loan Party in respect of Pledged Notes) received by it in the ordinary course of business or (ii) which it is otherwise entitled to receive and retain pursuant to Section 5.01 hereof, and the Collateral Agent shall, promptly upon request of any Loan Party, make appropriate arrangements for making any Collateral consisting of an Instrument or a Certificated Security pledged by such Loan Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document). All Collateral Delivered hereunder shall be accompanied by any required transfer tax stamps. The Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, and upon five (5) days prior written notice to the Borrower, to cause any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee. Each Loan Party will promptly give the Collateral Agent copies of any material notices or other material communications received by it with respect to Collateral registered in the name of such Loan Party, and the Collateral Agent will promptly give the Borrower and each Loan Party copies of any material notices and material communications received by the Collateral Agent with respect to Collateral registered in the name of the Collateral Agent or its nominee or custodian.

Exhibit G-2-9

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4.02 Further Actions. Such Loan Party will, from time to time at its expense and in such manner and form as the Collateral Agent may reasonably request, subject to any applicable limitations set forth herein or in any other Loan Document, execute, deliver, file and record or authorize the recording of any financing statement, specific assignment, instrument, document, agreement or other paper and take any other reasonable action (including, without limitation, any filings of financing or continuation statements under the Uniform Commercial Code) that from time to time may be necessary in order to create, preserve, perfect or maintain the Security Interest or to enable the Collateral Agent and the Finance Parties to exercise and enforce any of their rights, powers and remedies created hereunder or under applicable Law with respect to any of the Collateral. Such Loan Party will, from time to time at its expense and in such manner and form as the Collateral Agent may reasonably request, take reasonable action to ensure the Security Interest as a Requisite Priority Lien (subject to Permitted Liens having priority by operation of Law over the Collateral Agent’s Lien or as otherwise permitted by the Finance Documents) and shall defend such security interests and such priority against the claims and demands of all Persons (other than holders of Permitted Liens to the extent applicable) to the extent materially adverse to such Loan Party’s ownership rights or otherwise inconsistent with this Agreement or the other Loan Documents. To the extent permitted by applicable Law, such Loan Party hereby authorizes the Collateral Agent to execute and file, in the name of such Loan Party or otherwise and without separate authorization or authentication of such Loan Party appearing thereon, such UCC financing statements or continuation statements as the Collateral Agent in its reasonable discretion may deem necessary or reasonably appropriate to further perfect or maintain the perfection of the Security Interest in favor of the Collateral Agent for the benefit of the Finance Parties. Such Loan Party hereby authorizes the Collateral Agent, in accordance with the requirements of Section 9-509 of the applicable UCC, to file financing and continuation statements describing as the Collateral covered thereby “all assets of the Debtor”, “all personal property of the Debtor” or words to similar effect, notwithstanding that such description may be broader in scope than the Collateral described in this Agreement. Such Loan Party agrees that, except to the extent that any filing office requires otherwise, a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Loan Parties shall pay the reasonable and documented out-of-pocket costs of, or incidental to, any recording or filing of any financing or continuation statements or other assignment documents in favor of the Collateral Agent concerning the Collateral.

Section 4.03 Disposition of Collateral. Such Loan Party will not sell, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral or create or suffer to exist any Lien (other than the Security Interest and other Permitted Liens) on any Collateral except as permitted under this Agreement, the Credit Agreement or any other Loan Document, whereupon, in the case of any such sale, exchange, assignment, disposition or grant (other than any such sale, exchange, assignment, disposition or grant to another Loan Party), the Security Interest created hereby in such Collateral (but not in any Proceeds arising from such sale, exchange, assignment, disposition or grant) shall automatically terminate and cease immediately without any further action on the part of the Collateral Agent.

Exhibit G-2-10

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4.04 Additional Collateral. (a) Such Loan Party will cause each issuer of the Collateral that is a direct Subsidiary of such Loan Party not to issue any stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments in addition to or in substitution for the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes issued by such issuer (in each case, to the extent that any of such items constitute Collateral), except as permitted under the Credit Agreement or any other Loan Document or except to such Loan Party or ratably to all then existing holders of Equity Interests of such issuer and, in the event that any issuer of Collateral at any time issues any additional or substitute stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments to such Loan Party, such Loan Party will promptly Deliver all such items (in each case, to the extent that such items constitute Collateral) to the Collateral Agent to hold as Collateral hereunder to the extent required by Section 4.01 and will within forty-five (45) days (or such later date as may be agreed by the Collateral Agent in its sole discretion) thereafter deliver to the Collateral Agent such supplements to Schedules I through IV hereto as are necessary to cause such Schedules to be complete and accurate at such time. The delivery of such items of Collateral and the associated supplements to the applicable Schedules shall be conclusive evidence of such Loan Parties pledge of such Collateral hereunder.

(b) Each Loan Party acknowledges and agrees that, to the extent any LLC Interest or Partnership Interest acquired by such Loan Party after the date of this Agreement and constituting Pledged LLC Interests or Pledged Partnership Interests shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC, such Loan Party shall, to the extent permitted by applicable Law, cause (or, in the case of a Person that is not a Subsidiary of a Loan Party, use commercially reasonable efforts to cause) the issuer thereof to issue the corresponding certificates.

Section 4.05 Information Regarding Collateral. Such Loan Party will, promptly, upon request, provide to the Collateral Agent all available information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

Section 4.06 Certification of LLC Interests and Partnership Interests. Each Loan Party acknowledges and agrees that (a) any Pledged LLC Interests or Pledged Partnership Interests controlled by such Loan Party required to be pledged hereunder that are not represented by a certificate are not “securities” within the meaning of Article 8 of the New York UCC and (b) such Loan Party shall not at any time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC unless such Loan Party shall cause (or, in the case of a Person that is not a Subsidiary of a Loan Party, use commercially reasonable efforts to cause) the issuer thereof to issue the corresponding certificates representing such interests and promptly (but in no case later than thirty (30) days) pledges any such certificate to the Collateral Agent pursuant to terms hereof.

Section 4.07 Impairment. Such Loan Party shall not take or permit any action which impairs the Collateral Agent’s rights in any material portion of the Collateral. Such Loan Party shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any other Loan Document or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral except as could not reasonably be expected to have a Material Adverse Effect.

Exhibit G-2-11

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE V DISTRIBUTIONS ON COLLATERAL; VOTING

Section 5.01 Right to Receive Distributions on Collateral; Voting.

(a)                  Unless and until (x) an Event of Default shall have occurred and be continuing and (y) two (2) Business Day’s prior written notice thereof shall have been given by the Collateral Agent to the relevant Loan Party (provided that if an Event of Default specified in Section 8.01(f) of the Credit Agreement shall occur, no such notice shall be required):

(i)                   Each Loan Party shall be entitled to exercise any and all voting, management, administration and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents in accordance with the exercise of its business discretion; and

(ii)                 Each Loan Party shall be entitled to receive and retain any and all dividends, interest, distributions, cash, instruments and other payments and distributions made on or in respect of the Collateral.

(b)                 Upon the occurrence and during the continuance of an Event of Default under Section 8.01(f) of the Credit Agreement or any other Event of Default in respect of which the Collateral Agent has given the respective Loan Party notice as required by Section 5.01(a):

(i)                   All rights of each Loan Party to receive the dividends, interest, distributions, cash, instruments and other payments and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, interest, distributions, cash, instruments and other payments and distributions.

(ii)                 All dividends, interest, distributions, cash, instruments and other payments and distributions which are received by any Loan Party contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Loan Party and shall be forthwith Delivered, in the same form as so received to the Collateral Agent or its nominee or custodian to hold as Collateral.

(iii)                All rights of such Loan Party to exercise the voting, management, administration and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting, management, administration and other consensual rights, and such Loan Party shall take all actions reasonably necessary to effect such right of the Collateral Agent.

(c)                  The Collateral Agent shall, upon all Events of Default ceasing to be in existence and upon receiving a written request from any Loan Party accompanied by a certificate signed by an authorized officer of such Loan Party stating that no Event of Default has occurred and is continuing, promptly execute and deliver (or cause to be executed and delivered) to such Loan Party or as specified in such request all proxies, powers of attorney, consents, ratifications and waivers and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.01(a)(i) above and to receive the dividends, interest, distributions, cash, instruments or other payments or distributions which it is authorized to receive and retain pursuant to Section 5.01(a)(ii) above in respect of any of the Collateral, if any, which is registered in the name of the Collateral Agent or its nominee.

Exhibit G-2-12

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE VI

GENERAL AUTHORITY; REMEDIES

Section 6.01 General Authority. Until the Discharge of Senior Finance Obligations or in respect of any Loan Party that ceases to be a Subsidiary Guarantor, as permitted under the Credit Agreement, until the time such Loan Party is released from its obligations hereunder in accordance with the provisions of Section 8.11, each Loan Party hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Loan Party, or, in the case of Collateral any of the Collateral Agent, the Finance Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Finance Parties, but at such Loan Party’s expense, to the extent permitted by Law, to exercise from time to time while an Event of Default has occurred and is continuing all or any of the following powers with respect to all or any of the Collateral:

(i)                   to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be necessary to carry out the terms of this Agreement;

(ii)                 to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by such Loan Party as, or in connection with, the Collateral;

(iii)                to accelerate any Pledged Note which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of any Collateral;

(iv)                to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(v)                 to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, as fully and effectively as if the Collateral Agent were the absolute owner thereof;

(vi)                to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto;

(vii)              subject to the giving of notice to the relevant Loan Party in accordance with (and to the extent required by) Section 5.01(a) hereof, to vote all or any part of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes (whether or not transferred into the name of the Collateral Agent or its nominee) and give all consents, waivers and ratifications in respect of the Collateral; and

(viii)             to do, at its option, but at the expense of the Loan Parties, at any time or from time to time, all acts and things which the Collateral Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon the Collateral.

Exhibit G-2-13

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 6.02 Authority of Collateral Agent. Each Loan Party acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by it or them or the exercise or nonexercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent and the other Finance Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent, on the one hand, and the Loan Parties on the other, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Finance Parties it represents as collateral agent, with full and valid authority so to act or refrain from acting, and no Loan Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.03 Remedies upon Event of Default.

(a)                  If any Event of Default has occurred and is continuing, the Collateral Agent, upon being instructed to do so by the Required Lenders, may, in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Finance Obligations (including, without limitation, the right to give instructions or a notice of sole control to an issuer subject to an Issuer Control Agreement, and promptly after cure or waiver of all Events of Default, the Collateral Agent shall give notice of revocation of any notice of sole control delivered) or under applicable Law: (i) subject to Section 8.04, exercise on behalf of the Finance Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of Law) to or upon any Loan Party or any other Person (all of which demands and/or notices are hereby waived by each Loan Party), (A) apply all cash, if any, then held by it as Collateral as specified in Section 6.08 and (B) if there shall be no such cash or other amounts or if such cash and other amounts shall be insufficient to pay all the Finance Obligations in full or cannot be so applied for any reason or if the Collateral Agent determines to do so, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof at public or private sale, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Collateral Agent may deem reasonably satisfactory.

(b)                 If any Event of Default has occurred and is continuing, the Collateral Agent shall give each Loan Party not less than ten (10) days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except as to any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a private sale, state the day after which such sale may be consummated, (iii) contain the information specified in Section 9-613 of the UCC, (iv) be authenticated and (v) be sent to the parties required to be notified pursuant to Section 9- 611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of Law under the UCC. The Collateral Agent and each Loan Party agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC. Except as otherwise provided herein, each Loan Party hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Collateral.

Exhibit G-2-14

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                  The Collateral Agent or any Finance Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Each Loan Party acknowledges that it is aware that Section 9-610 of the UCC provides that the Collateral Agent or a Finance Party may purchase Collateral if it is sold at a public sale. Each Loan Party will execute and deliver such documents and take such other action as the Collateral Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with Law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may reasonably determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice.

(d)                 Notwithstanding anything to the contrary in this Agreement, the exercise of remedies under this Agreement by the Collateral Agent upon the occurrence and during an Event of Default shall be subject to Section 8.02(d) of the Credit Agreement.

Section 6.04 Securities Act. Each Loan Party expressly agrees that the Collateral Agent is authorized, in connection with any sale of any Collateral to the extent permitted under applicable Securities Laws, if it reasonably deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral, (ii) to cause to be placed on certificates for any or all of the Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act and

(iii)      to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other Law. Each Loan Party acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private, it being the agreement of the Loan Parties and the Collateral Agent that the provisions of this Section 6.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Collateral. The Collateral Agent shall not be under any obligation to delay a sale of any Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Securities Laws, or under applicable state securities Laws, even if the issuer would agree to do so.

Section 6.05 Other Rights of the Collateral Agent. If any Event of Default has occurred and is continuing, subject to Section 8.02(d) of the Credit Agreement, the Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to Section 6.03, may proceed by a suit or suits at Law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement.

Exhibit G-2-15

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 6.06 Limitation on Duty of the Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, none of the Collateral Agent or any Finance Party shall have any duty to exercise any rights or take any steps to preserve the rights of any Loan Party in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Collateral Agent or any Finance Party be liable to any Loan Party or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Each Loan Party agrees to the extent it may lawfully do so that the Collateral Agent shall not at any time be required to, nor shall the Collateral Agent be liable to any Loan Party for any failure to, account separately to any Loan Party for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement. Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and (i) shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith absent bad faith, gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction) and (ii) shall not have any duty or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.

Section 6.07 Waiver and Estoppel.

(a)                  Each Loan Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption Law, or any Law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, to the extent permitted by applicable Law, and each Loan Party hereby waives all benefit or advantage of all such Laws to the extent permitted by Law. Each Loan Party covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent, the Administrative Agent or any other Finance Party in any Finance Document.

(b)                 Upon the occurrence and during the continuance of an Event of Default, each Loan Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

(c)                  Upon the occurrence and during the continuance of an Event of Default, each Loan Party waives, to the extent permitted by Law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Finance Documents) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.

Section 6.08 Application of Proceeds.

(a)                  Priority of Distributions. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale by the Collateral Agent of, or other realization upon, all or any part of the Collateral (including any proceeds received and held pursuant to Section 5.01) and any cash held hereunder by the Collateral Agent or any nominee or custodian thereof shall be paid over to the Administrative Agent for application as provided in the Credit Agreement, subject in all cases to the priorities set forth in Section 8.04 of the Credit Agreement. The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

Exhibit G-2-16

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                 Reliance by the Collateral Agent. For purposes of applying payments received in accordance with this Section 6.08, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement, and (ii) the authorized representative (the “Representative”) for the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Senior Credit Obligations and Swap Obligations owed to the Finance Parties, and shall have no liability to any Loan Party or any other Finance Party for actions taken in reliance on such information. Unless it has actual knowledge (including by way of written notice from a Swap Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence. All distributions made by the Collateral Agent pursuant to this Section shall be presumptively correct (except in the event of manifest error, and the Collateral Agent shall have no duty to inquire as to the application by the Finance Parties of any amounts distributed to them.

(c)                  Deficiencies. It is understood that the Loan Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Finance Obligations.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.01 Concerning the Collateral Agent. The provisions of Article IX of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon all Loan Parties and all Finance Parties and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

(i)                   The Collateral Agent is authorized to take all such actions as are provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions or provisions, in accordance with its discretion.

(ii)                 The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interest created hereunder in any of the Collateral, whether impaired by operation of Law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence, bad faith or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). The Collateral Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Loan Party.

Section 7.02 Appointment of Co-Collateral Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction or otherwise, the Collateral Agent may in consultation with the Borrower, appoint another bank or trust company or one or more other persons, either to act as co- agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Finance Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 7.01). Notwithstanding any such appointment, each Loan Party shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent’s rights and obligations under this Agreement.

Exhibit G-2-17

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.03 Appointment of Sub-Agents. The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes, which may be held (in the discretion of the Collateral Agent) in the name of the relevant Loan Party, indorsed or assigned in blank or in favor of the Collateral Agent or any nominee or custodian of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Notices.

(a)                  Unless otherwise expressly provided herein, all notices, and other communications provided for hereunder shall be in writing (including by facsimile transmission or electronic mail) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, to the address, facsimile number or (subject to subsection (b) below) electronic mail address specified for notices: (i) in the case of any Loan Party, the Administrative Agent, the Collateral Agent or any Lender, as specified in or pursuant to Section 10.02 of the Credit Agreement; (ii) in the case of any Swap Creditor as set forth in any applicable Swap Agreement; or (iii) in the case of any party, at such other address as shall be designated by such party in a notice to the Collateral Agent and each other party hereto. All such notices and other communications shall be deemed to be given or made upon the earlier of: (i) actual receipt by the intended recipient and (ii) if delivered by facsimile transmission, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) shall be effective as provided in said paragraph (b).

(b)                 Notices and other communications to the Agents and the Lenders hereunder may (subject to Section 10.02(d) of the Credit Agreement) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i)    notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Exhibit G-2-18

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 8.02 No Waivers; Non-Exclusive Remedies. No failure by any Lender or by the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege under this Agreement or any other Finance Document or other document or agreement contemplated hereby or thereby shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Without limiting the foregoing, nothing in this Agreement shall impair the right of any Finance Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Loan Party other than its indebtedness under the Finance Documents. Each Loan Party agrees, to the fullest extent it may effectively do so under applicable Law, that any holder, as to which the identity is disclosed, of a participation in a Finance Obligation, whether or not acquired pursuant to the terms of any applicable Finance Document, may exercise rights of set-off or counterclaim or other rights it may have with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Party in the amount of such participation. Each Finance Party agrees to notify the Collateral Agent and the affected Loan Party promptly after any such set off and application; provided, however, that failure to give such notice shall not affect the validity thereof.

Section 8.03 Compensation and Expenses of the Collateral Agent; Indemnification.

(a)                  Expenses and Indemnification. The terms of Section 10.04 and 10.11 of the Credit Agreement with respect to costs and expenses, indemnification and survival are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b)                 Protection of Collateral. If an Event of Default occurs and is continuing by reason of any Loan Party’s failure to comply with the provisions of any Finance Document, such that the value of any Collateral or the validity, perfection, rank or value of the Security Interest is thereby materially diminished or potentially diminished or put at material risk, the Collateral Agent may, but shall not be required to, effect such compliance on behalf of such Loan Party, and the Loan Parties shall reimburse the Collateral Agent for the reasonable and documented out-of-pocket costs thereof within thirty (30) days of demand. Any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals of the Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by the Loan Parties. If any Loan Party fails to promptly pay any portion thereof when due within such thirty (30) day period, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Loan Parties’ account therefor, and the Loan Parties agree to reimburse the Collateral Agent therefor on demand. Subject to Section 10.04 of the Credit Agreement, all sums for which any Loan Party may become liable hereunder shall be additional Finance Obligations hereunder.

(c)                  Contribution. If and to the extent that the obligations of any Loan Party under this Section 8.03 are unenforceable for any reason, each Loan Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

Section 8.04 Enforcement. The Finance Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders as set forth in the Credit Agreement and that no other Finance Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Finance Parties upon the terms of this Agreement and the other Finance Documents.

Exhibit G-2-19

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 8.05 Amendments and Waivers. Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Loan Party directly affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Loan Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Loan Party other than the Loan Party so added or released) and the Collateral Agent (with the consent of the Required Lenders to the extent required by Section 10.01 of the Credit Agreement, or such lesser amount of the Lenders, if any, as may be specified therein); provided that the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement to cure any ambiguity, omission, typographical error, defect or inconsistency if such amendment, modification or supplement if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof; provided, further, however, that no such amendment, change, discharge, termination or waiver shall be made to Section 6.08 or this Section 8.05 without the consent of each Finance Party adversely affected thereby except to the extent expressly provided in the Credit Agreement; provided, further, that no consent shall be required in connection with any automatic termination or release in accordance with Section 8.11.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Subsidiary Guarantors may assign or transfer any of its interests and obligations hereunder without prior written consent of the Required Lenders or all of the Lenders as provided in Section 10.01 of the Credit Agreement (and any such purported assignment or transfer without such consent shall be void) except in accordance with the Credit Agreement; provided, further, that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 10.06 of the Credit Agreement. Upon the assignment by any Finance Party of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) or any other Finance Document to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

Section 8.07 Governing Law; Submission to Jurisdiction.

(a)                  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)                 Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Exhibit G-2-20

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                  Waiver and Venue. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY COURT REFERRED TO IN THIS SECTION 8.07. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 8.01. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS.

Section 8.08 Limitation of Law; Severability.

(a)                  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

(b)                 Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8.09 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or via email as an attachment of a .pdf document shall be effective as delivery of a manually executed counterpart of this Agreement and shall be binding on the Loan Parties, the Administrative Agent, the Collateral Agent and the Borrower. This Agreement shall become effective with respect to each Loan Party when the Administrative Agent shall have received counterparts hereof signed by itself and such Loan Party.

Exhibit G-2-21

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 8.10 Additional Loan Parties. It is understood and agreed that any Subsidiary of the Borrower that is required by any Loan Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Loan Party hereunder with the same force and effect as if originally named as a Loan Party hereunder by executing an Accession Agreement or other form reasonably acceptable to such Subsidiary and the Collateral Agent. Concurrently with the execution and delivery of such instrument of accession or joinder, such Subsidiary shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Subsidiary would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Subsidiary been a party hereto on the date of this Agreement. Such additional materials shall include, among other things, supplements to Schedules I, II, III and IV (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the joinder of such Subsidiary, each of Schedules I, II, III and IV hereto is true, complete and correct in all material respects with respect to such Subsidiary as of the effective date of such accession or joinder. The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 8.11 Termination; Release of Loan Parties.

(a)                  Upon the Discharge of Senior Finance Obligations, (i) the Security Interest created hereunder in favor of the Collateral Agent for the benefit of the Finance Parties shall automatically terminate and be released, (ii) the Collateral Agent authorizes the Loan Parties and their agents to file Uniform Commercial Code termination statements to evidence the termination of the Security Interest created hereunder and the release of the Collateral, (iii) the Collateral Agent will deliver to the Loan Parties (at the Loan Parties’ expense and without any recourse to, or any representation or warranty of any kind (whether express or implied) by, the Collateral Agent) all certificates and other instruments representing pledged Collateral delivered to the Collateral Agent pursuant to the terms of this Agreement or the Security Agreement.

(b)                 Any Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement (or consented to pursuant to Section 10.01 of the Credit Agreement) as a result of which such Subsidiary Guarantor ceases to be a Subsidiary Guarantor under the Guaranty.

(c)                  Upon any sale, transfer or other disposition by any Loan Party (other than to another Loan Party) of Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of Security Interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the Security Interest of the Collateral Agent in such Collateral and any other security interests granted hereby in such Collateral (but not in any Proceeds arising from such sale, transfer or other disposition of Collateral) shall be automatically released.

(d)                 Upon the termination or release of any Security Interest created hereunder or release of Collateral, the Collateral Agent will, promptly upon request by and at the expense of any Loan Party, execute and deliver to such Loan Party lien releases, discharges of security interests, and such documents (and if applicable, in recordable form), and provide any information, as such Loan Party shall reasonably request to evidence the termination of the Security Interest created hereunder or the release of such Collateral, as the case may be. Any such documents shall be without recourse to or warranty by (either express or implied) the Collateral Agent or the Finance Parties. The Collateral Agent shall not have any liability whatsoever to any Finance Party as a result of any release of Collateral by it as permitted by this Section 8.11. Upon any release of Collateral pursuant to this Section 8.11, none of the Finance Parties shall have any continuing right or interest in such Collateral or the Proceeds of such Collateral.

Exhibit G-2-22

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 8.12 Entire Agreement. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

Section 8.13 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

Section 8.14 No Conflict. In the event of conflict between the provisions of the Credit Agreement and this Agreement, the Credit Agreement shall take precedence. In the event of conflict between the provisions of the Security Agreement and this Agreement with respect to the matters contained herein, this Agreement shall take precedence, subject to the preceding sentence.

[Signature Pages Follow]

Exhibit G-2-23

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LOAN PARTIES:	SUCAMPO PHARMACEUTICALS, INC.,
as Borrower

By:
Name:
Title:

SUCAMPO PHARMA AMERICAS LLC

By:
Name:
Title:

Exhibit G-2-24

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

COLLATERAL AGENT:	JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

Exhibit G-2-25

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT G - 3

Form of Perfection Certificate October 16, 2015

In connection with the Credit Agreement, dated as of the date hereof, by and among SUCAMPO PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, JEFFERIES FINANCE LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”), and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement, as applicable), the Borrower, on behalf of itself and each of the undersigned Guarantors (the Borrower and each such Guarantors, collectively, the “Grantors”, and each, a “Grantor”), hereby certifies as follows:

I.	CURRENT INFORMATION

A.                Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers. The full and exact legal name (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement, partnership agreement, or similar organizational documents, in each case as amended to date or, for natural persons, the name as set forth on their valid driver’s license issued by their state of residence), the type of organization (or if a particular Grantor is a natural person, please indicate so), the jurisdiction of organization (or formation, as applicable) and the organizational identification number (not tax ID number) of each Grantor is as follows:

Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number

B.                 Chief Executive Offices and Mailing Addresses. The chief executive office address (or the principal residence if a particular Grantor is a natural person) and the preferred mailing address (if different than chief executive office or residence) of each Grantor is as follows:

Name of Grantor	Address of Chief Executive Office (or for natural persons, residence)	Mailing Address (if different than CEO or residence)

C.                Special Debtors and Former Article 9 Debtors. Except as specifically identified below, none of the Grantors is: (i) a transmitting utility (as defined in Section 9-102(a)(80)), (ii) primarily engaged in farming operations (as defined in Section 9-102(a)(35)), (iii) a trust, (iv) a foreign air carrier within the meaning of the federal aviation act of 1958, as amended, (v) a branch or agency of a bank which bank is not organized under the law of the United States or any state thereof or (vi) located (within the meaning of Section 9-307) in the Commonwealth of Puerto Rico.

Exhibit G-3-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

D.                Trade Names/Assumed Names. Set forth below is each trade name or assumed name currently used by each Grantor or by which any Grantor is known or is transacting any business:

Grantor	Trade Name

E.	Changes in Names, Jurisdiction of Organization or Corporate Structure.

Except as set forth below, none of the Grantors has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five (5) years:

Grantor	Date of Change	Description of Change

F.                 Prior Addresses. Except as set forth below, none of the Grantors has changed its chief executive office, or principal residence if a particular Grantor is a natural person, within the past five (5) years:

Grantor	Prior Address/City/State/Zip Code

G.                Other Locations. Set forth below are any locations not listed under Section I.B above where any Grantor maintains any of the Collateral consisting of inventory or equipment (whether or not in the possession of any Grantor) other than goods in transit:

Grantor	Address/City/State/Zip Code

Exhibit G-3-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

H.                Acquisitions of Equity Interests or Assets. Except as set forth below, none of the Grantors has acquired the equity interests of another entity or substantially all the assets of another entity within the past five (5) years:

Grantor	Date of Acquisition	Description of Acquisition including full legal name of seller and seller’s jurisdiction of organization and seller’s chief executive office

I.                   Corporate Ownership and Organizational Structure. Attached as Exhibit A hereto is a true and correct chart showing the ownership relationship of the Borrower and all of its Affiliates.

II.	INFORMATION REGARDING CERTAIN COLLATERAL

A.                Investment Related Property

1.                  Equity Interests. Set forth below is a list of all equity interests owned by each Grantor together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust):

Issuer	Grantor	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

2.                  Securities Accounts. Set forth below is a list of all securities accounts of each Grantor:

Grantor	Type of Account	Name of Financial Institution

Exhibit G-3-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.                  Deposit Accounts. Set forth below is a list of all bank accounts (checking, savings, money market or the like) of each Grantor:

Grantor	Type of Account	Name of Financial Institution

4.                  Debt Securities & Instruments. Set forth below is a list of all debt securities and instruments owed to any Grantor (including any intercompany indebtedness):

B.                 Intellectual Property. Attached as Exhibit B is a list of all registered and applied for Intellectual Property (as defined in the Credit Agreement) and any material unregistered trademarks owned by each Group Company (as defined in the Credit Agreement):

C.                Tangible Personal Property in Possession of Warehousemen, Bailees and Other Third Parties. Except with respect to goods in transit and as set forth below, no persons (including, without limitation, warehousemen and bailees) other than any of the Grantors have possession of any tangible personal property of any of the Grantors:

D.	Real Estate Related Collateral

1.                  Set forth below are all the locations where any Grantor owns or leases any real property:

Grantor	Address/City/State/Zip Code	County	Owned or Leased

E.                 Commercial Tort Claims. Set forth below are all Commercial Tort Claims (as defined in the Security Agreement) with a potential value in excess of $1,000,000 held by each Grantor, including a brief description thereof:

Exhibit G-3-4

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

III.	AUTHORITY TO FILE FINANCING STATEMENTS

Each of the undersigned hereby authorizes the Administrative Agent and the Collateral Agent to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Administrative Agent and the Collateral Agent, may determine, in their sole discretion, are necessary or advisable to perfect the security interest granted or to be granted to the Collateral Agent, under the Security Agreement (the “Security Agreement”) and Pledge Agreement (the “Pledge Agreement”, and together with the Security Agreement, collectively, the “Security Agreements”) to be entered into in connection with the Credit Agreement. Such financing statements may describe the collateral in the same manner as described in the Security Agreements or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent and the Collateral Agent, may determine, in their sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Collateral Agent, including, without limitation, describing such property as “all assets” or “all personal property.”

[Signature Page Follows]

Exhibit G-3-5

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, each of the undersigned has caused this Perfection Certificate to be executed as of the date first written above by its officer thereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

Exhibit G-3-6

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

Organizational Structure

[See attached.]

Exhibit G-3-A-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

Intellectual Property

[See attached]

Exhibit G-3-B-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT H

INTERCOMPANY NOTE

Note Number:	Dated: , 201

FOR VALUE RECEIVED, SUCAMPO PHARMACEUTICALS, INC. (the “Borrower”), and its Subsidiaries (collectively, the “Group Members” and each, a “Group Member”) which is a party to this subordinated intercompany note (this “Promissory Note”) promise to pay to the order of such other Group Member that makes loans or advances to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money as may be agreed upon from time to time by the relevant Payor and Payee, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness in such books and records shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement, dated as of October 16, 2015 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, and JEFFERIES FINANCE LLC, as Administrative Agent and Collateral Agent thereunder (the “Collateral Agent”).

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon from time to time by the relevant Payor and Payee. Interest shall be due and payable at such times as may be agreed upon from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in any lawful currency as may be agreed upon by the relevant Payor and Payee and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note (to the extent permitted by applicable law) hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee that is a Loan Party to the Collateral Agent, for the benefit of the Finance Parties, as security for such Payee’s obligations, if any, under the Finance Documents to which such Payee is a party. Each Payor acknowledges and agrees that after the occurrence of and during the continuation of an Event of Default, the Collateral Agent and the other Finance Parties may exercise all the rights of each Payee that is a Loan Party under this Promissory Note in accordance with the terms and conditions of the Credit Agreement and the other Finance Documents and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Exhibit H-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Each Payee agrees that any and all claims of such Payee against any Payor that is a Loan Party or any endorser of the obligations of any Payor that is a Loan Party under this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Finance Obligations until the Discharge of Senior Finance Obligations; provided, that each Payor that is a Loan Party may make payments to the applicable Payee except that if an Event of Default shall have occurred and be continuing payments under this Promissory Note by any Payor that is a Loan Party to any Payee that is not a Loan Party shall be prohibited following a written request therefor to the Borrower from the Required Lenders or the Administrative Agent (provided no such notice need be given and payments shall be prohibited automatically upon the occurrence and during the continuation of any Default or Event of Default under Section 8.01(a) or 8.01(f) of the Credit Agreement); and provided, further, that all loans and advances made by a Payee pursuant to this Promissory Note shall be received by the applicable Payor subject to the provisions of the Finance Documents. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Loan Party (whether constituting part of the security or collateral given to any Finance Party to secure payment of all or any part of the Finance Obligations or otherwise) shall be and hereby are subordinated to the rights of the Finance Parties in such assets. Except as expressly permitted by the Finance Documents, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until the Discharge of Senior Finance Obligations and payment in full of the Swap Obligations.

After the occurrence of and during the continuation of an Event of Default, if all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if (except as expressly permitted by the Finance Documents) the business of any Payor is dissolved or if (except as expressly permitted by the Finance Documents) all or substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee (“Payor Indebtedness”) shall be paid or delivered directly to the Collateral Agent for application to any of the Finance Obligations, due or to become due, until the Discharge of Senior Finance Obligations and payment in full of the Swap Obligations. After the occurrence of and during the continuation of an Event of Default, each Payee that is a Loan Party irrevocably authorizes, empowers and appoints the Collateral Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Collateral Agent’s own names or in the name of such Payee or otherwise, as the Collateral Agent may deem necessary or advisable for the enforcement of this Promissory Note. After the occurrence of and during the continuation of an Event of Default, each Payee that is a Loan Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness reasonably requested by the Collateral Agent. After the occurrence of and during the continuation of an Event of Default, the Collateral Agent may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Finance Obligations in accordance with the Credit Agreement. Upon the occurrence and during the continuation of any Event of Default specified in Section 8.01(a) or 8.01(f) of the Credit Agreement and upon the occurrence and during the continuation of any other Event of Default and upon written request from the Required Lenders of the Administrative Agent, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee upon or with respect to Payor Indebtedness owing to such Payee by a Payor that is a Loan Party prior to the Discharge of Senior Finance Obligations and payment in full of the Swap Obligations, such Payee shall receive and hold the same for the benefit of the Finance Parties, and shall forthwith deliver the same to the Collateral Agent, for the benefit of the Finance Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Collateral Agent’s judgment), for application to any of the Finance Obligations in accordance with the Credit Agreement, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee for the benefit of the Finance Parties. Upon the occurrence and during the continuance of an Event of Default, if such Payee fails to make any such endorsement or assignment to the Collateral Agent, the Collateral Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Each Payee agrees that until the Discharge of Senior Finance Obligations and payment in full of the Swap Obligations, such Payee will not (i) except as permitted by the Finance Documents, assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Collateral Agent for the benefit of the Finance Parties pursuant to the Pledge Agreement or otherwise) any claim such Payee has or may have against any Payor, or (ii) upon the occurrence and during the continuance of an Event of Default, discount or extend the time for payment of any Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fail to enforce any provision of this Promissory Note.

Exhibit H-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Finance Parties shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other provisions hereof.

Notwithstanding anything to the contrary contained herein, in any other Finance Document or in any such promissory note or other instrument, until the Discharge of Senior Finance Obligations and payment in full of the Swap Obligations, this Promissory Note shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

Exhibit H-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

SUCAMPO PHARMA AMERICAS LLC

By:
Name:
Title:

SUCAMPO, LLC

By:
Name:
Title:

SUCAMPO AG

By:
Name:
Title:

SUCAMPO PHARMA, LLC

By:
Name:
Title:

SUCAMPO PHARMA EUROPE LTD.
By:
Name:
Title:

Exhibit H-4

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUCAMPO ACQUISITION GMBH

By:
Name:
Title:

[R-TECH UENO, LTD.

By:
Name:
Title:]

Exhibit H-5

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, each Additional Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

[ADDITIONAL PAYOR]

By:
Name:
Title:

Exhibit H-6

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to all of its right, title and interest in and to the Intercompany Note, dated, 201_ (as amended, supplemented or otherwise modified from time to time, the “Promissory Note”), made by SUCAMPO PHARMACEUTICALS, INC. and its Subsidiaries or any other Person that is or becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

The initial undersigned shall be the Group Members (as defined in the Promissory Note) party to the Finance Documents on the date of the Promissory Note. From time to time after the date thereof, additional Subsidiaries of the Group Members may become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder. This Endorsement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

Exhibit H-7

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Dated:

SUCAMPO PHARMACEUTICALS, INC., as Payee

By:
Name:
Title:

SUCAMPO PHARMA AMERICAS LLC, as Payee

By:
Title:

[OTHER GROUP MEMBER SIGNATURES]

Exhibit H-8

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT I

Form of Accession Agreement

ACCESSION AGREEMENT dated as of (as amended, restated, modified or supplemented from time to time, this “Agreement”), among [NEW LOAN PARTY NAME], [New Loan Party Description] (the “New Loan Party”), and JEFFERIES FINANCE LLC, as Administrative Agent and as Collateral Agent (together with its successor or successors in such capacities, the “Administrative Agent” and the “Collateral Agent”, respectively) for and on behalf of the Lenders referred to below.

Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), is party to that certain Credit Agreement, dated as of October 16, 2015 (as amended, restated, modified, supplemented or refinanced from time to time, the “Credit Agreement”), among the Borrower, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Certain Swap Creditors may from time to time provide forward rate agreements, options, swaps, caps, floors and other Swap Agreements to the Loan Parties. Each Lender, the Administrative Agent, the Collateral Agent and their respective successors and assigns are herein referred to individually as a “Credit Party” and collectively as the “Credit Parties”, and each Credit Party and each Swap Creditor and their respective successors and assigns are herein referred to individually as a “Finance Party” and collectively as the “Finance Parties”.

To induce the Credit Parties to enter into the Agreement and the other Loan Documents referred to therein (collectively with the Credit Agreement, the “Loan Documents”), the Swap Creditors to enter into Swap Agreements permitted under the Credit Agreement (collectively with the Swap Agreements permitted under the Credit Agreement and the Loan Documents, the “Finance Documents”), and as a condition precedent to the obligations of the Credit Parties under the Credit Agreement, certain Subsidiaries of the Borrower (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and together with the Borrower, each, a “Loan Party” and, collectively, the “Loan Parties”) have agreed, jointly and severally, to provide a guaranty of the Finance Obligations under or in respect of the Finance Documents.

As a further condition precedent to the obligations of the Lenders under the Loan Documents, each Loan Party has agreed to grant a continuing security interest in favor of the Collateral Agent in and to the Collateral (as defined in each of the Security Agreement and the Pledge Agreement) to secure the Finance Obligations.

Exhibit I-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The New Loan Party, was [formed] [acquired] by [Group Company]. [DESCRIBE FORMATION OR ACQUISITION TRANSACTION, AS APPLICABLE].

Section 6.12 of the Credit Agreement requires each Subsidiary (other than Excluded Subsidiaries) formed or acquired by the Borrower or any of its Subsidiaries after the Closing Date to become a party to the Guaranty as an additional “Subsidiary Guarantor”, to become a party to the Security Agreement as an additional “Loan Party” and to become a party to the Pledge Agreement as an additional “Loan Party”. The Guaranty, the Security Agreement and the Pledge Agreement specify that such additional Subsidiaries may become “Subsidiary Guarantors” under the Guaranty and

“Loan Parties” under each of the Security Agreement and the Pledge Agreement by execution and delivery of a counterpart of each such Loan Documents.

The New Loan Party has agreed to execute and deliver this Agreement in order to evidence its agreement to become a “Subsidiary Guarantor” under the Guaranty and a “Loan Party” under each of the Security Agreement and the Pledge Agreement. Accordingly, the parties hereto agree as follows:

Section 1. Guaranty. In accordance with Section 6.11 of the Guaranty, the New Loan Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Guaranty in the form attached hereto as Exhibit A, the New Loan Party shall become a “Subsidiary Guarantor” under the Guaranty with the same force and effect as if originally named therein as a Subsidiary Guarantor (as defined in the Guaranty), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Subsidiary Guarantor” by all of the terms and provisions of the Guaranty and (iii) acknowledges and agrees that, from and after the date hereof, each reference in the Guaranty to a “Subsidiary Guarantor” or the “Subsidiary Guarantors” shall be deemed to include the New Loan Party. The New Loan Party hereby waives acceptance by the Administrative Agent and the Finance Parties of the guarantee by the New Loan Party under the Guaranty upon the execution and delivery by the New Loan Party of the counterpart signature referred to herein.

Section 2. Security Agreement. In accordance with Section 7.10 of the Security Agreement, the New Loan Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Security Agreement in the form attached hereto as Exhibit B, the New Loan Party shall become a “Loan Party” under the Security Agreement with the same force and effect as if originally named therein as a Loan Party (as defined in the Security Agreement), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Loan Party” by all of the terms and provisions of the Security Agreement, (iii) represents and warrants that each of Schedules 1.01, 1.03 and 4.01 to the Security Agreement, as amended, supplemented and modified as set forth on Schedules 1.01, 1.03 and

4.01 hereto, is complete and accurate in all material respects with respect to the New Loan Party as of the date hereof after giving effect to the New Loan Party’s accession to the Security Agreement as an additional Loan Party thereunder and (iv) acknowledges and agrees that, from and after the date hereof, each reference in the Security Agreement to a “Loan Party” or the “Loan Parties” shall be deemed to include the New Loan Party.

Section 3. Pledge Agreement. In accordance with Section 8.10 of the Pledge Agreement, the New Loan Party hereby (i) agrees that, by execution and delivery of a counterpart signature page to the Pledge Agreement in the form attached hereto as Exhibit C, the New Loan Party shall become a “Loan Party” under the Pledge Agreement with the same force and effect as if originally named therein as a Loan Party (as defined in the Pledge Agreement), (ii) acknowledges receipt of a copy of and agrees to be obligated and bound as a “Loan Party” by all of the terms and provisions of the Pledge Agreement, (iii) represents and warrants that each of Schedules I, II, III, and IV to the Pledge Agreement, as amended, supplemented and modified as set forth on Schedules I, II, III, and IV hereto, is complete and correct in all material respects with respect to the New Loan Party as of the date hereof after giving effect to the New Loan Party’s accession to the Pledge Agreement as an additional Loan Party thereunder and

(iv)    acknowledges and agrees that, from and after the date hereof, each reference in the Pledge Agreement to a “Loan Party” or the “Loan Parties” shall be deemed to include the New Loan Party.

Exhibit I-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4. Representations and Warranties. The New Loan Party hereby represents and warrants that:

(a)                  This Agreement has been duly authorized, executed and delivered by the New Loan Party, and each of this Agreement and the Guaranty, the Security Agreement and the Pledge Agreement, as acceded to hereby by the New Loan Party, constitutes a valid and binding agreement of the New Loan Party, enforceable against the New Loan Party in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

(b)                 Each of the representations and warranties contained in the Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement and each of the other Loan Documents is true and correct in all material respects as of the date hereof, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all respects as of such earlier date, with the same effect as though such representations and warranties had been made on and as of the date hereof after giving effect to the accession of the New Loan Party as an additional “Subsidiary Guarantor” under the Guaranty and an additional “Loan Party” under each of the Security Agreement and the Pledge Agreement.

(c)                  Attached hereto as Exhibit D is a correct and complete in all material respects Perfection Certificate relating to the New Loan Party and its Collateral (as defined in each of the Security Agreement and the Pledge Agreement).

Section 5. Effectiveness. This Agreement and the accession of the New Loan Party to the Guaranty, the Security Agreement and the Pledge Agreement as provided herein shall become effective with respect to the New Loan Party when (i) the Administrative Agent shall have received a counterpart of this Agreement duly executed by such New Loan Party and (ii) the Administrative Agent and/or the Collateral Agent, as applicable, shall have received duly executed counterpart signature pages to each of the Guaranty, the Security Agreement and the Pledge Agreement as contemplated hereby.

Section 6. Integration; Confirmation. On and after the date hereof, each of the Guaranty, the Security Agreement and the Pledge Agreement and the respective Schedules thereto shall be amended, supplemented and modified as expressly set forth herein; all other terms and provisions of each of the Guaranty, the Security Agreement, the Pledge Agreement, the other Finance Documents and the respective Schedules thereto shall remain in full force and effect and unchanged and are hereby confirmed in all respects.

Section 7. Expenses. The New Loan Party agrees to pay, as required by Section 10.04(a) of the Credit Agreement, all reasonable and documented out-of-pocket expenses of the Administrative Agent and Collateral Agent, including reasonable and documented out-of-pocket fees and disbursements of counsel for the Administrative Agent and Collateral Agent, in connection with the preparation, execution and delivery of this Agreement and any document or agreement contemplated hereby.

Section 8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 9. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or via email as an attachment of a .pdf document shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

Exhibit I-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[NEW LOAN PARTY NAME]

By:
Name:
Title:

JEFFERIES FINANCE LLC,
as Administrative Agent

By:
Name:
Title:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

Exhibit I-4

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A to the Accession Agreement

Counterpart to Guaranty

The undersigned hereby executes this counterpart to the Guaranty dated as of October 16, 2015 among the Subsidiary Guarantors from time to time party thereto and Jefferies Finance LLC, as Administrative Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Subsidiary Guarantor” thereunder.

Date: [●], 20[●]

[NEW LOAN PARTY NAME]

By:
Name:
Title:

[New Loan Party Notice Address]

Exhibit I-A-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B to the Accession Agreement

Counterpart to Security Agreement

The undersigned hereby executes this counterpart to the Security Agreement dated as of October 16, 2015 among Sucampo Pharmaceuticals, Inc., the other Loan Parties from time to time party thereto and Jefferies Finance LLC, as Collateral Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Loan Party” thereunder.

Date: [●], 20[●]

[NEW LOAN PARTY NAME]

By:
Name:
Title:

[New Loan Party Notice Address]

Exhibit I-B-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C to the Accession Agreement

Counterpart to Pledge Agreement

The undersigned hereby executes this counterpart to the Pledge Agreement dated as of October 16, 2015 among Sucampo Pharmaceuticals, Inc., the other Loan Parties from time to time party thereto and Jefferies Finance LLC, as Collateral Agent, and, as of the date hereof, assumes all of the rights and obligations of a “Loan Party” thereunder.

Date: [●], 20[●]

[NEW LOAN PARTY NAME]

By:
Name:
Title:

[New Loan Party Notice Address]

Exhibit I-C-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT D to the Accession Agreement

Perfection Certificate

[To be attached]

Exhibit I-D-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT J

Form of Solvency Certificate

SUCAMPO PHARMACEUTICALS, INC.

October 16, 2015

This Solvency Certificate (this “Certificate”) is furnished to the Administrative Agent and the Lenders pursuant to Section 4.01(i) of the Credit Agreement, dated as of October 16, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation, as the Borrower (the “Borrower”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [ ], [Responsible Officer] of the Borrower, in that capacity only and not in my individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of the Borrower that as of the date hereof, after giving effect to the consummation of the Transactions (including the execution and delivery of the Strategic Alliance Agreement and the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof):

1.                    The fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise.

2.                    The present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.

3.                    The Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is currently proposed to be conducted following the Closing Date.

4.                    The Borrower and its Subsidiaries on a consolidated basis will not have incurred and do not intend to incur, or believe that they will incur, any debts and liabilities, subordinated, contingent or otherwise, including current obligations, that they do not believe that they will be able to pay (based on their assets and cash flow) as such debts and liabilities become due (whether at maturity or otherwise).

5.                    In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement, (ii) reviewed the financial statements (including the pro forma financial statements) referred to in Section 6.01 of the Credit Agreement (the “Financial Statements”) and (iii) made such other investigations and inquiries as the undersigned has deemed appropriate. The undersigned is familiar with the financial performance and business of the Borrower and its Subsidiaries.

6.                    The Borrower is not subject to bankruptcy, insolvency, voluntary or judicial liquidation, composition with creditors, controlled management, reprieve from payment, general settlement with creditors, reorganization or similar proceedings affecting the rights of creditors generally and no application has been made or is to be made by its directors or, as far as he is aware, by any other person for the appointment of a receiver, trustee or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings.

Exhibit J-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

Exhibit J-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT K-1

Form of Acceptance and Prepayment Notice

Date:               , 20

To: [Jefferies Finance LLC], as Auction Agent

Ladies and Gentlemen:

This Acceptance and Prepayment Notice is delivered to you pursuant to (a) Section 2.09(a)(ii)(D) of that certain Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, refinanced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation, as the Borrower (the “Borrower”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and (b) that certain Solicited Discounted Prepayment Notice, dated , 20 , from the Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.09(a)(ii)(D) of the Credit Agreement, the Borrower hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [[ ]% in respect of the Term Loans] [[ ]% in respect of the [ , 20__]1 tranche[(s)] of the [ ]2 Class of Term Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

The Borrower expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.09(a)(ii)(D) of the Credit Agreement.

The Borrower hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [ , 20 ]3 tranche[s] of the [ ]4 Class of Term Loans] as follows:

1.                    No Default or Event of Default has occurred and is continuing.

2.                    [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]5

_________________

1	List multiple tranches if applicable.
2	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
3	List multiple tranches if applicable.
4	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
5	Insert applicable representation.

Exhibit K-1-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.                    The Borrower does not possess material non-public information with respect to the Borrower and its Subsidiaries that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information), it being understood that documents posted on a U.S. government website or on the Borrower’s behalf on an Internet or intranet website, if any, in each case, to which the Administrative Agent and the Lenders have access shall be deemed to have been disclosed to the Lenders, or (2) if not disclosed to the Lenders, could reasonably be expected to have a material effect on, or otherwise be material to (A) a Lender’s decision to participate in any such Discounted Loan Prepayment or (B) the market price of such Term Loans.6

The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.

The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Acceptance and Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

_________________

6	If the Borrower cannot make this representation, then the following text should be inserted in lieu thereof:

“The Borrower cannot represent at this time that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information) or (2) if not disclosed to the Lenders, could reasonably be expected to have a material effect on, or otherwise be material to (A) a Lender’s decision to participate in any such assignment or (B) the market price of such Term Loans.”

Exhibit K-1-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

Exhibit K-1-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT K-2

Form of Discount Range Prepayment Notice

Date:               , 20

To: [Jefferies Finance LLC], as Auction Agent

Ladies and Gentlemen:

This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.09(a)(ii)(C) of that certain Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, refinanced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation, as the Borrower (the “Borrower”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.09(a)(ii)(C) of the Credit Agreement, the Borrower hereby requests that [each Lender] [each Lender of the [ , 20 ]1 tranche[s] of the [ ]2 Class of Term Loans] submit a Discount Range Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.                    This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Borrower to [each Lender] [each Lender of the [ , 20__]3 tranche[s] of the [ ]4 Class of Term Loans].

2.                    The maximum aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is [$[ ] of Term Loans] [$[ ] of the [ , 20 ]5 tranche[(s)] of the [__]6 Class of Term Loans] (the “Discount Range Prepayment Amount”).7

3.                    The Borrower is willing to make Discounted Loan Prepayments at a percentage discount to par value greater than or equal to [[ ]% but less than or equal to [ ]% in respect of the Term Loans] [[ ]% but less than or equal to [ ]% in respect of the [ , 20 ]8 tranche[(s)] of the [ ]9 Class of Term Loans] (the “Discount Range”). To make an offer in connection with this solicitation, you are required deliver to the Auction Agent a Discount Range Prepayment Offer by no later than 5:00 P.M. on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.09(a)(ii)(C) of the Credit Agreement.

_________________

1	List multiple tranches if applicable.
2	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
3	List multiple tranches if applicable.
4	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
5	List multiple tranches if applicable.
6	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
7	Minimum of […***…] and whole increments of […***…] in excess thereof unless otherwise agreed by the Administrative Agent.
8	List multiple tranches if applicable.
9	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).

Exhibit K-2-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Borrower hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [ , 20 ]10 tranche[s] of the [ ]11 Class of Term Loans] as follows:

1.                    No Default or Event of Default has occurred and is continuing.

2.                    [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]12

3.                    The Borrower does not possess material non-public information with respect to the Borrower and its Subsidiaries that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information), it being understood that documents posted on a U.S. government website or on the Borrower’s behalf on an Internet or intranet website, if any, in each case, to which the Administrative Agent and the Lenders have access shall be deemed to have been disclosed to the Lenders, or (2) if not disclosed to the Lenders, could reasonably be expected to have a material effect on, or otherwise be material to (A) a Lender’s decision to participate in any such Discounted Loan Prepayment or (B) the market price of such Term Loans.13

The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.

The Borrower requests that the Auction Agent promptly notify each relevant Lender party to the Credit Agreement of this Discount Range Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

_________________

10	List multiple tranches if applicable.
11	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
12	Insert applicable representation.
13	If the Borrower cannot make this representation, then the following text should be inserted in lieu thereof:
“The Borrower cannot represent at this time that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information) or (2) if not disclosed to the Lenders, could reasonably be expected to have a material effect on, or otherwise be material to (A) a Lender’s decision to participate in any such assignment or (B) the market price of such Term Loans.”

Exhibit K-2-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

Enclosure: Form of Discount Range Prepayment Offer

Exhibit K-2-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT K-3

Form of Discount Range Prepayment Offer

Date:               , 20

To: [Jefferies Finance LLC], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) the Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, refinanced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation, as the Borrower (the “Borrower”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and (b) the Discount Range Prepayment Notice, dated ________, 20__, from the Borrower (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.09(a)(ii)(C) of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:

1.                    This Discount Range Prepayment Offer is available only for prepayment on [the Term Loans] [the [ , 20 ]1 tranche[s] of the [ ]2 Class of Term Loans] held by the undersigned.

2.                    The maximum aggregate principal amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):

[Term Loans - $[ ]]

[[ , 20 ]3 tranche[s] of the [ ]4 Class of Term Loans - $[ ]]

3.                    The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[ ]% in respect of the Term Loans] [[ ]% in respect of the [ , 20__]5 tranche[(s)] of the [ ]6 Class of Term Loans] (the “Submitted Discount”).

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans] [[ , 20 ]7 tranche[s] of the [ ]8 Class of Term Loans] indicated above pursuant to Section 2.09(a)(ii)(C) of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

_________________

1	List multiple tranches if applicable.
2	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
3	List multiple tranches if applicable.
4	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
5	List multiple tranches if applicable.
6	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
7	List multiple tranches if applicable.
8	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

Exhibit K-3-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

Exhibit K-3-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT K-4

Form of Solicited Discounted Prepayment Notice

Date:               , 20

To: [Jefferies Finance LLC], as Auction Agent

Ladies and Gentlemen:

This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.09(a)(ii)(D) of that certain Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, refinanced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation, as the Borrower (the “Borrower”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.09(a)(ii)(D) of the Credit Agreement, the Borrower hereby requests that [each Lender] [each Lender of the [ , 20__]1 tranche[s] of the [ ]2 Class of Term Loans] submit a Solicited Discounted Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.                    This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Borrower to [each Lender] [each Lender of the [ , 20 ]3 tranche[s] of the [ ]4 Class of Term Loans].

2.                    The maximum aggregate amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):5

[Term Loans - $[ ]]

[[ , 20 ]6 tranche[s] of the [ ]7 Class of Term Loans - $[ ]]

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Solicited Discounted Prepayment Offer by no later than 5:00 P.M. on the date that is the third Business Day following delivery of this notice pursuant to Section 2.09(a)(ii)(D) of the Credit Agreement.

The Borrower requests that the Auction Agent promptly notify each Lender party to the Credit Agreement of this Solicited Discounted Prepayment Notice.

_________________

1	List multiple tranches if applicable.
2	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
3	List multiple tranches if applicable.
4	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
5	Minimum of […***…] and whole increments of […***…] in excess thereof unless otherwise agreed by the Administrative Agent.
6	List multiple tranches if applicable.
7	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

Exhibit K-4-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

Exhibit K-4-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT K-5

Form of Solicited Discounted Prepayment Offer

Date:               , 20

To: [Jefferies Finance LLC], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) the Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, refinanced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation, as the Borrower (the “Borrower”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and (b) the Solicited Discounted Prepayment Notice, dated _____, 20 , from the Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice by or before no later than 5:00 P.M. on the third Business Day following your receipt of this notice.

The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.09(a)(ii)(D) of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:

1.                    This Solicited Discounted Prepayment Offer is available only for prepayment on the [Term Loans][[ , 20__]1 tranche[s] of the [__]2 Class of Term Loans] held by the undersigned.

2.                    The maximum aggregate principal amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

[Term Loans - $[ ]]

[[ , 20 ]3 tranche[s] of the [ ]4 Class of Term Loans - $[ ]]

3.                    The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[ ]% in respect of the Term Loans] [[ ]% in respect of the [ , 20__]5 tranche[(s)] of the [ ]6 Class of Term Loans] (the “Offered Discount”).

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans] [[ , 20 ]7 tranche[s] of the [ ]8 Class of Term Loans] pursuant to

_________________

1	List multiple tranches if applicable.
2	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
3	List multiple tranches if applicable.
4	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).

Exhibit K-5-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.09(a)(ii)(D) of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

_________________

7	List multiple tranches if applicable.
8	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).

Exhibit K-5-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

Exhibit K-5-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT K-6

Form of Specified Discount Prepayment Notice

Date:               , 20

To: [Jefferies Finance LLC], as Auction Agent

Ladies and Gentlemen:

This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.09(a)(ii)(B) of that certain Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, refinanced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation, as the Borrower (the “Borrower”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.09(a)(ii)(B) of the Credit Agreement, the Borrower hereby offers to make a Discounted Loan Prepayment [to each Lender] [to each Lender of the [ , 20 ]1 tranche[s] of the [__]2 Class of Term Loans] on the following terms:

1.                    This Borrower Offer of Specified Discount Prepayment is available only [to each Lender] [to each Lender of the [ , 20 ]3 tranche[s] of the [ ]4 Class of Term Loans].

2.                    The aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this offer shall not exceed [$[ ] of Term Loans] [$[ ] of the [ , 20 ]5 tranche[(s)] of the [ ]6 Class of Term Loans] (the “Specified Discount Prepayment Amount”).7

3.                    The percentage discount to par value at which such Discounted Loan Prepayment will be made is [[ ]% in respect of the Term Loans] [[ ]% in respect of the [ _, 20__]8 tranche[(s)] of the [ ]9 Class of Term Loans] (the “Specified Discount”).

To accept this offer, you are required to submit to the Auction Agent a Specified Discount Prepayment Response by no later than 5:00 P.M. on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.09(a)(ii)(B) of the Credit Agreement.

_________________

1	List multiple tranches if applicable.
2	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
3	List multiple tranches if applicable.
4	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
5	List multiple tranches if applicable.
6	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
7	Minimum of […***…] and whole increments of […***…] in excess thereof unless otherwise agreed by the Administrative Agent.
8	List multiple tranches if applicable.
9	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).

Exhibit K-6-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Borrower hereby represents and warrants to the Auction Agent and [the Lenders][each Lender of the [ , 20 ]10 tranche[s] of the [ ]11 Class of Term Loans] as follows:

1.                    No Default or Event of Default has occurred and is continuing.

2.                    [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender.]12

3.                    The Borrower does not possess material non-public information with respect to the Borrower and its Subsidiaries that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information) or (2) if not disclosed to the Lenders, could reasonably be expected to have a material effect on, or otherwise be material to (A) a Lender’s decision to participate in any such Discounted Loan Prepayment or (B) the market price of such Term Loans.13

The Borrower acknowledges that the Auction Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.

The Borrower requests that the Auction Agent promptly notify each relevant Lender party to the Credit Agreement of this Specified Discount Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

_________________

10	List multiple tranches if applicable.
11	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
12	Insert applicable representation.
13	If the Borrower cannot make this representation, then the following text should be inserted in lieu thereof:
“The Borrower cannot represent at this time that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information) or (2) if not disclosed to the Lenders, could reasonably be expected to have a material effect on, or otherwise be material to (A) a Lender’s decision to participate in any such assignment or (B) the market price of such Term Loans.”

Exhibit K-6-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response

Exhibit K-6-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT K-7

Form of Specified Discount Prepayment Response

Date:               , 20

To: [Jefferies Finance LLC], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) the Credit Agreement, dated as of October 16, 2015 (as amended, restated, amended and restated, refinanced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Sucampo Pharmaceuticals, Inc., a Delaware corporation, as the Borrower (the “Borrower”), the Lenders from time to time party thereto, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and (b) the Specified Discount Prepayment Notice, dated ______, 20 , from the Borrower (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Lender hereby gives you irrevocable notice, pursuant to Section 2.09(a)(ii)(B) of the Credit Agreement, that it is willing to accept a prepayment of the following [Term Loans] [[ , 20 ]1 tranche[s] of the [ ]2 Class of Term Loans - $[ ]] held by such Lender at the Specified Discount in an aggregate outstanding amount as follows:

[Term Loans - $[ ]]

[[ , 20 ]3 tranche[s] of the [ ]4 Class of Term Loans - $[ ]]

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans][[ , 20 ]5 tranche[s] the [ ]6 Class of Term Loans] pursuant to Section 2.09(a)(ii)(B) of the Credit Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

_________________

1	List multiple tranches if applicable.
2	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
3	List multiple tranches if applicable.
4	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).
5	List multiple tranches if applicable.
6	List applicable Class(es) of Term Loans (e.g., Initial Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans).

Exhibit K-7-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

Exhibit K-7-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT L

Form of Securities Account Control Agreement

See attached.

Exhibit L-1

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement, dated as of October 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Control Agreement”), is made by and among Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Customer”), Jefferies Finance LLC, in its capacity as Collateral Agent for the Finance Parties under the Security Agreement (as defined below) (in such capacity, together with its successors and permitted assigns in such capacity, the “Creditor”), and Jefferies LLC, in its capacity as a “securities intermediary” (as defined in Section 8-102 of the UCC) (in such capacity, the “Broker”). Capitalized terms used but not defined herein shall have the meanings assigned in the Security Agreement, dated as of October 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Customer, the other grantors party thereto and the Creditor.

The Customer has granted to the Creditor a security interest in the Accounts (as defined below). The parties are entering into this Control Agreement to perfect the Creditor’s security interest in each Account. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

1.	The Accounts.

The Broker represents and warrants to the Creditor that:

The Broker maintains (i) securities account number ###-##### (the “Squeeze-Out Account”) which will be funded in Yen as noted below, (ii) securities account number ###-##### (the “Notes Redemption Account”) in which $22,318,092.79 has been deposited, (iii) securities account number ###-##### (the “Restricted Cash Account”) in which $25,000,000 has been deposited and (iv) securities account number ###-##### (the “Founders Share Purchase Account” and, together with the Squeeze- Out Account, the Notes Redemption Account, the Restricted Cash account and the Founders Share Purchase Account and any securities account maintained by the Broker described in Section 10, the “Accounts”) in which $100,533,299.82 has been deposited, in each case, for the Customer. The Broker represents and warrants that each Account is a “securities account” (as defined in Section 8-501 of the UCC).

The Broker does not know of any claim to or interest in any Account, except for claims and interests of the parties referred to in this Control Agreement.

All property credited to the Accounts, and all other rights of the Customer against the Broker arising out of the Accounts, including any free credit balances, will be treated as “financial assets” as defined in and under Article 8 of the UCC.

The Broker covenants and agrees that: (i) all securities or other property underlying any financial assets credited to any Account shall be registered in the name of the Broker, indorsed to the Broker or indorsed in blank or credited to another securities account maintained in the name of the Broker, in each case, for the benefit of the Customer (subject to the terms hereof); (ii) in no case will any financial asset credited to any Account be registered in the name of the Creditor, payable to the order of the Creditor or specifically indorsed to the Creditor except to the extent the foregoing have been specifically indorsed to the Broker or in blank or upon the delivery of an Entitlement Order (as defined below); and (iii) all property delivered to the Broker pursuant to the Security Agreement will be promptly credited to the applicable Account as directed in writing by the Creditor. The Creditor hereby notifies the Broker that 983,148,774 Yen is anticipated to be deposited by (or on behalf of) the Borrower into the Squeeze-Out Account on or about October 19, 2015.

Exhibit L-2

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.	Control by the Creditor.

If at any time the Broker shall receive from the Creditor any notification directing it to transfer or redeem any financial assets in any Account (each, an “Entitlement Order”) originated by the Creditor, the Broker shall comply with such Entitlement Order without further consent by the Customer or any other person.

3.	Customer’s Rights in the Accounts.

(a)    The Broker shall not (x) comply with Entitlement Orders originated by the Customer without consent by the Creditor (which consent shall not be unreasonably withheld or delayed) or (y) distribute to the Customer any interest or any other amount in any Account without consent by the Creditor (which consent shall not be unreasonably withheld or delayed).

(b)    The Broker agrees that, unless otherwise set forth herein, it will (a) take all directions with respect to each Account solely from the Creditor and shall not comply with Entitlement Orders of the Customer or any other person with respect to any Account and (b) not distribute to the Customer interest, dividends or other amounts on financial assets in such Account.

(c)        Notwithstanding anything herein to the contrary, upon receipt of a Notice of Release in substantially the form of Exhibit A hereto (a “Notice of Release”) from the Creditor, the Broker shall, at the direction of the Creditor as provided in the Notice of Release, distribute to the account specified in the Notice of Release from the Squeeze-Out Account, the Notes Redemption Account, the Restricted Cash Account and/or the Founder Share Purchase Account, as applicable, the amount set forth in the Notice of Release.

4.	Priority of the Creditor’s Security Interest.

The Broker subordinates in favor of the Creditor any security interest, lien or right of setoff that the Broker may have, now or in the future, against the Accounts or any financial assets in the Accounts, except that the Broker will retain its prior lien on financial assets in the Accounts to secure payment for financial assets purchased for the Accounts and normal commissions and fees for the Accounts.

5.	No Third-Party Control.

The Broker represents and warrants that no third party has a right to give an Entitlement Order regarding financial assets in any Account.

The Broker will not agree with any third party that the Broker will comply with Entitlement Orders originated by such third party.

6.	Statements, Confirmations and Notices of Adverse Claims.

The Broker will send copies of all statements and confirmations for each Account simultaneously to the Customer and the Creditor.

The Broker will use reasonable efforts promptly to notify the Creditor and the Customer if any other person claims that it has a property interest in a financial asset in any Account and that it is a violation of that person’s rights for anyone else to hold, transfer or deal with such financial asset.

Exhibit L-3

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.	The Broker’s Responsibility.

The Broker will not be liable to the Customer for not complying with Entitlement Orders from the Customer except in the case of bad faith, gross negligence or willful misconduct on the part of the Broker (as determined by a court of competent jurisdiction by a final and nonappealable judgment).

The Broker will not be liable to the Customer for complying with Entitlement Orders originated by the Creditor, even if the Customer notifies the Broker that the Creditor is not legally entitled to issue the Entitlement Order, unless (a) the Broker takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process, (b) the Broker acts in collusion with Creditor in violating the Customer’s rights, or (c) to the extent of the Broker’s bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and nonappealable judgment).

This Control Agreement does not create any obligation of the Broker except for those expressly set forth in this Control Agreement. In particular, the Broker need not investigate whether the Creditor is entitled under the Creditor’s agreements with the Customer to give an Entitlement Order or if the Creditor is required to deliver a Notice of Release. The Broker may rely on notices and communications it believes given by the appropriate party.

8.	Indemnity.

The Creditor and the Customer will indemnify the Broker, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Control Agreement (including reasonable attorneys’ fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Broker’s gross negligence or willful misconduct. The obligations of the Creditor and the Customer under this Section 8 are joint and several.

9.	Termination; Survival.

The Creditor may terminate this Control Agreement by notice to the Broker and the Customer. The Broker may terminate this Control Agreement on 30 days’ prior written notice to the Creditor and the Customer.

If the Creditor notifies the Broker pursuant to a Notice of Termination in substantially the form of Exhibit B hereto that the Creditor’s security interest in each Account has terminated, this Control Agreement will immediately terminate.

Section 7 (“The Broker’s Responsibility”) and Section 8 (“Indemnity”) will survive the termination of this Control Agreement.

10.	Successor Accounts.

The Accounts will include the securities accounts described in Section 1 and any substitute or replacement securities accounts.

11.	Governing Law; Jurisdiction and Venue.

This Control Agreement will be governed by the internal laws of the State of New York. Each party hereto consents specifically to the exclusive jurisdiction of any United States federal court sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in New York City and New York County, and any appellate court from any thereof, in connection with any action filed pursuant to this Control Agreement, for the purposes of all legal proceedings arising out of or relating to this Control Agreement and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court’s exercise of personal jurisdiction over each party to this Control Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be affected in any manner permitted under the laws of the State of New York.

Exhibit L-4

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.	Entire Agreement; Amendments.

This Control Agreement constitutes the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. No amendment of, or waiver of a right under, this Control Agreement will be binding unless it is in writing and signed by the party to be charged.

13.	Severability.

To the extent a provision of this Control Agreement is unenforceable, this Control Agreement will be construed as if the unenforceable provision were omitted.

14.	Successors and Assigns.

A successor to or assignee of the Creditor’s rights and obligations under the Security Agreement will succeed to the Creditor’s rights and obligations under this Control Agreement.

15.	Notices.

Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows or to such other address as the party may designate by notice in writing to the other parties, and will be effective on receipt:

Customer’s address:

Sucampo Pharmaceuticals, Inc. 4520 East-West Highway, 3rd Floor Bethesda, MD 20814

Attn: Peter Greenleaf, Chief Executive Officer Facsimile No.: (###) ###-####

Creditor’s address:

Jefferies Finance LLC 520 Madison Avenue New York, NY 10022

Attn: Sucampo Pharmaceuticals Account Manager Facsimile No.: (###) ###-####

Exhibit L-5

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

With a copy to:

Jefferies Finance LLC 520 Madison Avenue New York, NY 10022

Attn: Adam Klepack, Associate General Counsel Facsimile No.: (###) ###-####

Broker’s address:

Jefferies LLC

520 Madison Avenue New York, NY 10022

Attn: Sucampo Pharmaceuticals Account Manager Facsimile No.: (###) ###-####

[Signatures follow]

Exhibit L-6

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

In witness whereof, the parties have executed this Control Agreement with effect from the date specified on the first page of this Control Agreement.

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

JEFFERIES LLC

By:
Name:
Title:

[Securities Account Control Agreement]

Exhibit L-7

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

Jefferies Finance LLC
520 Madison Avenue
New York, NY 10022

[Date]

Jefferies LLC

520 Madison Avenue New York, NY 10022

Attention: Sucampo Pharmaceuticals Account Manager

Re: Notice of Release

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement, dated as of October 16, 2015 (the “Control Agreement”), among Sucampo Pharmaceuticals, Inc. (the “Customer”), you and the undersigned, we hereby instruct and authorize you to release funds in the aggregate amount of $[ ] from the [Squeeze-Out Account][Notes Redemption Account][Restricted Cash Account][Founder Share Purchase Account] to the following account:

Name of Institution: [ ]
Account number: [ ]

Beneficiary: [ ]

You are instructed to deliver a copy of this notice by facsimile transmission to Sucampo Pharmaceuticals, Inc. at (###) ###-####, Attention: Peter Greenleaf, Chief Executive Officer.

Very truly yours,

Jefferies Finance LLC, as Collateral Agent

By:
Name:
Title:

Exhibit A

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B

Jefferies Finance LLC
520 Madison Avenue
New York, NY 10022

[Date]

Jefferies LLC

520 Madison Avenue New York, NY 10022

Attention: Sucampo Pharmaceuticals Account Manager

Re: Termination of Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of October 16, 2015 (the “Control Agreement”), among Sucampo Pharmaceuticals, Inc., you and the undersigned, is terminated and you have no further obligations to the undersigned pursuant to such Control Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account numbers ###-#####, ###-#####, ###-##### and ###-##### from Sucampo Pharmaceuticals, Inc. This notice terminates any obligations you may have to the undersigned with respect to such accounts. However, nothing contained in this notice shall alter any obligations which you may otherwise owe to Sucampo Pharmaceuticals, Inc. pursuant to any other agreement.

###-#####

###-#####

###-#####

###-#####

You are instructed to deliver a copy of this notice by facsimile transmission to Sucampo Pharmaceuticals, Inc. at (###) ###-####, Attention: Peter Greenleaf, Chief Executive Officer.

Very truly yours,

Jefferies Finance LLC, as Collateral Agent

By:
Name:
Title:

Exhibit B

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.